ALLIANZ INDEX ADVANTAGE NFSM VARIABLE ANNUITY CONTRACT
Issued by Allianz Life® Variable Account B and Allianz Life Insurance Company of North America (Allianz Life®, we, us, our)
Prospectus Dated: May 23, 2017
This prospectus describes an individual flexible purchase payment variable and index-linked deferred annuity contract (Contract). The Contract offers both variable investment options (Variable Options) and index-linked investment options (Index Options). (The Variable Options and the Index Options together are referred to as Allocation Options.) You can allocate your money (Purchase Payments) to any or all of the Variable Options or Index Options. The Contract also offers various standard annuity features, including multiple fixed annuitization options (Annuity Options), a free withdrawal privilege, and a guaranteed death benefit (Traditional Death Benefit). For an individually owned Contract, the annuity can be a single or joint annuity. The Contract has a six-year withdrawal charge period.

If you allocate Purchase Payments to the Variable Options, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options' performance. The Variable Options do not provide any protection against loss of principal. You can lose money you allocate to the Variable Options.
Variable Options Currently Available
AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Government Money Market Fund
If you allocate Purchase Payments to the Index Options, you receive annual returns (Credits) based on the performance of one or more third-party broad based securities indices (Index or Indices). Unlike the Variable Options, the Index Options do not involve an indirect investment by you in any underlying fund and do not participate directly in the equity market. Instead, Credits are an obligation of Allianz Life, and are subject to the claims paying ability of Allianz Life. These Credits are calculated by us based on annual changes in the Index's value.
We currently offer three Index Credit calculation methods (Crediting Methods). These are the Index Protection Strategy, Index Performance Strategy and Index Guard Strategy. All Crediting Methods provide a combination of a Credit that is calculated by reference to Index performance, a level of protection against negative Index performance, and a limit or Cap on participation in positive Index performance. All of these Crediting Methods are described in more detail in section 7, Index Options.
Crediting Methods		Indices Currently Available
Index Protection Strategy	with….	S&P 500® Index
Index Performance Strategy	with….	S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50®
Index Guard Strategy	with….	S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50®

NOTE FOR CONTRACTS ISSUED IN WASHINGTON: The Index Protection Strategy is not available. If the renewal Caps for the Index Performance Strategy and Index Guard Strategy are not acceptable to you, you will not be able to transfer into the Index Protection Strategy and take advantage of its principal protection. This would subject you to ongoing market risk. You could lose money.
The Index Protection Strategy provides a Declared Protection Strategy Credit (DPSC) if the current Index Value (Index price at the end of the Business Day on the Index Anniversary as provided by Bloomberg or another market source) is equal to or greater than the Index Value on the last Index Anniversary. If the current Index Value is less than the Index Value on the last Index Anniversary you do not receive the DPSC, but you also do not receive a negative Credit. Amounts withdrawn from the Index Protection Strategy Index Option during the year do not receive the DPSC. We can change the amount of the DPSC at the beginning of each Index Year. An Index Year is a twelve-month period beginning on the Index Effective Date and each subsequent Index Anniversary. An Index Anniversary is a twelve-month anniversary of the Index start date (Index Effective Date) and is the date we apply Credits.
The Index Performance Strategy and Index Guard Strategy each provide a different form of Credit calculation. Under the Index Performance Strategy and Index Guard Strategy you receive a positive Performance Credit based on positive Index Return (annual percentage change in Index Value from one Index Anniversary to the next) subject to an upper limit called the Cap. If the Index Return is negative, you will receive a negative Performance Credit under the Index Performance Strategy if the loss is greater than a specified percentage called the Buffer. Under the Index Guard Strategy you receive a negative Performance Credit if the Index Return is negative; but your negative Credit will never be less than a specified percentage called the Floor. A negative Performance Credit means that you can lose money. For more information please see "How Do the Index-Linked Crediting Methods Compare?" on page 12.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

We can change the Caps at the beginning of each Index Year, but we establish the Buffers and Floors on the date we issue the Contract (Issue Date) and we cannot change them. Caps, Buffers and Floors can all be different. For example, Caps for the Index Performance Strategy can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between the Index Performance Strategy and Index Guard Strategy. Amounts allocated to the Index Performance Strategy and Index Guard Strategy Index Options may fluctuate between Index Anniversaries. We base interim values on a calculation called the Daily Adjustment, which reflects changes in market value of an Index Option. You can lose money that you allocate to the Index Performance Strategy if Index losses are greater than the Buffer, or the Index Guard Strategy for Index losses down to the Floor. This loss could be significant. If money is withdrawn or removed from an Index Performance Strategy or Index Guard Strategy Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal due to the application of the Daily Adjustment.
Amounts allocated to all of the Index Options may also fluctuate based on the Alternate Minimum Value. The Alternate Minimum Value is the guaranteed minimum on the value of each Index Option (Index Option Value) if you take a withdrawal, annuitize the Contract, transfer out of Index Options to the Variable Options, or if we pay a death benefit.
The Crediting Methods have different risk and return potentials. The Index Protection Strategy has the lowest risk/return potential, and provides the most protection. Potential returns and risks are higher for the other Crediting Methods.
Positive returns for the Index Performance Strategy and Index Guard Strategy are limited by the Caps. Negative returns are limited for the Index Performance Strategy by the Buffer, and for the Index Guard Strategy by the Floor. The Index Performance Strategy Buffer has a level of protection from negative returns, but has the potential for a larger loss in any year that has a significant market decline. The Index Guard Strategy permits negative Credits down to the Floor, and provides less risk of significant negative returns in any one year than the Index Performance Strategy Buffer.
All guarantees under the Contract are the obligations of Allianz Life and are subject to the claims paying ability of Allianz Life.
The Contract involves certain risks, as described in section 1, Risk Factors on page 20  of this prospectus.
Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Allianz Life that you ought to know before investing. This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
The primary purpose of this prospectus is to offer the product for sale; it is not intended to constitute a suitability recommendation or fiduciary advice. Please consult your Financial Professional for a specific recommendation to purchase the Contract.
Allianz Life Variable Account B is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the Securities and Exchange Commission (SEC) and is available upon written or oral request without charge, or on the EDGAR database on the SEC's website (www.sec.gov). A Statement of Additional Information (SAI) dated the same date as this prospectus includes additional information about the annuity offered by this prospectus. The SAI is incorporated by reference into this prospectus. The SAI is filed with the SEC on Form N-4 and is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI's table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus, SAI and other Contract information are also available on the EDGAR database.
The SEC has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal. Variable and index-linked annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional about the Contract's features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

TABLE OF CONTENTS
Glossary		5
Summary		9
	Who Should Consider Purchasing the Contract?	10
	What Are the Contract's Charges?	10
	What Are the Contract's Benefits?	10
	What Are the Index-Linked Crediting Methods and How Do They Work?	11
	When Do You Establish the Values Used to Determine Index-Linked Credits?	11
	What Factors Impact the DPSC and Caps?	12
	How Do the Index-Linked Crediting Methods Compare?	12
	How Can I Allocate My Purchase Payments?	14
	What Are the Different Values Within the Contract?	14
	How Do We Apply Credits to the Index Options?	15
	Can My Contract Lose Value Because of Negative Changes in an Index's Value?	15
	Can I Transfer Index Option Value Between the Allocation Options?	15
	How Can I Take Money Out of My Contract?	16
	What Are My Annuity Options?	16
	Does the Contract Provide a Death Benefit?	16
	What If I Need Customer Service?	16
Fee Tables		17
	Owner Transaction Expenses	17
	Owner Periodic Expenses	17
	Annual Operating Expenses of the Variable Options	18
	Examples	19
1.	Risk Factors	20
	Liquidity Risk	20
	Risk of Investing in Securities	20
	Risk of Negative Returns	21
	Calculation of Credits	22
	Substitution of an Index	22
	Changes to Caps, Declared Protection Strategy Credit (DPSC), and Notice of Buffers and Floors	23
	Investment in Derivative Securities	24
	Variable Option Risk	24
	Our Financial Strength and Claims-Paying Ability	24
	Regulatory Protections	24
2.	The Variable Annuity Contract	25
	State Specific Contract Restrictions	25
	When The Contract Ends	26
3.	Ownership, Annuitants, Determining Life, Beneficiaries, and Payees	26
	Owner	26
	Joint Owner	26
	Annuitant	26
	Determining Life (Lives)	27
	Beneficiary	27
	Payee	27
	Assignments, Changes of Ownership and Other Transfers of Contract Rights	28
4.	Purchasing the Contract	28
	Purchase Requirements	28
	Applications Sent Electronically	29
	Allocation of Purchase Payments and Transfers Between the Allocation Options	29
	Automatic Investment Plan (AIP)	30
	Free Look/Right to Examine Period	31
5.	Variable Options	32
	Substitution of Variable Options and Limitation on Further Investments	33
	Transfers Between Variable Options	33
	Electronic Transfer and Allocation Instructions	34
	Excessive Trading and Market Timing	34
	Financial Adviser Fees	36
	Voting Privileges	37
6.	Valuing Your Contract	37
	Accumulation Units	37
	Computing Variable Account Value	37
7.	Index Options	38
	Determining Index Option Value for the Index Protection Strategy	39
	Determining Index Option Values for the Index Performance Strategy and Index Guard Strategy	40
	The Alternate Minimum Value	42
	Optional Rebalancing Program	43
8.	Expenses	43
	Mortality and Expense Risk (m&e) Charge	43
	Contract Maintenance Charge	43
	Withdrawal Charge	44
	Transfer Fee	46
	Premium Tax	46
	Income Tax	46
	Variable Option Expenses	46
9.	Access to Your Money	46
	Free Withdrawal Privilege	47
	Systematic Withdrawal Program	47
	Minimum Distribution Program and Required Minimum Distribution (RMD) Payments	48
	Waiver of Withdrawal Charge Benefit	48
	Suspension of Payments or Transfers	48
10.	The Annuity Phase	48
	Calculating Your Annuity Payments	49
	Annuity Payment Options	49
	When Annuity Payments Begin	50
11.	Death Benefit	50
	Death of the Owner and/or Annuitant	51
	Death Benefit Payment Options During the Accumulation Phase	51

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

12.	Taxes	52
	Qualified and Non-Qualified Contracts	52
	Taxation of Annuity Contracts	53
	Tax-Free Section 1035 Exchanges	53
13.	Other Information	54
	The Registered Separate Account	54
	Our General Account	54
	Our Unregistered Separate Account	54
	Distribution	55
	Additional Credits for Certain Groups	56
	Administration/Allianz Service Center	56
	Legal Proceedings	57
	Status Pursuant to Securities Exchange Act of 1934	57
14.	Information on Allianz Life	57
	Directors, Executive Officers and Corporate Governance	57
	Executive Compensation	62
	Security Ownership of Certain Beneficial Owners and Management	77
	Transactions with Related Persons, Promoters and Certain Control Persons	77
	Risks Associated with the Financial Services Industry	77
15.	Financial Statements	92
16.	Privacy Notice	93
17.	Table of Contents of the Statement of Additional Information (SAI)	94
Appendix A – Available Indices		95
	Standard & Poor's 500 Index	95
	Russell 2000® Index	96
	Nasdaq-100® Index	96
	EURO STOXX 50®	97
Appendix B – Daily Adjustment		98
Appendix C –Selected Financial Data and Consolidated Financial Statements		100
	Management's Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ending December 31, 2016)	100
	Consolidated Financial Statements and Supplemental Schedules	100
For Service or More Information		101
	Our Service Center	101

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

GLOSSARY

This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulated Alternate Interest – the sum of alternate interest earned for the entire time you own your Contract. The alternate interest for each Index Year is equal to the Alternate Minimum Base multiplied by the alternate interest rate. The alternate interest rate is stated in your Contract and does not change for the entire time you own your Contract. We use the Accumulated Alternate Interest to calculate the Alternate Minimum Value.
Accumulation Phase – the initial phase of your Contract before you apply your Contract Value to Annuity Payments. The Accumulation Phase begins on the Issue Date.
Allocation Options – the Variable Options and Index Options available to you under the Contract.
Alternate Minimum Base – the Index Option Value at the beginning of an Index Year multiplied by the AMB Factor. We use the Alternate Minimum Base to determine the amount of interest earned on the Alternate Minimum Value.
Alternate Minimum Value – the guaranteed minimum Index Option Value we provide for each Crediting Method if you take a withdrawal, annuitize the Contract, transfer out of Index Options to the Variable Options, or if we pay a death benefit.
AMB Factor – the percentage of the Index Option Base that determines the Alternate Minimum Base on the Index Effective Date and each Index Anniversary. The AMB Factor is stated in your Contract and does not change for the entire time you own your Contract. We use the AMB Factor to calculate the Alternate Minimum Value.
AMV Factor – the percentage of the Index Option Base that determines the Alternate Minimum Value on the Index Effective Date and each Index Anniversary. The AMV Factor is stated in your Contract and does not change for the entire time you own your Contract.
Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary –the person(s) the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – under the Index Performance Strategy, this is the negative Index Return that Allianz Life absorbs before applying a negative Performance Credit. We set a Buffer for each Index Performance Strategy Index Option on the Issue Date. Buffers do not change after the Issue Date.
Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Cap – under the Index Performance Strategy and Index Guard Strategy, this is the maximum potential Performance Credit for an Index Option. We set a Cap for each Index Performance Strategy and Index Guard Strategy Index Option on the Index Effective Date and each Index Anniversary. The Caps applicable to your Contract are shown on the Index Options Statement.
Contract – the individual flexible purchase payment variable and index-linked deferred annuity contract described by this prospectus.
Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Contract Value – on any Business Day, the sum of your Index Option Value(s) and Variable Account Value. The Contract Value does not include any currently applicable withdrawal charge or final contract maintenance charge. The Variable Account Value component of the Contract Value fluctuates each Business Day. The Index Option Value component of the Contract Value is adjusted on each Index Anniversary to reflect Credits, which can be negative with the Index Performance Strategy and Index Guard Strategy. A negative Credit means that you can lose money. The Index Performance Strategy and Index Guard Strategy Index Option Values also reflect the Daily Adjustment on every Business Day other than the Index Anniversary.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Credit – the annual return you may receive when you allocate money to an Index Option. Credits may be positive, zero, or, in some instances, negative if you select the Index Performance Strategy or Index Guard Strategy. A negative Credit means that you can lose money.
Crediting Method – a method we use to calculate annual Credits if you allocate money to an Index Option.
Daily Adjustment – the change in the market value of an Index Option under the Index Performance Strategy and Index Guard Strategy as discussed in section 7, Index Options and Appendix B. Each Index Performance Strategy and Index Guard Strategy Index Option has a Daily Adjustment. We use the Daily Adjustment to calculate the Index Option Values for these Index Options on each Business Day during the Index Year other than the Index Effective Date or Index Anniversary. The Daily Adjustment can affect the amounts available for withdrawals, annuitizations, death benefits, and the Contract Value used to determine the contract maintenance charge.
Declared Protection Strategy Credit (DPSC) – the positive Credit we apply on an Index Anniversary under the Index Protection Strategy if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). We set the DPSC on the Index Effective Date and each Index Anniversary. The DPSC applicable to your Contract is shown on the Index Options Statement.
Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit.
Financial Professional – the person who advises you regarding the Contract.
Floor – under the Index Guard Strategy, this is the lowest potential Performance Credit for an Index Option. We set a Floor for each Index Guard Strategy Index Option on the Issue Date. Floors do not change after the Issue Date.
Good Order – a request is in "Good Order" if it contains all of the information we require to process the request. If we require information to be provided in writing, "Good Order" also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Index (Indices) – one (or more) of the third-party broad based securities Indices available to you under your Contract.
Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. If an Index Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day for the purposes of determining Index Values and Index Returns, applying Credits, and setting the DPSC and Caps.
Index Effective Date – the date shown on the Index Options Statement that starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 4, Purchasing the Contract – Allocation of Purchase Payments and Transfers Between the Allocation Options.
Index Guard Strategy – one of the Index Crediting Methods available to you under the Contract described in section 7, Index Options. The Index Guard Strategy calculates Performance Credits based on Index Returns subject to a Cap and Floor. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal. The Index Guard Strategy is more sensitive to smaller negative market movements that persist over time because the Floor reduces the impact of large negative market movements. In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Index Option – the index-linked investment options to which you can allocate money under the Contract. Each Index Option is the combination of an Index and a Crediting Method.
Index Option Base – an amount we use to calculate Credits and the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Credits.
Index Option Value – on any Business Day it is equal to the value in an Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value under the Index Performance Strategy and Index Guard Strategy also includes the Daily Adjustment. If you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit each Index Option Value for each Crediting Method also includes any increase from the Alternate Minimum Value.
Index Options Statement – an account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values, DPSC and Caps. On each Index Anniversary, the statement shows the new Index Values, Credits received, and renewal DPSC and Caps that are effective for the next year.
Index Performance Strategy – one of the Index Crediting Methods available to you under the Contract described in section 7, Index Options. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
Index Protection Strategy – one of the Index Crediting Methods available to you under the Contract described in section 7, Index Options. The Index Protection Strategy is not available to Contracts issued in Washington. Under the Index Protection Strategy you receive the DPSC if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). The Index Protection Strategy provides the most protection because you cannot receive a negative Credit under this Crediting Method.
Index Return – annual percentage change in Index Value on each Index Anniversary we use to determine the Performance Credits. The Index Return is an Index's current Index Value, minus its Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by its Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary).
Index Value – an Index's price at the end of the Business Day on the Index Effective Date and each Index Anniversary as provided by Bloomberg or another market source.
Index Year – any period of twelve months beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date shown on the Contract that starts the first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date. We must receive your initial Purchase Payment and all necessary information before we issue the Contract.
Joint Owners – two Owners who own a Contract.
Lock Date – under the Index Performance Strategy and Index Guard Strategy, this is the Business Day we process your request to lock in an Index Option Value (a Performance Lock) before the Index Anniversary.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code.
Owner – "you," "your" and "yours." The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Performance Lock – a feature under the Index Performance Strategy and Index Guard Strategy that allows you to lock in each of your current Index Option Values before the Index Anniversary. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.
Performance Credit – the Credit we apply on the Index Anniversary under the Index Performance Strategy and Index Guard Strategy. We base Performance Credits on Index Values and Index Returns limited by the Cap, Buffer and Floor. Performance Credits can be negative, which means that you can lose money.
Proxy Investment – an investment tracking mechanism we establish that is structured as a hypothetical set of call and put options designed to provide the same returns as the Performance Credits under the Index Performance Strategy and Index Guard Strategy on an Index Anniversary. We use the Proxy Investment to calculate the Daily Adjustment between Index Anniversaries. For more information, see Appendix B.
Proxy Value – the value of the Proxy Investment for an Index Performance Strategy or Index Guard Strategy Index Option used to calculate the Daily Adjustment as discussed in Appendix B.
Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan qualified for special tax treatment under sections of the Internal Revenue Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA or 403(b) contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, Traditional IRAs and Simplified Employee Pension (SEP) IRAs. We may also issue an Inherited IRA and Inherited Roth IRA to make any required minimum distribution payments to a beneficiary of a previously held tax-qualified arrangement.
Separate Account – Allianz Life Variable Account B is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
Service Center – the area of our company that provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Traditional Death Benefit – the death benefit provided by the Contract that is equal to the greater of Contract Value, or total Purchase Payments adjusted for withdrawals.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Variable Account Value – on any Business Day, the sum of the values in your selected Variable Options. The Variable Account Value includes the deduction of the Variable Option operating expenses, m&e charge, and any previously assessed transfer fee, contract maintenance charge, and withdrawal charge.
Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 8, Expenses – Withdrawal Charge.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

SUMMARY

The Allianz Index Advantage NF Variable Annuity is a variable and index-linked deferred annuity product. When you purchase a Contract, you tell us how to allocate your money. You can select any or all of the available Variable Options and Index Options. Check with your Financial Professional regarding availability of Allocation Options. Your allocations must be in whole percentages and we only allow allocations to the Index Options once each Index Year. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary. If you allocate money to the Variable Options offered through the Contract, the value of your investment (Variable Account Value) increases and decreases based on your selected Variable Options performance.
If you allocate money to an Index Option, we calculate an annual return or Credit, on each Index Anniversary. The Credit is based on the change in value of one or more nationally recognized third-party broad based securities Indices. Credits may be positive, zero, or, in some instances, negative, depending on the Index Option you select. Positive Credits are limited by the DPSC under the Index Protection Strategy, and the Caps under the Index Performance Strategy and Index Guard Strategy. Under the Index Performance Strategy there are also Buffers on negative Credits, but there is no protection for negative Credits for losses greater than the Buffer. Under the Index Guard Strategy there is a Floor on negative Credits, which determines the minimum Performance Credit you can receive. Once we issue your Contract we can change the DPSC and Caps annually. We establish the Buffers and Floors on the Issue Date and we cannot change them. We publish any changes to the Buffers and Floors for newly issued Contracts, and changes to initial and renewal DPSCs and Caps at least seven calendar days before they take effect on our website at www.allianzlife.com/indexratesnf

NOTE:
●
You can lose money that you allocate to the Index Performance Strategy if Index losses are greater than the Buffer, or the Index Guard Strategy for Index losses down to the Floor. You cannot lose money that you allocate to the Index Protection Strategy due to Index losses. The Index Performance Strategy and Index Guard Strategy include a risk of potential loss of principal and this loss could be significant. If money is withdrawn or removed from an Index Performance Strategy or Index Guard Strategy Index Option before the Index Anniversary, you could lose principal even if the current Index return is positive on the date of withdrawal.

●
For Contracts issued in Washington: The Index Protection Strategy is not available. If the renewal Caps for the Index Performance Strategy and Index Guard Strategy are not acceptable to you, you will not be able to transfer Index Option Value into the Index Protection Strategy and take advantage of its principal protection. This would subject you to ongoing market risk. You could lose money.

During the Index Year, the Index Protection Strategy Index Option Value does not change for Index performance. Amounts withdrawn from the Index Protection Strategy during the Index Year will not receive the DPSC. On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Performance Strategy and Index Guard Strategy Index Option Values change for Index performance through the Daily Adjustment. A Business Day is any day the New York Stock Exchange is open, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and either losses greater than the Buffer for the Index Performance Strategy, or losses down to the Floor for the Index Guard Strategy. Even if the current Index Return during the Index Year is positive, or losses are within the Buffer for the Index Performance Strategy, the Daily Adjustment may be negative until the Index Anniversary. This means you could receive reduced principal even if the current Index return is positive on that day. Similarly, if the current Index return is less than the Floor for the Index Guard Strategy, the Daily Adjustment may be lower than the Floor until the next Index Anniversary.
The Contract has two phases: the Accumulation Phase and the Annuity Phase. During the Accumulation Phase your Contract Value (the total of your Variable Account Value and all Index Option Values) fluctuates based on the returns of your selected Variable Options and Index Options. During the Accumulation Phase you can add Purchase Payments to your Contract, take withdrawals, and we pay a death benefit if you die.
The Accumulation Phase of your Contract ends and the Annuity Phase starts once you begin Annuity Payments. For an individually owned Contract, the annuity can be a single or joint annuity. You can take Annuity Payments based on your Contract Value as discussed in section 10, The Annuity Phase.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Who Should Consider Purchasing the Contract?
We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk.
We offer other annuity contracts that may address your investment and retirement needs. These contracts include variable annuities, variable and index-linked annuities, fixed annuities, and fixed index annuities. These annuity products may have different charges and fees and different allocation options. They may also offer different benefits more appropriate for your needs.
These alternative contracts may have different rates for the DPSCs, Caps, Buffers, and Floors. DPSCs and Caps may also be affected, positively or negatively, by expenses we incur in providing other contract features. For example, a contract that has a product fee may be able to set higher DPSCs and Caps than a contract without a product fee. Of course, the deduction of the product fee reduces Index Option Values, which may offset the effect of higher DPSCs and Caps. For more information about these contracts, please contact your Financial Professional or our Service Center.
What Are the Contract's Charges?
The Contract includes a mortality and expense risk (m&e) charge, contract maintenance charge, transfer fee, and withdrawal charge. The m&e charge applies to the Variable Options, but not the Index Options. These fees and charges are discussed in more detail in section 8, Expenses.
If you allocate money to the Variable Options, we calculate and accrue the m&e charge at an annualized rate of 1.25% of the Variable Option's net asset value on each Business Day during the Accumulation Phase. The m&e charge applies only to amounts allocated to the Variable Options.
We assess a $50 contract maintenance charge annually, but we waive this charge if your Contract Value is at least $100,000.
We assess a $25 transfer fee for each transfer in excess of 12 between the Variable Options in a Contract Year. A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary (a twelve-month anniversary of the Issue Date).
The withdrawal charge is calculated based upon Purchase Payments. The withdrawal charge period applies separately to each Purchase Payment. The withdrawal charge starts at 8.5% and decreases to zero after we have had a Purchase Payment for six complete years. During the period that the withdrawal charge applies, if you withdraw more than is allowed under the free withdrawal privilege, we may deduct a withdrawal charge. (See section 9, Access to Your Money – Free Withdrawal Privilege.)
Contract charges and pro-rata fees are assessed on any full or partial withdrawal from either the Variable Options or the Index Options as discussed in more detail in section 8, Expenses.
What Are the Contract's Benefits?
The Contract offers a variety of variable and index-linked Allocation Options, each with different return and risk characteristics. The Contract has a free withdrawal privilege that allows you to withdraw up to 10% of your total Purchase Payments from your Contract each Contract Year during the Accumulation Phase without incurring a withdrawal charge. The Contract includes a waiver of withdrawal charge benefit in most states that allows you to take money out of the Contract without incurring a withdrawal charge if you are confined to a nursing home for a period of time. Keep in mind that if you withdraw money from an Index Performance Strategy or Index Guard Strategy Index Option on any day other than an Index Anniversary, we first calculate the Index Option Value by adding the Daily Adjustment (which can be negative), even if the withdrawal is not subject to a withdrawal charge. The Contract has several Annuity Options which can provide guaranteed income for life, or life and term certain. (For more information see section 9, Access to Your Money and section 10, The Annuity Phase.) We also pay a death benefit to your Beneficiary(s) if you die before Annuity Payments begin.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

What Are the Index-Linked Crediting Methods and How Do They Work?
The Contract offers three Index Crediting Methods: the Index Protection Strategy, Index Performance Strategy and Index Guard Strategy. However, the Index Protection Strategy is not available to Contracts issued in Washington. All of these Crediting Methods are compared as described later in this section under "How Do the Index-Linked Crediting Methods Compare?" They are also described in more detail in section 7, Index Options.
The Index Protection Strategy provides a DPSC on each Index Anniversary if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary, regardless of the amount of actual Index Return. If the current Index Value is less than the Index Value on the last Index Anniversary you do not receive the DPSC, but you also do not receive a negative Credit.
The Index Performance Strategy provides a positive Performance Credit if the Index Return is positive, adjusted by an upper limit called the Cap. If the Index Return is negative, you will receive a negative Performance Credit if the loss is greater than a specified percentage called the Buffer. A negative Performance Credit means that you can lose money. If the Index Return is negative, but the loss is less than or equal to the Buffer, your Performance Credit is zero.
The Index Guard Strategy also provides a positive Performance Credit if the Index Return is positive, limited by the Cap. If the Index Return is zero, your Performance Credit is zero. You will receive a negative Performance Credit if the Index Return is negative, but your negative Credit will never be less than a specified percentage called the Floor. A negative Performance Credit means that you can lose money.
We cannot eliminate or modify the three Crediting Methods; however, we can adjust the renewal DPSC and Caps each Index Year. We can replace an Index as described in section 1, Risk Factors – Substitution of an Index. We can add new Crediting Methods to your Contract in the future, and you can select these Crediting Methods if they are made available to you.
When Do You Establish the Values Used to Determine Index-Linked Credits?
We establish the Buffers and Floors when we issue the Contract and they do not change after the Issue Date. However, the Buffers and Floors we currently offer for newly issued Contracts may change before we issue your Contract. For information on the Buffers and Floors we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexratesnf. For newly issued Contracts, we publish any changes to the Buffers and Floors on our website at least seven calendar days before they take effect. The minimum Buffer is 5%, and the minimum Floor is -25%. Your actual Buffers and Floors are stated in your Contract.
We can change the initial DPSC and Caps we currently offer for newly issued Contracts frequently at our discretion. However, once these rates are established for your Contract on the Index Effective Date they cannot change until the next Index Anniversary. For information on the initial DPSC and Caps we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexratesnf. For newly issued Contracts, we publish any changes to the initial DPSC and Caps on our website at least seven calendar days before they take effect. These initial DPSC and Caps may change before your Index Effective Date. The minimum DPSC and Cap is 0.10% for the entire time you own your Contract. We inform you of the initial DPSC and Caps for your Contract in the Index Options Statement, which is the account statement we mail to you on the Index Effective Date and each Index Anniversary. The Index Options Statement also includes the Index Values on the Index Effective Date and each subsequent Index Anniversary. We use these Index Values to determine Index Returns and Credits.
Caps, Buffers and Floors can all be different. For example, Caps for the Index Performance Strategy can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between the Index Performance Strategy and Index Guard Strategy.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Once we issue your Contract, we can change the renewal DPSC and Caps annually on each Index Anniversary, in our discretion. We will send you a letter at least 30 days before each Index Anniversary. This letter advises you that your current DPSC and Caps are expiring on the upcoming Index Anniversary, and the renewal DPSC and Caps for the next Index Year will be available for your review in your account on our website at least seven calendar days before the upcoming Index Anniversary. We also have a link to your Contract information with your renewal DPSC and Caps on our website at www.allianzlife.com/indexratesnf. Your Index Options Statement that we mail on each Index Anniversary will include the actual renewal DPSC and Caps you received for the current Index Year. The Index Anniversary letter also reminds you of your opportunity to transfer Contract Value from the Variable Options to the Index Options, or rebalance your Index Option Values, on the upcoming anniversary. We must receive your transfer instructions in Good Order at our Service Center by the end of the last Business Day before your Index Anniversary. If we do not receive transfer instructions from you, your Index Option Value will remain allocated to your existing Index Options at the renewal DPSC and Caps. A request is in "Good Order" when it contains all the information we require to process it. Our Service Center is the area of our company that issues Contracts and provides Contract maintenance and routine customer service.
NOTE:
•
The DPSC and Caps may be different for newly issued Contracts and for inforce Contracts, even if the Contracts have Index Effective Dates with the same month and day. The initial DPSC and Caps for newly issued Contracts may be higher or lower than the renewal DPSC and Caps for inforce Contracts. However, all inforce Contracts with Index Effective Dates in the same date range will receive the same renewal DPSC and Caps.

For example, if on January 1, 2019 we set initial and renewal Caps for the Index Performance Strategy Index Option using the S&P 500® Index for Contracts with Index Effective Dates of January 7 through February 3, these Caps might hypothetically be as follows: 13% for newly issued Contracts, 14% for inforce Contracts issued in 2018, and 12% for inforce Contracts issued in 2017.

•
If your Contract is still within its Free Look/Right to Examine period you may be able to take advantage of any increase in initial DPSC or Caps for newly issued Contracts by cancelling your existing Contract and purchasing a new Contract.

What Factors Impact the DPSC and Caps?
The DPSCs and Caps will vary depending upon a variety of factors, including our hedging strategies and investment performance, your Index Effective Date, and the level of interest rates and volatility on your Index Effective Date and on Index Anniversaries. The DPSCs and Caps are also affected by the amount of money available to us through Contract charges to purchase hedging instruments.
While initial and renewal DPSCs and Caps may be affected by a variety of factors including, for example, a change in the current level of interest rates, the effect of a change in interest rates or other market conditions on the DPSCs and Caps may not be direct or immediate. There may be a lag in changes to DPSCs and Caps. In a rising interest rate environment, increases in Caps, if any, may be substantially slower than increases in interest rates.
(For more information see section 7, Index Options.)
How Do the Index-Linked Crediting Methods Compare?
The Crediting Methods have different risk and return potentials. The Index Protection Strategy has the lowest risk/return potential, and provides the most protection. You cannot lose money that you allocate to the Index Protection Strategy due to negative Index performance. Potential returns and risks are higher for the other Crediting Methods.
Although the Index Performance Strategy and Index Guard Strategy offer higher potential returns than the Index Protection Strategy, you can lose money that you allocate to these Crediting Methods due to negative Index performance and these losses could be significant. Positive returns for the Index Performance Strategy and Index Guard Strategy are limited by the Caps. In extreme market environments it is possible that all Caps will be equal and reduced to the minimum of 0.10%. Negative returns are limited for the Index Performance Strategy by the Buffer, and for the Index Guard Strategy by the Floor. The Index Performance Strategy Buffer has protection for smaller negative returns, but also has the potential for the largest loss in any one year that has a significant market decline. The Index Guard Strategy permits negative Performance Credits down to the Floor, and provides less risk of significant negative returns in any one year than the Buffer. The Index Guard Strategy is sensitive to smaller negative market movements that persist over time, but provides more certainty regarding the maximum loss in any one year.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Example
Assume for the S&P 500® Index the DPSC is 2%, the Index Performance Strategy and Index Guard Strategy Caps are both 7%, the Index Performance Strategy Buffer is 10%, and Index Guard Strategy Floor is -10%.
If the Index Return were….	Credit Received Under Each Crediting Method			Analysis
	Index Protection Strategy	Index Performance Strategy	Index Guard Strategy
1%	2%	1%	1%	The Index Protection Strategy provides the most potential return in this example because the Credit would be equal to the 2% DPSC.
25%	2%	7%	7%
The Index Performance Strategy and Index Guard Strategy provide the most return potential in this example. If Caps were not equal between Index Performance Strategy and Index Guard Strategy, the Crediting Method with the higher Cap would provide the highest potential return.

-8%	0%	0%	-8%	The Index Guard Strategy has the highest risk of loss in this example as it provides the least amount of protection in periods of small negative returns.
-25%	0%	-15%	-10%	The Index Protection Strategy provides the most protection from loss in this example. You cannot lose assets based on a loss in Index Value under the Index Protection Strategy.

Comparison of Crediting Methods
	Index Protection Strategy	Index Performance Strategy	Index Guard Strategy
What is the growth opportunity?
Offers the least growth opportunity as the DPSC will generally be less than the Cap.
You receive the DPSC if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary.

Generally offers more growth opportunity than the Index Protection Strategy. Growth opportunity may be more or less than what is available with the Index Guard Strategy depending on Cap rates.
Positive Index Returns are limited by the Cap.

Generally offers more growth opportunity than the Index Protection Strategy. Growth opportunity may be more or less than what is available with the Index Performance Strategy depending on Cap rates.
Positive Index Returns are limited by the Cap.

What is the asset protection?	Offers the most protection. You cannot lose assets based on a loss in Index Value. If the Index loses value, you do not receive the DPSC.
Offers protection from smaller negative market movements, but also has the potential for the largest loss in any one year.
A percetage of negative Index Returns are absorbed by the Buffer, but you will receive a negative Performance Credit for losses greater than the Buffer.
Offers protection from significant negative market movements, but is sensitive to smaller negative market movements that persist over time. Permits negative Performance Credits down to the Floor.
What can change within a Crediting Method?
The DPSC is subject to a 0.10% minimum.
Initial DPSCs for newly issued Contracts can change frequently. Your initial DPSC is set on the Index Effective Date. We can change your renewal DPSC annually on each Index Anniversary.

The Caps are subject to a 0.10% minimum, and the Buffers subject to a 5% minimum.
The Buffers and initial Caps for newly issued Contracts can change frequently. Your initial Caps are set on the Index Effective Date. We can change your renewal Caps annually on each Index Anniversary, but we set your Buffers on the Issue Date and we cannot change them.

The Caps are subject to a 0.10% minimum, and the Floors subject to a -25% minimum.
The Floors and initial Caps for newly issued Contracts can change frequently. Your initial Caps are set on the Index Effective Date. We can change your renewal Caps annually on each Index Anniversary, but we set your Floors on the Issue Date and we cannot change them.

NOTE:
● The DPSC and Caps may vary substantially based on market conditions.
● Caps, Buffers and Floors can all be different. For example, Caps for the Index Performance Strategy can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between the Index Performance Strategy and Index Guard Strategy.

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

How Can I Allocate My Purchase Payments?
You can allocate your Purchase Payments to any or all of the available Allocation Options in whole percentages. We only allow allocations to the Index Options on the Index Effective Date and on subsequent Index Anniversaries. You can only reallocate money from the Index Options to the Variable Options on every sixth Index Anniversary.
NOTE: If you allocate an additional Purchase Payment to the Index Options, we place that allocation in the AZL Government Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Government Money Market Fund to the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

What Are the Different Values Within the Contract?
The Contract provides the following values.
•
The Contract Value is the sum of your Variable Account Value and total Index Option Values. Contract Value does not include any currently applicable withdrawal charge or final contract maintenance charge that we assess on a full withdrawal or when you request Annuity Payments.

•
The Variable Account Value is the sum of the values in your selected Variable Options. It includes the deduction of Variable Option operating expenses, m&e charge, and any previously assessed transfer fee, contract maintenance charge, and withdrawal charge. Your Variable Account Value changes daily based on the performance of your selected Variable Options.

•
The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, we calculate the current Index Option Value for each Index Performance Strategy and Index Guard Strategy Index Option by adding a Daily Adjustment to the Index Option Base (which is the amount you allocate to an Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the application of any Performance Credits). We calculate the Daily Adjustment before we process any partial withdrawal or deduct any Contract expenses, and the adjustment can be positive or negative. The Daily Adjustment calculation is not affected by any partial withdrawal or the deduction of Contract expenses. Any amounts removed from these Index Options during the Index Year do not receive a Performance Credit on the next Index Anniversary, but the amount remaining does receive a Performance Credit subject to the Cap and Buffer, or Cap and Floor. If you take a withdrawal, annuitize the Contract, transfer out of Index Options to the Variable Options, or if we pay a death benefit each Index Option Value for each Crediting Method also includes any increase from the Alternate Minimum Value, if higher. If we are determining the Alternate Minimum Value for an Index Performance Strategy or Index Guard Strategy Index Option Value on any day other than an Index Anniversary, we first calculate the Index Option Value by adding the Daily Adjustment, then compare this value to its associated Alternate Minimum Value and we pay the greater of these two amounts. If we are paying a partial withdrawal, we compare the percentage of Index Option Value with an equivalent percentage of its Alternate Minimum Value. We expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.

During the Index Year the Index Protection Strategy Index Option Value does not change for Index performance. Amounts withdrawn from the Index Protection Strategy during the Index Year will not receive the DPSC. On each Business Day during the Index Year other than the Index Effective Date or Index Anniversary, the Index Performance Strategy and Index Guard Strategy Index Option Values change for Index performance through the Daily Adjustment. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and either losses greater than the Buffer for the Index Performance Strategy, or losses down to the Floor for the Index Guard Strategy. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index Value subject to the Cap and losses in Index Value either greater than the Buffer, or losses down to the Floor. The Daily Adjustment does this by tracking the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary using the formulas in Appendix B. The Proxy Investment is an investment tracking mechanism designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Cap and Buffer, or Cap and Floor). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index value gain or loss would be if the investment were held until the Index Anniversary. The Daily Adjustment does not give you the actual Index return on the day of the calculation.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

When the Daily Adjustment is positive, your Index Option Value has increased since the beginning of the year; when it is negative, your Index Option Value has decreased (excluding the effect of any partial withdrawal or the deduction of Contract expenses). For the Index Performance Strategy, the Daily Adjustment is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. For the Index Guard Strategy, the Daily Adjustment is generally negatively affected by decreases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary.
For more information see section 6, Valuing Your Contract, section 7, Index Options, and Appendix B. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
How Do We Apply Credits to the Index Options?
We calculate and apply Credits on the Index Anniversary based on the Index Values and the Index Returns. Positive Credits are not guaranteed, and Credits can be zero under all the available Crediting Methods. Credits can be negative after application of the Buffer under the Index Performance Strategy, or negative down to the Floor under the Index Guard Strategy.
Under the Index Performance Strategy and Index Guard Strategy you can lock in the current Index Option Value on any Business Day during the Index Year by requesting a Performance Lock. You can request a lock once each Index Year for each of your selected Index Performance Strategy and Index Guard Strategy Index Options. A Performance Lock applies to the total Index Option Value (including any Daily Adjustment) in an Index Option, and not just a portion of that Index Option Value. After the Business Day we process your request to lock in an Index Option Value (Lock Date), Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.
NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR:
•
Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses do not receive the DPSC or a Performance Credit on the next Index Anniversary. However, the remaining amount in the Index Options is eligible for the DPSC or a Performance Credit on the next Index Anniversary. Performance Credits under the Index Performance Strategy and Index Guard Strategy are subject to the Cap and Buffer, or Cap and Floor. Contract expenses include the contract maintenance charge and any applicable withdrawal charge.

•
If you take a partial withdrawal on any day other than an Index Anniversary, we first calculate the Index Option Value (which includes the Daily Adjustment under the Index Performance Strategy or Index Guard Strategy Index Options), then compare the percentage of Index Option Value withdrawn to an equivalent percentage of its Alternate Minimum Value and pay you the greater of these two amounts.

Can My Contract Lose Value Because of Negative Changes in an Index's Value?
If you select the Index Protection Strategy, your Contract cannot lose value due to negative Index Returns. However, if you select the Index Performance Strategy or Index Guard Strategy, your Contract can lose value due to negative Index Returns. These losses could be significant.
Can I Transfer Index Option Value Between the Allocation Options?
On each Index Anniversary you can transfer Variable Account Value to the available Index Options and you can reallocate your Index Option Values. On every sixth Index Anniversary you can transfer Index Option Value to the Variable Options. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

How Can I Take Money Out of My Contract?
You can take money out of your Contract by taking withdrawals, required minimum distributions or Annuity Payments. You can withdraw money from either the Variable Options or the Index Options. Amounts withdrawn from an Index Performance Strategy or Index Guard Strategy Index Option on any day other than an Index Anniversary do not receive a Performance Credit, but they do receive the Daily Adjustment on the day of the withdrawal. Amounts withdrawn from an Index Protection Strategy Index Option will not receive a DPSC.
A withdrawal before an Index Anniversary from an Index Performance Strategy or Index Guard Strategy Index Option may not receive the full benefit of the Cap, Buffer or Floor. This occurs because the Daily Adjustment calculation takes into account what may potentially happen between the withdrawal date and the next Index Anniversary. As a result, even if the Index Return is above the Cap the Daily Adjustment may be less than the Cap, because there is a possibility that the Index Return could decrease before the end of the Index Year. Similarly, even though a negative Index Return may be within the amount of the Buffer for the Index Performance Strategy, the Owner (person(s) designated at Contract issue who may exercise all rights granted by the Contract – "you," "your," and "yours") still may receive a negative Daily Adjustment (i.e., lose money) because there is a possibility that the Index Return could decrease before the end of the Index Year. Also, a negative Index Return for the Index Guard Strategy may result in you receiving a Daily Adjustment lower than the Floor, because the Daily Adjustment reflects the present value of the Floor and you will not receive the full benefit of the Floor until the Index Anniversary.
If you withdraw more than is allowed by the free withdrawal privilege we may assess a withdrawal charge. Under the waiver of withdrawal charge benefit in most states you can take a one-time withdrawal from your Contract after the first Contract Anniversary without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days. If you take required minimum distributions from a Contract that qualifies for special tax treatment under sections of the Internal Revenue Code (Qualified Contract) to pay required minimum distribution amounts owing with regard to the Contract, these distributions are not subject to a withdrawal charge. However, required minimum distributions reduce the amount available under the free withdrawal privilege.
When we process a withdrawal from an Index Performance Strategy or Index Guard Strategy Index Option on a day other than an Index Anniversary we determine the proper amount to deduct by calculating the Index Option Value using the Daily Adjustment. For more information see section 9, Access to Your Money.
What Are My Annuity Options?
The Contract includes several Annuity Options that can provide fixed life, or fixed life and term certain Annuity Payments. The designated individual(s) upon whose life we base Annuity Payments are the Annuitant(s). For more information see section 10, The Annuity Phase.
Does the Contract Provide a Death Benefit?
The Contract provides a guaranteed Traditional Death Benefit based on the greater of Contract Value or total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit is a first-to-die death benefit based on the life of the person(s) designated at Contract issue (Determining Life). The Determining Life (or Lives) is either the Owner(s) or the Annuitant if the Owner is a non-individual. We establish the Determining Lives at Contract issue and they generally do not change unless there is a divorce or you establish a Trust. If you change Owners or the Annuitant after the Issue Date, upon death of the Owner, the person(s) designated to receive the death benefit (Beneficiary(s)) may only receive the Contract Value. For more information see section 3, Ownership, Annuitants, Determining Life, Beneficiaries, and Payees and section 11, Death Benefit.
What If I Need Customer Service?
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197. You can also contact us by mail at Allianz Life Insurance Company of North America, P.O. Box 561, Minneapolis, MN 55440-0561.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

FEE TABLES

These tables describe the fees and expenses you pay when purchasing, owning and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 8, Expenses.
OWNER TRANSACTION EXPENSES
Withdrawal Charge During Your Contract's Initial Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount(3)
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%

Transfer Fee(4)…………………………………....... ……………………………	$25
(for each transfer between Variable Options after twelve in a Contract Year)
Premium Tax(5)…………………………………....………………………………	3.5%
(as a percentage of each Purchase Payment)
OWNER PERIODIC EXPENSES
Contract Maintenance Charge(6)………………………………………………..	$50
(per Contract per year)
(1)
The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually without incurring a withdrawal charge, as discussed in section 9, Access to Your Money – Free Withdrawal Privilege.

(2)	The Withdrawal Charge Basis is the amount subject to a withdrawal charge, as discussed in section 8, Expenses – Withdrawal Charge.
(3)
In Florida, the total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn. In Mississippi the withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for the time periods referenced.

(4)
We count all transfers made in the same Business Day as one transfer, as discussed in section 8, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the market timing policies discussed in section 5, Variable Options – Excessive Trading and Market Timing.

(5)	Not currently deducted, but we reserve the right to do so in the future. This is the maximum charge we could deduct if we exercise this right, as discussed in section 8, Expenses – Premium Tax.
(6)	Waived if the Contract Value is at least $100,000, as discussed in section 8, Expenses – Contract Maintenance Charge.
CONTRACT ANNUAL EXPENSES
Mortality and Expense Risk (m&e) charge(7)………………	1.25%
(as a percentage of each Variable Option's net asset value)
(7)	We do not assess the m&e charge against the Index Options, or during the Annuity Phase. See section 8, Expenses – Mortality and Expense Risk (m&e) Charge.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

ANNUAL OPERATING EXPENSES OF THE VARIABLE OPTIONS
Following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the period ended December 31, 2016, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option's average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart.
	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b‑1 fees, and other expenses) before fee waivers and expense reimbursements	0.65%	0.73%

The table below describes, in detail, the annual expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option's average daily net assets for the most recent calendar year. Expenses may vary in current and future years. The investment advisers for the Variable Options provided the fee and expense information and we did not independently verify it. See the Variable Options' prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below.
Variable Option	Management fees	Rule 12b‑1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Government Money Market Fund	.35	.25	.05	–	.65
ALLIANZ FUND OF FUNDS
AZL MVP Balanced Index Strategy Fund(1)	.10	–	.04	.59	.73
AZL MVP Growth Index Strategy Fund(1)	.10	–	.02	.57	.69
(1)
The underlying funds may pay 12b‑1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b‑1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b‑1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

EXAMPLES
These examples are intended to help you compare the cost of investing in this Contract's Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals.
We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase (or the next Business Day if the Contract Anniversary is not a Business Day), and we deduct it from each Annuity Payment during the Annuity Phase. We may waive this charge under certain circumstances, as described in section 8, Expenses – Contract Maintenance Charge. All figures in the examples below reflect deduction of a 1.25% m&e charge, although this charge only applies to amounts you allocate to the Variable Options (see section 8, Expenses – Mortality and Expense Risk (m&e) Charge). A transfer fee may apply, but is not reflected in these examples (see section 8, Expenses – Transfer Fee).
1)	If you surrender your Contract (take a full withdrawal) at the end of each time period.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.73% (the maximum Investment Option operating expense)	$1,100	$1,466	$1,804	$2,748
0.65% (the minimum Investment Option operating expense)	$1,092	$1,442	$1,763	$2,666
2)
If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date Annuity Payments begin) is one year after the Issue Date (the date we issue the Contract).

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.73% (the maximum Investment Option operating expense)	-	$766	$1,304	$2,748
0.65% (the minimum Investment Option operating expense)	-	$742	$1,263	$2,666

3)	If you do not surrender your Contract.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.73% (the maximum Investment Option operating expense)	$250	$766	$1,304	$2,748
0.65% (the minimum Investment Option operating expense)	$242	$742	$1,263	$2,666
As of December 31, 2016, no Contracts offered by this prospectus had been sold. Therefore, we have not included any condensed financial information for the Variable Options. We will provide condensed financial information when it becomes available.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

1.	RISK FACTORS

The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.
LIQUIDITY RISK
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment. If you need to take money from your Contract during the withdrawal charge period, we deduct a withdrawal charge unless the withdrawal is specifically not subject to this charge (for example, the amount allowed under the free withdrawal privilege). We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 5% withdrawal charge applies. The total withdrawal charge would be $50 (5% of $1,000). This results in you receiving $750.
If you allocate money to the Variable Options, deduction of the m&e charge reduces the Variable Account Value and your Contract Value. Deduction of the withdrawal charge and contract maintenance charge may result in loss of principal and Credits. We only apply Credits once each Index Year on the Index Anniversary, rather than on a daily basis. In the interim, we calculate Index Performance Strategy and Index Guard Strategy Index Option Values based on the Daily Adjustment, which may result in you not receiving the full benefit of the Index Returns, Caps and Buffers or Floors if, before the Index Anniversary, you take a withdrawal or annuitize the Contract, or if we pay a death benefit. We do not do an interim calculation for the Index Protection Strategy Index Option Value. While the free withdrawal privilege and required minimum distributions provide liquidity, they permit limited withdrawals and are designed to be used over a number of years. If you need to withdraw most or all of your Contract Value in a short period, this will exceed the charge-free amounts available to you and result in a withdrawal charge. Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½.
In addition, upon a full withdrawal we assess a withdrawal charge against Purchase Payments that were previously withdrawn as a penalty-free withdrawal if those Purchase Payments are still within their withdrawal charge period. Penalty-free withdrawals include: withdrawals under the free withdrawal privilege and waiver of withdrawal charge benefit and; payments under our minimum distribution program. This means that upon a full withdrawal, we may assess a withdrawal charge on more than the amount you are withdrawing. In addition, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.
You can transfer Contract Value from an Index Option to a Variable Option only on every sixth Index Anniversary. At other times, you can only withdraw money from an Index Option by taking partial withdrawals or surrendering the Contract. This may limit your ability to react to changes in market conditions. Amounts withdrawn from an Index Performance Strategy or Index Guard Strategy Index Option before the Index Anniversary may not receive the full benefit of the Buffer or Floor. You should consider whether investing in an Index Option is consistent with your financial needs.
RISK OF INVESTING IN SECURITIES
Returns on securities and securities Indices can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors. These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
If you allocate money to an Index Option, your returns depend on the performance of an Index although you are not directly invested in the Index. Because the S&P 500® Index, the Russell 2000® Index, the Nasdaq-100® Index and the EURO STOXX 50® are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies.
Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company's securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
EURO STOXX 50®. EURO STOXX 50® is comprised of the equity securities of large-capitalization companies in the Eurozone. The securities comprising EURO STOXX 50® are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty), and are significantly affected by the European markets and actions of the European Union.
RISK OF NEGATIVE RETURNS
If you allocate money to the Variable Options, returns will fluctuate and may be negative. You can lose money.
If you allocate money to the Index Performance Strategy or Index Guard Strategy, Index fluctuations may cause Performance Credits to be either negative after application of the Buffer, or negative down to the amount of the Floor. You can incur a loss, which could be significant. If money is withdrawn or removed from an Index Performance Strategy or Index Guard Strategy Index Option before the Index Anniversary, you could lose principal even if the Index Return is positive on the date of withdrawal.
If you select the Index Performance Strategy or Index Guard Strategy we calculate each of your Index Option Values on each Business Day during the Index Year by adding the Daily Adjustment. The Daily Adjustment affects the calculation of these Index Option Values we use to calculate Contract Value between Index Anniversaries, and it affects the Contract Value available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the contract maintenance charge. The Daily Adjustment may result in a loss even if Index performance has been positive since the beginning of the Index Year. The Contract Value as adjusted by the Daily Adjustment may also be less than you would have received as a Performance Credit on the next Index Anniversary. The Daily Adjustment is generally negatively affected by increases in the expected volatility of Index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index Return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index Return during the Index Year is positive, or losses are within the Buffer for the Index Performance Strategy, the Daily Adjustment may be negative until the Index Anniversary. This means you could receive reduced principal even if the Index Return is positive on that day. Similarly, if the Index Return is less than the Floor for the Index Guard Strategy, the Daily Adjustment may be lower than the Floor until the next Index Anniversary.
The Alternate Minimum Value may, in limited instances, mitigate negative return risk associated with the Index Performance Strategy and Index Guard Strategy Index Options.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

CALCULATION OF CREDITS
We calculate Credits each Index Year on the Index Anniversary. If you allocate money to the Index Protection Strategy, positive returns are limited to the amount of the DPSC. You are not subject, however, to potential negative Credits. The Caps on the Index Performance Strategy and Index Guard Strategy limit upward performance and could cause your returns to be lower than they would otherwise have been if you invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index, or if you allocated to the Variable Options.
The Index Options do not directly participate in the returns of the Indices' underlying securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the underlying securities. Over the past ten years the actual Index returns without dividends and the returns if dividends for the underlying securities had been included would have been as follows:
	January 1, 2007 through December 31, 2016
	S&P 500® Index	Nasdaq-100® Index	Russell 2000® Index	EURO STOXX 50®
Returns without dividends	6.45%	13.63%	7.65%	-0.18%
Returns with dividends	8.73%	14.83%	9.12%	3.93%
DPSCs and Caps may be adjusted annually on the Index Anniversary and may vary significantly from year to year. Changes to Caps may significantly affect the amount of Performance Credit you receive. (For more information, see the "Changes to Caps, Declared Protection Strategy Credit (DPSC), and Notice of Buffers and Floors" discussion later in this section.
The Crediting Methods only capture Index Values on one day each year, so you will bear the risk that the Index Value might be abnormally low on these days.
SUBSTITUTION OF AN INDEX
There is no guarantee that the Indices will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Credits. We may substitute a new Index for an existing Index if:
•	the Index is discontinued,
•
we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative securities to hedge the Index, or we are not licensed to use the Index, or

•
the method of calculation of the Index Values changes substantially, resulting in significantly different Index Values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.

If we add or substitute an Index, unless the Index has been discontinued, we first seek regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. We also provide you with written notice if an Index changes its name. Substitutions of an Index may occur during an Index Year. If we substitute an Index, this does not cause a change in the Buffers, Floors, current DPSC, or current Caps. Changes, if any, occur at the next regularly scheduled Index Anniversary. Depending on the constitution of the substituted Index, the volatility of its investments, and our ability to hedge the Index's performance, we may determine for the next Index Year, in our discretion, that a higher or lower Cap or DPSC may be appropriate. However, we would not implement any change to reflect this difference until the next Index Anniversary after the substitution. Under the Index Performance Strategy or Index Guard Strategy, this may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

CHANGES TO CAPS, DECLARED PROTECTION STRATEGY CREDIT (DPSC), AND NOTICE OF BUFFERS AND FLOORS
NOTE: You can only transfer Contract Value you allocate to an Index Option to a Variable Option on a sixth Index Anniversary.

We determine the Index Performance Strategy Buffers and Index Guard Strategy Floors on the Issue Date. We determine the initial DPSC for the Index Protection Strategy and initial Caps for the Index Performance Strategy and Index Guard Strategy on the Index Effective Date. We publish the Buffers, Floors, DPSC and Caps for newly issued Contracts on our website at www.allianzlife.com/indexratesnf at least seven calendar days before they take effect.
We can change the renewal DPSCs and Caps as frequently as annually and they are effective on Index Anniversaries. The renewal DPSCs and Caps may be adjusted up or down, or they may stay the same. The Buffers and Floors you receive are stated in your Contract and do not change after the Issue Date. Renewal DPSCs and Caps are available for your review in your account on our website at least seven calendar days before each Index Anniversary. We send you a letter at least 30 days in advance of each Index Anniversary notifying you of your upcoming anniversary. When the renewal DPSCs and Caps are set on the Index Anniversary you have the option of staying in your current Index Option or moving to another permitted Allocation Option, subject to the limitations on transferring from an Index Option to a Variable Option.
If you do not review information regarding renewal DPSCs and Caps when they are published, or take no action to move to another permitted Allocation Option, you stay in your current Index Options and automatically become subject to renewal DPSC and Caps until the next Index Anniversary.
You risk the possibility that the renewal DPSC and Caps you receive may be less than you would find acceptable. If you do not find the renewal DPSC and Caps acceptable, you must give us notice no later than the Index Anniversary (or the next Business Day if the anniversary is not a Business Day) and request to move your money on the Index Anniversary or you will be subject to these renewal DPSC and Caps for the next Index Year. Other than on a sixth Index Anniversary when you can move money from the Index Options to the Variable Options, when your DPSC and Caps change the only option available to you is to move your money between Index Options. We will inform you of the renewal DPSC and Caps applicable to your Contract in your annual Index Options Statement.
Initial and renewal Caps and the DPSC may vary significantly from year to year. There are a variety of factors that may affect Caps and the DPSC including market volatility, the price and availability of hedging instruments, the level of interest rates, utilization of Contract benefits by Owners, and our profitability goals.
We manage our obligation to provide Credits in part by trading call and put options, and other derivatives on the available Indices. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal DPSCs and Caps to reflect these cost changes. The primary factor affecting the differences in the initial DPSC and Caps for new business and renewal DPSCs and Caps for inforce Contracts is the difference in what we can earn from these investments for new business versus what we are earning on the investments that were made, and are being held to maturity, for inforce Contracts. In some instances we may need to reduce the DPSC and Caps for new business and inforce Contracts, or we may need to replace an Index on the Contract. You bear the risk that we may reduce the DPSC and/or Caps, which reduces your opportunity to receive positive Credits. You also bear the risk that the Buffers and Floors we declare on the Issue Date are small, which increases the risk that you could receive negative Performance Credits and incur losses.
For more information about how we set Buffers, Floors, the DPSC and Caps, see the "What Are the Index-Linked Crediting Methods and How Do They Work?" discussion in the Summary section of this prospectus.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

INVESTMENT IN DERIVATIVE SECURITIES
The Index Options are supported by bonds and other fixed income securities used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
At Contract issue, we invest a substantial majority of the initial Contract Value allocated to the Index Options in fixed income securities, with most of the remainder invested in derivative hedging securities. The derivative securities are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative securities we purchase include put options, call options, futures, swaps, and other derivatives.
We manage the hedging securities used to support the Index Protection Strategy differently than we do the hedging securities used to support the Index Performance Strategy and Index Guard Strategy. The Index Protection Strategy purchases derivative securities within the general account. In contrast, the Index Performance Strategy and Index Guard Strategy purchases derivative securities within an unregistered separate account. For these Crediting Methods, we move assets between the general account and the unregistered separate account during the Index Year based on Index performance. We typically transfer assets between these accounts if there is a 10% incremental change in year-to-date Index performance. For both the Index Performance Strategy and the Index Guard Strategy this starts at a -10% decrease in the market. We monitor year-to-date Index performance daily and change allocations daily if needed based on this 10% increment. For more information on our unregistered separate account backing the Index Performance Strategy and Index Guard Strategy, see section 13, Other Information – Our Unregistered Separate Account.
We currently limit our purchase of derivative securities to liquid securities. However, like many types of derivative securities, these securities may be volatile and their price may vary substantially. In addition, because we pay Credits regardless of the performance of derivative securities we purchase, we may incur losses on hedging mismatches or errors in hedging. Our experience with hedging securities may affect new business rates for Buffers, Floors, the DPSC and Caps, and may also affect renewal DPSCs and Caps.
Certain Variable Options may also invest in derivative securities. For more information on these investments, see the Variable Option prospectuses.
VARIABLE OPTION RISK
The Variable Options do not provide any protection against loss of principal. You can lose some or all of the money you allocate to the Variable Options.
OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY
We make Annuity Payments and apply Credits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. The assets in our unregistered separate account, Separate Account IANA, that hold a portion of any assets you allocate to the Index Performance Strategy and Index Guard Strategy are also subject to claims by our creditors. This does not apply to the Texas unregistered separate account, Separate Account IATX. You can obtain information on our financial condition by reviewing our financial statements in this prospectus.
REGULATORY PROTECTIONS
Allianz Life is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.
The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

2.	THE VARIABLE ANNUITY CONTRACT

An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life), where you make payments to us and the money is invested in Allocation Options available through the Contract. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. We do not make any changes to your Contract without your permission except as may be required by law.
The Contract has an Accumulation Phase and an Annuity Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, your money is invested in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 12, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge) and you can make additional Purchase Payments subject to the restrictions set out in section 4, Purchasing the Contract – Purchase Requirements.
The Accumulation Phase ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day we process your request for a full withdrawal.
•
Upon the death of any Owner (or the Annuitant if the Contract is owned by a non-individual), the Business Day we first receive the documents we require before we pay any death claim (Valid Claim) from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit.

If you request Annuity Payments, your Contract enters the Annuity Phase. During the Annuity Phase we make regular fixed periodic payments (Annuity Payments) based on the life of a person you choose (the Annuitant), or life and term certain. We send Annuity Payments to you (the Payee). You can choose when Annuity Payments begin (the Annuity Date), subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 10, The Annuity Phase.
STATE SPECIFIC CONTRACT RESTRICTIONS
If you purchase a Contract, it is subject to the law of the state in which it is issued. Some of the features of your Contract may differ from the features of a Contract issued in another state because of state-specific legal requirements. Features for which there are state-specific Contract provisions include the following.
•	Free look/right to examine provisions.
•	Availability of Crediting Methods.
•	The withdrawal charge.
•	Restrictions on additional Purchase Payments, Contract assignments and the earliest Annuity Date.
•	The insulation or non-insulation of the unregistered separate account that supports your Contract.
•	Availability of the waiver of withdrawal charge benefit.
All material state variations in the Contract are disclosed in this prospectus. If you would like more information regarding state-specific Contract provisions, you should contact your Financial Professional or contact our Service Center at the toll-free telephone number listed at the back of this prospectus.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

WHEN THE CONTRACT ENDS
The Contract ends when:
•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or
•	if we received a Valid Claim, all applicable death benefit payments have been made.
For example, if you purchase a Contract and later take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.

3.	OWNERSHIP, ANNUITANTS, DETERMINING LIFE, BENEFICIARIES, AND PAYEES

OWNER
You, as the Owner, have all the rights under the Contract. The Owner is designated at Contract issue. The Owner may be a non-individual, which is anything other than an individual person, and could be a trust, qualified plan, or corporation. Qualified Contracts can only have one Owner.
JOINT OWNER
A Contract that is not qualified pursuant to a specialized provision of the Internal Revenue Code (Non-Qualified Contract) can be owned by up to two individual Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
ANNUITANT
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date, but you cannot change the Annuitant if the Owner is a non-individual (for example, a qualified plan or trust). Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For jointly owned Contracts, if an Annuitant who is not also an Owner dies before the Annuity Date, the younger Owner automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix to the SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.
UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase		Action if the Contract is in the Annuity Phase
•	We pay a death benefit to the person you designate (the Beneficiary) unless the Beneficiary is the surviving spouse and continues the Contract.	•	The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the Beneficiary also becomes the new Owner.
		•	If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
•
If the deceased Owner was the Determining Life and the surviving spouse Beneficiary continues the Contract, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals (if greater), the Traditional Death Benefit ends, the surviving spouse becomes the new Owner, and the Accumulation Phase continues. If the deceased Owner was not the Determining Life the Traditional Death Benefit is not available.
•
If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
– Annuity Option 1 or 3, payments end.
– Annuity Option 2 or 4, payments end when the guarantee period ends.
– Annuity Option 5, payments end and the Payee may receive a lump sum refund.

		•	If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.
•	Upon the surviving spouse's death, his or her Beneficiary(s) receives the Contract Value.
DETERMINING LIFE (LIVES)
The Determining Life (Lives) are the individuals on whose life we base the guaranteed Traditional Death Benefit. We establish the Determining Life (Lives) at Contract issue and they generally do not change. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change as follows:
•	If you remove a Joint Owner due to divorce we also remove that person as a Determining Life, or
•	If you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, we remove the prior Owner who is not the Annuitant as a Determining Life.
BENEFICIARY
The Beneficiary is the person(s) or entity you designate at Contract issue to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary's interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no surviving primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
NOTE FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneously as defined by applicable state law or regulation, we pay the death benefit to the named contingent Beneficiaries, or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.

PAYEE
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, we may allow you to name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee subject to our approval. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

ASSIGNMENTS, CHANGES OF OWNERSHIP AND OTHER TRANSFERS OF CONTRACT RIGHTS
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.
You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.
Upon our consent, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.
NOTE:

•	An assignment does not change the Determining Life (Lives).

•
We cannot restrict assignments for Contracts issued in Florida, New Jersey, Ohio, Texas, and Wisconsin. For Contracts issued in Connecticut, we can only restrict assignments to settlement companies and institutional investors as described in your Contract. The Traditional Death Benefit is only available on the death of a Determining Life. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit may not be available to your Beneficiary(s).

4.	PURCHASING THE CONTRACT

PURCHASE REQUIREMENTS
To purchase this Contract, all Owners and the Annuitant must be age 80 or younger on the Issue Date.
The Purchase Payment requirements for this Contract are as follows.
•	The minimum initial Purchase Payment due on the Issue Date is $10,000.
•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.
•	We do not accept additional Purchase Payments on or after the Annuity Date.
•	The maximum total Purchase Payments we accept without our prior approval is $1 million.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.
Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your money or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order. Our Business Day closes when regular trading on the New York Stock Exchange closes.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is "received" when it arrives at our Service Center from the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a non-discriminatory basis. This applies to Contracts issued in all states except those listed in the following Note. If mandated under applicable law, we may be required to reject a Purchase Payment. If we exercise our right to no longer allow additional Purchase Payments this may limit your ability to fund your Contract's guaranteed benefits such as the Traditional Death Benefit.
NOTE:
•
For Contracts issued in Florida and New Jersey: We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).

•	For Contracts issued in Mississippi: We do not accept additional Purchase Payments on or after the first Contract Anniversary.

APPLICATIONS SENT ELECTRONICALLY
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
ALLOCATION OF PURCHASE PAYMENTS AND TRANSFERS BETWEEN THE ALLOCATION OPTIONS
NOTE: You can only transfer Contract Value you allocate to an Index Option to a Variable Option on a sixth Index Anniversary.

You can allocate your Purchase Payments to the available Allocation Options. At issue we collect Index Effective Date allocation instructions. You must allocate your money to the Allocation Options in whole percentages. If an Index Option is chosen at issue, then the future Purchase Payment allocation instructions for the portion allocated to the Index Options will be to the AZL Government Money Market Fund until the next Index Anniversary unless you give us alternate instructions.
We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. We only allow you to move money between Index Options on an Index Anniversary. You cannot move money from one Index Option to another mid-year. When you purchase this Contract you select the Index Effective Date. The Index Effective Date can be any Business Day from the Issue Date up to and including the first quarterly anniversary (which is the day that occurs three calendar months after the Issue Date). However, it cannot be the 29th, 30th or 31st of a month, and it must be a Business Day. If the Index Effective Date would occur on the 29th, 30th or 31st of a month, or on a day that is not a Business Day, we change the Index Effective Date to be the next available Business Day.
On each Index Anniversary, if we have not received transfer or optional rebalancing program instructions from you, all monies invested in an Index Option continue to be invested in that Index Option at the renewal DPSCs and Caps.
We place any Purchase Payments you allocate to an Index Option that we receive before the Index Effective Date or the next Index Anniversary, as applicable, in the AZL Government Money Market Fund. Then on the Index Effective Date, we rebalance your Contract Value among your selected Allocation Options according to your Index Effective Date allocation instructions. We only allow transfers of Index Option Value from the Index Options to the Variable Options on every sixth Index Anniversary. At the end of the six-year term, we allow you to transfer all of the money in the Index Options to the Variable Options, even if a portion of that money was added after the start of the six-year term, and has been allocated to the Index Options for less than six years. A request to transfer Index Option Value to the Variable Options on a sixth Index Anniversary will automatically cancel any prior transfer instructions you gave to us regarding moving Variable Account Value to the Index Options. We must receive all transfer instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Index Anniversary (or the next Business Day if the Index Anniversary is not a Business Day).
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

You can instruct us on how to allocate additional Purchase Payments, but we do not allow you to invest additional Purchase Payments in Index Options until the next Index Anniversary. If you do not instruct us on how to allocate an additional Purchase Payment, we allocate it according to your future Purchase Payment allocation instructions. The allocation instructions you provide us at issue automatically become your future Purchase Payment allocation instructions until you give us different instructions. However, if those instructions include allocations to the Index Options, we place those allocations in the AZL Government Money Market Fund until the next Index Anniversary, when we transfer the allocations from the AZL Government Money Market Fund to the Index Option. We notify you at least 30 days in advance of each Index Anniversary as a reminder that you may transfer Contract Value from the Variable Options to the Index Options on the upcoming anniversary. Contract Value transfers between Allocation Options do not change your future allocation instructions. For more information, see section 5, Variable Options – Electronic Transfer and Allocation Instructions.
You can change your future Purchase Payment allocation instructions at any time without fee or penalty. These changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to future allocation instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change these allocation instructions on your behalf. Changes you make to your future Purchase Payment allocation instructions will not rebalance or transfer Contract Value among your selected Index Options on the next Index Anniversary.
NOTE: Variable Options are subject to market risk and a m&e charge. Money allocated to them may lose value before it can be transferred into the Index Options. Additional Purchase Payments that we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive Credits until the second Index Anniversary after we receive them because they are not applied to the Index Option until the next Index Anniversary.

AUTOMATIC INVESTMENT PLAN (AIP)
The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is not a Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is not a Business Day. We allocate AIP Purchase Payments according to your future allocation instructions which must comply with the allocation requirements and restrictions stated in this section. AIP has a maximum of $1,000 per month. We must receive your request to stop or change AIP at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
NOTE: For Owners of Qualified Contracts, AIP is not available if your Contract is funding a plan that is tax qualified under Section 401 of the Internal Revenue Code. AIP is also not available if your Contract is an Inherited IRA or Inherited Roth IRA.

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

FREE LOOK/RIGHT TO EXAMINE PERIOD
If you change your mind about owning the Contract, you can cancel it within ten days after receiving it (or the period required in your state). If you cancel within the allowed period, in most states we return your Contract Value as of the Business Day we receive your cancellation request in Good Order. This may be more or less than your initial Purchase Payment. In states that require us to return Purchase Payments less withdrawals if you cancel your Contract, we return Contract Value less withdrawal charges if greater.
IRA Qualified Contracts require us to return Purchase Payments less withdrawals in most states; in these states we return Contract Value less withdrawal charges if greater. Certain states require return of Contract Value for IRA Qualified Contracts; in these states we return Purchase Payments less withdrawals if greater.
Some states and certain IRA Qualified Contracts require return of Purchase Payments. For these Contracts, we reserve the right to allocate your initial Purchase Payment to the AZL Government Money Market Fund until the free look period ends, and then re-allocate your money, less fees and charges, according to your future Purchase Payment allocation instructions. If we allocate your initial Purchase Payment to the AZL Government Money Market Fund during the free look period and:
•
your requested Index Effective Date would occur during this time, we change your Index Effective Date to the next Business Day after the free look period that is not the 29th, 30th or 31st of the month.

•	you cancel your Contract during this time, we return the greater of Purchase Payments less withdrawals, or Contract Value.
•	you do not cancel your Contract during this time, we re-allocate your money according to your future Purchase Payment allocation instructions after the free look period as follows:
–	if your instructions include the Variable Options, we re-allocate this portion of your money on the next Business Day after the free look period.
–	if your instructions include the Index Options, we re-allocate this portion of your money on the Index Effective Date.
Contract Value includes application of the Alternate Minimum Value if the free look occurs after the Index Effective Date and you selected an Index Option.
In the Contract, the free look provision is also called the right to examine.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

5.	VARIABLE OPTIONS

The following table lists this Contract's Variable Options and their associated investment advisers and subadvisers, investment objectives, and primary investments. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the SEC.
You should read the Variable Options' prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options' prospectuses. We send you the current copy of the Variable Options' prospectus when we issue the Contract. (You can also obtain the current Variable Options' prospectus by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)
Currently, the Variable Options are not publicly traded mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option's Board of Directors monitors for material conflicts, and determines what action, if any, should be taken to address any conflicts.
The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options' investment results may be higher or lower than these other portfolios' results. The investment advisers cannot guarantee, and make no representation, that these similar funds' investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.
Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a "fund of funds" and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.
The Variable Options may pay 12b‑1 fees to the Contracts' distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options' advisers, distributors and/or affiliates for administrative services and benefits we provide to the Variable Options. The compensation amount usually is based on the Variable Options' aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any Variable Option in any Contract is 0.35% annually of the average aggregate amount invested by us in the Variable Options.
The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b‑1 fees or service fees to the Trust, and the Trust does not charge 12b‑1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.
We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.
Allianz Investment Management LLC is an adviser/subadviser that is a subsidiary of Allianz Life.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

VARIABLE OPTIONS
Investment Management Company and Adviser/Subadviser	Investment Option Name	Asset Class	Investment Objective	Principal Investment Strategies (Normal market conditions)
ALLIANZ FUND OF FUNDS
Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A "Fund of Funds" Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.

	AZL MVP Growth Index Strategy Fund	A "Fund of Funds" Model Portfolio	Long-term capital appreciation
Invests primarily (approximately 80% to 100%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.

BLACKROCK
Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Government Money Market Fund	Cash Equivalent	Current income consistent with stability of principal
Invests at least 99.5% of its total assets in cash, government securities, or repurchase agreements that are collateralized fully. Invests at least 80% in government securities or in repurchase agreements collateralized by government securities. Investments include U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations. In addition, the Fund may invest in variable and floating rate instruments. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Government Money Market Fund may also become extremely low and possibly negative.

SUBSTITUTION OF VARIABLE OPTIONS AND LIMITATION ON FURTHER INVESTMENTS
We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.
TRANSFERS BETWEEN VARIABLE OPTIONS
You can make transfers between Variable Options, subject to the following restrictions. Currently, there is no maximum number of transfers allowed, but we may change this in the future. Transfers may be subject to a transfer fee, see section 8, Expenses.
The following applies to any transfer.
•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.
•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.
•	Variable Account Value transfers between Variable Options do not change your future Purchase Payment allocation instructions.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day's prices. For jointly owned Contracts, unless you require us to obtain signatures from both Joint Owners, we accept transfer instructions from any Joint Owner. We may also allow you to authorize someone else to request transfers on your behalf.
ELECTRONIC TRANSFER AND ALLOCATION INSTRUCTIONS
We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record all telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider's, or your Financial Professional's, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
EXCESSIVE TRADING AND MARKET TIMING
We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as "potentially disruptive trading") may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
•
Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.

•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.
•	Increased brokerage and administrative expenses.
We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our excessive trading and market timing policies and procedures. Under these policies and procedures, we could modify your transfer privileges for some or all of the Variable Options. Unless prohibited by your Contract or applicable state law, we may:
•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).
•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
•
Require a minimum time period between each transfer into or out of the same Variable Option. Our current policy, which is subject to change without notice, prohibits "round trips" within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.

•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.
•	Prohibit transfers into specific Variable Options.
•	Impose other limitations or restrictions to the extent permitted by federal securities laws.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser's, subadviser's or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.
Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We do not include automatic transfers made under any of our programs or Contract features when applying our market timing policy.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
We cannot guarantee the following.
•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option's shares are subject to acceptance by that Variable Option's manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options' prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options' managers.
NOTE: This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Therefore, persons engaging in potentially disruptive trading may be subjected to some uncertainty as to when and how we apply trading restrictions, and persons not engaging in potentially disruptive trading may not know precisely what actions will be taken against a person engaging in potentially disruptive trading. For example, if we determine a person is engaging in potentially disruptive trading, we may revoke that person's electronic transfer privileges and require all future requests to be sent by first-class U.S. mail. In the alternative, if the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We notify the person or entity making the potentially disruptive trade when we revoke any transfer privileges.
The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.
FINANCIAL ADVISER FEES
If you have a financial adviser and want to pay your financial adviser fee from this Contract, you can submit a written request to our Service Center on a form satisfactory to us. If we approve your request, we withdraw the fee and pay it to your financial adviser. We treat this fee payment as a withdrawal. These withdrawals will be subject to any applicable withdrawal charge and will be withdrawn proportionately from each Allocation Option unless you provide us with alternate instructions. There is no financial disadvantage to taking a withdrawal from the Index Options, compared to taking a withdrawal from the Variable Options. Please consult with your Financial Professional before requesting us to pay financial adviser fees from the Allocation Options in this Contract compared to other assets you may have. Amounts withdrawn from the Index Performance Strategy and Index Guard Strategy Index Options on any day other than an Index Anniversary also receive the Daily Adjustment. Also, if this is a Non-Qualified Contract this will be a taxable withdrawal to the extent that gain exists within the Contract. If any Owner is under age 59½, withdrawals may also be subject to a 10% additional federal tax. Financial adviser fees paid from an IRA will not be treated as a taxable withdrawal as long as the annuity contract is solely liable for the payment of the financial adviser fee. You should consult a tax adviser regarding the tax treatment of financial adviser fee payments.
Your investment adviser acts on your behalf, not ours. We are not party to any agreement between you and your financial adviser, nor are we responsible for your financial adviser's actions. We do not set your financial adviser's fee or receive any part of it. Any financial adviser fee you pay is in addition to this Contract's fees and expenses. You should ask your financial adviser about compensation they receive for this Contract. Allianz Life is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
You can submit a written request to our Service Center on a form satisfactory to us to allow your financial adviser to make Variable Option transfers on your behalf. However, we reserve the right to review a financial adviser's trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the financial adviser's trading history indicates excessive trading, we can deny your request. If we approve it, your financial adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

VOTING PRIVILEGES
We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote's outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest in a Variable Option as follows.
•
You can provide voting instructions based on the dollar value of the Variable Option's shares in your Contract's subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.

•	You receive proxy materials and a voting instruction form.

6.	VALUING YOUR CONTRACT

Your Contract Value increases and decreases based on Purchase Payments, transfers, withdrawals, deduction of fees and charges, and the performance of your selected Allocation Options. Your Contract Value is the total of the Variable Account Value (if you allocate to the Variable Options) and the total Index Option Value (if you allocate to the Index Options). For information on how we calculate your Index Option Values see section 7, Index Options.
ACCUMULATION UNITS
When we receive a Purchase Payment that you allocate to the Variable Options at our Service Center, we credit your Contract with accumulation units based on the Purchase Payment amount and daily price (accumulation unit value) for the subaccount of your selected Variable Option. A subaccount's accumulation unit value is based on the price (net asset value) of the underlying Variable Option. A Variable Option's net asset value is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day's price.
We arbitrarily set the initial accumulation unit value for each subaccount. On the Issue Date, the number of accumulation units in each subaccount is equal to the initial Purchase Payment amount allocated to a subaccount, divided by that subaccount's accumulation unit value.
Example
•	On Wednesday, we receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•	When the New York Stock Exchange closes on that Wednesday, we determine that the accumulation unit value is $13.25 for your selected Variable Option.
We then divide $3,000 by $13.25 and credit your Contract on Wednesday night with 226.415094 subaccount accumulation units for your selected Variable Option.
At the end of each Business Day, we adjust the number of accumulation units in each subaccount as follows. Additional Purchase Payments and transfers into a subaccount increase the number of accumulation units. Withdrawals, transfers out of a subaccount, and the deduction of any Contract charge other than the m&e charge decrease the number of accumulation units. The m&e charge reduces the accumulation unit value, not the number of accumulation units.
At the end of each Business Day for each subaccount, we multiply the accumulation unit value at the end of the prior Business Day by the percentage change in value of a Variable Option since the prior Business Day. The percentage change includes the market performance of the Variable Option and the assessed m&e charge.
COMPUTING VARIABLE ACCOUNT VALUE
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount's accumulation unit value by its number of accumulation units, and then adding those results together for all subaccounts. Allocations (additional Purchase Payments and transfers of Index Option Value to the Variable Options) increase your Variable Account Value, withdrawals and Contract expenses reduce your Variable Account Value.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

7.	INDEX OPTIONS

When you allocate money to the Index Options you earn Credits based on the Index Option you select. Each Index Option is the combination of a Crediting Method and an Index.
Crediting Methods		Indices Currently Available
Index Protection Strategy	with….	S&P 500® Index
Index Performance Strategy	with….	S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50®
Index Guard Strategy	with….	S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50®

NOTE: The Index Protection Strategy is not currently available to Contracts issued in Washington. If your Contract is issued in Washington, only the Index Performance Strategy and Index Guard Strategy are available to you.

For more information on the Indices, see Appendix A.
The Crediting Methods have different risk and return potentials. The Index Protection Strategy has the lowest risk/return potential, and provides the most protection. You cannot lose money that you allocate to the Index Protection Strategy due to negative Index performance. Potential returns and risks are higher for the other Crediting Methods.
Although the Index Performance Strategy and Index Guard Strategy offer higher potential returns than the Index Protection Strategy, you can lose money that you allocate to these Crediting Methods due to negative Index performance and these losses could be significant. Positive returns for the Index Performance Strategy and Index Guard Strategy are limited by the Caps. Negative returns are limited for the Index Performance Strategy by the Buffer, and for the Index Guard Strategy by the Floor. The Index Performance Strategy Buffer has protection for smaller negative returns, but also has the potential for the largest loss in any one year that has a significant market decline. The Index Guard Strategy permits negative Performance Credits down to the Floor, and provides less risk of significant negative returns in any one year than the Buffer. The Index Guard Strategy is sensitive to smaller negative market movements that persist over time, but provides more certainty regarding the maximum loss in any one year.
The total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries, and the deduction of any previously assessed contract maintenance charge and withdrawal charge during the Index Year. Positive Credits are not guaranteed, and Credits can be zero under all the available Crediting Methods. Credits can be negative after application of the Buffer under the Index Performance Strategy, or negative down to the Floor under the Index Guard Strategy. A negative Performance Credit means that you can lose money. We apply Credits on Index Anniversaries. On Index Anniversaries each Index Option Value also increases with any additional Purchase Payment allocated or Contract Value transferred into an Index Option and decreases with any transfer out of an Index Option.
On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value under the Index Performance Strategy and Index Guard Strategy is valued by using the Daily Adjustment. The Daily Adjustment estimates the present value of positive or negative Performance Credits on the next Index Anniversary. The Daily Adjustment is based on your agreement to be exposed to gains in Index Value subject to the Cap and losses in the Index Value either greater than the Buffer or losses down to the Floor on the next Index Anniversary. The Daily Adjustment is a calculation mechanism by which Index Option Values are established each Business Day for purposes of computing amounts available for full or partial withdrawals, an annuitization, death benefits, and the Contract Value used to determine the contract maintenance charge. The Daily Adjustment may result in an adjustment up or down from the preceding Index Anniversary or Index Effective Date.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

If you take a withdrawal, annuitize the Contract, transfer Contract Value from an Index Option to a Variable Option, or if we pay a death benefit, we calculate the Alternate Minimum Value for each Index Option Value in all Crediting Methods. If we are determining the Alternate Minimum Value for an Index Performance Strategy or Index Guard Strategy Index Option Value on any day other than an Index Anniversary, we first calculate the Index Option Value by adding the Daily Adjustment, then compare this value to its associated Alternate Minimum Value and we pay the greater of these two amounts. If we are paying a partial withdrawal, we compare the percentage of Index Option Value with an equivalent percentage of its Alternate Minimum Value. We expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
NOTE REGARDING WITHDRAWALS DURING THE INDEX YEAR: Amounts removed from the Index Options during the Index Year for partial withdrawals and Contract expenses do not receive the DPSC or a Performance Credit on the next Index Anniversary. However, the remaining amount in the Index Options is eligible for the DPSC or a Performance Credit on the next Index Anniversary. Performance Credits under Index Performance Strategy and Index Guard Strategy are subject to the Cap and Buffer, or Cap and Floor.
DETERMINING INDEX OPTION VALUE FOR THE INDEX PROTECTION STRATEGY
On any Business Day, the Index Protection Strategy's Index Option Value is equal to the amounts you allocate to the Index Option adjusted for withdrawals, Contract expenses, transfers into or out of the Index Option, and the Index Option Base. The Daily Adjustment does not apply to the Index Protection Strategy, but the Alternate Minimum Value does.
On the Index Effective Date both the Index Option Value and the Index Option Base for the Index Protection Strategy Index Option is equal to either:
•	the amount of your initial Purchase Payment you allocated to the Index Option if the Index Effective Date is the Issue Date, or
•	the amount of Variable Account Value you allocated to the Index Option.
At the end of each Business Day other than the Index Effective Date or Index Anniversary during the Index Year, we reduce the Index Option Value by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge and/or contract maintenance charge).
•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.
-
The percentage is equal to the Index Protection Strategy Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.

•
However, if you specifically direct us to take a partial withdrawal from the Index Protection Strategy Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.

-
You cannot specify from which Allocation Option we deduct Contract fees and expenses, but you can specify from which Allocation Option we deduct a partial withdrawal. There is no financial advantage to deducting a partial withdrawal from any specific Allocation Option.

•	We then set the Index Option Base equal to its Index Option Value.
On each Index Anniversary we first determine if you receive the DPSC. If the current Index Value is less than the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), you do not receive the DPSC. If the current Index Value is equal to or greater than the Index Value on the last Index Anniversary, you receive the DPSC as follows.
•	We multiply the Index Option Base by its DPSC and add this amount to the Index Option Base.
•	Then we set the Index Option Value equal to the Index Option Base.
Then we increase and/or decrease the Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.
•
Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals and Contract expenses reduce these values as on any other Business Day.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Lastly, at the end of each Business Day during the Index Year, we apply the Alternate Minimum Value as discussed later in this section, if you take a withdrawal, annuitize the Contract, transfer Contract Value out of Index Options, or if we pay a death benefit.
DETERMINING INDEX OPTION VALUES FOR THE INDEX PERFORMANCE STRATEGY AND INDEX GUARD STRATEGY
We use the Index Option Base to determine the Index Option Value. On each Index Anniversary we determine each of your selected Index Performance Strategy and Index Guard Strategy Index Option Values by applying its associated Performance Credit to its Index Option Base. On any day other than an Index Anniversary each Index Option Value is equal to the Index Option Base plus the Daily Adjustment as discussed later in this section.
On the Index Effective Date both the Index Option Value and the Index Option Base for each of your selected Index Performance Strategy and Index Guard Strategy Index Options are equal to either:
•	the amount of your initial Purchase Payment you allocated to that Index Option if the Index Effective Date is the Issue Date, or
•	the percentage of Variable Account Value you allocated to that Index Option.
At the end of each Business Day during the Index Year other than the Index Effective Date or Index Anniversary we first add each of these Index Option's Daily Adjustment to its Index Option Base and determine its Index Option Value (as discussed later in this section) before we process any partial withdrawal or deduct any Contract expenses.
At the end of each Business Day during the Index Year we reduce each of these Index Option Values by the dollar amount withdrawn from the Index Option for partial withdrawals you request and Contract expenses we deduct (any withdrawal charge and/or contract maintenance charge).
•	We deduct partial withdrawals and Contract expenses from the Allocation Options proportionately based on the percentage of Contract Value in each Allocation Option.
-	The percentage is equal to each Index Option Value divided by the Contract Value using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense.
•
However, if you specifically direct us to take a partial withdrawal from an Index Performance Strategy or Index Guard Strategy Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.

-
You cannot specify from which Allocation Option we deduct Contract fees and expenses, but you can specify from which Allocation Option we deduct a partial withdrawal. There is no financial advantage to deducting a partial withdrawal from any specific Allocation Option.

•	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.
On each Index Anniversary we first determine your Performance Credit. If you select the EURO STOXX 50®, Performance Credits are based on the Index Returns without any exchange rate adjustment.
•	If the Index Return is positive, you receive a positive Performance Credit limited by the Cap. For example if the Cap is 8% and the Index Return is 10%, you receive an 8% Performance Credit.
•	If the Index Return is zero, the Performance Credit is zero.
•
If the Index Return is negative and you selected the Index Performance Strategy, we apply the Buffer and determine if you receive a negative Performance Credit. For example, if the Buffer is 10% and the Index Return is -8%, we apply a Performance Credit of zero to your Index Option Base. If instead the Index Return is -12%, we apply a -2% Performance Credit to your Index Option Base.

•
If the Index Return is negative and you selected the Index Guard Strategy, we apply the Floor and determine the amount of the negative Performance Credit. For example, if the Floor is -10% and the Index Return is -8%, we apply a Performance Credit of -8% to your Index Option Base. If instead the Index Return is -12%, we apply a -10% Performance Credit to your Index Option Base.

We then apply the Performance Credit to the Index Option as follows:
•	We multiply each Index Option Base by its Performance Credit and add this amount to its Index Option Base.
•	Then we set each Index Option Value equal to its Index Option Base.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Then we increase and/or decrease each Index Option Base and Index Option Value on the Index Anniversary for additional Purchase Payments, transfers into or out of the Index Option, partial withdrawals and the deduction of any Contract expenses.
•
Additional Purchase Payments received and allocated to this Index Option and transfers of Variable Account Value or Index Option Value into this Index Option increase these values by the dollar amount allocated to this Index Option.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals and Contract expenses reduce these values as on any other Business Day.
Lastly, at the end of each Business Day during the Index Year we compare each of these Index Option Values to its Alternate Minimum Value as discussed later in this section, if you take a withdrawal, annuitize the Contract, transfer out of Index Options to the Variable Options, or if we pay a death benefit. If the Alternate Minimum Value calculation occurs on any day other than an Index Anniversary, this comparison occurs after we add the Daily Adjustment, and we pay the greater of these two amounts.
Index Option Value Daily Adjustment for the Index Performance Strategy and Index Guard Strategy
We designed the Daily Adjustment to provide an Index Option Value during the Accumulation Phase on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment generally reflects the change in market value of your allocation to an Index Performance Strategy or Index Guard Strategy Index Option. We add a Daily Adjustment to these Index Option Values for purposes of computing amounts available for withdrawal, annuitization, death benefits, and the Contract Value used to determine the contract maintenance charge. The Daily Adjustment directly increases or decreases your Index Option Values. The Daily Adjustment is different from the method we use to apply Performance Credits to an Index Option on an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and either losses greater than the Buffer, or losses down to the Floor. The application of the Daily Adjustment is based on your agreement to be exposed to Index Anniversary gains in Index Value subject to the Cap and losses in Index Value either greater than the Buffer, or losses down to the Floor. The Daily Adjustment does this by using a Black Scholes model to track the hypothetical value of a Proxy Investment (called the Proxy Value) each Business Day other than an Index Anniversary. The Proxy Investment is designed to return the same amount as the Index Option on an Index Anniversary (an amount equal to the Performance Credit as determined using the applicable Cap and Buffer, or Cap and Floor). Between Index Anniversaries, the Proxy Investment provides a current estimate of what the Index Value gain or loss would be if the investment were held until the Index Anniversary. The Daily Adjustment does not give you the actual Index return on the day of the calculation.
The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, an Index Option Value is higher than the Index Option Base. When the Daily Adjustment is negative, an Index Option Value is lower than the Index Option Base. The Daily Adjustment will differ from the current Index return. The Daily Adjustment is affected by the length of time until the next Index Anniversary and it is generally negatively affected by increases in the expected volatility of index prices, interest rate decreases, and by poor market performance. All other factors being equal, even if the current Index return during the Index Year is greater than the Cap, the Daily Adjustment will be lower than the Cap during the Index Year and will not be equal to the Cap until the next Index Anniversary. Even if the current Index return during the Index Year is positive, or losses are within the Buffer for the Index Performance Strategy, the Daily Adjustment may be negative until the next Index Anniversary. This means you may receive reduced principal even if the current Index return is positive on that day. Similarly, if the current Index return is less than the Floor for the Index Guard Strategy, the Daily Adjustment may be lower than the Floor until the next Index Anniversary.
At the end of each Business Day during the Index Year (other than the Index Effective Date or Index Anniversary) we add each Daily Adjustment to its Index Option Base to calculate each Index Option Value before we process any partial withdrawal or deduct any Contract expenses. If there is a system error in calculating your Daily Adjustment, or if the Index Value for a Business Day is not received, we will calculate the Daily Adjustment when corrected or other required information is received, effective as of the original pricing date.
For more information on how we calculate the Daily Adjustment see Appendix B.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Index Option Value Performance Locks for the Index Performance Strategy and Index Guard Strategy
Under the Index Performance Strategy and Index Guard Strategy you can lock in a current Index Option Value by requesting a Performance Lock. You can request a lock once each Index Year for each of these Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary. However, the Index Option Value does decrease during the remainder of the Index Year for any partial withdrawals and the deduction of any Contract expenses. Beginning on the next Index Anniversary, your locked Index Options will no longer be locked and Daily Adjustments will again apply.
A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact, or avoid receiving, a negative Performance Credit. The disadvantage of taking a Performance Lock is that the relevant Index Value may increase until the next Index Anniversary, and you will not participate in that increase. In addition, if you exercise a Performance Lock, you may receive less than the full Cap or less than the full protection of the Buffer or the Floor that you would have received if you waited for us to apply the Performance Credit on the next Index Anniversary.
THE ALTERNATE MINIMUM VALUE
The Alternate Minimum Value is the guaranteed minimum on each of your Index Option Values if we pay a death benefit, upon annuitization, if you take a withdrawal, or if you transfer Contract Value from an Index Option to a Variable Option. The Alternate Minimum Value applies to all of the Crediting Methods. If we are determining the Alternate Minimum Value for an Index Performance Strategy or Index Guard Strategy Index Option on any day other than an Index Anniversary, we first calculate the Index Option Value and add the Daily Adjustment, then compare this value to its associated Alternate Minimum Value and we pay the greater of these two amounts. On the Index Effective Date the Alternate Minimum Value for each of your Index Options is equal to the Index Option Base multiplied by the AMV Factor. On each day during the Index Year, the Alternate Minimum Value is equal to the Index Option Base on the last Index Anniversary (or the Index Effective Date if this is the first Index Year) (adjusted for any withdrawals, including any withdrawal charge) multiplied by the AMV Factor plus the Accumulated Alternate Interest. We then add the Daily Adjustment if this is an Index Performance Strategy or Index Guard Strategy Index Option.
We establish the Alternate Minimum Base for each of your Index Options. On the Index Effective Date it is equal to the Index Option Base multiplied by the AMB Factor. The Accumulated Alternate Interest is the total interest your Contract has earned under the Alternate Minimum Value. The interest that is added each day to the Accumulated Alternate Interest is equal to the Alternate Minimum Base multiplied by the alternate interest rate, then dividing this result by 365. We set the alternate interest rate on the Issue Date and it does not change during the time you own your Contract
On each Index Anniversary we reset your Alternate Minimum Value to equal the new Index Option Base multiplied by the AMV Factor plus the Accumulated Alternate Interest. We also reset your Alternate Minimum Base to equal the Index Option Base multiplied by the AMB Factor plus the Accumulated Alternate Interest. The Accumulated Alternate Interest does not reset on the Index Anniversary. The Index Option Base is determined at the end of the day on the Index Anniversary after applying any Credit, additional Purchase Payment, transfers into or out of the Index Option, partial withdrawals and Contract expenses. If you receive no Credits, or only modest Credits, over many years the Alternate Minimum Value may be higher than the Index Option Value. However, we expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
If you take a full withdrawal, annuitize the Contract, or we pay a death benefit we compare each of your Index Option Values (after any applicable withdrawal charge and final contract maintenance charge) and its associated Alternate Minimum Value using values determined at the end of the Business Day. If any Index Option Value is less than its Alternate Minimum Value, we increase the Index Option Value to equal its Alternate Minimum Value before we calculate Annuity Payments or pay out any Contract Value as a withdrawal or death benefit.
If you take a partial withdrawal or transfer Index Option Value to a Variable Option, we compare the percentage of Index Option Value withdrawn (including any applicable withdrawal charge) with an equivalent percentage of its Alternate Minimum Value using values determined at the end of the Business Day we process the partial withdrawal or transfer. If the percentage of Index Option Value is less than the equivalent percentage of Alternate Minimum Value, we add the difference to the amount we pay to you as a partial withdrawal or to the amount transferred.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

You can find more information about the Alternate Minimum Value at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
OPTIONAL REBALANCING PROGRAM
Your selected Index Options' performance may cause the percentage of total Index Option Value in each Index Option to change. Rebalancing can help you maintain your selected Index Option allocation percentages. You can direct us to automatically adjust your Index Option Value on each Index Anniversary (or on the next Business Day if the Index Anniversary is not a Business Day) according to your instructions. We must receive your optional rebalancing program form in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day we rebalance. We reserve the right to discontinue or modify the optional rebalancing program at any time and for any reason. To end this program, we must receive your request at our Service Center by 4 p.m. Eastern Time on the Business Day immediately before the Index Anniversary.

8.	EXPENSES

Contract fees and expenses reduce your investment return and are described here in detail.
MORTALITY AND EXPENSE RISK (m&e) CHARGE
If you allocate money to the Variable Options, we calculate and accrue the m&e charge at an annualized rate of 1.25% of the Variable Options' net asset value on each Business Day during the Accumulation Phase. Upon the death of the Owner, we continue to assess this m&e charge for amounts allocated to the Variable Options under death benefit payment Option B, and with optional payments under death benefit payment Option C, as noted in section 11, Death Benefit – Death Benefit Payment Options During the Accumulation Phase.
The m&e charge reduces the net asset value that we use to calculate each subaccount's accumulation unit value. The net asset value is the price of an underlying Variable Option. For more information on accumulation unit values, see the discussion in section 6, Valuing Your Contract.
The m&e charge compensates us for providing all your Contract's benefits, including our contractual obligation to make Annuity Payments and certain Contract and distribution expenses. The m&e charge also compensates us for assuming the expense risk that the current charges are less than future Contract administration costs as well as the cost of providing certain features under the Contract. If the m&e charge covers these costs and risks, any excess is profit to us. We anticipate making such a profit.
CONTRACT MAINTENANCE CHARGE
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•
During the Accumulation Phase, if the total Contract Value for all Index Advantage NF Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Index Advantage NF Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Index Advantage NF Contracts by using the Owner's social security number, and for non-individually owned Index Advantage NF Contracts we use the Annuitant's social security number.

•	During the Annuity Phase if the Contract Value on the last Business Day before the Annuity Date is at least $100,000.
•	When paying death benefits under death benefit payment options A, B, or C.
During the Accumulation Phase, we deduct the contract maintenance charge on a dollar for dollar basis from the Contract Value on the Contract Anniversary (or the next Business Day if the Contract Anniversary is not a Business Day) and we deduct it proportionately from each Allocation Option. If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

WITHDRAWAL CHARGE
You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (excluding any penalty-free withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts we deduct to pay other Contract expenses.
We do not assess a withdrawal charge on penalty-free withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege. Penalty-free withdrawals include: withdrawals under the free withdrawal privilege and waiver of withdrawal charge benefit and payments under our minimum distribution program.
For purposes of calculating any withdrawal charge, we withdraw Purchase Payments on a "first-in-first-out" (FIFO) basis and we process withdrawal requests as follows.
1.
First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract's withdrawal charge period. This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.

2.
Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 9, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.

3.
Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract's withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.

4.	Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.
The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount(1)
0	8.5%
1	8%
2	7%
3	6%
4	5%
5	4%
6 years or more	0%
(1)	In Mississippi the withdrawal charge is 8.5%, 7.5%, 6.5%, 5.5%, 5%, 4% and 0% for the time periods referenced.
Upon a full withdrawal, we first deduct any applicable contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge from the total Contract Value. We apply the withdrawal charge to this total amount and we pay you the amount you requested. We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If a partial withdrawal occurs on a day that we also assess the contract maintenance charge, we assess it after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Example: You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.
1)	Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2)
Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge.

3)
Purchase Payments within the withdrawal charge period on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $30,000, which is subject to a 7% withdrawal charge, and you receive $27,900. We determine this amount as follows:

(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
 $30,000 x 0.93 = $27,900.
Next we withdraw from the second Purchase Payment. So far, you received $37,900 ($10,000 under the free withdrawal privilege and $27,900 from the first Purchase Payment), so we withdraw $14,100 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 8% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
 $14,100 ÷ 0.92 = $15,326.
4)	Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $55,326 from your Contract, of which you received $52,000 and paid a withdrawal charge of $3,326.
Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life to any members of his or her immediate family and the Financial Professional waives their commission. We must pre-approve any withdrawal charge reduction or elimination. Keep in mind that if you withdraw money from an Index Performance Strategy or Index Guard Strategy Index Option on any day other than an Index Anniversary, we first calculate the Index Option Value by adding the Daily Adjustment (which can be negative), even if the withdrawal is not subject to a withdrawal charge.
NOTE:

•
Because we do not reduce the Withdrawal Charge Basis for penalty-free withdrawals or the deduction of Contract expenses other than the withdrawal charge, we may assess a withdrawal charge on more than the amount you are withdrawing upon a full withdrawal of the total Contract Value. Also, upon full withdrawal, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.

•
Withdrawals may have tax consequences and, if taken before age 59½, may be subject to a 10% additional federal tax. For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.

•	For Contracts issued in Florida: The withdrawal charge cannot exceed 10% of the Contract Value withdrawn.

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

TRANSFER FEE
The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 11, Death Benefit.
We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.
PREMIUM TAX
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity.
INCOME TAX
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.
VARIABLE OPTION EXPENSES
The Variable Options' assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options' prospectuses. These expenses reduce the Variable Options' performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options' investment advisers provided us with the expense information in this prospectus and we did not independently verify it.

9.	ACCESS TO YOUR MONEY

The money in your Contract is available under the following circumstances:
•	by withdrawing your Contract Value;
•	by taking required minimum distributions (Qualified Contracts only) as discussed in "Minimum Distribution Program and Required Minimum Distribution (RMD) Payments" later in this section;
•	by taking Annuity Payments; or
•	when we pay a death benefit.
You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. Any withdrawal request received at or after the end of the current Business Day receives the next Business Day's values.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to required minimum distributions.
We deduct any partial withdrawal (including any withdrawal charge) proportionately from each Allocation Option unless you provide us with alternate instructions. If you are withdrawing money from an Index Option we also apply any Alternate Minimum Value to the amount we send you as described in section 7, Index Options – The Alternate Minimum Value.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•	total Contract Value,
•	less any final contract maintenance charge,
•	less any withdrawal charge, and
•	plus any increase from the application of the Alternate Minimum Value if you selected an Index Option.
See the Fee Tables and section 8, Expenses for a discussion of these charges. See also section 7, Index Options – The Alternate Minimum Value.
We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
NOTE:
•	Any amount withdrawn from an Index Performance Strategy or Index Guard Strategy Index Option is subject to a Daily Adjustment, which may be negative.
•	Ordinary income taxes and tax penalties may apply to any withdrawal you take.
•
We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.

•
For Contracts issued in Texas: We only treat a partial withdrawal that reduces the Contract Value below $2,000 as a full withdrawal if you have not made an additional Purchase Payment in the past two calendar years.

FREE WITHDRAWAL PRIVILEGE
Each Contract Year, you can withdraw up to 10% of your total Purchase Payments without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Withdrawals of Purchase Payments that are beyond the withdrawal charge period are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.
NOTE: The free withdrawal privilege is not available upon a full withdrawal.

SYSTEMATIC WITHDRAWAL PROGRAM
The systematic withdrawal program can provide automatic withdrawal payments to you. However, if your Contract Value is less than $25,000, we only make annual payments. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.
NOTE:
•	Ordinary income taxes and tax penalties may apply to systematic withdrawals.

•	The systematic withdrawal program is not available while you are receiving required minimum distribution payments.

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

MINIMUM DISTRIBUTION PROGRAM AND REQUIRED MINIMUM DISTRIBUTION (RMD) PAYMENTS
If you own an IRA or SEP IRA Qualified Contract, you can participate in the minimum distribution program during the Accumulation Phase. If you purchase this Contract as an Inherited IRA Qualified Contract, we generally require you to participate in the minimum distribution program when you purchase this Contract. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annual or annual basis. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is not a Business Day. We must receive your program form instructions in Good Order at our Service Center by 4 p.m. Eastern Time on the Business Day before we process these payments, or your program does not begin until the next month.
Inherited IRA Contracts. If you (the Owner) were the spouse of the deceased owner of a previous tax-qualified investment and your spouse had not yet reached the date at which he/she was required to begin receiving RMD payments, then you can wait to begin receiving RMD payments until the year that your deceased spouse would have reached age 70½. Alternately, if your deceased spouse had already reached the date at which he/she was required to begin receiving RMD payments, you can begin RMD payments based on your single life expectancy in the year following your deceased spouse's death, or (if longer) your deceased spouse's life expectancy in the year of his/her death reduced by one. You must begin to receive these RMD payments by December 31 of the year following the year of your deceased spouse's death.
NOTE:
•	You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.

•	The minimum distribution program is not available while you are receiving systematic withdrawals.

WAIVER OF WITHDRAWAL CHARGE BENEFIT
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take withdrawals and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order for each withdrawal before we waive the withdrawal charge.
NOTE FOR CONTRACTS ISSUED IN NEW HAMPSHIRE: The definition of nursing home is an institution operated in accordance with state law.

SUSPENSION OF PAYMENTS OR TRANSFERS
We may be required to suspend or postpone transfers or payments for withdrawals for any period when:
•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	trading on the New York Stock Exchange is restricted;
•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or
•	during any other period when the SEC, by order, so permits for the protection of Owners.

10.	THE ANNUITY PHASE

Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less the final contract maintenance charge, and any applicable withdrawal charge).
Annuity Payments offer a guaranteed income stream with certain tax advantages and are designed for Owners who are not concerned with continued access to Contract Value.
You can apply your Contract Value to regular periodic fixed annuity payments (Annuity Payments). The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)' age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)' age or gender, we recalculate the Annuity Payments based on the correct age or gender.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

CALCULATING YOUR ANNUITY PAYMENTS
We base Annuity Payments upon the following:
•	The Contract Value on the Annuity Date.
•	The age of the Annuitant and any joint Annuitant on the Annuity Date.
•	The gender of the Annuitant and any joint Annuitant where permitted.
•	The Annuity Option you select.
•	Your Contract's interest rate (or current rates, if higher) and mortality table.
If the Annuity Date is not an Index Anniversary and you selected the Index Performance Strategy or Index Guard Strategy, Contract Value includes the Daily Adjustment. Contract Value also includes any increase from the Alternate Minimum Value if you selected any of the available Index Options. If you annuitize on any day other than a Contract Anniversary and you selected the Index Protection Strategy, the DPSC for the current Index Year is not applied to your Annuity Payments. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3. The contract maintenance charge is deducted proportionately from each Annuity Payment, unless your Contract Value on the last Business Day before the Annuity Date is at least $100,000.
ANNUITY PAYMENT OPTIONS
You can choose one of the Annuity Options described below or any other payment option to which we agree. Before the Annuity Date, you can select and/or change the Annuity Option with at least 30 days written notice to us. After Annuity Payments begin, you cannot change the Annuity Option.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant's death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a guaranteed minimum period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant's death. After the Annuitant's death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.
After the Annuitant's death under Option 2, or the last surviving joint Annuitant's death under Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner's Beneficiaries, or to the last surviving Owner's estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
NOTE: If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

WHEN ANNUITY PAYMENTS BEGIN
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the maximum permitted date allowed for your Contract, which is the first day of the calendar month following the later of: a) the Annuitant's 90th birthday, or b) the tenth Contract Anniversary. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least two years after the Issue Date.* The Annuity Date cannot be later than what is permitted under applicable law.
*	In Florida, the earliest acceptable Annuity Date is one year after the Issue Date.
NOTE: If on the maximum permitted Annuity Date (which is generally age 95 or 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance. If you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

11.	DEATH BENEFIT

"You" in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information after the end of the current Business Day, we use the next Business Day's prices.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary's interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, he or she each receives an equal share. Any part of the death benefit that is in the Allocation Options remains there until distribution begins. From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we may no longer accept or process transfer requests. After we receive the first Valid Claim from any Beneficiary we also will not accept additional Purchase Payments or allow any partial or full withdrawals unless the withdrawal is required to comply with federal tax law.
The Contract provides the Traditional Death Benefit based on the greater of:
•	Contract Value, or
•
total of all Purchase Payments received, reduced by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include withdrawal charges, but not amounts we withdraw for other Contract expenses.

If the date we are determining the death benefit is not an Index Anniversary and you selected the Index Performance Strategy or Index Guard Strategy, Contract Value includes the Daily Adjustment. Contract Value also includes any increase from the Alternate Minimum Value if you selected any of the available Index Options.
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation we determine the Traditional Death Benefit at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of their portion of total Purchase Payments adjusted for withdrawals determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or their portion of the Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•
If a Determining Life dies before you we do not pay a death benefit to the Beneficiary(s), but we may increase the Contract Value. We compare the Contract Value and total Purchase Payments adjusted for withdrawals determined at the end of Business Day we receive due proof of a Determining Life's death. If your Contract Value is less than total Purchase Payments adjusted for withdrawals, we increase your Contract Value to equal total Purchase Payments adjusted for withdrawals. The Traditional Death Benefit becomes the Contract Value, and the Traditional Death Benefit ends. We allocate any Contract Value increase to the Variable Options according to future Purchase Payment allocation instructions.

•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary's Valid Claim.
The Traditional Death Benefit ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day that total Purchase Payments adjusted for withdrawals and Contract Value are both zero.
•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.

•
Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life's death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.

•	The Business Day the Contract ends.
NOTE: The Traditional Death Benefit is a first-to-die benefit based on the Determining Life. This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract the Traditional Death Benefit is no longer available. Also, if you and the Determining Life (Lives) are different individuals and you die first, the Traditional Death Benefit is not available to your Beneficiary(s).

DEATH OF THE OWNER AND/OR ANNUITANT
The Appendix to the Statement of Additional Information includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
DEATH BENEFIT PAYMENT OPTIONS DURING THE ACCUMULATION PHASE
If you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below. If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.
Spousal Continuation: If the Beneficiary is the deceased Owner's spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts. Spouses must qualify as such under federal law to continue the Contract. Individuals who have entered into a registered domestic partnership, civil union, or other similar relationship that is not considered to be a marriage under state law are also not considered to be married under federal law. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the surviving spouse continues the Contract, at the end of the Business Day we receive his or her Valid Claim, we increase the Contract Value to equal total Purchase Payments adjusted for withdrawals, if applicable. If the surviving spouse continues the Contract:
•	he or she may exercise all of the Owner's rights, including naming a new Beneficiary or Beneficiaries;
•	he or she is subject to any remaining withdrawal charge; and
•	upon the surviving spouse's death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner's death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and a 1.25% m&e charge for any amounts allocated to the Variable Options.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2 or 5. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary's life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and a 1.25% m&e charge for any amounts allocated to the Variable Options.
Distribution must begin within one year of the date of the Owner's death. Any portion of the death benefit not applied to Annuity Payments within one year of the date of the Owner's death must be distributed within five years of the date of death.
If the Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Internal Revenue Code's distribution at death rules, which are set forth in Section 72(s) of the Code.
In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, the Contract is interpreted and administered in accordance with Section 72(s) of the Internal Revenue Code.
Other rules may apply to Qualified Contracts.

12.	TAXES

This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract's effects on your personal tax situation.
QUALIFIED AND NON-QUALIFIED CONTRACTS
You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Internal Revenue Code (Code). For example, a Contract may be purchased pursuant to Section 408 of the Code as an Individual Retirement Annuity (IRA).
Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve month period from all of the IRAs you currently own. Purchase Payments to Qualified Contracts other than from a qualified transfer may be restricted once the Owner reaches age 70½.
Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.
Inherited IRA and Inherited Roth IRA	Must have the same individual as Owner and Annuitant. The deceased owner of the previously held tax‑qualified arrangement will also be listed in the titling of the Contract.
If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.
You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

TAXATION OF ANNUITY CONTRACTS
The Contract has the following tax characteristics.
•	Taxes on earnings are deferred until you take money out. Non-Qualified Contracts owned by corporations or partnerships and Roth IRAs do not receive income tax deferral on earnings.
•
When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax money distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.

•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.
•
Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

•
If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.

•
If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. Purchase Payments are treated as a non-taxable return of principal, whereas earnings are taxable.

•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax money.
•
If you take out earnings before age 59½, you may be subject to a 10% additional federal tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code.

•	A pledge, assignment, or ownership change of a Contract may be treated as a taxable event. You should discuss any pledge, assignment, or ownership change of a Contract with your tax adviser.
•
If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.

•
Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code.

•
Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract's RMD requirements.

•
When you take money out of a Contract, we may deduct premium tax that we pay on your Contract. This tax varies from 0% to 3.5%, depending on your state. Currently, we pay this tax and do not pass it on to you.

TAX-FREE SECTION 1035 EXCHANGES
Subject to certain restrictions, you can make a "tax-free" exchange under Section 1035 of the Internal Revenue Code for all or a portion of one annuity contract for another, or all of a life insurance policy for an annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
•	you might have to pay a withdrawal charge on your previous contract,
•	there is a new withdrawal charge period for this Contract,
•	other charges under this Contract may be higher (or lower),
•	the benefits may be different, and
•	you no longer have access to any benefits from your previous contract.
If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract who generally earns a commission on each sale. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

13.	OTHER INFORMATION

THE REGISTERED SEPARATE ACCOUNT
We established Allianz Life Variable Account B (the Separate Account) as a separate account under Minnesota insurance law on May 31, 1985. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the shares of the Variable Options that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.
We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account's assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.
If the Separate Account's assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and charges. The obligations under the Contracts are obligations of Allianz Life.
OUR GENERAL ACCOUNT
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts, including obligations associated with the Index Options. Contract Value that you apply to Annuity Payments becomes part of our general account. In addition, we place a majority of the assets you allocate to the Index Options in our general account where we primarily invest the assets in a variety of fixed income securities.
OUR UNREGISTERED SEPARATE ACCOUNT
Initially, a substantial majority of the aggregate assets backing the Index Performance Strategy and Index Guard Strategy Index Options are allocated to our general account. We place all other assets that you allocate to these Index Options in an unregistered, non-unitized, non-insulated separate account (Separate Account IANA), which we established under Minnesota Insurance Law solely for the purpose of supporting our obligations to pay Performance Credits associated with these Index Options. Subsequently, there may be significant transfers of assets between the general account and Separate Account IANA in response to Index performance. We typically transfer assets between these accounts if there is a 10% incremental change in year-to-date Index performance. We examine year-to-date Index performance daily and change the account allocations daily if needed based on this 10% increment.
We invest the assets in Separate Account IANA in hedging instruments, including derivative investments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

An Owner who allocates Contract Value to an Index Performance Strategy or Index Guard Strategy Index Option does not have any interest in or claim on the assets in Separate Account IANA. In addition, neither the Owner nor these Index Options participate in any way in the performance of assets held in Separate Account IANA.
NOTE FOR CONTRACTS ISSUED IN DELAWARE AND WASHINGTON: All of the assets backing the Index Performance Strategy and Index Guard Strategy Index Options are allocated to Separate Account IANA. We do not move assets between the general account and Separate Account IANA for the Contracts.
NOTE FOR CONTRACTS ISSUED IN TEXAS: We place all assets that you allocate to the Index Performance Strategy and Index Guard Strategy Index Options that are not invested in the general account in an unregistered, non-unitized, insulated separate account (Separate Account IATX). Separate Account IATX is structured differently from Separate Account IANA. Unlike Separate Account IANA, Separate Account IATX is for the exclusive benefit of persons purchasing a Contract in the State of Texas. Separate Account IATX is insulated from the claims of creditors and Contract purchasers are given priority with regard to Separate Account IATX's assets over Contract purchasers from other states as well as general creditors. Separate Account IATX was established under Minnesota law for the benefit of Texas Contract purchasers. Separate Account IATX supports our obligations to pay Performance Credits to Texas Contract Owners. Allocations and reallocations to and from the Separate Account IATX are managed in the same manner as Separate Account IANA. Neither Texas Contract purchasers nor these Index Options participate in any way in the performance of assets held in Separate Account IATX.

DISTRIBUTION
Allianz Life Financial Services, LLC (ALFS), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. ALFS is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. ALFS is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). ALFS is not a member of Securities Investors Protection Corporation. More information about ALFS is available at www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with ALFS for the distribution of the Contracts. ALFS also may perform various administrative services on our behalf.
We may fund ALFS operating and other expenses, including: overhead; legal and accounting fees; Financial Professional training; compensation for the ALFS management team; and other expenses associated with the Contracts. Financial Professionals and their managers may also be eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with ALFS. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
ALFS does not itself sell the Contracts on a retail basis. Rather, ALFS enters into selling agreements with other broker/dealers registered under the 1934 Act (selling firms) for the sale of the Contracts. These selling firms include third party broker/dealers and Questar Capital Corporation, an affiliated broker/dealer. We pay sales commissions to the selling firms and their Financial Professionals. The maximum commission payable to the selling firms for Contract sales is expected to not exceed 6% of Purchase Payments. Sometimes, we enter into an agreement with a selling firm to pay commissions as a combination of a certain amount of the commission at the time of sale and a trail commission which, when totaled, could exceed 6% of Purchase Payments.
We and/or ALFS may make bonus payments to certain selling firms based on aggregate sales of our variable insurance contracts (including this Contract) or persistency standards, or as part of a special promotion. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms. In some instances, the amount paid may be significant.
A portion of the payments made to selling firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
Commissions paid on the Contract, including other incentives or payments, are not charged directly to the Owners or the Separate Account. We intend to recover commissions and other expenses indirectly through fees and charges imposed under the Contract.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Broker-dealers and their Financial Professionals and managers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services. In addition, certain firms and their Financial Professionals may receive compensation for distribution and administrative services when acting in a wholesaling capacity and working with retail firms.
In certain instances, we and/or ALFS may make payments to a broker/dealer for inclusion of this Contract in its list of products that it offers for sale.
We and/or ALFS may pay certain selling firms additional marketing support allowances for:
•	marketing services and increased access to their Financial Professionals;
•	sales promotions relating to the Contracts;
•	costs associated with sales conferences and educational seminars;
•	the cost of client meetings and presentations; and
•	other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular broker/dealer firm and the amount of any such payment.
We may also make payments for marketing and wholesaling support to broker/dealer affiliates of Variable Options that are available through the variable annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.
The Variable Options may assess a Rule 12b‑1 fee. These fees are paid to ALFS as consideration for providing certain services and incurring certain expenses permitted under the Variable Option's plan. These fees typically equal 0.25% of a Variable Option's average daily net assets.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of a Variable Option may make payments for administrative services to ALFS or its affiliates.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.
ADDITIONAL CREDITS FOR CERTAIN GROUPS
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
ADMINISTRATION/ALLIANZ SERVICE CENTER
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. The Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative and routine customer services performed by our Service Center include processing and mailing of account statements and other mailings to Owners, responding to Owner correspondence and inquiries. Allianz Life also contracts with Tata Consultancy Services (Tata) located at #42(P) & 45(P), Think Campus, Electronic City, Phase II, Bangalore, Karnataka 560100, India, to perform certain administrative services including:
•	issuance and maintenance of the Contracts,
•	maintenance of Owner records, and
•	routine customer service including:
–	processing of Contract changes,
–	processing withdrawal requests (both partial and total) and
–	processing requests for fixed annuity payments.
Services performed by Tata are overseen and quality control checked by our Service Center.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, may be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.
LEGAL PROCEEDINGS
We and our subsidiaries, like other life insurance companies, from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or ALFS is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or ALFS ability to perform its obligations.
STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
Allianz Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

14.	INFORMATION ON ALLIANZ LIFE

Allianz Life is a stock life insurance company organized under the laws of the State of Minnesota in 1896. Our address is 5701 Golden Hills Drive, Minneapolis, MN 55416. We are a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer fixed, fixed index, and variable annuities, individual life insurance, and registered index-linked annuities. We are licensed to do direct business in 49 states and the District of Columbia.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
The Board currently consists of seven members, including our Chairman, our President and Chief Executive Officer, our Chief Financial Officer and Treasurer, one executive from an affiliated company, and three independent members.
The Board holds regular quarterly meetings, generally in February, April/May, July, and October/November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, and Nomination, Evaluation and Compensation Committees, described in further detail below. Each of the directors attended 100% of the Board and committee meetings to which he or she was assigned during 2016. In 2016, the Board acted four times by unanimous written action.
The current members of our Board are as follows:
Jacqueline Hunt
 Director and Chair of the Board
Jackie Hunt, age 49, currently serves as Chair of Allianz Life's Board of Directors. She is also Chair of the Board of Management of Allianz Asset Management AG and a Member of the Board of Management of Allianz SE, Asset Management, US Life Insurance. Prior to this she was an Executive Director of Prudential plc and the Chief Executive of Prudential UK, Europe and Africa. She joined Prudential from Standard Life plc where she was an Executive Director and Group Chief Financial Officer. Prior to this, Jackie held a number of senior management positions in companies including Norwich Union Insurance, Aviva, Hibernian Group, RSA Insurance and PricewaterhouseCoopers.
Jackie acted as a Commissioner of the Dormant Assets Commission. She was Deputy Chair of the FXA Practitioner Panel, a Non-executive director of TheCityUK, a member of the ABI Board and the Senior Independent Director of National Express Group plc.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Walter R. White
 Director, President and Chief Executive Officer
Walter R. White, age 60, joined Allianz Life in 2009, and currently serves as our President and Chief Executive Officer, and a member of the Board of Directors. Mr. White also serves as Chairman and Chief Executive Officer of Allianz Life Insurance Company of New York (Allianz Life of New York). Mr. White is responsible for leading and overseeing Allianz Life and Allianz Life of New York and providing strategic management and direction. Mr. White served as Chief Administrative Officer of Allianz Life from 2009 to 2011. Prior to joining Allianz Life, Mr. White held executive roles at Woodbury Financial Services from 2001 to 2009, serving as Chief Operating Officer from 2003 to 2007 and President from 2007 to 2009. Prior to that, Mr. White held senior management roles at Fortis from 1994 to 2001, serving as Senior Vice President of Fortis Investors from 1998 to 2001. Mr. White also held senior management roles at the MONY Group from 1988 to 1994, serving as the President of MONY Brokerage from 1991 to 1994.
Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the Chief Executive Officer of Allianz Life and President of Woodbury Financial.
William E. Gaumond
 Director, Senior Vice President, Chief Financial Officer and Treasurer
William E. Gaumond, age 43, joined Allianz Life in 2004 and currently serves as Senior Vice President, Chief Financial Officer and Treasurer and as a member of the Board of Directors. He also currently serves as Director, Chief Financial Officer and Treasurer of Allianz Life of New York. Mr. Gaumond is responsible for all finance and risk management functions, with oversight of the controller, financial planning, treasury and corporate risk management areas. Prior to his current role, Mr. Gaumond spent 12 years in a number of finance and investment-related positions at Allianz Life, including Senior Vice President of the Asset Liability Management and Investment Risk Management department. During this time, Mr. Gaumond also served for two years as a senior member of the Group Planning and Controlling department for Allianz SE in Munich, Germany. Before joining Allianz Life, Mr. Gaumond worked for nine years at PricewaterhouseCoopers LLP. Mr. Gaumond received his Bachelor of Business Administration degree in accounting from the University of Notre Dame, where he graduated summa cum laude.
Mr. Gaumond brings to the Board extensive financial services, investment and insurance industry experience, including serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life of New York.
Giulio Terzariol
 Director
Giulio Terzariol, age 45, joined Allianz Life's Board of Directors on August 1, 2008. Mr. Terzariol also leads the Group Planning and Controlling Division in Munich, Germany for Allianz SE. Mr. Terzariol joined Allianz Life in 2007 and served as Senior Vice President, Chief Financial Officer and Treasurer from July 16, 2008 to December 31, 2015. He also served as Chief Financial Officer and Treasurer of Allianz Life of New York from October 20, 2008 to December 31, 2015, and as Director of Allianz Life of New York from April 28, 2009 to December 31, 2015. In these roles, Mr. Terzariol was responsible for all finance and risk management functions, with oversight of the controller, tax, treasury and enterprise data intelligence areas. Prior to joining Allianz Life, Mr. Terzariol served as Regional Chief Financial Officer for Allianz Insurance Management Asia Pacific in Singapore from 2004 to 2007. Prior to that, Mr. Terzariol spent seven years with Allianz SE in Munich, Germany as a financial analyst and then as Head of International Insurance Unit within the Group Planning and Controlling Division. Mr. Terzariol started his career in the insurance business in 1995 with Generali as part of their two‑year international training program.
Mr. Terzariol brings to the Board extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including previously serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life of New York.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Ronald M. Clark
 Director
Ronald M. Clark, age 69, joined Allianz Life's Board of Directors on January 1, 2014 and also serves as Chairman of the Nomination, Evaluation and Compensation Committee. Mr. Clark has over 40 years of experience in investments, having served as the President of Allianz Investment Corporation from 1980 to 1990, Chief Operating Officer of AZOA from 1990 to 2001, and Chief Investment Officer of AZOA from 2002 to 2011. Mr. Clark retired as of December 31, 2011. Mr. Clark also serves on the Board of Directors of Allianz Life of New York and serves as a director and Chair of the Compensation Committee of Manitex International, Inc. Manitex International, Inc. is a leading worldwide provider of highly engineered specialized equipment, including boom trucks, cranes, and other related industrial equipment.
Mr. Clark brings to the Board extensive experience in the financial services and insurance industries as well as extensive experience with investment matters. The Board also benefits from his perspective as a current and former director of other companies.
David L. Conway
 Director
David L. Conway, age 69, joined Allianz Life's Board of Directors on January 1, 2014. Mr. Conway has over 40 years of experience in the insurance industry. Mr. Conway worked with Fireman's Fund Insurance Company ("FFIC") from 1970 through 2010, including serving in various executive positions. In 2004, Mr. Conway was appointed as FFIC's first Chief Risk Officer, and in 2007, he was appointed FFIC's Chief Underwriting Officer and established the role, responsibilities and authorities related to that position. Mr. Conway has also served as a director for several insurance and risk industry groups.
Mr. Conway brings to the Board extensive experience in the insurance industry as well as extensive experience in risk and underwriting. The Board also benefits from his experience with several industry councils and boards.
Udo Frank
 Director
Udo Frank, age 57, joined Allianz Life's Board of Directors on May 1, 2015. Mr. Frank has over 30 years of experience in the financial services and insurance industries. Mr. Frank worked with various Allianz SE investment and asset management affiliates from 1994 through 2014, including serving in numerous executive positions. In 2001, Mr. Frank was appointed as the Global Chief Executive Officer of RCM Capital Management LLC. In 2012, he was appointed the Head of Product Management and Chief Marketing Officer of Allianz Global Investors – U.S. Prior to joining Allianz, Mr. Frank worked at both Capital Management International, Deutsche Bank Group, and Allgemeine Deutsche Credit Anstalt in Frankfurt, Germany. Mr. Frank has also served as a director of various insurance industry groups.
Mr. Frank brings to the Board extensive experience in the financial services and insurance industry as well as extensive experience in investments and asset management.
EXECUTIVE OFFICERS
The current executive officers (other than Messrs. White and Gaumond, whose biographies are included above in the Board of Directors information) are as follows:
Thomas P. Burns
 Senior Vice President, Chief Distribution Officer
Thomas P. Burns, age 61, joined Allianz Life in 2006 and currently serves as Senior Vice President, Chief Distribution Officer of Allianz Life, He also serves as Director and President of Allianz Life of New York. Mr. Burns is responsible for the development, design and implementation of Allianz Life's and Allianz Life of New York's sales and distribution strategies. Prior to joining Allianz Life, Mr. Burns served as Senior Vice President, Distribution of Securian from 2002 to 2006. Prior to joining Securian, Mr. Burns worked for Prudential for 24 years, from 1978 to 2002, in various managerial capacities.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Gretchen Cepek
 Senior Vice President, General Counsel and Secretary
Gretchen Cepek, age 49, joined Allianz Life in 2009, and currently serves as Senior Vice President, General Counsel and Secretary. She is also Chief Legal Officer and Secretary of Allianz Life of New York. In this role, Ms. Cepek is responsible for the legal and compliance departments as well as government relations and the special investigations unit. Prior to her current role, Ms. Cepek served as Vice President, Legal Business Operations, Distribution and Product Development, of Allianz Life from 2009 to February 2012. Prior to joining Allianz Life, Ms. Cepek served as Counsel at Woodbury Financial Services from 2005 to 2009. Prior to joining Woodbury Financial, Ms. Cepek spent 13 years with the law firm of Querrey & Harlow, Ltd. from 1992 to 2005, where she served as a law clerk, associate attorney and then as a shareholder. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Nancy E. Jones
 Senior Vice President, Chief Marketing Officer
Nancy E. Jones, age 56, joined Allianz Life in 2008, and currently serves as Senior Vice President, Chief Marketing Officer. Ms. Jones is responsible for new business strategy, product innovation, marketing, and corporate communications. Ms. Jones leads Allianz Life's product strategy and development for its annuity and life insurance product lines. Ms. Jones' team drives the Allianz Life brand through segmentation, customer experience, interactive initiatives, and advanced market insights to create strategies designed to help people reach their retirement income goals. Ms. Jones also leads Allianz Life's digital strategy and oversees public relations, internal communications, and community relations efforts. She is also responsible for the United States regional brand strategy for the United States family of Allianz SE companies. Prior to joining Allianz Life, Ms. Jones served as the Senior Vice President of Client Experience and Marketing Operations at Ameriprise Financial (formerly American Express). Prior to that, Ms. Jones held several senior roles at American Express in the traditional financial advisory business, as well as developing new direct and online businesses. Her career in the financial services industry spans more than 30 years, with roles in business strategy, product development, distribution channel management, and marketing.
Cathy A. Mahone
 Senior Vice President, Chief Administrative Officer
Cathy Mahone, age 52, joined Allianz Life in 2008 and currently serves as Senior Vice President Chief Administrative Officer. Ms. Mahone is responsible for the oversight of enterprise operations, information technology, and other strategic initiatives. Previously, Ms. Mahone was Senior Vice President, Enterprise Operations, a position she held until assuming her current role in 2012. Prior to joining Allianz Life, Ms. Mahone had approximately 20 years of financial services experience with Ameriprise Financial, where she served in several leadership roles, including Vice President of the Operations Project Management Office. In her more than 20-year career with Ameriprise, Ms. Mahone held a variety of leadership positions in operations, distribution and marketing.
Ms. Mahone earned a Bachelor of Arts degree in mass communications from the University of Minnesota and a Master's degree in business communications from the University of St. Thomas. Ms. Mahone also holds her FINRA Series 7 and 24 securities registrations.
Neil H. McKay
 Senior Vice President, Chief Actuary
Neil H. McKay, age 55, joined Allianz Life and Allianz Life of New York in 1999 and currently serves as Senior Vice President, Chief Actuary of Allianz Life, and as Chief Actuary of Allianz Life of New York. Mr. McKay is responsible for all of the actuarial functions of Allianz Life and Allianz Life of New York, including the actuarial assumptions underlying their products and the rate setting associated with existing and new products. Prior to joining Allianz Life, Mr. McKay served in a variety of roles at LifeUSA Holding Company (prior to its merger with Allianz Life) from 1990 to 1999, culminating in the position of Vice President of Finance. Prior to that, Mr. McKay held the position of Assistant Product Actuary from 1984 to 1990 for Security Life of Denver, in Denver, Colorado.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Todd M. Hedtke
 Senior Vice President, Chief Investment Officer
Todd M. Hedtke, age 44, joined Allianz Life in 2000 and currently serves as Senior Vice President, Chief Investment Officer. He also currently serves as Chief Investment Officer of Allianz Life of New York. Mr. Hedtke leads the investment management, liquidity planning, hedging, and trading functions at Allianz Life. He is also a member of the global Allianz Investment Management Board, which services the Allianz Group insurance companies. Prior to his current role, Mr. Hedtke spent 15 years in a number of investment-related positions at Allianz Life and its affiliate Allianz Investment Management, LLC, including his prior role as Vice President, Investment Management from October 2010 until August 2015. Prior to joining Allianz Life, Mr. Hedtke held various finance and investment positions at Cargill, EBF & Associates, and American Express. Mr. Hedtke earned his BA from Hamline University and MBA from the University of Minnesota Carlson School of Management. In addition to being a Chartered Financial Analyst, he holds designations as a financial risk manager and Fellow of the Life Management Institute.
Suzanne D. Zeller
 Senior Vice President, Human Resources
Suzanne D. Zeller, age 63, joined Allianz Life in August 2010 and currently serves as Senior Vice President, Human Resources. In this position, Ms. Zeller is responsible for setting strategy and leading the Human Resources and Facilities departments to improve business results and increase employee engagement. Prior to joining Allianz Life, Ms. Zeller worked in various capacities with The Hartford Financial Services Group from 2003 to 2010, culminating in the position of Vice President of Human Resources for the international wealth management business of Hartford Life, Inc., a subsidiary of The Hartford Financial Services Group. Prior to that, Ms. Zeller ran her own consulting practice that specialized in executive coaching, business strategy planning and leadership development. Ms. Zeller also has held senior human resources and organizational effectiveness positions at a number of insurance and reinsurance companies, including Swiss Re, Met Life, American Re and Chubb Executive Risk.
Robert DeChellis
 Field Senior Vice President, Chief Retirement Strategist, Allianz Exchange
Robert DeChellis, age 50, joined Allianz Life in 2006 and currently serves as Field Senior Vice President, Chief Retirement Strategist, Allianz Exchange. He also serves as Field Senior Vice President, Chief Retirement Strategist, Allianz Exchange of Allianz Life of New York. As Chief Retirement Strategist, Allianz Exchange, Mr. DeChellis is responsible for uniting strategic relationships, technology and intellectual capital to identify uncommon financial solutions and thought leadership. In this role, Mr. DeChellis collaborates with the global family of Allianz companies as well as outside partners to address the growing demand for holistic financial advice. Mr. DeChellis also currently serves as Chairman of the Board of the Insured Retirement Institute, the leading financial services trade association for the retirement income industry. Previously, Mr. DeChellis served as Field Senior Vice President, Broker Dealer Distribution of Allianz Life, and Field Vice President, Broker Dealer Distribution of Allianz Life of New York. He also served as President of Allianz Life Financial Services, LLC. Prior to joining Allianz Life, Mr. DeChellis served as Executive Vice President of the Retail Annuities Division of Travelers Life & Annuity. Prior to that, Mr. DeChellis served as Executive Vice President and national sales manager for Jackson National Life Distributors, Inc. Before joining the annuity industry, Mr. DeChellis spent 13 years in asset management, holding positions with firms such as Goldman Sachs and Lord Abbett.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board ("Executive Committee") is currently composed of Ms. Hunt (Chair) and Messrs. White and Clark. The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life's By-Laws. The Executive Committee did not meet in 2016.
The Audit Committee of the Board is currently composed of Messrs. Frank (Chair), Terzariol, Clark and Conway. The Audit Committee is responsible for overseeing Allianz Life's accounting and financial reporting and control processes on behalf of the Board, which includes assisting with Board oversight of (1) quality and integrity of Allianz Life's financial statements, (2) Allianz Life's compliance with legal and regulatory requirements, (3) the qualifications, independence and fees of the independent-auditors, (4) Allianz Life's system of internal controls and (5) the performance of Allianz Life's internal audit function. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee met four times in 2016, and acted once by unanimous written action.
The Nomination, Evaluation and Compensation Committee (NEC Committee) is currently composed of Messrs. Clark (Chair), Conway and Frank. The NEC Committee's purpose is to (1) nominate candidates for director for election, (2) evaluate the performance of officers deemed to be "principal officers," and (3) recommend to the Board the selection and compensation of the "principal officers." The NEC Committee met once in 2016, and acted once by unanimous written action.
Independence of Certain Directors
Allianz Life is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards required under the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of the Board, the Board has determined that Messrs. Frank, Clark and Conway are "independent" under the Model Audit Rule.
Code of Ethics
All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are subject to the Allianz Life Code of Ethics.
Section 16(a) Beneficial Ownership Reporting Compliance
Not applicable.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our "Named Executive Officers" or "NEOs." For 2016, our NEOs were:
•	Walter White, President and Chief Executive Officer
•	William Gaumond, Senior Vice President, Chief Financial Officer and Treasurer
•	Thomas Burns, Senior Vice President and Chief Distribution Officer
•	Neil McKay, Senior Vice President and Chief Actuary
•	Robert DeChellis, Field Senior Vice President, Broker Dealer Distribution
The details of each NEO's compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Executive Summary
Allianz Life's compensation programs are intended to align our NEOs' interests with those of our ultimate stockholder. Our indirect stockholder is Allianz SE, the ultimate parent company of Allianz Life. Allianz Life's compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee, a management committee of Allianz Life, which is an indirect subsidiary of Allianz SE. Allianz Life is tasked with establishing the executive compensation philosophy. In line with Allianz Life's compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of annual and long-term performance goals. Our NEOs' total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.
Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz Life's executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to long-term financial and operational success. To this end, Allianz Life has structured the executive compensation programs to foster a pay-for-performance management culture by:
•
providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz Life most directly competes in the marketplace;

•
setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;

•
establishing equity-based arrangements that align executives' financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and

•	structuring compensation packages and outcomes to foster internal pay equity.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Compensation Components
To support this pay-for-performance strategy, Allianz Life's total compensation program provides a mix of compensation components that bases the majority of each executive's compensation on their success and on an assessment of each executive's overall contribution to that success.
Compensation Element	Description	Objective
Base Salary
Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.
Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz Life Annual Incentive Plan ("AIP").	▪ Link compensation to annual performance results. ▪ Attract and motivate high-caliber leadership. ▪ Align the interests of NEOs and our stockholder.
Variable Compensation Plan	Variable compensation that promotes and rewards the achievement of annual performance objectives through awards under the Variable Compensation Immediate and Deferred Plan.	▪ Link compensation to annual performance results. ▪ Motivate and retain high-caliber leadership with long-term vesting.
Long-Term Incentives
Incentive compensation that promotes and rewards the achievement of long-term performance objectives through awards under the Allianz Life Long-Term Performance Unit Plan ("ALTPUP").
In the case of Allianz Life's Chief Executive Officer, Walter White, he is eligible to receive annual awards through the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP.
▪ Link compensation to annual and multi-year performance results. ▪ Motivate and retain high-caliber leadership with multi-year vesting. ▪ Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives
Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan ("AEI") that promotes and rewards the achievement of senior executive officers. The AEI replaced the Allianz Group Equity Incentives Plan 2007 ("GEI").
▪ Retain high-caliber leadership with multi-year vesting. ▪ Align the interests of NEOs and our stockholder.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees for situations where the employee's position is eliminated as a result of outsourcing, merger or other corporate transaction.
Perquisites-Benefits
Perquisites provided to our NEOs include employer matching contributions to the NEOs' 401(k) plans and may also include the payment of life insurance premiums, relocation reimbursements, reimbursements for financial planning and tax preparation services and reimbursements of spousal travel expenses.
Provide market competitive total compensation package.
In addition, Allianz Life offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for Allianz Life, except as such policies relate to the compensation for the Chief Executive Officer, is set through the Compensation Committee. Decisions affecting the compensation of the Chief Executive Officer are outside the scope of the Compensation Committee. Any such decisions are made by Allianz SE, subject to review by the NEC Committee, and final approval by Allianz Life's Board of Directors. With respect to the compensation of other "principal officers" selected by the Board for purposes of the duties of the NEC Committee under Minn. Stat. § 60D.20, subd. 3(d), the Compensation Committee's decision are similarly subject to review by the NEC Committee and final approval by the Board. The "principal officers" include the Chief Executive Officer, Chief Financial Officer and General Counsel. The Board has delegated the following responsibilities to the Compensation Committee:
•
In general, establish the compensation philosophy and strategy of Allianz Life and oversee the development and implementation of compensation, benefit and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to attract and retain high-quality leadership.

•	Review and approve the establishment of, or material modification to, any executive incentive compensation plans or programs for Allianz Life.
•
Review and approve any special benefits, perquisites or compensation contracts in effect for, or offered to, any prospective, current or former Allianz Life employee, regardless of the employee's level or assignment within Allianz Life. Such benefits and perquisites are those that are unusual or different than the benefits offered to all similarly-situated employees.

•
Review and approve any employment agreements or any severance, change in control or similar termination arrangements or agreements proposed to be made with any prospective, current or former employee of Allianz Life. This does not include special termination agreements, separation or settlement agreements negotiated in connection with and at the time of termination of an executive's employment.

•	Review and approve compensation decisions.
•
Oversee Allianz Life's compliance with regulations with respect to compensation matters and ensure adherence to the set principles and standards of the Allianz Group Rewards Framework and German regulations.

The Compensation Committee will at all times be composed of at least five members who are appointed by the full Board of Directors of Allianz Life. The Compensation Committee currently consists of the following members: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and the Chief Human Resources Officer. The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
Following its review and decision, the Compensation Committee produces and submits a report on executive compensation to Allianz Life's Board of Directors at its request. With respect to the compensation of "principal officers" selected by the Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), the Compensation Committee produces and submits a report on executive compensation proposed for the designated "principal officers", to the NEC Committee for its review and recommendation to the Board for final approval.
Role of the Chief Executive Officer
Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except himself. He provides the Compensation Committee with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. He then provides his recommendations for each NEO's total compensation and the appropriate goals for each in the year to come. However, the Compensation Committee is not bound by his recommendations.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Role of Allianz Life's Human Resources
Allianz Life's Human Resources supports the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life's Human Resources' efforts include, among other things:
•	evaluating the compensation data from industry groups, national executive pay surveys and other sources for the NEOs and other executive officers as appropriate;
•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;
•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•	reporting to, and answering requests for, information from the Compensation Committee.
Allianz Life's Human Resources officers also coordinate and share information with their counterparts at Allianz SE.
Use of Competitive Compensation Data
Because Allianz Life competes most directly for executive talent with other large diversified financial services companies, they regard it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz Life provides compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys with which it participates. Allianz Life relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.
All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis but by breaking down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life's Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz Life's compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz Life believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz Life provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual and multi-year incentives and equity) as well as: (i) retirement, health and other benefit programs, (ii) severance benefits and (iii) perquisites.
Base Salary
Allianz Life's philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which it believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO's career experience, the scope of the position's responsibilities and the NEO's own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz Life maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

NEO compensation is determined based on the achievement of specific corporate and individual performance objectives. In determining the amount of each NEO's base salary, the Compensation Committee considers the scope of their responsibilities, taking into account available competitive market compensation paid by other companies for similar positions. With respect to the base salary of our Chief Executive Officer, the Chairman of the Board considered the Chief Executive Officer's experience, performance, and contribution to overall corporate performance when determining his base salary for 2016 for recommendation to the NEC Committee. Base salaries for our other NEOs for 2016 were also set by the Compensation Committee based upon each NEO's individual experience and contribution to the overall performance of Allianz Life, and subject to Allianz SE Compensation Committee reviews and, with respect to the base salaries of "principal officers" selected by Allianz Life's Board of Directors for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to the Board for final approval.
AIP
Allianz Life offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee and are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•	provide an incentive that will encourage future superior individual performance; and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz Life.
Over the course of the year, the Compensation Committee developed a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2016 operating year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and contributions of our NEOs in achieving performance objectives, and with respect to the awards to the "principal officers" selected by Allianz Life's Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to the Board for final approval.
Variable Compensation
Our Field Vice President, Broker Dealer Distribution participates in Variable Compensation. The purpose of Variable Compensation is to reward Allianz Life employees that have a significant influence over the sales objectives of the business for their contributions. Sales objectives are defined along with payout targets for various levels of performance against those objectives. The total payout is calculated based on the full year performance of the defined sales objectives. There are two components to this payment, a portion that is paid on March 31st following the calendar year for the sales objectives and a portion that is subject to mandatory deferral.
Long-Term Incentives
The purpose of the ALTPUP is to advance the interests of Allianz Life, including Allianz Life of New York, and our indirect stockholder. The ALTPUP seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of Allianz Life who contribute significantly to their company's long-term performance. Such incentive shall be in the form of Long-Term Performance Units ("ALTPUP Units"), which are contingent awards, subject to the terms, conditions and restrictions described in the ALTPUP and the Award Agreement under which such awards are made, by which participants in the ALTPUP may become entitled to receive cash upon the redemption of the ALTPUP Units on the valuation date. The award of ALTPUP Units is discretionary and any payments from the ALTPUP are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of their company's annual goals and objectives,
•	provide an incentive that will encourage future superior individual performance, and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of their company.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

The Compensation Committee (and, with respect to those NEOs that are "principal officers" for purposes of the NEC Committee's duties, the NEC Committee with final approval of Allianz Life's Board of Directors) reviewed the performance of our NEOs following the end of our 2016 fiscal year relative to the long-term equity incentive and retention awards program.
Targeted levels of bonus awards made pursuant to the ALTPUP for our NEOs were established by the Compensation Committee (or, in the case of those NEOs that are "principal officers" for purposes of the NEC Committee's duties, the NEC Committee with final approval of the Board) based on a number of factors related to the performance of Allianz Life and Allianz Life of New York, and the performance of the NEO. Maximum bonus awards made to our NEOs pursuant to the ALTPUP are set to two times the target amount for each NEO. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2016.
Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount set by the Compensation Committee. Target award amounts generally focus on performance of Allianz Life and Allianz Life of New York, including the growth and operating profit and achievement of goals set by Allianz Life. At the end of each three-year period, the performance of Allianz Life is assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee and with respect to the "principal officers" for purposes of the NEC Committee's duties, by the NEC Committee for final approval by the Board.
AEI
The AEI is (a) one part of the variable compensation element for senior executives and provided under the Allianz Sustained Performance Plan ("ASPP") or (b) offered by Allianz Life to selected senior employees as an additional part of their variable compensation on a case to case basis. The AEI is granted in the form of restricted stock units of Allianz SE ("RSUs").
Benefit Perquisites
Allianz Life provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $19,875 annually. In addition, Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2016 are included in the column entitled "All Other Compensation" in the Summary Compensation Table included in this section.
Severance Arrangements
We have entered into an Executive Severance Agreement with our Chief Executive Officer, Walter White, which is described in the "Allianz Life Executive Severance Agreement" discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.
The remainder of our NEOs are subject to severance payments under either the Executive Severance Plan or the Severance Allowance Plan. If an NEO is eligible to receive severance payments pursuant to the Executive Severance Plan, he or she is not eligible to receive severance payments under the Severance Allowance Plan.
Other than the Executive Severance Plan and the Severance Allowance Plan, which are described later in this section, our NEOs (except for Walter White) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is "at will."
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, including Allianz SE stock appreciation rights (SARs) and Allianz SE restricted stock units (RSUs) granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718. Under the FASB ASC Topic 718, the fair value of the SARs is estimated at the date of grant using the Black-Scholes-Merton option-pricing model, which requires the use of certain subjective assumptions. The most significant of these assumptions are the estimates on the expected term, volatility and forfeiture rates of the awards. Forfeitures are not estimated due to the limited history but are reversed in the period in which forfeiture occurs. As required under the accounting rules, valuation assumptions are reviewed at each grant date and, as a result, are likely to change the valuation assumptions used to value stock-based awards granted in future periods. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period.
Deductibility of Executive Compensation. When analyzing both total compensation and individual elements of compensation paid to our NEOs, the Compensation Committee considers the income tax consequences of compensation policies and procedures. In particular, the Compensation Committee considers Section 162(m) of the Internal Revenue Code, which limits the deductibility of non-performance-based compensation paid to certain of the NEOs to $1,000,000 per affected NEO. The Compensation Committee intends to balance its objective of providing compensation to our NEOs that is fair, reasonable, and competitive with the capability to take an immediate compensation expense deduction. Allianz Life's Board of Directors believes that the best interests of Allianz Life, Allianz Life of New York and their stockholder are served by executive compensation programs that encourage and promote their principal compensation philosophy, enhancement of stockholder value, and permit the Compensation Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, Allianz Life and Allianz Life of New York may from time to time pay compensation to its NEOs that may not be fully tax deductible, including certain bonuses and RSUs. Units granted under the ALTPUP are intended to qualify as performance-based compensation under Section 162(m) and are generally fully deductible. Allianz Life will continue to review its executive compensation plans periodically to determine what changes, if any, should be made as a result of the limitation on deductibility.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life during the year ended December 31, 2016 to our principal executive officer, our principal financial officer and each of the three highest paid NEOs who are involved in the management and operations of Allianz Life. The executive compensation information in this prospectus is shown for a one-year period, in accordance with Regulation S-K Item 402, Instruction 1 to Item 402(c).
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)(1)	(f)	(g)(2),(3)	(h)	(i)(4)	(j)
Walter White	2016	$844,000	N/A	$1,152,060	N/A	$2,304,120	N/A	$26,908	$4,327,088
President and Chief
Executive Officer
William Gaumond	2016	$375,000	N/A	$205,031	N/A	$430,031	N/A	$26,465	$1,036,528
Senior Vice President
and Chief Financial
Officer
Thomas Burns	2016	$595,000	N/A	$433,755	N/A	$790,755	N/A	$37,393	$1,856,903
Senior Vice President
and Chief Distribution
Officer
Neil McKay	2016	$500,000	N/A	$360,000	N/A	$690,000	N/A	$32,342	$1,582,342
Senior Vice President
and Chief Actuary
Robert DeChellis	2016	$400,000	N/A	$97,200	N/A	$742,357	N/A	$20,415	$1,259,972
Field Senior Vice
President, Broker
Dealer Distribution
(1)
Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2017 for the 2016 performance year have a March 2021 exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.

(2)	Includes the following payments and grants made pursuant to the AIP and the ALTPUP and the Variable Compensation Immediate and Deferred Plan.
Name	Year	Payments made pursuant to the AIP	Grants made pursuant to the ALTPUP(3)	Payments made pursuant to the Variable Compensation Immediate & Deferred Plan
Walter White	2016	$1,152,060	$1,152,060	$0
William Gaumond	2016	$205,031	$225,000	$0
Thomas Burns	2016	$433,755	$357,000	$0
Neil McKay	2016	$360,000	$330,000	$0
Robert DeChellis	2016	$218,700	$140,000	$383,657
(3)	Walter White, as Chief Executive Officer, participates in the global Allianz SE Mid-Term Bonus Program rather than the ALTPUP.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

(4)	The following table provides additional details regarding compensation found in the "All Other Compensation" column.
Name	Year	Spousal Travel (5)	Milestone/ Anniversary/ Recognition(6)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Cont-ribution(7)	ESPP Imputed Income(8)	Total
Walter White	2016	$5,878		$1,155	$19,875	--	--	$26,908
William Gaumond	2016	--		$604	$18,000	$1,875	$5,986	$26,465
Thomas Burns	2016	$16,925		$593	$19,875	--	--	$37,393
Neil McKay	2016	$4,596	$1650	$915	$19,875	--	$5,306	$32,342
Robert DeChellis	2016	--	$20	$520	$19,875	$1,875	--	$20,415
(5)	Represents reimbursement or payments made to defray the costs of a spouse's travel.
(6)	Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(7)	Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.
(8)	Represents value of the discount associated with stock purchases in the Employee Stock Purchase Plan.
Performance-Based Incentive Compensation Plans
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who are anticipated to significantly contribute to future success. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. With respect to "principal officers" for purposes of the NEC Committee's duties, the NEC Committee recommends to Allianz Life's Board of Directors awards for final approval. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
Variable Compensation
Variable Compensation is intended to reward the Field Vice President, Broker Dealer Distribution for attainment of various sales objectives. The minimum payout is zero and the maximum payout is 200% of the target amount. Once the total Variable Compensation has been determined, the payout is then split into a portion that is paid immediately (each year on March 31st) and a portion that is subject to a mandatory deferral period. These two portions are called Variable Compensation – Immediate, and Variable Compensation – Deferred respectively. The Variable Compensation – Deferred portion is subject to a 3-year cliff vesting schedule where Variable Compensation – Deferred payments are not eligible for withdrawal until January 1st three full years following the year for which the calculated compensation pertains. Payments pertaining to the 2016 calendar year will become eligible for withdrawal on January 1, 2020.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

ALTPUP
In order to be eligible for ALTPUP awards, individuals must be nominated by the business unit and approved by the Compensation Committee and with respect to "principal officers" for purposes of the NEC Committee's duties, by the NEC Committee with final approval by the Board. Receipt of an ALTPUP award one year is not a guarantee that an ALTPUP award will be granted in subsequent years. The ALTPUP incentive is in the form of ALTPUP Units, which have a target value of $10.00. The threshold value is $5.00 and the maximum value is $20.00. The ALTPUP consists of three-year award periods, and one-third of the ALTPUP Units pay out each year over the three-year award period. The valuation date is December 31 at the end of each performance year, unless the Compensation Committee in its discretion selects an earlier date.
Allianz SE Mid-Term Bonus Plan
Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a non-rolling three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount set by the Compensation Committee. Target award amounts generally focus on company performance, including growth and operating profit and achievement of goals set by Allianz Life. At the end of each three-year period, the performance of Allianz Life is assessed, along with relevant company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the Compensation Committee and with respect to the "principal officers" for purposes of the NEC Committee's duties, by the NEC Committee for final approval by the Board.
AEI
The AEI is designed to recognize the participant's continuous employment with Allianz Life over the relevant period and shall be an incentive to continue in employment. Grants and payments under the AEI will only be made if the participant (i) is employed with Allianz Life at the date of grant, (ii) remains employed with Allianz Life during the vesting period of the RSU, and (iii) has not voluntarily left employment prior to retirement or been terminated for cause. The securities issuable under the AEI are RSUs. An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash, Allianz SE stock, or other consideration at the sole discretion of Allianz Life. RSUs are subject to a four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or are pensioners. The grant at fair value cannot be greater than 165% of a participant's target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e., 300% of the grant value).
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during the year ended December 31, 2016.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1),(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3),(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter White	3/3/2017
RSUs (under AEI)					$0	$844,000	$4,177,800
AIP Award		$0	$844,000	$1,392,600
Midterm Bonus Plan		$0	$844,000	$1,392,600
William Gaumond	3/3/2017
RSUs (under AEI)					$0	$168,750	$835,313
AIP Award		$0	$168,750	$337,500
ALTPUP Award		$0	$225,000	$450,000
Thomas Burns	3/3/2017
RSUs (under AEI)					$0	$357,000	$1,767,150
AIP Award		$0	$357,000	$714,000
ALTPUP Award		$0	$357,000	$714,000
Neil McKay	3/3/2017
RSUs (under AEI)					$0	$300,000	$1,485,000
AIP Award		$0	$300,000	$600,000
ALTPUP Award		$0	$300,000	$600,000
Robert DeChellis	3/3/2017
RSUs (under AEI)					$0	$80,000	$396,000
AIP Award		$0	$180,000	$360,000
ALTPUP Award		$0	$140,000	$280,000
Variable Compensation		$0	$388,000	$776,000
(1)
The target and maximum columns show the target award and maximum award for 2016 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2016 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive's level.

(2)
The target and maximum columns show the target award and maximum award for 2016 for each NEO under the ALTPUP. Under the ALTPUP, all awards are discretionary. To the extent that awards are made, the minimum amount of an award will equal at least 50% of the target amount as determined by the Compensation Committee (or with respect to "principal officers" for purposes of the NEC Committee's duties, the NEC Committee with final approval of the Board). The actual 2016 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. ALTPUP target and maximum awards are a pre-designated percentage of base salary determined at the executive's level.

(3)
RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See "Outstanding Equity Awards at December 31, 2016" for disclosure regarding the number of RSUs that are unvested as of December 31, 2016.

(4)
The target and maximum columns show the target award and maximum award for 2016 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2016 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Outstanding Equity Awards at December 31, 2016
The following table sets forth the outstanding equity awards at the December 31, 2016 fiscal year-end. The table shows SARs and RSUs, granted pursuant to the AEI.
	SARs					RSUs
Name	Number of Securities Underlying Unexercised SARs Exercisable	Number of Securities Underlying Unexercised SARs Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SARs	SAR Base Price	SAR Expiration Date	Number of RSUs That Have Not Vested	Market Value of RSUs That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned RSUs That Have Not Vested
(a)	(b)(1)	(c)	(d)	(e)	(f)	(g)(2)(3)	(h)(4)	(i)	(j)
Walter White	4,160	N/A	N/A	N/A	03/10/2017			N/A	N/A
						7,930	$1,300,679
						7,927	$1,300,187
						6,364	$1,043,823
						10,097	$1,656,110
William Gaumond	--	N/A	N/A	N/A	--			N/A	N/A

						2,234	$366,421
						1,559	$255,707
						679	$111,370
						721	$118,258
Thomas Burns	--	N/A	N/A	N/A	--			N/A	N/A
						3,526	$578,335
						3,723	$610,646
						3,151	$516,827
						3,714	$609,170
Neil McKay	--	N/A	N/A	N/A	--			N/A	N/A

						3,264	$535,361
						3,180	$521,584
						2,586	$424,156
						3,536	$579,975
Robert DeChellis	--	N/A	N/A	N/A	--			N/A	N/A
						1,147	$188,131
						915	$150,078
						832	$136,465
						732	$120,063
(1)	There is a two-year vesting period for exercisable securities underlying unexercised SARs.
(2)
Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during 2016 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or are pensioners.

(3)
For each of the NEOs, the number of RSUs listed on the first line expired 2017, the RSUs listed on the second line expire 2018, the RSUs listed on the third line expire 2019, and the RSUs listed on the fourth line expire 2020.

(4)	Based on an assumed stock price of $164.02 per share, which was the closing stock price of Allianz SE common stock on December 31, 2016, converted from Euros into U.S. dollars.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Allianz SE Option Exercises and Stock Grants Vested in 2016
The following table summarizes the value received from Allianz SE stock option exercises and stock grants vested during the year ended December 31, 2016.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Walter White	--	$0	3,788	$572,105
William Gaumond	--	$0	774	$116,898
Thomas Burns	--	$0	5,201	$785,512
Neil McKay	--	$0	4,357	$658,042
Robert DeChellis	--	$0	1,407	$212,501
(1)	Represents Allianz SE SARs that were exercised during 2016 pursuant to the GEI. Amounts realized were paid in cash.
(2)	Represents Allianz SE RSUs that were exercised during 2016 pursuant to the GEI and AEI. Amounts realized were paid in cash.
Allianz Life Executive Severance Agreement
Allianz Life entered into an Executive Severance Agreement with our Chief Executive Officer, Walter White, with an expiration date of December 31, 2018. The severance arrangements for Mr. White are prescribed by the Executive Severance Agreement.
Pursuant to the Executive Severance Agreement, Mr. White is entitled to lump sum cash payments upon separation of $1,648,000 in the event he is terminated without "cause" as defined in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental benefits at the employee premium rates for a period of 18 months following termination.
The remainder of our NEOs are subject to severance payments under either the Executive Severance Plan or the Severance Allowance Plan. If an NEO is eligible to receive severance payments pursuant to the Executive Severance Plan, he or she is not eligible to receive severance payments under the Severance Allowance Plan. The terms of each of these plans are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance allowance benefits under the Executive Severance Plan. For the year ended December 31, 2016, the NEOs eligible for severance benefits under this plan were William Gaumond, Thomas Burns, and Neil McKay. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated will receive a lump sum cash payment equal to one and one-half times their "annual base pay" in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living or other allowances.
Severance Allowance Plan
All employees, including our NEOs, who are not eligible to receive severance benefits under the Executive Severance Plan, are subject to severance payments under the Severance Allowance Plan. For the year ended December 31, 2016, the NEO eligible for severance benefits under this plan was Robert DeChellis. The Severance Allowance Plan provides that employees who are terminated for certain company-initiated reasons are eligible to receive a severance payment in an amount based on the employee's weekly base pay multiplied by the number of weeks set forth in the Severance Allowance Plan. Employees are generally eligible for severance payments if they are terminated for the following reasons:
•	employee's position is eliminated;
•	employee's position is outsourced; or
•	employee's position is eliminated in connection with a sale or merger or other corporate transaction..
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

The following table shows the lump sum payments that would have been payable to each of our NEOs had they been terminated on December 31, 2016 and been eligible for severance payments pursuant to the Executive Severance Plan.
NEOs	Lump Sum Payment
Walter White	N/A(1)
William Gaumond	$562,500
Thomas Burns	$892,500
Neil McKay	$750,000
Robert DeChellis	$384,615
(1)
Mr. White is not eligible to receive payments pursuant to the Executive Severance Plan or Severance Allowance Plan. See "Allianz Life Executive Severance Agreement" for information regarding severance payments that Mr. White is eligible to receive upon termination of service.

Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life for the year ended December 31, 2016.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jacqueline Hunt(2) Chairman of the Board	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Walter White(3) President and Chief Executive Officer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
William Gaumond(3) Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Giulio Terzariol(2) Director	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ronald M. Clark Independent Director	$40,000	N/A	N/A	N/A	N/A	N/A	$40,000
David L. Conway Independent Director	$40,000	N/A	N/A	N/A	N/A	N/A	$40,000
Udo Frank(5) Independent Director	$40,000	N/A	N/A	N/A	N/A	N/A	$40,000
1	Represents cash compensation provided to our independent directors for the year ended December 31, 2016.
2	Ms. Hunt and Mr. Terzariol did not receive any compensation for their services as a director since they are not an independent directors.
3
As employee directors, Messrs. White and Gaumond do not receive any compensation for their service as directors. The compensation Messrs. White and Gaumond receive as executive officers of Allianz Life is disclosed in the Summary Compensation Table as set forth herein.

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE's principal executive offices are located at Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2016, the directors and executive officers of Allianz Life held less than 1% of Allianz SE's ordinary shares issued and outstanding.
We are not aware of any arrangements that may at a later date result in a change in control of Allianz Life.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
We are a wholly owned subsidiary of AZOA, which is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.
RISKS ASSOCIATED WITH THE FINANCIAL SERVICES INDUSTRY
There are a number of risks associated with the financial services industry including the insurance industry.
Legal, Regulatory, and Tax Risks
We are heavily regulated by state insurance departments and other regulators, and changes in existing or new laws and regulations may reduce our profitability and limit our growth.
We are subject to detailed and comprehensive regulation and supervision in all the jurisdictions in which we operate. Our insurance operations are subject to insurance laws and regulations, which are generally intended to protect policyholders, not our stockholders or creditors. Changes in existing insurance laws and regulations may materially affect the way in which we conduct our business and the products we offer.
State insurance laws regulate most aspects of our insurance business. We are domiciled in Minnesota and are primarily regulated by the Minnesota Department of Commerce, which regulates insurance companies in the State of Minnesota, and by the states in which we are licensed. State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things:
•	licensing companies and agents to transact business;
•	calculating the value of assets to determine compliance with statutory requirements;
•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;
•	establishing statutory capital and reserve requirements and solvency standards;
•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;
•	restricting the payment of dividends and other transactions between insurance subsidiaries and affiliates; and
•	regulating the types, amounts, concentrations and valuation of investments.
Our asset management operations are also subject to extensive regulation in various jurisdictions. These regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory authorities broad regulatory powers. Changes to these laws and regulations may adversely affect our asset management operations. We are also subject to increasing regulation under various laws and regulations governing the solvency of insurers and other financial institutions. We are also increasingly subject to detailed and comprehensive regulations governing such matters as money laundering, "know your customer," prohibited transactions with countries or counterparties subject to sanctions, and bribery and other anti-corruption measures.
We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly and supervisory authorities around the country are assuming an increasingly active and aggressive role in interpreting and enforcing regulations governing a variety of business practices, such as the escheatment of unclaimed property, in the jurisdictions where we do business. We have been and may become in the future subject to regulatory investigations and/or examinations which, together with civil actions often following these investigations, may affect our image, brand, relations with regulators and/or results of operations. We cannot predict with any certainty the potential effects that any change in applicable laws or regulations, their interpretation or enforcement, or any enactment of new regulation or legislation in the future may have on our business, consolidated results of operations and financial condition.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Our products are heavily regulated and must be approved by the individual state regulators where such products are sold. State insurance regulators and the National Association of Insurance Commissioners ("NAIC") regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, could have a material adverse effect on our financial condition and consolidated results of operations. The NAIC continues to change and modernize its financial and solvency requirements and regulations. These changes could have a material adverse effect on our business, consolidated results of operations and financial condition.
In December 2014, the NAIC adopted Actuarial Guideline XLVIII ("AG 48") which established a new regulatory requirement applicable to XXX and AXXX reserve financing transactions ceded to reinsurers, including affiliated reinsurers. AG 48 is an important part of the implementation of the XXX and AXXX reinsurance framework the NAIC adopted in June 2014. As adopted, AG 48 limits the type of assets that may be used as collateral to cover the XXX and AG 38 statutory reserves. In January 2016, the NAIC adopted changes to the Credit for Reinsurance Model Law, giving regulators the authority to pass regulations related to captive reserve financing transactions. In December 2016, the NAIC adopted the Term and Universal Life Insurance Reserve Financing Model Regulation ("XXX/AXXX Model Regulation") codifying the regulatory framework set forth in AG 48. Following adoption of the XXX/AXXX Model Regulation, the NAIC adopted further revisions to AG 48 effective January 1, 2017, in order to make it substantively consistent with the XXX/AXXX Model Regulation. Generally, AG 48 will cease to be effective, on a state by state basis, as individual states enact the XXX/AXXX Model Regulation. Additionally, in May 2015, the NAIC adopted proposed revisions to the preamble to the NAIC accreditation standards, which would require states to apply NAIC accreditation standards to captive reinsurers. The revisions would add captive insurance companies that assume XXX or AXXX business, variable annuities, and long-term care insurance. A state will be deemed in compliance as it relates to XXX or AXXX captives if the applicable reinsurance transaction complies with AG 48 or the XXX/AXXX Model Regulation, as applicable. The NAIC adopted further revisions to AG 48 effective January 1, 2017, in order to ensure uniformity of treatment between states, companies, and ceded policies and, to avoid confusion, to make it as substantively identical to the NAIC Term and Universal Life Insurance Reserve Financing Model Regulation as possible.
In June 2013, the New York State Department of Financial Services (the "NYDFS") released a report critical of certain captive reinsurance structures and calling, in part, for other state regulators to adopt a moratorium on approving such structures pending further review by state and federal regulators. Insurance regulators in a few states, including New York and California, have imposed a moratorium on new reinsurance transactions between life insurers domiciled in those states and captive reinsurers. Allianz Life has one active Missouri captive reinsurance subsidiary. We cannot predict what actions and regulatory changes will result from the NAIC revisions or the NYDFS report, whether additional state insurance regulators will restrict the use of captive reinsurers or what impact such changes will have on our business, consolidated results of operations and financial condition.
In 2015, the NAIC established a variable annuity issues working group to study and address regulatory issues resulting in variable annuity captive reinsurance transactions. The working group developed a draft report that suggests numerous changes to current NAIC rules and regulations that would be designed to decrease incentives for insurers to establish variable annuity captives. This report proposed adoption of changes to current rules and regulations with an initial anticipated effective date in January 2017. However, it is still unclear when such changes might take effect. If adopted, the changes could have a material adverse effect on our business, consolidated results of operations and financial condition.
Recently, certain states have adopted new laws and regulations that require life insurers to search for unreported deaths of policyholders. The National Conference of Insurance Legislators ("NCOIL") has adopted the Model Unclaimed Life Insurance Benefits Act (the "Unclaimed Benefits Act") and various states have enacted legislation based on the Unclaimed Benefits Act. The Unclaimed Benefits Act would require the implementation of procedures imposing, among other things, the following requirements: (i) comparison of accounts against a death database such as the Social Security Death Master File; (ii) investigation of any potential database matches to confirm a death; (iii) determination whether benefits are due and an attempt to locate the beneficiaries of any benefits that are due; and (iv) escheatment of the benefit to the state as unclaimed property if no beneficiary can be located.. States in which we conduct business may also consider adopting similar legislation. Further, the Uniform Law Commission released its Revised Uniform Unclaimed Property Act in 2016. Additionally, a NAIC working group is developing a model unclaimed property law. If states make changes to their unclaimed property laws based on these new model act developments, we cannot predict what impact such changes could have on our business, consolidated results of operations and financial condition.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

A number of state treasury departments and administrators of unclaimed property have audited life insurance companies for compliance with unclaimed property laws. The audits have focused on maturities of policies or contracts, i.e., policies that have exceeded limiting age with respect to death benefits that companies should treat as unclaimed property and escheat to the state. A number of life insurers, including Allianz Life, have entered into resolution agreements with state treasury departments in which the insurers agree to procedures imposing, among other things, the requirements of the Unclaimed Benefits Act discussed above.
Our business is subject to significant litigation risks in the various states in which we operate; changes in existing or new laws and government regulations in these states and/or an adverse outcome in any significant pending or future litigation or regulatory investigation may have an adverse effect on our business, financial condition, results of operations, reputation or image in the marketplace.
We have been named as defendants in lawsuits (both class actions and individual lawsuits) and involved in various regulatory investigations and examinations and may be involved in more in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investment adviser, investor and taxpayer. We cannot predict what certain lawsuits or regulatory investigations could have on our business, consolidated results of operations and financial condition.
Certain of these lawsuits and investigations seek significant or unspecified amounts of damages, including punitive damages, and certain of the regulatory authorities involved in these proceedings have substantial powers over the conduct and operations of our business. Due to the nature of certain of these lawsuits and investigations, we cannot make an estimate of loss or predict with any certainty the potential impact of these suits or investigations on our business, financial condition or results of operations.
Our products are subject to extensive regulation and failure to meet any of the complex product requirements may reduce profitability.
Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, FINRA, the Department of Labor ("DOL") and the IRS.
For example, U.S. federal income tax law imposes requirements relating to insurance and annuity product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Additionally, state and federal securities and insurance laws impose requirements relating to insurance and annuity product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations. If this were to occur, it could adversely impact our profitability, business, consolidated results of operations and financial condition.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Laws and regulations aimed at bank and financial institutions, including the Dodd-Frank Act, could have an adverse impact on our business, financial condition and results of operations.
Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes a Federal Insurance Office ("FIO") within the U.S. Treasury Department. The FIO has authority that extends to a wide variety of lines of insurance, including life insurance and annuities. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the Financial Stability Oversight Council the designation of any insurer and its affiliates as a non-bank systemically important financial institution subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating "covered agreements" with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements.
Under the so-called Volcker Rule, the Board of Governors of the Federal Reserve System could impose additional capital requirements and quantitative limits on certain trading and investment activities of a non-bank systemically important financial institution.
Nonbank financial companies such as Allianz Life that are not affiliates with an insured depository institution or otherwise brought within the definition of "banking entity" generally will not be subject to the Volcker Rule's prohibitions. However, the prohibitions of the Volcker Rule could impact financial markets generally, for example, through reduced liquidity in certain markets or the exiting of positions by banking entities as the end of the conformance period approaches.
Non-bank systemically important financial institutions and certain other large financial companies can be assessed under Dodd-Frank for any uncovered costs arising in connection with the resolution of a systemically important financial company and to cover the expenses of the Office of Financial Research, an agency established by Dodd-Frank to improve the quality of financial data available to policymakers and facilitate more robust and sophisticated analysis of the financial system. To date, Allianz Life has not been designated a non-bank systemically important financial institution.
On December 12, 2013, the FIO released a study required by Title V of the Dodd-Frank Act entitled "How to Modernize and Improve the System of Insurance Regulation in the United States" (the "Report"). While the Report reflects extensive study and analysis of the broader issue of the appropriate regulatory framework for insurance, it also reviews some narrower regulatory issues that are current topics of discussion. The Report does not recommend direct federal regulation of insurance, but does recommend significantly greater federal involvement in a number of areas. Some of the recommendations outlined in the Report have been implemented. President Obama has signed the National Association of Registered Agents and Brokers Reform Act into law in January 2015, which simplifies the agent and broker licensing process across state lines. The FIO has also engaged with the supervisory colleges to monitor financial stability and identify regulatory gaps for large national and internationally active insurers. We cannot predict what impact these or any other recommendations that stem from the Report could have on our business, consolidated results of operations and financial condition.
In addition, the Dodd-Frank Act provides that the SEC may promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers (and any other customers as the SEC may by rule provide) will be the same as the standard of conduct applicable to an investment adviser under the Investment Advisers Act of 1940. Although the full impact of such a provision can only be measured when the implementing regulations are adopted, the intent of this provision is to authorize the SEC to impose on broker-dealers fiduciary duties to their customers, similar to the duties applicable to investment advisers under existing law. FINRA has also issued a report addressing how its member firms might identify and address conflicts of interest, including those related to the introduction of new products and services and the compensation of associated persons. We cannot predict what impact these regulatory initiatives could have on our business, consolidated results of operations and financial condition.
The sales of insurance products could also be adversely affected to the extent that some or all of the third-party firms that distribute our products face heightened regulatory scrutiny and/or increased regulation that causes them to de-emphasize sales of the types of products issued by our insurance companies.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. On July 18, 2013, the Financial Stability Board ("FSB") published its initial list of nine global systematically important insurers ("G-SIIs"), which includes Allianz SE, our ultimate parent company, based on the assessment methodology of the International Association of Insurance Supervisors (IAIS). In addition to imposition of basic capital requirements (BCR), the IAIS framework of policy measures calls for additional capital requirements (called higher loss absorbency, or HLA) for G-SIIs which engage in activities deemed to be systemically risky. Beginning in 2015, G-SIIs starting reporting BCR on a confidential basis to group-wide supervisors, subject to access by the IAIS. Beginning in 2016, G-SIIs started reporting HLA on the same basis. BCR will continue to be revised by the IAIS, and a final capital framework for G-SIIs is anticipated by 2019. HLA requirements are to be applied in 2019 to companies designated as G-SIIs in 2017. In addition, the IAIS is developing a risk-based global insurance company standard, and released a revised public consultation document on the standard in 2016. The standard will apply to all internationally active insurance groups, including G-SIIs, with final implementation to begin in 2019 following a confidential reporting period to begin in 2017. These IAIS policy measures would need to be implemented by legislation or regulation in each applicable jurisdiction, and the precise implications of being designated a G-SII are not yet clear;. However, they could have far-reaching regulatory and competitive implications for Allianz SE and adversely impact its capital requirements, profitability, ability to provide capital/financial support for its affiliates, ability to grow through future acquisitions, ability to conduct its business and overall competitive position compared to insurance groups that are not designated G-SIIs. The IAIS has also released an updated report on systemic risks related to insurance product features. Developments related to IAIS activity could affect the way we conduct our business (including, for example, which products we offer) and manage our capital, and could require us to satisfy increased capital requirements, which could materially affect our business, consolidated results of operations and financial condition.
Additionally, Dodd-Frank created the Consumer Financial Protection Bureau ("CFPB"), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment and other consumer financial products and services other than what is already regulated by the SEC or the U.S. Commodity Futures Trading Commission. The CFPB has issued a rule to bring under its supervisory authority certain non-banks whose activities or products it determines pose risks to consumers. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. We are unable to predict the impact of these activities.
On April 6, 2016, the DOL issued a final rule that significantly expands the definition of "investment advice" and increases the circumstances in which companies and broker-dealers, insurance agencies and other financial institutions that sell our products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 ("ERISA") or individual retirement accounts ("IRAs"). It is not yet certain how, if at all, the implementation of this rule will change our business, results of operations or financial condition. The DOL also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that would increase fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and that would apply more onerous disclosure and contract requirements to such transactions. In 2016, the DOL extended the applicability date of the final rule until April 2017, with an additional transition period for the prohibited transaction exemption amendments until January 2018. On April 7, 2017, the DOL formally issued a rule delaying the final rule's applicability for an additional 60 days. This delay was issued to give the DOL time to conduct a review of the final rule as directed by an executive memorandum issued by the President of the United States on February 3, 2017. While the applicability date of the rule is now June 9, 2017, the executive memorandum, or other executive or legislative actions could result in the final rule being further delayed, revised, or repealed. If the final rule does become applicable, it may be necessary for us to change sales representative and/or broker compensation, limit the assistance or advice provided to owners of our annuities, or otherwise change the manner of design and sales support of the annuities at that time. These changes could have an adverse impact on the level and type of services provided and compliance with the rule could also increase our overall operational costs for providing some of the services currently provided. Further, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of DOL enforcement actions, and an increased risk of litigation, including class-actions.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Changes in tax laws and regulations, including elimination of tax benefits for our products, may adversely affect sales of our insurance and investment advisory products, and also impact our deferred tax assets.
Changes to tax laws may affect the attractiveness of certain of our products, which currently have beneficial tax treatment. From time to time, governments have considered or implemented proposals for changes in tax law that could adversely affect our products. These proposals have included proposals to levy taxes on the undistributed increase in value of life insurance policies or annuities or similar proposals that affect the tax-favored status of life insurance products and annuities in certain jurisdictions as well as other changes that could adversely affect the attractiveness of our products. The enactment of these or other similar types of legislation in the various countries where we operate, including proposals in the U.S. to create or favor alternative tax-favored long-term savings vehicles, could result in a significant decrease in sales of our currently tax-favored products.
In addition, changes in tax laws or regulations or an operating performance below currently anticipated levels may lead to a significant impairment of deferred tax assets, in which case we could be obligated to write off certain tax assets. Tax assets may also need to be written down if certain assumptions of profitability prove to be incorrect, as losses incurred for longer than expected will make it more unlikely that we would be able to use our tax assets. Any such development may have a material adverse impact on our business or results of operations. We cannot predict what impact any such development could have on our business, consolidated results of operations and financial condition.
Capital, Credit and Investment Risks
The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital ("RBC") ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and market risks including equity and interest rate risks associated with variable annuities, fixed annuities, life insurance and other insurance businesses. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. If our primary state regulator were to take more stringent positions than other state insurance regulators on matters affecting, among other things, statutory capital and/or reserves, the effect of these more stringent positions may be that our financial condition appears to be worse than competitors who are not subject to the same stringent standards, which could have a material adverse impact on our competitiveness, results of operations and/or financial condition. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business and consolidated results of operations or financial condition.
Changes in statutory reserve or other requirements and/or the impact of adverse market conditions could result in changes to our product offerings that could negatively impact our business.
Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing, and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances could cause modifications and/or the cessation of sales of certain products in the future. Modifications to products that we have made (or make in the future) may result in certain of our products being less attractive and/or competitive. This may adversely impact sales, which could negatively impact our ability to retain our sales personnel and maintain our distribution relationships. This, in turn, may negatively impact our business and our results of operations and financial condition.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Our reserves could be inadequate due to differences between our actual experience and management's estimates and assumptions.
We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain, involve the exercise of significant judgment, and reflect evolving information. For example, the current rates of mortality and morbidity may continue to improve in the future due to medical and technological advancements that have resulted in policyholders living longer than anticipated. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs ("DAC"), which could adversely impact our earnings and/or capital.
Our investments are subject to several market risks, including interest rate risk, market price fluctuation risk and counterparty credit risk. These factors may have a material effect on the fair values of our investments.
The fair values of our investments are subject to market risks, including credit risk, interest rate risk and equity price risk.
Credit Risk. Counterparty credit risk is defined as the risk that a third party in a transaction will default on its commitments. Investment portfolios held by our insurance operations (excluding assets backing unit-linked products where the financial risk is borne by policyholders) could give rise to counterparty credit risk through the bonds and derivative products held within them. Credit risk diversification and analysis policies, particularly using credit ratings, are implemented by our investment group and monitored by our risk management group, but these policies may be inadequate or ineffective in protecting us against credit risk.
Interest Rate Risk. The fair values of our fixed maturity investments will fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases in fair values of those instruments.
Equity Price Risk. The carrying values of investments subject to equity price risk are, in almost all instances, based on quoted market prices as of the balance sheet dates. Market prices are subject to fluctuation and, consequently, the amount realized in the subsequent sale of an investment may differ significantly from the reported market value. Fluctuation in the market price of a security may result from, among other things, perceived changes in the underlying economic characteristics of the investee, the relative price of comparable investments and general market conditions.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Losses due to defaults by financial institution counterparties and other third parties and affiliates, impairment of our investment assets and unrealized losses all could negatively affect the value of our investments and reduce our profitability.
Third parties and affiliates that owe us money, securities or other assets may not perform under their obligations. These parties include issuers whose securities we may hold in our investment portfolios (including mortgage-backed, asset-backed and other types of securities), borrowers under mortgages and other loans that we may hold or extend, customers, trading counterparties, counterparties under swap and other derivative contracts, other counterparties (including brokers and dealers, commercial and investment banks), other investment funds, clearing agents, exchanges, clearing houses and other financial institutions. Many of our transactions with these third parties and affiliates expose us to credit risk in the event of default of our counterparty. In addition, with respect to secured transactions, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to cover the full amount of the loan, derivative or other secured obligation. Also, defaults by parties with which we have no direct contractual relation, such as a default by a credit insurer that has insured bonds, structured finance products or other securities we may hold in our investment portfolios, may adversely impact the value of those securities and potentially adversely affect the financial markets more generally. These parties may default on their obligations due to bankruptcy, lack of liquidity, downturns in the economy or real estate market, operational failure or other reasons. Negative trends and investment climates in our major markets may result in an increase in investment impairments on our investment assets. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations. The default of a major market participant could disrupt the securities markets or clearance and settlement systems in our major markets, which could in turn cause market declines or volatility. A failure of a major market participant could also cause some clearance and settlement systems to assess members of that system or could lead to a chain of defaults that could adversely affect us.
Some of our investments are relatively illiquid. If we are forced to liquidate these investments, we may be unable to sell them at prices that reflect fair value.
We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.
Interest rate and credit spread volatility may adversely affect our profitability.
Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates.
During periods of declining interest rates, life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features, and a higher percentage of insurance policies remaining in force from year-to-year, creating asset-liability duration mismatches. During a low interest rate period, our investment earnings may be lower because the interest earnings on our fixed income investments will likely have declined in parallel with market interest rates, which would also cause unrealized gains on our assets recorded at fair value under GAAP. In addition, mortgages and fixed maturity securities in our investment portfolios will be more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Consequently, we may be required to reinvest the proceeds in securities bearing lower interest rates. Accordingly, during periods of declining interest rates, our profitability may suffer as the result of a decrease in the spread between interest rates credited to policyholders and returns on our investment portfolios.
Conversely, in periods of increasing interest rates, surrenders of life insurance policies and fixed annuity contracts may increase as policyholders choose to forgo insurance protection and seek higher investment returns. Obtaining cash to satisfy these obligations may require us to liquidate fixed maturity investments at a time when market prices for those assets are depressed because of increases in interest rates. This may result in realized investment losses. Regardless of whether we realize an investment loss, these cash payments would result in a decrease in total invested assets, and may decrease our net income. Premature withdrawals may also cause us to accelerate amortization of DAC, which would also reduce our net income.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Our mitigation efforts with respect to interest rate risk are primarily focused towards maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile. However, our estimate of the liability cash flow profile may be inaccurate and we may be forced to liquidate investments prior to maturity at a loss in order to cover the liability. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to fully mitigate the interest rate risk of our assets relative to our liabilities.
Our exposure to credit spreads primarily relates to market variability associated with changes in credit spreads. A widening of credit spreads will increase the net unrealized loss position of the investment portfolio. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturity securities. Ongoing volatility in interest rates and credit spreads, individually or in tandem with other factors such as lack of pricing transparency, market illiquidity and declines in equity prices, could have a material adverse effect on our consolidated results of operations, financial condition or cash flows through realized losses, impairments, and changes in unrealized loss positions.
Recent periods have been characterized by low interest rates, and the Federal Reserve Board has committed to keeping interest rates low until there is substantial improvement in the labor market. Although the Federal Reserve recently moved to increase short-term interest rates, medium and long-term interest rates have remained at low levels. A prolonged period during which interest rates remain at levels lower than those anticipated may result in (1) greater costs associated with certain of our product features that guarantee death benefits or income streams for stated periods or for life, (2) higher costs for derivative instruments used to hedge certain of our product risks or (3) shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.
Reinsurance may not be available, affordable or adequate to protect us against losses.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Any decrease in the amount of reinsurance will increase our risk of loss and any increase in the cost of reinsurance will reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance, may not be able to obtain sufficient reinsurance on acceptable terms or may not be able to obtain reinsurance coverage, which could adversely affect our ability to write future business, offer new products or enter new markets, or result in the assumption of more risk with respect to those policies we issue.
Our business is subject to fluctuations in financial markets and our hedging programs may be inadequate to protect us.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets, including certain types of interest sensitive or variable products such as guaranteed annuities or variable annuities, which have crediting or other guaranteed rates or guaranteed minimum benefits not necessarily related to prevailing market interest rates or investment returns on underlying assets. Although we use hedging techniques to manage our exposure under certain of these guarantees, increased volatility in the financial markets, combined with unanticipated policyholder behavior, may increase the cost of these hedges and/or negatively affect our ability to hedge certain of these risks, which may adversely affect our profitability. Our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our business, consolidated results of operations and financial condition.
Poor investment performance in our variable products could adversely affect our financial condition and results of operations.
Poor investment performance could result in a reduction in fee income received from our variable annuity products since these products generate fees primarily related to the value of our assets under management. Poor performance also could impair our prospects for growth, because our ability to attract funds from existing and new clients might diminish and existing clients might withdraw assets from our variable products in favor of better performing products of other companies, which would result in lower revenues.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

The determination of the amount of allowances and impairments taken on our investments requires use of significant management judgment in certain cases, particularly for debt instruments, and could materially impact our results of operations or financial position.
The determination of the amount of allowances and impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with each asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. In considering impairments, management considers a wide range of factors and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and the prospects for near-term recovery. For certain asset classes, particularly debt instruments, management's evaluation involves a variety of assumptions and estimates about the operations of the issuer and its future earnings potential. Management updates its evaluations regularly and reflects changes in allowances and impairments as such evaluations are revised. There can be no assurance, however, that management has accurately assessed the level of impairments taken and allowances reflected in our financial statements, and any additional impairments and/or allowances may have a material adverse effect on our business, consolidated results of operations and financial condition.
A downgrade or potential downgrade in our financial strength ratings could result in a loss of business.
Claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet contract holder and policyholder obligations, are important to maintaining public confidence in our Company and our products, and the ability to market our products and our competitive position. A downgrade in our financial strength ratings, or the announced potential for a downgrade, could have an adverse effect on our financial condition, results of operations and cash flows in several ways, including:
•	reducing new sales of insurance products, annuities and other investment products;
•	increasing our cost of capital or limiting our access to sources of capital;
•	adversely affecting our relationships with our field marketing organizations, agents and other sales specialists;
•	materially increasing the number or amount of policy surrenders and withdrawals by contract holders and policyholders;
•	requiring us to reduce prices or increase crediting rates for many of our products and services to remain competitive; and
•	adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance.
The impairment or negative performance of other financial institutions could adversely affect our business.
We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including broker-dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. The operations of U.S. and global financial services institutions are interconnected, and a decline in the financial condition of one or more financial services institutions, or the perceived lack of creditworthiness of such financial institutions, may expose us to credit losses or defaults, limit access to liquidity or otherwise disrupt the operations of our business. While we regularly assess our exposure to different industries and counterparties, the performance and financial strength of specific institutions are subject to rapid change, the timing and extent of which cannot be known.
Many transactions with and investments in the products and securities of other financial institutions expose us to credit risk in the event of default of our counterparty. With respect to secured transactions, our credit risk may be exacerbated when the collateral we hold cannot be realized upon or is liquidated at prices insufficient to recover the full amount of the loan or derivative exposure. We also have exposure to financial institutions in the form of unsecured debt instruments, derivative transactions, repurchase and underwriting arrangements and equity investments. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely impact our business, consolidated results of operations and financial condition.
Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact business or other adverse reputational impacts to such counterparties could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade or other adverse impact to the reputation of other financial institutions.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Business and Operational Risks
Difficult conditions in the global capital markets and the economy could materially adversely affect our business, consolidated results of operations and financial condition.
Our business, consolidated results of operations and financial condition are materially affected by conditions in the global capital markets and the economy generally. We have been affected by the financial crisis and its aftermath since 2008. While financial markets generally stabilized and performed well since the financial crisis, a wide variety of factors continue to negatively impact economic conditions and consumer confidence. These factors include, among others, concerns over the pace of the economic recovery, the U.S. Federal Reserve's tapering of its bond buying program, the level of U.S. national debt, the European sovereign debt crisis, unemployment, the availability and cost of credit and hedging instruments, the U.S. housing market, oil and commodity prices, inflation levels, and geopolitical issues. Additionally, the U.S. Federal Reserve, through the Federal Open Market Committee, has begun to slowly raise interest rates. Given our interest rate and equity market exposure, these events have had and may in the future have an adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses.
Factors such as consumer spending, business investment, government spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, the levels of surrenders and withdrawals of our annuity contracts we face may be adversely impacted. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, consolidated results of operations and financial condition.
We use numerous assumptions to determine the appropriate level of insurance reserves and DAC and to calculate certain widely used industry measures of value, which involve a significant degree of management judgment and predictions about the future that are inherently uncertain; if these assumptions are not correct, it may have an adverse impact on our results of operations and/or performance indicators.
The establishment of insurance reserves, including the impact of minimum guarantees which are contained within certain of our variable and fixed annuity products, the adequacy test performed on the reserves for life and annuity policies and the establishment of DAC, are inherently uncertain processes involving assumptions about factors such as policyholder behavior (e.g., lapses, persistency and mortality), court decisions, changes in laws and regulations, social, economic and demographic trends, inflation, investment returns and other factors, and in the life insurance and annuity business, assumptions concerning mortality and morbidity trends. The use of different assumptions about these factors could have a material effect on our reserves and underwriting expenses as well as on our DAC. In addition, insurance reserves for minimum guarantees contained within certain of our variable and fixed annuity products may be significantly impacted by the state of the financial markets and significant declines could have a material adverse effect on our business, consolidated results of operations and financial condition.
We face competition from other insurance companies, banks and other financial institutions, which may adversely impact our market share and profitability.
There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services we provide, including insurance, annuity and other investment products and services. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. This competition makes it especially difficult to provide unique insurance products since once such products are made available to the public, they often are reproduced and offered by our competitors. In addition, this competition may adversely impact our market share and profitability.
Our ability to compete is dependent on numerous factors, including, among others, the successful implementation of our strategy; our financial strength as evidenced, in part, by our financial and claims-paying ratings; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our ability to explain complicated products and features to our distribution channels and customers; our crediting rates on our fixed products; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; and (with respect to variable insurance and annuity products, mutual funds and other investment products) our investment options, flexibility and investment management performance.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Consolidation of distributors of insurance products may adversely affect the insurance industry and the profitability of our business.
The insurance industry distributes many of its products through other financial institutions such as banks, broker-dealers and field marketing organizations. Over the last several years, there has been substantial consolidation of these financial institutions, particularly between and among banks and other financial services companies. An increase in consolidation activity with banks and other financial services companies affecting insurance distributors may create firms with even stronger competitive positions and negatively impact the industry's sales. Such consolidation could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.
Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and external fraud. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may incur losses from time to time due to these types or risks.
The failure to maintain and modernize our information systems could adversely affect our business.
Our business depends significantly on effective information systems, and we have different information systems for our various lines of business. We must commit significant resources to maintain and enhance our existing information systems and develop new ones in order to keep pace with the evolving information technology, industry and regulatory standards and customer preferences. If we do not maintain adequate information systems, we may not be able to gather and rely on adequate information to base our pricing, underwriting and reserving decisions. We may also have difficulties in attracting new customers and preserving our existing customer base. In addition, underperforming information systems could cause us to become subject to a higher number of customer, provider and agent disputes, may increase our litigation and regulatory exposure and may make us incur higher administrative expenses, including remediation costs.
We may not be able to protect our intellectual property and may be subject to infringement claims by a third party.
We rely on a combination of contractual rights, copyright, trademark, and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.
Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If a third party were to successfully assert an intellectual property infringement claim against us, or if we were otherwise precluded from offering certain features or designs, or utilizing certain processes, it could have a material adverse effect on our business, consolidated results of operations and financial condition.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Changes in and the adoption of accounting standards could have a material impact on our financial statements.
We prepare our financial statements in accordance with U.S. GAAP. From time to time, the Financial Accounting Standards Board ("FASB"), the SEC, and other regulators change the financial accounting and reporting standards governing the preparation of our financial statements. In some cases, we could be required to apply a new or revised standard retrospectively, resulting in the restating of prior period financial statements. The FASB and International Accounting Standards Board ("IASB") have ongoing projects to revise accounting standards for insurance contracts. The FASB has focused on disclosures for short-duration insurance contracts and on targeted improvements to accounting measurements and disclosures for long-duration insurance contracts. The IASB continues to contemplate significant changes to accounting measurements for both short and long duration insurance contracts. While the final resolution of changes to U.S. GAAP and International Financial Reporting Standards pursuant to these projects remains unclear, changes to the manner in which we account for insurance products could have a significant impact on our future financial reports, business, consolidated results of operations and financial condition. Further, the adoption of a new insurance contracts standard as well as other future accounting standards could have a material effect on our business, consolidated results of operations and financial condition.
Our risk management policies and procedures may not be fully effective in identifying or mitigating our risk exposure in all market environments or against all types of risk, including employee misconduct.
We have devoted significant resources to develop our risk management policies and procedures and will continue to do so. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Many of our methods of managing risk and exposures are based upon our use of observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.
Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Moreover, we are subject to the risks of errors and misconduct by our employees, such as fraud, non-compliance with policies, recommending transactions that are not suitable, and improperly using or disclosing confidential information. These risks are difficult to detect in advance and deter, and could harm our business, consolidated results of operations and financial condition.
We are also subject to the risk of nonperformance or inadequate performance of contractual obligations by third-party vendors of products and services that are used in our business as well as misconduct by employees. Past or future misconduct by our employees or employees of our vendors could result in violations of law by us, regulatory sanctions and/or serious reputational or financial harm and the precautions we take to prevent and detect this activity may not be effective in all cases. Policies and procedures designed to mitigate operational, legal and regulatory risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Insurance and other traditional risk-shifting tools may be held by or available to us in order to manage certain exposures, but they are subject to terms such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency. We also review our compensation policies and practices as part of our overall risk management program, but it is possible that our compensation policies and practices could inadvertently incentivize excessive or inappropriate risk taking. If our associates take excessive or inappropriate risks, those risks could harm our reputation and have a material adverse effect on our business, consolidated results of operations and financial condition.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business is reliant upon technology systems and networks, including systems and networks managed by third parties to process, transmit and store information and to conduct business activities and transactions with clients, distributors, vendors and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients' personal information. To date, we have not experienced any material breaches of or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business, consolidated results of operations and financial condition.
We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain. Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients' personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business, financial condition, or results of operations. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services.
The failure to protect our clients' confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations. For example, certain of the activities conducted by our businesses are subject to the privacy regulations of the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
•	training and educating our employees regarding our obligations relating to confidential information;
•	monitoring changes in state or federal privacy and compliance requirements;
•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;
•	maintaining secure storage facilities for tangible records;
•	limiting access to electronic information; and
•	in the event of a security breach, providing credit monitoring or other services to affected customers.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company's image and, therefore, result in lower sales or lapses of existing business.
We face intense competition in attracting and retaining key talent.
Our continued success depends to a substantial degree on our ability to attract and retain qualified people. The market for qualified talent is extremely competitive, and we may not be able to attract and retain the employees we need to sustain and grow our business and operations. If we are unable to attract and retain qualified individuals or our recruiting and retention costs increase significantly, our financial condition and results of operations could be materially adversely impacted.
Third-party defaults, bankruptcy filings, legal actions and other events may limit the value of or restrict our access to cash and investments.
Capital and credit market volatility can exacerbate, and has exacerbated, the risk of third-party defaults, bankruptcy filings, foreclosures, legal actions and other events that may limit the value of or restrict our access to cash and investments.
We may have contingent liabilities from discontinued, divested and run-off businesses and may incur other off-balance sheet liabilities that could result in charges to the income statement.
We may, from time to time, retain insurance obligations and other contingent liabilities in connection with our liquidation or run-off of various businesses. Our reserves for these types of obligations and liabilities may be inadequate, which could cause us to take additional charges that could be material to our results of operations. We may also, from time to time and in the course of our business, provide guarantees and enter into derivative and other types of off-balance sheet transactions that could result in income statement charges.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution, these events could harm our business.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. The cause of these interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
We rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Failures elsewhere in the insurance industry could obligate us to pay assessments through guaranty associations.
When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The total amount of the assessment is typically based on the number of insured residents in each state, and each company's portion is based on its proportionate share of premium volume in the relevant lines of business. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency. In addition, certain states allow us to offset future assessments with premium tax offsets which are estimated and recorded as a corresponding asset. Existing liabilities may not be sufficient to fund the ultimate obligations of a historical insolvency, and we may be required to increase our liability, which could have an adverse effect on our results of operations. In addition, future premium tax offsets may not be realized and we may be required to decrease our assets, which could also have an adverse effect on our business, consolidated results of operations and financial condition.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our financial condition and results of operations.
The occurrence of natural or man-made disasters and catastrophes, including acts of terrorism, pandemics, industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our financial condition or results of operations particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may damage our facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets.

15.	FINANCIAL STATEMENTS

The financial statements of Allianz Life Variable Account B as of and for the year or period ended December 31, 2016 (including the statements of changes in net assets for each of the years or periods in the two year period then ended and the financial highlights for each of the periods presented), are included in Part C of the Registration Statement filed with the SEC on Form N-4 in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, are included in Appendix C of this prospectus, in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

16.	PRIVACY NOTICE

Allianz Life Insurance Company of North America
PO Box 1344
Minneapolis, MN 55440-1344
 800.328.5600
Your privacy is a high priority for Allianz ("we" or "our"). Our pledge to protect your privacy is reflected in our Privacy Notice. This notice outlines our principles for collecting, using, and protecting information that we maintain about you.
Information about you that Allianz collects
We collect information about you so that we can process the insurance transactions you request. We limit the amount of your information collected to what we feel is needed to maintain your account. We may collect your information from the following sources:
●
From you, either directly or through your agent. This may include information on your insurance application or other forms you may complete. The information we collect includes, but is not limited to, your name, Social Security number, address, and telephone number.

●	From others, through the process of handling a claim. This may include information from medical or accident reports.
●	From your doctor or during a home visit by a health assessment professional. This may include medical information about you gathered with your written authorization.
●	From your relationship with us, such as the number of years you have been a customer or the types of insurance products you purchased.
●	From a consumer reporting agency such as a medical, credit, or motor vehicle report. The information in these reports may be kept by the agency and shared with others.
Information about you that Allianz shares
We do not share information about current or former customers with anyone, except as allowed by law. "Allowed by law" means that we may share your information, such as your name, address, and policy information, as follows:
●	With affiliates and other third parties in order to administer or service your policy.
●
With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to determine eligibility for coverage or to process your requested transactions.

●	With your insurance agent so that they can perform services for you.
●	With medical professionals in order to process your claim.
●	With a state Department of Insurance in order to examine our records or business practices.
●	With state or federal law enforcement agency, as required by law or to report suspected fraud activities.
●	With research groups to conduct studies on claims results. No individual is identified in any study or report.
We advise the vendors with whom we legally share your information of our privacy policy. We make every effort to use vendors whose privacy policy reflects our own.
Allianz does not sell your information to anyone
We do not sell your information to anyone for their own marketing purposes. For this reason, we are not required to obtain an "opt-in election," an "opt-out election," or an authorization from you.
Allianz policies and practices regarding security of your information
We limit access to your information to those employees, affiliates, and service providers who need it to administer or service your policy. We use computer hardware and software tools to maintain physical and electronic safeguards. These safeguards comply with applicable federal and state regulations. We use state-of-the-art technology to secure our websites and protect the information that may be shared over these sites. We restrict access to information about you to those employees who need the information to service your policy.
If you visit one of our websites, we may use "cookies" (small text files sent from our site to your hard drive). These cookies help us to recognize repeat visitors and allow easy access to and use of the site. We do not use cookies to gather your information. The cookies only enable you to use our website more easily.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

Your ability to access and correct your information
You have the right to access and obtain a copy of your information. You may write to us and also ask for a record of any disclosure of your medical information made within the last three (3) years. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding. If you wish to review your information, please write us at the address above. Provide your full name, address, and policy number(s). For your protection, please have your request notarized.
Within 30 working days of our receipt of your written request, you may see and get a copy of your information in person. If you prefer, we will send you a copy of your information. If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.
If you believe any of your information is incorrect, notify us in writing at the address above. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two (2) years, and to anyone who may receive your information from us in the future. We do not control the information about you obtained from a consumer reporting agency or a Department of Motor Vehicles. We will provide you with the names and addresses of these agencies so that you can contact them directly.
Notification of change
Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to introducing any changes. This Privacy Notice is also displayed on our website at www.allianzlife.com.
For more information or if you have questions
If you have any questions or concerns about our privacy policies or procedures, please call the Corporate Compliance Privacy Office at 800.328.5600, write us at the address above, or contact us via the secure website.
This Privacy Notice is being provided on behalf of the following affiliated companies:
●	Allianz Life Insurance Company of North America
●	Allianz Life Financial Services, LLC
●	Allianz Life and Annuity Company
M40018 (R-9/2015)

17.	TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION (SAI)

Allianz Life as Custodian…………………………	2	Annuity Purchases by Nonresident Aliens and
Legal Opinions………………………………..…..	2	Foreign Corporations…………………………………….	9
Distributor………………………………………….	2	Income Tax Withholding…………………….………………..	9
Administrative Service Fees…………………….	2	Multiple Contracts…………………………………………….	9
Federal Tax Status…………………………..….…	3	Partial 1035 Exchanges………………………………………	10
Annuity Contracts in General……………….…	3	Assignments, Pledges and Gratuitous Transfers………….	10
Taxation of Annuities in General………………	3	Death Benefits…………………………………………………	10
Qualified Contracts……………………..………	4	Spousal Continuation and the Federal Defense of
Purchasing a Qualified Contract………………	5	Marriage Act (DOMA)……………………………………	10
Distributions-Qualified Contracts………………	6	Federal Estate Taxes…………………………………………	10
Distributions-Non-Qualified Contracts……..…	7	Generation-Skipping Transfer Tax………………………….	11
Required Distributions………………………..…	8	Foreign Tax Credits…………………………………………..	11
Diversification…………………………………….	8	Possible Tax Law Changes………………………………….	11
Owner Control……………………………….….	9	Annuity Payments……………………………………………..	11
Contracts Owned by Non-Individuals…………	9	Annuity Payment Options……………………………………	11
		Appendix – Death of the Owner and/or Annuitant………	12

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017

APPENDIX A – AVAILABLE INDICES

STANDARD & POOR'S 500 INDEX
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor's Financial Services LLC ("S&P"). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America ("Allianz"). The S&P 500® Index ("the Index") is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz.
Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz products or any member of the public regarding the advisability of investments generally or in Allianz products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices' only relationship to Allianz with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz, but which may be similar to and competitive with Allianz products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017
Appendix A

RUSSELL 2000® INDEX
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.
The Russell 2000® Index (the "Index") is a trademark of Frank Russell Company ("Russell") and has been licensed for use by Allianz Life Insurance Company of North America ("Allianz"). Allianz products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies ("LSEG") (together the "Licensor Parties") and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
NASDAQ-100® INDEX
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of North America ("Licensee") is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017
Appendix A

EURO STOXX 50®
The EURO STOXX 50®, Europe's leading Blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.
STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of North America ("Allianz"), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz products.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote Allianz products.
•	recommend that any person invest in Allianz products or any other securities.
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz products.
•	have any responsibility or liability for the administration, management or marketing of Allianz products.
•	consider the needs of Allianz products or the owners of Allianz products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz products or any other third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
•	The results to be obtained by Allianz products, the owner of Allianz products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;
•	The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
•	The performance of Allianz products generally.
•
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;

•
Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 or its data or generally in relation to Allianz products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing Agreement between Allianz and STOXX is solely for their benefit and not for the benefit of the owners of Allianz products or any other third parties.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017
Appendix A

APPENDIX B – DAILY ADJUSTMENT

We designed the Daily Adjustment to provide an Index Option Value for the Index Performance Strategy and Index Guard Strategy Index Options on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment is meant to approximate the Index Option Value on the next Index Anniversary, as adjusted for gains during the Index Year subject to the Cap and either losses greater than the Buffer, or down to the Floor. The application of the Daily Adjustment is based on your agreement to be exposed to these Index Anniversary gains subject to the Cap and either losses greater than the Buffer, or down to the Floor. The Daily Adjustment in essence is a proxy for the performance of the Index Performance Strategy and Index Guard Strategy accomplished by investing a portion of the Index Option Value in a set of options and the remaining balance in an interest bearing asset.
The Daily Adjustment has two components, the change in Proxy Value and accumulated proxy interest, both multiplied by the Index Option Base. The change in Proxy Value represents the current market value of the Proxy Investment ("current Proxy Value"), less the cost of the Proxy Investment at the beginning of the Index Year ("beginning Proxy Value"). The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment at the beginning of the Index Year. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Index Year to zero. The proxy interest may be significantly different from current interest rates available on interest bearing investments. The change in Proxy Value and the proxy interest estimates the present value of positive or negative Performance Credits on the next Index Anniversary. You should note that even if your selected Index(s) experience positive growth, their Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates.
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = (a) change in Proxy Value plus (b) proxy interest
(a) change in Proxy Value = (current Proxy Value – beginning Proxy Value) x Index Option Base
(b) proxy interest = proxy interest rate x (1 - time remaining) x Index Option Base proxy interest rate = beginning Proxy Value
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the first day of the current Index Year. The time remaining is equal to the number of days remaining in the Index Year divided by 365.
The Proxy Value is calculated differently for the Index Performance Strategy compared to the Index Guard Strategy. In the Index Performance Strategy, the Proxy Value tracks three hypothetical derivative investments (call and put options), and in the Index Guard Strategy the Proxy Value tracks four hypothetical call and put options. We designed the Proxy Value to mimic the market value of your allocation to an Index Option. We calculate a Proxy Value for each of your selected Index Performance Strategy and Index Guard Strategy Index Options.
The Proxy Value for the Index Performance Strategy has three components:
•	an at-the-money call;
•	an out-of-the-money call; and
•	an out-of-the-money put.
An Index Performance Strategy Index Option Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
The Proxy Value for the Index Guard Strategy has four components:
•	an at-the-money call;
•	an at-the-money put;
•	an out-of-the-money call; and
•	an out-of-the-money put.
An Index Guard Strategy Index Option Proxy Value = (at-the-money call) – (out-of-the-money call) – (at-the-money put) + (out-of-the-money put)
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017
Appendix B

We designed the two call options to value the potential for Index gains up to the Cap. We designed the out-of-the-money put option to value the potential for Index losses greater than the Buffer for the Index Performance Strategy. It is important to note that the out-of-the-money put option will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the last Index Anniversary for the Index Performance Strategy. This is because the risk that the Index Value could be lower on the next Index Anniversary is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the last Index Anniversary. Similarly, we designed the at-the-money put option to value the potential for Index losses, but add back the out-of-money put option to mimic the protection of the Floor for the Index Guard Strategy. It is important to note that the at-the-money put option will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the last Index Anniversary. It is also important to note that the out-of-money put option will almost always reduce, and never exceed, the negative impact of the at-the-money put option for the Index Guard Strategy.
On the Index Anniversary, the current Proxy Value for an Index Option is equal to its Performance Credit as discussed in section 7, Index Options – Determining the Index Option Values for the Index Performance Strategy and Index Guard Strategy.
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, at Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of this Exhibit by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017
Appendix B

APPENDIX C –SELECTED FINANCIAL DATA AND CONSOLIDATED FINANCIAL STATEMENTS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDING DECEMBER 31, 2016)
The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in "Risk Factors" and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2017 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See "Forward-Looking Statements."
CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
The following consolidated financial statements and supplemental schedules of Allianz Life Insurance Company of North America and subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, are included in this Appendix in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said experts in accounting and auditing. The principal business address of KPMG LLP is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.

Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017
Appendix C

Part I

Item 11(e).

Financial Statements meeting the requirements of S-X

Item 11(f).

Selected Financial Data

(dollars in thousands, unless otherwise stated)

The following table sets forth the Company’s selected historical consolidated financial data. The selected financial data has been derived from the audited Financial Statements included elsewhere in this prospectus, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s consolidated financial statements and related notes.

These historical results are not necessarily indicative of results to be expected for any future period.

	Year Ended December 31,
Selected income data	2016	2015	2014	2013	2012
Net premiums and policy fees	$1,407,279	$1,449,591	$1,408,097	$1,288,373	$1,049,157
Interest and similar income, net	4,325,737	4,175,469	3,955,659	3,587,373	3,628,234
Change in fair value of assets and liablilities	(178,238)	(532,720)	1,841,989	921,265	(157,279)
Realized investment (losses) gains, net	(49,325)	94,413	77,762	188,297	227,701
Fee, commission and other revenue	309,854	303,399	311,820	306,779	240,706

Total revenue	5,815,307	5,490,152	7,595,327	6,292,087	4,988,519
Benefits and expenses	4,671,973	4,646,790	7,415,139	5,547,609	5,075,860
Income tax expense (benefit)	355,156	243,066	24,723	203,292	(44,959)

Net income (loss)	$788,178	$600,296	$155,465	$541,186	$(42,382)

	As of December 31,
Selected balance sheet data	2016	2015	2014	2013	2012
Total Investments	$100,199,823	$91,030,336	$88,992,022	$75,459,751	$75,657,875
Deferred acquisition costs	5,246,343	6,283,236	4,362,771	4,820,215	2,603,307
Separate account assets	27,733,261	28,243,123	30,789,371	30,747,777	25,670,675
Total assets	145,589,400	137,717,795	135,107,955	121,124,973	112,669,962
Policyholder liabilities	106,395,800	98,282,760	92,264,270	78,949,169	75,844,762
Separate account liabilities	27,733,261	28,243,123	30,789,371	30,747,777	25,670,675
Total liabilities	138,514,733	131,201,469	127,331,605	114,028,449	104,024,654
Stockholder’s equity	7,074,667	6,516,326	7,776,350	7,096,524	8,435,459

Item 11(h).

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis provides an assessment by management of the Company’s financial condition as of December 31, 2016, compared with December 31, 2015, and its results of operations for each of the three years ended December 31 2016, 2015, and 2014, respectively. The information contained herein should be read in conjunction with the Company’s 2016 and 2015 audited U.S. generally accepted accounting principles (GAAP) consolidated financial statements and schedules. The information contained below includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause

Selected Financial Data and Management’s Discussion and Analysis

actual growth, results of operations, performance, financial position and business prospects and opportunities in 2017 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”

Company Overview

Allianz Life Insurance Company of North America (hereafter referred to as “the Company”, “we”, “our” and “us”) is a life insurance company with two wholly owned life insurance company subsidiaries, Allianz Life Insurance Company of New York (Allianz Life of NY) and Allianz Life and Annuity Company (ALAC). The Company is domiciled in the State of Minnesota, and is a wholly owned subsidiary of Allianz of America, Inc. (AZOA), which is a wholly owned subsidiary of Allianz Europe, B.V.. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE. Allianz SE is a European Company registered in Munich, Germany, and is our ultimate parent.

We offer a portfolio of individual annuities and individual life insurance products. We are licensed to sell in the United States, Canada, and several U.S. territories. We also maintain a legacy portfolio of individual long-term care (LTC), individual and group life, individual and group annuity, and individual and group accident and health policies, but do not actively issue new policies related to these products. Our products are either sold through licensed independent agents, contracted with a field marketing organization or insurance agency, or through licensed registered representatives that are contracted with a broker-dealer or associated with a banking institution.

Our business is classified into four operating segments: Individual Annuities, Life, Questar, and Legacy Products.

Individual Annuity

The Individual Annuity segment provides tax-deferred investment growth and lifetime income opportunities for our customers through fixed, fixed-indexed, variable, and variable-indexed annuities. The “fixed” and “variable” classifications describe whether we or the contractholders bear the investment risk of the assets supporting the contract. We are one of the largest sellers of fixed-indexed annuity products and also offer a number of variable and variable-indexed products. Fixed and variable annuities provide for both asset accumulation and asset distribution needs. Fixed and fixed-indexed annuities provide guarantees related to the preservation of principal and interest credited. In 2016, sales of our fixed-indexed annuity products were higher than the prior year due to the Allianz 222 FIA sales promotion which offered policyholders certain bonus enhancements. In 2015, the decrease in sales was driven by product changes made to respond to the downward trend of interest rates in late 2014 and early 2015.

Variable annuities allow the contractholder to make deposits into various investment options and also have unique product features that allow for guaranteed minimum income benefits, guaranteed minimum accumulation benefits, guaranteed minimum death benefits, and guaranteed minimum withdrawal benefits. The variable annuity products with guaranteed minimum benefits which provide a minimum return based on their initial deposit may be increased by additional deposits, bonus amounts, or other account crediting features. The income and accumulation benefits shift a portion of the investment risk from the contractholder back to the Company. In 2015 and 2016, sales of the variable-indexed annuity continued to gain momentum. This product has characteristics similar to our fixed-indexed annuities but allows contractholders to invest a portion of the funds into a variety of investment options and stock indices. Our Individual Annuity products are sold through both independent and wholly owned distribution channels made up of agents and registered representatives.

Life

Our life insurance products provide flexibility and control over a person’s assets, providing the assurance that the beneficiaries will be protected after the insured is gone and, in certain cases, to add cash value accumulation potential. The focus of our Life segment is building and repositioning our fixed-indexed universal life (FIUL) insurance product. The Life segment is an emerging focus within our Company. The FIUL product allows the insured to increase or decrease the amount of death benefit coverage over the term of the contract and the owner to adjust the amount and frequency of the deposits. Deposits are credited to an account maintained for the policyholder. Our individual life products are sold through independent distribution channels made up of agents and registered representatives

Selected Financial Data and Management’s Discussion and Analysis

Questar

The Questar segment consists of two wholly owned subsidiaries, Questar Capital Corporation (Questar Capital) and Questar Asset Management Inc. (QAM). Questar Capital is registered as a broker-dealer under the Securities Exchange Act of 1934 and operates as a retail broker-dealer. Questar Capital distributes a full range of securities products, including mutual funds and variable life insurance and annuity contracts. Questar Capital also processes general securities transactions through a clearing arrangement with a third party provider. QAM provides portfolio management for clients and revenue is based upon wrap fees of assets under management.

Legacy Products

The Legacy business consists of our closed block of LTC and our Special Markets products. The Special Market products consist of closed blocks of individual and group universal life, term, whole life, and accident and health insurance as well as annuities. Although our Legacy product lines are part of the consolidated results, we do not focus additional resources in this area, other than to maintain the operational support to our current customers. The performance of these product lines is not material enough to warrant discussion as separate operating segments.

Refer to Application of Critical Accounting Policies section for information related to the allocation of income and expense to our segments.

Basis of Presentation

The Consolidated Financial Statements have been prepared in accordance with GAAP, which vary in certain respects from accounting practices permitted or prescribed by state insurance regulatory authorities. The accounts of our subsidiaries have been consolidated and all intercompany balances and transactions have been eliminated in consolidation. The preparation of consolidated financial statements in conformance with GAAP requires us to make certain estimates and assumptions that affect reported assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date and the reported revenues and expenses during the reporting period. Future events, including but not limited to changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Consolidated Financial Statements. Such changes in estimates are recorded in the period they are determined.

Application of Critical Accounting Policies

The preparation of the financial statements in conformance with GAAP requires us to adopt accounting policies and make certain estimates and assumptions, which affect amounts reported in the Consolidated Financial Statements. Our critical accounting policies are summarized in “Summary of Significant Accounting Policies” included in the accompanying notes to the consolidated financial statements and require the use of judgments related to a variety of assumptions and estimates, in particular expectations of current and future mortality, persistency, investment returns, equity market performance, expenses, and interest rates. Our most critical accounting policies include those policies related to the Company’s accounting for (i) Valuation of Investments, (ii) Other than Temporary Impairments (OTTI), (iii) Derivatives and Hedging, (iv) Deferred Acquisition Costs (DAC) and Deferred Sales Inducements (DSI), (v) Account Balances and Future Policy Benefit Reserves, (vi) Income Taxes, and (vii) allocation of Income and Expense. Due to the inherent uncertainty of assumptions and estimates, the effect of certain accounting policies under different conditions or assumptions could be materially different from that reported in the consolidated financial statements. A discussion of the various critical accounting policies is presented below.

Valuation of Investments

We have portfolios of certain fixed-maturity and equity securities classified as “available-for-sale.” Accordingly, the securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income (AOCI) in stockholder’s equity, net of tax and related shadow adjustments. The adjustments to DAC, DSI, and Value of Business Acquired (VOBA) represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized. The adjustment to reserves represents the increase or decrease in the reserve balance that would have been required had such unrealized amounts been realized. We use a significant amount of judgment to determine the fair value of these investments.

We also have portfolios of certain fixed maturity securities classified as “at fair value through income” and equity securities classified as “trading”. These securities are carried at fair value, and their respective related unrealized gains and losses are reflected in Change in fair value of assets and liabilities, on the Consolidated Statements of Operations. In

Selected Financial Data and Management’s Discussion and Analysis

addition, we have portfolios of certain fixed-maturity securities classified as “held-to-maturity.” Accordingly, the securities are carried at amortized cost on the Consolidated Balance Sheets.

The Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 – Unadjusted quoted prices for identical assets or liabilities in active markets that we have the ability to access at the measurement date.

Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	Quoted prices for similar assets or liabilities in active markets.

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active.

(c)	Inputs other than quoted prices that are observable.

(d)	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect our own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The fair value of fixed-maturity securities and equity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized by asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board (MSRB) reported trades, Nationally Recognized Municipal Securities Information Repository (NRMSIR) material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Generally, U.S. Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2 because the inputs used are market observable. Bonds for which prices were obtained from broker quotes, certain bonds without active trading markets and private placement securities that are internally priced are included in Level 3.

See Note 6 of the Notes to the Consolidated Financial Statements for additional information regarding fair value of investments, including management’s process related to review of third-party pricing services.

Other than Temporary Impairments

We review the available-for-sale and held-to-maturity investment portfolios each quarter to determine whether or not declines in fair value are other-than-temporary. We continue to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, changes in risk-free interest rates, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed income securities are considered other-than-temporarily impaired.

When the fair value of a fixed-maturity security is less than its amortized cost, we assess whether or not: (i) we have the intent to sell the security or (ii) it is more likely than not that we will be required to sell the security before its anticipated recovery. We also evaluate factors to determine whether we or any of our internal or external investment managers have intent to sell a security or a group of securities. Additionally, we perform a cash flow projection for several years into the future to determine whether cash needs would require the sale of any securities in an unrealized loss position. If either of

Selected Financial Data and Management’s Discussion and Analysis

these conditions are met, we must recognize an other-than-temporary impairment (OTTI) for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria, and we do not expect to recover a security’s amortized cost basis, the security is considered other-than temporarily impaired. For these securities, we separate the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an OTTI and is recognized in Realized investment (losses) gains, net on the Consolidated Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income, net of impacts to DAC, DSI, VOBA, reserves, and deferred income taxes.

See Note 2 and 4 of the Notes to the Consolidated Financial Statements for additional information regarding other than temporary impairment losses.

Derivatives and Hedging

We utilize derivatives within certain actively managed investment portfolios to manage the risk associated with variability in cash flows related to financial assets and liabilities. Within these portfolios, derivatives can be used for hedging, replication, and income generation only. The financial instruments are carried at fair value and the unrealized gains and losses on the derivatives are reflected in Change in fair value of assets and liabilities on the Consolidated Statements of Operations.

We also use foreign currency swaps to hedge cash flows and apply hedge accounting treatment. Specifically, we use foreign currency swaps to hedge foreign currency fluctuations on certain underlying foreign-denominated fixed-maturity securities. Until January 2015, we also utilized interest rate swaps (IRS) to hedge cash flows and applied hedge accounting treatment. The IRS and foreign currency swaps are reported at fair value as Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the over-the-counter (OTC) IRS and foreign currency swaps are derived using a third-party vendor software program and deemed by management to be reasonable.

We also utilize OTC options and exchange-traded options (ETOs) with the objective to economically hedge certain fixed-indexed annuity and life products tied to certain indices as well as certain variable annuity guaranteed benefits. These options are not used for speculative or income generating purposes. The ETOs provide us flexibility to use instruments, which are exchange-cleared and allow us to mitigate counterparty credit risk. These options are cleared through the Options Clearing Corporation (OCC), which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission (CFTC). The credit rating on the OCC is currently AA+ from S&P.

We utilize exchange-traded futures to economically hedge fixed-indexed annuity, life, and variable annuity guarantees. The futures contracts do not require an initial investment except for the initial margin and we are required to settle cash daily based on movements of the representative index. Therefore, no asset or liability is recorded as of December 31, 2016 and 2015.

We also utilize OTC and exchange-traded IRS to economically hedge certain variable annuity and fixed-index annuity guarantee benefits. We can receive the fixed or variable rate. The IRS are traded in varying maturities. We will only enter into OTC IRS contracts with counterparties rated BBB+ or better.

We issue certain variable annuity products with guaranteed minimum benefit riders, including the guaranteed minimum withdrawal benefit (GMWB) and the guaranteed minimum accumulation benefit (GMAB), which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in Change in fair value of annuity and life embedded derivatives on the Consolidated Statements of Operations. These embedded derivatives are classified within Account balances and future policy benefit reserves on the Consolidated Balance Sheets.

Certain fixed-indexed annuity products, variable annuity riders, and universal life policies include a market value liability option (MVLO), which is an embedded derivative with equity-indexed features. This embedded derivative is reported within Account balances and future policy benefit reserves on the Consolidated Balance Sheets with changes in fair value reported in Change in fair value of annuity and life embedded derivatives on the Consolidated Statements of Operations.

See Note 5 of the Notes to the Consolidated Financial Statements for additional information regarding derivatives and hedging instruments.

Selected Financial Data and Management’s Discussion and Analysis

Deferred Acquisition Costs and Deferred Sales Inducements

We capitalize costs which consist of commissions and other incremental costs that are directly related to the successful acquisition of insurance contracts. Acquisition costs are deferred to the extent recoverable from future policy revenues and gross profits. However, acquisition costs associated with insurance contracts recorded under the fair value option are not deferred as guidance related to the fair value option requires that transaction costs are recorded immediately as an expense. For interest-sensitive products (all issue years) and variable annuity contracts (issued in 2010 and after), acquisition costs are amortized in relation to the present value of expected future gross profits from investment margins and mortality, morbidity, and expense charges. For variable annuity contracts issued prior to 2010, acquisition costs are amortized in relation to the present value of estimated gross revenues from investments and mortality, morbidity, and expense charges.

Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves.

DAC are reviewed for recoverability and loss recognition, at least annually, and more frequently as needed. The evaluation is a two-step process where current policy year issues are evaluated for recoverability, and then in force policies are evaluated for loss recognition. Before assessing recoverability and loss recognition, DAC are capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

We review our best-estimate assumptions and record “unlocking” on an annual basis. These reviews are based on recent changes in the organization and businesses of the Company, and actual and expected performance of in-force policies. Our review includes all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best estimate assumptions are applied to the current in-force policies to project future gross profits.

Sales inducements are product features that enhance the investment yield to the contractholder on the contract. We offer two types of sales inducements on certain universal life and annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred when credited to contractholders and life sales inducements are deferred and recognized as part of the liability for policy benefits. DSI is reported in Other assets in the Consolidated Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization are recorded in Policyholder benefits on its Consolidated Statements of Operations.

The impact of unlocking during 2016 was an $246,669 increase in amortization of DAC and $51,156 increase in amortization of DSI primarily due to adjustments made to future period assumptions for interest margins, policyholder behavior (including surrender, annuitization and lifetime income benefit utilization), separate account returns and maintenance expenses. In 2015, the impact of unlocking was a $109,797 increase in DAC amortization and a $32,400 increase in DSI amortization due to similar assumption changes.

On April 1, 2014, we applied a prospective change to our method of calculating DAC amortization for variable annuity policies issued prior to 2010. This was a change in estimate that is inseparable from the effect of a related change in accounting principle. For these annuities, acquisition costs are now amortized in relation to the present value of estimated gross revenues, and were previously amortized using estimated future gross profits. The implementation of the new DAC amortization will better reflect the revenue pattern of the pre-2010 variable block of business, which is currently in run-off. The implementation of this change resulted in a decrease in income from operations before income taxes of $165,790 for the year ended December 31, 2014.

On December 1, 2014, we applied a prospective change to the method of calculating DAC amortization for our variable annuity policies issued after 2010. The change in estimate will minimize accounting mismatches on interest and claim projections within the estimated gross profit (EGP) calculation. The implementation of this change resulted in a decrease in income from operations before income taxes of approximately $45,623 for the year ended December 31, 2014.

Selected Financial Data and Management’s Discussion and Analysis

See Notes 9 and 10 of the Notes to the Consolidated Financial Statements for additional information regarding DAC and DSI.

Account Balances and Future Policy Benefit Reserves

We calculate and maintain reserves for the estimated future payment of claims to policyholders based on actuarial assumptions and in accordance with industry practice. Many factors can affect these reserves, including economic and social conditions, inflation, and changes in doctrines of legal liability. The reserves we establish are policy and contract account balances for interest-sensitive products, which include universal life and fixed deferred annuities and are generally carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts – one part representing the value of the underlying base contract (host contract) and the second part representing the fair value of the expected index benefit over the life of the contract. The value of the host contract accrues to guaranteed minimum amounts of the base policy. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. We must include provisions for our own credit risk and for risk that our assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

Certain two-tier fixed annuity products provide additional benefits payable upon annuitization for period-certain and life-contingent payout options. An additional annuitization reserve is accrued using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC.

We issue variable annuity contracts through our separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. We recognize gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contractholder interests in separate accounts, which are offset by changes in contractholder liabilities. We also issue variable annuity contracts through our separate accounts where we provide certain contractual guarantees to the contractholder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a GMAB, and a GMWB. These guarantees provide for benefits that are payable to the contractholder in the event of death, annuitization, or at specified dates during the accumulation period.

Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Codification and are included in Policyholder benefits on the Consolidated Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in Change in fair value of annuity and life embedded derivatives on the Consolidated Statements of Operations. The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization value. The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. We regularly evaluate estimates used and adjust the additional liability balance, with a related charge or credit to Policyholder benefits on the Consolidated Statements of Operations if actual experience or other evidence suggests that earlier assumptions should be revised. The GMAB is a living benefit that provides the contractholder with a guaranteed value that was established at least five years prior at each contract anniversary. The GMWB is a living benefit that provides the contractholder with a guaranteed amount of income in the form of partial withdrawals.

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued for using assumptions consistent with those used in estimating gross profits or gross reserves for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior.

See Note 2 of the Notes to the Consolidated Financial Statements for additional information regarding Account Balances and Future Policy Benefit Reserves.

Selected Financial Data and Management’s Discussion and Analysis

Income Taxes

We file a consolidated federal income tax return with AZOA and all of its wholly owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. We provide for federal income taxes based on amounts we believe are ultimately owed. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, we may be required to significantly change the provision for federal income taxes recorded on the Consolidated Balance Sheets. Any such change could significantly affect the amounts reported within the Consolidated Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, we evaluate the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service or the tax courts.

We utilize the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences, such as OTTI, will not reverse over time.

Although realization is not assured, we believe it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

See Note 11 of the Notes to the Consolidated Financial Statements for additional information regarding income tax estimates and assumptions.

Allocation of Income and Expense

The Company maintains segregated investment portfolios at the subsidiary level but does not maintain segregated portfolios for each segment. All Interest and similar income, net and Realized investment (losses) gains, net are allocated to the segments. Assets are only monitored at the total Company level, and as such, asset disclosures by segment are not included herein.

Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder statutory reserve levels. The results of our Individual Annuity, Life, and Legacy segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment and are excluded from estimated gross profits used in reserve and DAC model projections.

Selected Financial Data and Management’s Discussion and Analysis

Consolidated Results of Operations

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2016	2015	2014	2016 - 2015		2015 - 2014
Revenue:
Net premiums and policy fees	$1,407,279	$1,449,591	$1,408,097	$(42,312)	(2.9)%	$41,494	2.9%
Interest and similar income, net	4,325,737	4,175,469	3,955,659	150,268	3.6%	219,810	5.6%
Change in fair value of assets and liabilities	(178,238)	(532,720)	1,841,989	354,482	66.5%	(2,374,709)	(128.9)%
Realized investment (losses) gains, net	(49,325)	94,413	77,762	(143,738)	(152.2)%	16,651	21.4%
Fee, commission and other revenue	309,854	303,399	311,820	6,455	2.1%	(8,421)	(2.7)%

Total revenue	5,815,307	5,490,152	7,595,327	325,155	5.9%	(2,105,175)	(27.7)%
Benefits and expenses:
Net benefits and expenses	2,383,178	2,603,094	5,875,825	(219,916)	(8.4)%	(3,272,731)	(55.7)%
General and administrative and commission	2,029,388	1,804,437	2,212,400	224,951	12.5%	(407,963)	(18.4)%
Change in deferred acquisition costs, net	259,407	239,259	(673,086)	20,148	8.4%	912,345	135.5%

Total benefits and expenses	4,671,973	4,646,790	7,415,139	25,183	0.5%	(2,768,349)	(37.3)%
Pretax income	1,143,334	843,362	180,188	299,972	35.6%	663,174	368.0%

Income tax expense	355,156	243,066	24,723	112,090	46.1%	218,343	883.2%

Net income	$788,178	$600,296	$155,465	$187,882	31.3%	$444,831	286.1%

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Overview

•

Net income: For the Company, the increase in net income was driven by our Individual Annuity segment due to the favorable impacts from the change in the equity markets, increase in interest rates, and positive unlocking. This was partially offset by Questar due to lower revenue, higher information technology (IT) expenses, and consulting fees due to anticipated Department of Labor (DOL) regulations. We also had higher claims and a model adjustment in our LTC business within the Legacy segment.

Revenue

Net premiums and policy fees. Net premiums consist primarily of premiums for term life insurance, and LTC, net of reinsurance. Policy fees represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products and universal life insurance.

•

Premium and policy fee revenue decreased primarily due to the unfavorable impacts of unlocking within our Life segment and lower variable product maintenance and expense (M&E) fees due to the lower Separate Account balance in our Individual Annuity segment. This was partially offset by the variable product increase in rider charges due to the higher benefit base and higher variable-indexed annuity product fee income driven by the growth of this product in 2016.

Interest and similar income, net. Interest and similar income primarily includes interest income on fixed-maturity securities classified as available-for-sale and held-to-maturity.

•	Interest and similar income increased primarily due to an increase in the annuity products average invested assets, higher cash flows, and an increase in the General Account balance.

Change in fair value of assets and liabilities. Change in fair value of assets and liabilities represents the changes in fair value and the realized gains and losses from derivative instruments driven by interest rate and equity market movement. It also includes gains and losses and changes in fair value on fixed maturity and equity security investments classified as trading or fair value through income or for which we have elected the fair value option. We utilize derivatives within certain actively managed investment portfolios to manage the risk associated with variability in cash flows or changes in fair values related to financial assets and liabilities. See Application of Critical Accounting Policies section for additional information.

Selected Financial Data and Management’s Discussion and Analysis

•

Change in fair value of assets and liabilities increased driven by favorable results in the Individual Annuity segment driven by gains on fixed annuity derivative assets due to the equity market gains in 2016 compared to losses in 2015. The positive variance also is driven by the interest rate impacts on derivatives backing variable annuity products (2016 interest rate increase compared to declines in 2015). The Individual Annuity and Life derivative results economically hedge reserve changes in net benefits and expenses.

Realized investment (losses) gains, net. Realized investment gains consist of gains and losses from the sale or impairment of investments.

•	Realized investment (losses) gains, net decreased in 2016 primarily related to higher credit impairments driven by the energy sector and lower realized gains due to normal sale activity.

Fee, commission and other revenue. Fee, commission and other revenue relate primarily to annual marketing or distribution fees on investment options (12B-1 fees) and investment advisory fees earned on assets under management by fund companies within Individual Annuity and Questar, and gross dealer concessions from sales of products within Questar. This also includes the change in cash surrender value for our corporate-owned life insurance (COLI) policy.

•

Fee, commission, and other revenue increased driven by favorable COLI results and offset by lower variable investment advisory fees and 12B-1 revenue within our Individual Annuity segment and lower revenue and higher IT expenses and consulting fees in our Questar segment. This was partially offset by the lower variable investment advisory fees and 12b-1 revenue due to the decline in the asset base in 2016.

Benefits and Expenses

Net benefits and expenses. Net benefits and expenses consist of amounts paid to policyholders and changes in liabilities held for anticipated future benefit payments under insurance policies and annuity contracts. Amounts are net of benefit payments recovered or expected to be recovered under reinsurance contracts. The index benefit under fixed-indexed annuities and FIUL, and the accumulation and withdrawal benefits under variable annuity guarantees include the change in fair value for these embedded derivatives. The derivatives to economically hedge these benefits are included in revenue under change in fair value of assets and liabilities. Net benefits and expenses also include amortization of DSI.

•

Net benefits and expenses decreased in 2016 primarily due to the Individual Annuity products which reflect a favorable change in reserves driven by the change in interest rates and positive impacts of unlocking. There was a favorable variance for both fixed and variable annuity products due to the increase in interest rates in 2016. This was partially offset by the change in reserves due to the change in equity markets.

General and administrative and commission. General and administrative and commission includes compensation, commissions paid to sales force, consultant fees, IT expenses, facilities and equipment, advertising and marketing, legal and regulatory, and corporate related expenses. Commissions and other incremental acquisition costs, which are directly related to the successful acquisition of insurance contracts, are capitalized in change in deferred acquisition costs, net.

•

General and administrative and commission increased primarily due to higher fixed annuity commissions, consistent with the increase in deposits, an Allianz SE IT initiative expense, and legal accrual activity.

Change in deferred acquisition costs, net. Change in deferred acquisition costs, net represents the capitalization of acquisition costs reported in general and administrative and commission expenses, and amortization of DAC. Changes in assumptions are recorded as an increase or decrease in amortization (unlocking).

•

The change in DAC reflects an unfavorable change primarily due to higher DAC amortization partially offset by higher DAC capitalization. The higher amortization is due to the impacts of unlocking. This partially offset by the change in EGPs and impacts from fixed-indexed annuities within the Individual Annuity segment, and favorable impacts of unlocking within the Life segment. The higher capitalization is driven by increased production in 2016 which is the result of the fixed-annuity sales promotion.

Income tax expense

•	Income tax expense: The increased pretax income, with minimal variance in deductions, resulted in an increased effective tax rate of 31.1% compared to an effective tax rate of 28.8% in 2015.

Selected Financial Data and Management’s Discussion and Analysis

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Overview

•

Net income: For the Company, net income increased compared to the prior year driven by our Individual Annuity segment due to the favorable impacts from the change in the equity markets, partially offset by our Legacy segment due to future loss reserves recorded in 2015 compared to 2014, net of DAC.

Revenue

•

Premium and policy fee revenue increased primarily due to the favorable impacts of unlocking in 2015 compared to 2014 within our Life segment and increases in rider charges driven by the higher benefit base and higher variable-indexed annuity income within our Individual Annuity segment. This was partially offset by the discontinued sales of the Single Premium Immediate Annuity (SPIA) product in 2015 in the Individual Annuity segment.

•	Interest and similar income increased primarily due to an increase in the annuity products average invested assets and an increase in the general account balance.

•

Change in fair value of assets and liabilities decreased in 2015 and was driven by unfavorable results in the Individual Annuity segment driven by losses on fixed annuity derivative assets due to the market decline in 2015 compared to growth in 2014. The negative variance also is driven by the interest rate impacts on derivatives backing variable annuity products (2015 interest rates down less than 2014). The Individual Annuity and Life derivative results economically hedge reserve changes in net benefits and expenses.

•

Realized investment (losses) gains, net increased in 2015 primarily related to other assets backing surplus driven by a collateralized debt obligation (CDO) consolidation, CDO collateral sale, and a contingent gain from a real estate sale in 2011. This is partially offset by higher credit impairments in 2015 due to intent to sell securities with credit concerns.

•

Fee, commission and other revenue decreased due to the change in COLI driven by less positive market returns in 2015 compared to 2014 and the elimination of a deferred gain which fully amortized in 2014 within our Legacy segment, partially offset by higher registered investment advisor fees and gross dealer concessions revenue in Questar.

Benefits and Expenses

•

Net benefits and expenses decreased in 2015 primarily due to the Individual Annuity products which reflect a favorable change in reserves primarily driven by the relative decrease in equity market returns. The equity markets in 2015 were flat compared to gains in 2014. There was also a favorable variance for both fixed and variable annuity products due to the change in interest rates in 2015. These impacts were partially offset by the Life segment driven by a reserve adjustment recorded in 2015 due to impacts of updated estimated gross profit assumptions.

•

General and administrative and commission decreased primarily due to lower fixed annuity commissions, consistent with the decrease in gross written premiums driven by the product changes made in late 2014 and a 2015 legal reserve accrual release.

•

Change in deferred acquisition costs increased primarily due to the Individual Annuity products which reflect an unfavorable change in deferred acquisition costs primarily due to lower DAC capitalization driven by the decline in fixed annuity production in 2015. It also reflects higher fixed and variable annuity amortization due to lower declining interest rates (compared to higher declining rates in 2014) and the impact on EGPs in 2015 compared to 2014. These impacts were partially offset by the prospective changes to our method of calculating DAC amortization for variable annuity policies discussed in Application of Critical Accounting Policies. The variance also includes an unfavorable impact of $109,797 from unlocking in 2015 compared to $5,294 unfavorable unlocking in 2014.

Income tax expense

•	Income tax expense: The increased pretax income, with minimal variance in deductions, resulted in an increased effective tax rate of 28.8% in 2015 compared to an effective tax rate of 13.7% in 2014.

Selected Financial Data and Management’s Discussion and Analysis

Individual Annuity

Segment results of operations

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2016	2015	2014	2016 - 2015		2015 - 2014
Revenue:
Net premiums and policy fees	$1,117,580	$1,133,285	$1,148,803	$(15,705)	(1.4)%	$(15,518)	(1.4)%
Interest and similar income, net	4,133,359	3,999,693	3,798,284	133,666	3.3%	201,409	5.3%
Change in fair value of assets and liabilities	(218,922)	(492,479)	1,805,611	273,557	55.5%	(2,298,090)	(127.3)%
Realized investment (losses) gains, net	(49,126)	90,948	74,926	(140,074)	(154.0)%	16,022	21.4%
Fee, commission and other revenue	243,789	236,454	246,021	7,335	3.1%	(9,567)	(3.9)%

Total revenue	5,226,680	4,967,901	7,073,645	258,779	5.2%	(2,105,744)	(29.8)%
Benefits and expenses:
Net benefits and expenses	1,982,879	2,296,057	5,582,740	(313,178)	(13.6)%	(3,286,683)	(58.9)%
General and administrative and commission	1,774,740	1,549,692	1,963,032	225,048	14.5%	(413,340)	(21.1)%
Change in deferred acquisition costs, net	315,760	279,582	(615,902)	36,178	12.9%	895,484	145.4%

Total benefits and expenses	4,073,379	4,125,331	6,929,870	(51,952)	(1.3)%	(2,804,539)	(40.5)%
Pretax income	$1,153,301	$842,570	$143,775	$310,731	36.9%	$698,795	486.0%

Selected operating performance measures

Increase (decrease)	Increase (decrease)
Year Ended December 31,	and % change	and % change
2016	2015	2014	2016 - 2015	2015 - 2014
Individual Annuity
Deposits	$12,254,785	$10,784,423	$14,961,713	$1,470,362	13.6%	$(4,177,290)	(27.9)%
Inforce	109,698,006	103,222,981	100,373,384	6,475,025	6.3%	2,849,597	2.8%

Deposits and in-force amounts in the table above are for direct and assumed business. Deposits reflect amounts collected on both new and renewal business. In-force represents account values of the annuity contracts for our fixed, fixed-indexed, variable, and variable-indexed annuity contracts. In 2016, sales of our fixed-indexed annuity products were higher than the prior year due to the Allianz 222 FIA sales promotion which offered policyholders certain bonus enhancements compared to sale decreases in 2015 as a result of product changes in response to the downward trend of interest rates. The strong sales of fixed-indexed annuity products in 2014 were driven by the growth of the BUDBI index option.

Change in key market factors

Our Individual Annuity segment is impacted by various market impacts and movements which are summarized below:

	Year Ended December 31,			% change
Stock Index	2016	2015	2014	2016-2015	2015-2014
S&P 500	9.54%	-0.73%	11.39%	10.27%	-12.12%
NASDAQ 100	5.89%	8.43%	17.94%	-2.54%	-9.51%
BUDBI	4.83%	-2.00%	4.75%	6.83%	-6.75%

	Year Ended December 31,			basis point (bps) change
Interest Rates	2016	2015	2014	2016-2015	2015-2014
LIBOR 10yr	2.34	2.20	2.30	14 bps	-10 bps
LIBOR 20yr	2.56	2.50	2.60	6 bps	-10 bps

Selected Financial Data and Management’s Discussion and Analysis

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Overview

Our Individual Annuity segment pretax income increase is primarily driven by equity market and interest rate movements partially offset by higher realized losses and impairments, an Allianz SE IT initiative expense, and lower legal accrual reserve releases in 2016 compared to 2015.

Revenue

•

Net premiums and policy fees: Premiums and policy fees decreased primarily due to lower M&E fees due to the lower Separate Account balance partially offset by increases in rider charges due to the higher benefit base and higher variable-indexed annuity product fee income driven by continued growth of this product in 2016.

•

Interest and similar income, net: The increase in interest and similar income is primarily due to an increase in the annuity products average invested assets, more favorable cash flows, and a higher general account balance.

•

Change in fair value of assets and liabilities: Change in fair value of assets and liabilities favorable change is driven by gains on derivative assets mainly due to the market movements in 2016 compared to 2015. This was partially offset by unfavorable interest rate impacts on derivatives backing variable annuity products and the change in the fair value option due to growth of the variable-indexed annuity product in 2016. The derivative results economically hedge reserve changes in net benefits and expenses.

•

Realized investment (losses) gains, net: The increased realized investment losses in 2016 were primarily due to higher credit impairments within the energy sector and lower realized gains due to normal sale activity.

Benefits and Expenses

•

Net benefits and expenses: The Individual Annuity products reflect a favorable change in reserves primarily driven by the increase in interest rates partially offset by the change in equity markets. Interest rates increased in 2016 compared to interest rate declines in 2015. The equity markets had gains in 2016 compared to losses in 2015. Reserve movements are economically hedged in Change in fair value of assets and liabilities. Net benefits and expenses include a favorable impact of $376,513 from unlocking in 2016 compared to $138,580 in the prior year.

•

General and administrative and commission: The General, administrative and commission expense increased primarily due to higher fixed-indexed annuity commissions consistent with the increase in deposits. The gross written premium increase is driven by the 2016 Allianz 222 sales promotion. We also incurred an Allianz SE IT initiative expense and had lower legal accrual releases in 2016 compared to 2015.

•

Change in deferred acquisition costs, net: The change in DAC within the Individual Annuity products reflect an unfavorable change primarily due to higher DAC amortization offset by higher DAC capitalization. The higher amortization is due to the impacts of unlocking and partially offset by the change in EGPs. The higher capitalization is driven by the increase in production in 2016 due to the fixed-annuity sales promotion. The change in DAC unfavorable unlocking impacts were $246,681 in 2016 compared to the unfavorable impact of $76,604 in 2015.

Selected Financial Data and Management’s Discussion and Analysis

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Overview

Our Individual Annuity segment pretax income increased compared to the prior year and was primarily driven by the equity market movement and legal accrual reserve release in 2015. It also reflects the 2014 prospective change in DAC amortization methodology for variable annuity and more favorable 2015 impacts of unlocking.

Revenue

•

Net premiums and policy fees: Premiums and policy fees decreased primarily due to discontinued sales of the SPIA product in 2015 partially offset by increases in rider charges due to the higher benefit base and higher variable-indexed annuity product fee income driven by continued growth of this product in 2015.

•

Interest and similar income, net: Interest and similar income increased primarily due to an increase in the annuity products average invested assets. This is partially offset by a decrease in the average yield earned on the investments.

•

Change in fair value of assets and liabilities: Change in fair value of assets and liabilities decreased driven by derivative asset impacts due to the market decline in 2015 compared to growth in 2014. It also includes unfavorable interest rate impacts on derivatives backing variable annuity products. The derivative results economically hedge reserve changes in net benefits and expenses.

•

Realized investment (losses) gains, net: Realized gains increased primarily due to the allocation of gains related to other assets backing surplus. The higher gains in 2015 were driven by a CDO consolidation and liquidation and a contingent gain from a real estate sale in 2011 partially offset by losses driven by increased credit impairments in 2015.

•

Fee, commission and other revenue: Revenue decreased as a result of less favorable impacts of COLI, driven by the equity markets and partially offset by higher variable investment advisory fees and 12b-1 revenue due to the continued asset base growth in 2015.

Benefits and Expenses

•

Net benefits and expenses: Benefits decreased in 2015 compared to 2014. The Individual Annuity products reflect a favorable change in reserves primarily driven by the decrease in equity markets. The equity markets in 2015 were flat compared to significant gains in 2014. There was also a favorable variance for both fixed and variable annuity products due to lower declining interest rates in 2015. Reserve movements are economically hedged in Change in fair value of assets and liabilities. Net benefits and expenses include a favorable impact of $138,580 from unlocking in 2015 compared to $28,928 in the prior year.

•

General and administrative and commission: Expenses decreased primarily due to lower fixed and variable annuity commissions, consistent with the decrease in deposits (offset in change in DAC capitalization).

•

Change in deferred acquisition costs, net: The change in deferred acquisition costs, net increased in 2015 compared to 2014. The Individual Annuity products reflect an unfavorable change in deferred acquisition costs primarily due to lower DAC capitalization driven by lower fixed annuity production in 2015 and higher fixed annuity amortization due to the change in estimated gross profits. It also reflects higher variable annuity amortization due to the change in the equity market and its impact on the pre-2010 DAC blocks. These impacts were partially offset by the prospective changes to our method of calculating DAC amortization for variable annuity policies implemented in 2014, discussed in Application of Critical Accounting Policies.

Selected Financial Data and Management’s Discussion and Analysis

Life

Segment results of operations

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2016	2015	2014	2016 - 2015		2015 - 2014
Revenue:
Net premiums and policy fees	$147,013	$172,660	$117,950	$(25,647)	(14.9)%	$54,710	46.4%
Interest and similar income, net	113,465	103,326	90,057	10,139	9.8%	13,269	14.7%
Change in fair value of assets and liabilities	40,600	(38,553)	41,292	79,153	205.3%	(79,845)	(193.4)%
Realized investment gains, net	623	1,597	1,579	(974)	(61.0)%	18	1.1%
Fee, commission and other revenue	747	186	474	561	301.6%	(288)	(60.8)%

Total revenue	302,448	239,216	251,352	63,232	26.4%	(12,136)	(4.8)%
Benefits and expenses:
Net benefits and expenses	194,667	114,377	147,348	80,290	70.2%	(32,971)	(22.4)%
General and administrative and commission	159,455	165,386	162,942	(5,931)	(3.6)%	2,444	1.5%
Change in deferred acquisition costs, net	(69,477)	(53,642)	(72,109)	(15,835)	(29.5)%	18,467	25.6%

Total benefits and expenses	284,645	226,121	238,181	58,524	25.9%	(12,060)	(5.1)%
Pretax income	$17,803	$13,095	$13,171	$4,708	36.0%	$(76)	(0.6)%

Selected operating performance measures

	Year Ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2016	2015	2014	2016 - 2015		2015 - 2014
Total Life
Deposits and Gross Premiums Written	$627,563	$574,388	$508,544	$53,175	9.3%	$65,844	12.9%
Inforce	30,026,514	26,838,320	24,316,419	3,188,194	11.9%	2,521,901	10.4%

Deposits and gross premiums written and in-force amounts in the table above are for direct and assumed business. Deposits reflect amounts collected on our FIUL business, and gross premiums written reflect premiums collected on our term business. In-force amounts represent our FIUL and our older universal life and term life business. The increase in deposits in 2016 compared to 2015 was driven by an increase in renewal deposits and new gross premiums written as a result of product changes. The increase in deposits in 2015 compared to 2014 is a result of the offering of the BUDBI index crediting option in 2014 on FIUL products. The movement of in-force, year over year, is primarily driven by policyholder activity. Increases are driven by deposits and new business, and decreases are driven by policyholder charges, surrenders, and claims.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Overview

The Life segment pretax income increased primarily due to the increase in interest and similar income due the growing and maturing block of business. This was partially offset by a universal life (UL) secondary guarantee reserve accrual adjustment recorded in 2016 and a 2015 premium bonus reserve adjustment, and unfavorable impacts of unlocking.

Revenue

•

Net premiums and policy fees: Premiums and policy fees decreased primarily due to the unfavorable impacts of unlocking on unearned revenue reserves (URR) which was partially offset by higher premium and expense fees driven by increased deposits as a result of the continued growth of the Life Segment.

•	Interest and similar income, net: Interest and similar income increased primarily due to an increase in Life average invested assets.

Selected Financial Data and Management’s Discussion and Analysis

•

Change in fair value of assets and liabilities: Derivative income increased due to derivative results primarily driven by change in fair value of futures and options, which are intended to economically hedge reserve changes in net benefits and expenses.

Benefits and Expenses

•

Net benefits and expenses: Net benefits and expenses increased primarily driven by the change in the equity market in 2016 and the impacts of reserve adjustments recorded in 2016 and 2015. Market returns were more favorable in 2016 which had negative impacts on the reserves. The reserve adjustment is related to an additional UL secondary guarantee reserve accrual recorded in 2016 and impacts from the 2015 premium bonus modeling adjustments. The Life fair value reserve movement is economically hedged in Change in fair value of assets and liabilities.

•

General and administrative and commission: The expenses decreased primarily due to lower commissions driven by the mix of premium partially offset by higher allocated expenses due to the growing block of Life business.

•

Change in deferred acquisition costs, net: The favorable change in DAC is driven by lower amortization and partially offset by lower capitalization. The lower amortization is driven by the impacts of unlocking and the lower capitalization is due to decline in first year premium production in 2016.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Overview

Our Life segment pretax income results are in line with prior year results due to offsetting variances in 2015. Pretax income in 2015 compared to the prior year is primarily due to favorable impacts due to unlocking, and higher interest and similar income in 2015 driven by a growing and maturing block of business offset by a UL secondary guarantee reserve accrual recorded in 2015 due to updated estimated gross profit assumptions.

Revenue

•

Net premiums and policy fees: Premiums and policy fees increased primarily due to the favorable impacts of unlocking on URR in 2015 compared to 2014 and higher premium and expense fees driven by increased deposits as a result of the continued focus on growing the Life Segment.

•

Interest and similar income, net: Interest and similar income increased primarily due to an increase in Life average invested assets, partially offset by a decrease in the average yield earned on the investments.

•

Change in fair value of assets and liabilities: Derivative income decreased due to derivative results primarily driven by change in fair value of futures and options, which are intended to economically hedge reserve changes in net benefits and expenses.

Benefits and Expenses

•

Net benefits and expenses: Net benefits and expenses decreased driven by the market impacts in 2015 partially offset by net impacts of a reserve adjustment recorded in 2015. Market returns were less favorable in 2015 which had positive impacts on the reserves. The reserve adjustment is related to a new UL secondary guarantee reserve accrual due to impacts of updated estimated gross profit assumptions in 2015. The Life fair value reserve movement is economically hedged in Change in fair value of assets and liabilities.

•	General and administrative and commission: Expenses increased primarily due to higher allocated expenses due to the growing block of business.

•	Change in deferred acquisition costs, net: The change in deferred acquisition costs, net decreased primarily due to lower amortization is driven by the impacts of unlocking in 2015.

Selected Financial Data and Management’s Discussion and Analysis

Questar

Segment results of operations

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2016	2015	2014	2016 - 2015		2015 - 2014
Revenue:
Interest and similar income, net	$32	$3	$(17)	$29	966.7%	$20	117.6%
Change in fair value of assets and liabilities	2	—	—	2	—%	—	—%
Realized investment gains, net	—	—	1	—	—%	(1)	(100.0)%
Fee, commission and other revenue	101,432	105,830	102,234	(4,398)	(4.2)%	3,596	3.5%

Total revenue	101,466	105,833	102,218	(4,367)	(4.1)%	3,615	3.5%
Benefits and expenses:
General and administrative and commission	114,009	110,624	111,967	3,385	3.1%	(1,343)	(1.2)%

Total benefits and expenses	114,009	110,624	111,967	3,385	3.1%	(1,343)	(1.2)%
Pretax loss	$(12,543)	$(4,791)	$(9,749)	$(7,752)	(161.8)%	$4,958	50.9%

Fee, Commission and Other Revenue

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2016	2015	2014	2016 - 2015		2015 - 2014
Gross dealer concessions	$54,811	$59,578	$58,314	$(4,767)	(8.0)%	$1,264	2.2%
Allianz Life production	31,583	32,308	34,527	(725)	(2.2)%	(2,219)	(6.4)%
Registered investment advisor fee sand other revenue	15,038	13,944	9,393	1,094	7.8%	4,551	48.5%

Fee, commission and other revenue:	$101,432	$105,830	$102,234	$(4,398)	(4.2)%	$3,596	3.5%

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Overview

Our Questar segment pretax loss increased compared to the prior year and is primarily due to lower revenue, the rebate of 12B-1 fees, higher IT expenses and consulting fees due to the anticipated DOL regulations.

Revenue

Fee, commission and other revenue: Revenue decreased driven by lower gross dealer concessions revenue due to a decrease in first year concessions and partially offset by higher registered investment advisor fees due to higher assets under management.

Benefits and Expenses

General and administrative and commission: Expenses increased primarily due to higher general and administrative expenses due to higher IT expenses and consulting fees due to anticipated DOL regulations, and rebate of 12B-1 fees.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Overview

Our Questar segment pretax loss decreased compared to the prior year and was primarily due to lower legal fees and higher commission fee and revenue.

Selected Financial Data and Management’s Discussion and Analysis

Revenue

Fee, commission and other revenue: Revenue increased driven by higher registered investment advisor fees due to higher assets under management and gross dealer concessions revenue driven by an increase in first year concessions.

Benefits and Expenses

General and administrative and commission: Expenses decreased primarily due to lower general and administrative expenses due to lower legal settlements and fees.

Legacy Products

Segment results of operations

				Increase (decrease)		Increase (decrease)
	Year Ended December 31,			and % change		and % change
	2016	2015	2014	2016 - 2015		2015 - 2014
Revenue:
Net premiums and policy fees	$142,686	$143,646	$141,344	$(960)	(0.7)%	$2,302	1.6%
Interest and similar income, net	78,881	72,447	67,335	6,434	8.9%	5,112	7.6%
Change in fair value of assets and liabilities	82	(1,688)	(4,914)	1,770	104.9%	3,226	65.6%
Realized investment (losses) gains, net	(822)	1,868	1,256	(2,690)	(144.0)%	612	48.7%
Fee, commission and other revenue	1,191	253	6,217	938	370.8%	(5,964)	(95.9)%

Total revenue	222,018	216,526	211,238	5,492	2.5%	5,288	2.5%
Benefits and expenses:
Net benefits and expenses	205,632	192,660	145,737	12,972	6.7%	46,923	32.2%
General and administrative and commission	18,489	18,059	17,585	430	2.4%	474	2.7%
Change in deferred acquisition costs, net	13,124	13,319	14,925	(195)	(1.5)%	(1,606)	(10.8)%
Total benefits and expenses	237,245	224,038	178,247	13,207	5.9%	45,791	25.7%

Pretax (loss) income	$(15,227)	$(7,512)	$32,991	$(7,715)	(102.7)%	$(40,503)	(122.8)%

Selected operating performance measures

Year Ended December 31,	and % change	and % change
2016	2015	2014	2016 - 2015	2015 - 2014
Legacy Products
Gross Premiums Written	$260,649	$264,274	$261,193	$(3,625)	(1.4)%	$3,081	1.2%
In-force	3,721,992	3,973,990	4,243,003	(251,998)	(6.3)%	(269,013)	(6.3)%

Gross premiums written and in-force amounts in the table above are for direct and assumed business. Gross premiums written reflect premiums collected on renewal business. There are no new premiums as these are closed blocks of business. In-force amounts represent life insurance in-force within our Special Markets products. The decrease in gross premiums written in 2016 compared to 2015 was partially driven by an increase in LTC third party administrator experience refund in 2016 which decreased assumed premiums due to the change in claim activity. The increase in gross premiums written in 2015 compared to 2014 was due to a rate increase implemented in the LTC block of business in 2015. The continued decline in in-force volume is attributable to the Legacy Segment being a closed block of business.

Selected Financial Data and Management’s Discussion and Analysis

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

Overview

Our Legacy Products segment pretax loss increased due to a Special Markets unclaimed property assessment accrual release in 2015 and higher LTC incurred claims and the implementation of a new reserving model in 2016.

Revenue

•	Interest and similar income, net: LTC reflects higher investment income due to higher allocated interest and similar income due to growth in reserves driven by an aging block of business.

•

Change in fair value of assets and liabilities: The change in fair value of assets and liabilities increased due to lower allocated losses relating to investments not backing policyholder assets in 2016.

•	Realized investment (losses) gains, net: The realized investment loss increased due to higher impairments and allocated losses in 2016 primarily driven by normal investment activity.

Benefits and Expenses

•

Net benefits and expenses: Net benefits and expenses increased primarily due to overall higher LTC claim activity in 2016, impact of the implementation of a new LTC reserving model in 2016, and an unclaimed property assessment accrual release recorded in 2015.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Overview

Our Legacy Products segment pretax loss decreased in 2015 compared to the prior year and is driven by LTC primarily due to the overall growth of future loss reserves in 2015.

Revenue

•	Net premiums and policy fees: Premiums and policy fees increased and is driven by LTC, due to higher premiums primarily driven by a rate increase implemented in 2014.

•

Interest and similar income, net: Interest and similar income increased in 2015 and was driven by LTC, which reflects higher investment income due to higher allocated interest and similar income due to growth in reserves driven by an aging block of business.

•

Change in fair value of assets and liabilities: The change in fair value of assets and liabilities increased due to lower allocated losses relating to investments not backing policyholder assets in 2015.

•	Realized investment (losses) gains, net: Realized investment gains increased due to higher allocated gains in 2015 compared to 2014.

•	Fee, commission and other revenue: Revenues decreased in 2015 compared to 2014 driven by the elimination of a deferred gain which fully amortized in 2014.

Benefits and Expenses

•

Net benefits and expenses: Net benefits and expenses increased primarily due to the increase in future loss reserves, model calculation updates recorded in 2015, and overall higher claim activity in 2015 compared to 2014 within LTC and an unclaimed property assessment recorded in 2015 within Special Markets.

•

Change in deferred acquisition costs, net: The change in deferred acquisition costs decreased and was driven by Special Markets which reflects lower amortization due to a deferred gain that became fully amortized in 2015 partially offset by lower LTC capitalization driven by policyholder activity and premium levels in 2015 compared to 2014.

Selected Financial Data and Management’s Discussion and Analysis

Financial Condition

Investment Strategy

Our investment strategy focuses on diversification by asset class. We seek to achieve economic diversification, while reducing overall credit and liquidity risks. We attempt to mitigate these credit and liquidity risks by adhering to investment policies that provide portfolio diversification on an asset class, creditor, and industry basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. We also consider all relevant objective information available in estimating the cash flows related to structured securities. We actively monitor and manage exposures, and determine whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by our risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management. We also have an asset-liability management strategy to align cash flows and duration of the investment portfolio with contractholder liability cash flows and duration.

The following table presents the investment portfolio at December 31.

Portfolio Composition

	2016		2015
	Carrying value	% of total	Carrying value	% of total
Fixed-maturity securities	$87,584,050	87.4%	$80,771,634	88.7%
Mortgage loans on real estate	10,351,741	10.3%	8,788,018	9.7%
Derivative assets	1,059,031	1.1%	591,609	0.7%
Equity securities	637,659	0.6%	361,427	0.4%
Acquired loans	192,380	0.2%	224,083	0.2%
Policy loans	171,012	0.2%	163,129	0.2%
Other invested assets	164,830	0.2%	97,431	0.1%
Loans to affiliates	39,120	0.0%	33,005	0.0%

Total investments	$100,199,823	100.0%	$91,030,336	100.0%

Fixed-Maturity Securities

Refer to Note 4 of the audited consolidated financial statements for information regarding the nature of our portfolio of available-for-sale securities and held-to-maturity securities in addition to detail related to the amortized cost and fair value by contractual value for these securities.

Selected Financial Data and Management’s Discussion and Analysis

Total available-for-sale fixed-maturity securities by quality rating category were as follows at December 31, 2016 and 2015.

	2016
	Fair Value	% of Total	Amortized Cost	% of Total
AAA	$8,528,225	9.7%	$8,389,899	10.0%
AA	20,269,321	23.2%	19,495,026	23.2%
A	23,976,680	27.4%	22,496,241	26.8%
BBB	32,545,459	37.2%	31,404,065	37.4%
BB	1,599,321	1.8%	1,614,331	1.9%
B and below	627,965	0.7%	630,083	0.7%

Total	$87,546,971	100.0%	$84,029,645	100.0%

	2015
	Fair Value	% of Total	Amortized Cost	% of Total
AAA	$9,008,030	11.2%	$8,805,694	11.2%
AA	19,063,926	23.6%	18,214,797	23.0%
A	21,031,607	26.1%	19,815,352	25.0%
BBB	30,057,566	37.2%	30,454,995	38.5%
BB	1,472,821	1.8%	1,776,088	2.2%
B and below	100,518	0.1%	113,607	0.1%

Total	$80,734,468	100.0%	$79,180,533	100.0%

Sub-prime and Alt-A Mortgage Exposure

We do not originate or purchase whole-loan mortgages with sub-prime or Alt-A exposure and do not have material exposure to non-agency residential mortgage-backed securities (RMBS). Sub-prime lending is the origination of loans to customers with weaker credit profiles. Due to the high quality of our mortgaged-backed securities, and the lack of sub-prime loans in the securities, we do not have a material exposure to sub-prime mortgages in those holdings. Our Sub-prime exposure is limited to a concentration within certain CDO investments. Alt-A loans are defined as any security backed by residential mortgage collateral which is not clearly identifiable as prime or sub-prime; we do not have a material exposure to Alt-A mortgages.

Selected Financial Data and Management’s Discussion and Analysis

Commercial Mortgage-backed and Other Asset-backed Securities

Commercial mortgage-backed securities (CMBS) represent pools of commercial mortgages that are broadly diversified across property types and geographical areas. The following table summarizes our exposure to CMBS holdings by credit quality and vintage year as of December 31:

2016
% of total CMBS			Vintage
AAA	$6,699,139	89.5%	2016	$1,724,742	22.9%
AA	740,389	9.9%	2015	2,002,009	26.9%
A	37,949	0.5%	2014	1,557,726	20.8%
BBB	1,270	0.0%	2013	15,308	0.2%
BB	4,870	0.1%	2012 and prior	2,183,832	29.2%

	$7,483,617	100.0%		$7,483,617	100.0%

2015
% of total CMBS			Vintage
AAA	$7,275,127	82.8%	2015	$1,810,640	20.6%
AA	1,049,137	11.9%	2014	1,532,871	17.5%
A	457,975	5.2%	2013	27,422	0.3%
BBB	3,988	0.1%	2012	143,549	1.6%
BB and below	640	0.0%	2011 and prior	5,272,385	60.0%

	$8,786,867	100.0%		$8,786,867	100.0%

Asset backed security (ABS) holdings consist primarily of aircraft leases, credit card receivables and other asset-backed securities that meet specific criteria, such as credit quality, insurance requirements, or limits on these types of investments.

Selected Financial Data and Management’s Discussion and Analysis

The following table summarizes our exposure to other ABS holdings by credit quality and vintage year as of December 31:

2016
% of total other ABS			Vintage
AAA	$366,852	36.2%	2016	$145,767	14.3%
AA	142,659	14.0%	2015	226,450	22.3%
A	220,805	21.7%	2014	8,239	0.8%
BBB	266,701	26.3%	2013	26,408	2.6%
B and below	19,467	1.8%	2012 and prior	609,620	60.0%

	$1,016,484	100.0%		$1,016,484	100.0%

2015
% of total other ABS			Vintage
AAA	$421,072	44.1%	2015	$239,287	25.0%
AA	75,528	7.9%	2014	8,776	1.0%
A	198,555	20.8%	2013	18,450	1.9%
BBB	236,991	24.8%	2012	82,996	8.7%
BB and below	23,664	2.4%	2011 and prior	606,301	63.4%

	$955,810	100.0%		$955,810	100.0%

Unrealized investment losses of fixed-maturity securities, for investment grade (IG) and below investment grade (BIG) securities by duration are as follows at December 31:

	2016
	IG	% of IG and BIG	BIG	% of IG and BIG
Twelve months or less below amortized cost	$639,126	75.5%	$12,984	1.6%
More than twelve months below amortized cost	123,925	14.7%	70,215	8.2%

Total	$763,051	90.2%	$83,199	9.8%

	2015
	IG	% of IG and BIG	BIG	% of IG and BIG
Twelve months or less below amortized cost	$1,358,255	64.3%	$73,946	3.5%
More than twelve months below amortized cost	415,392	19.7%	265,907	12.5%

Total	$1,773,647	84.0%	$339,853	16.0%

Selected Financial Data and Management’s Discussion and Analysis

Unrealized investment losses of fixed-maturity securities, for instances in which fair value declined below amortized cost by greater than or less than 20% for consecutive periods as indicated in the tables below, were as follows at December 31:

	Fair Value		Unrealized Capital Loss		Number of Securities
2016:	< 20%	> 20%	< 20%	> 20%	< 20%	> 20%
Twelve months or less below amortized cost	$19,950,380	$72,821	$636,932	$15,178	938	3
More than twelve months below amortized cost	2,006,954	138,123	151,323	42,817	132	15

Total unrealized investment losses	$21,957,334	$210,944	$788,255	$57,995	1,070	18

	Fair Value		Unrealized Capital Loss		Number of Securities
2015:	< 20%	> 20%	< 20%	> 20%	< 20%	> 20%
Twelve months or less below amortized cost	$22,304,110	$2,404,110	$852,092	$580,109	1,062	98
More than twelve months below amortized cost	516,229	1,906,253	42,390	638,909	45	89

Total unrealized investment losses	$22,820,339	$4,310,363	$894,482	$1,219,018	1,107	187

OTTI, by market sector, for impairments included in the Consolidated Statements of Operations, were as follows at December 31:

	2016		2015
	Impairment	No. of Securities	Impairment	No. of Securities
US government	$—		$2,365	8
States and political subdivisions	2,866	1	—	—
Public utilities	—	—	6,646	3
Corporate securities	169,664	43	48,587	14
Acquired loans	2,293	6	1,377	5

	$174,823	50	$58,975	30

Refer to Note 4 of the audited consolidated financial statements for information regarding our cumulative impairments on fixed-maturity securities.

Selected Financial Data and Management’s Discussion and Analysis

Financial instruments are carried at fair value on a recurring basis in the Company’s Consolidated Financial Statements. We have analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3. See Note 6 of the Notes to Consolidated Financial Statements for additional information.

2016:	Total	Level 1	Level 2	Level 3
Assets accounted for at fair value
Fixed-maturity - available-for-sale	$87,546,971	$1,736,523	$77,136,330	$8,674,118
Fixed-maturity - at fair value through income	37,051	36,901	—	150
Derivative assets	1,059,031	42,400	1,010,805	5,826
Equity securities, available-for-sale	320,166	320,166	—	—
Equity securities, trading	317,493	298,481	19,012	—
Corporate-owned life insurance	338,092	—	338,092	—
Separate account assets	27,733,261	27,733,261	—	—

Total assets accounted for at fair value	$117,352,065	$30,167,732	$78,504,239	$8,680,094

Liabilities accounted for at fair value
Derivative liabilities	$635,634	$27,345	$604,587	$3,702
Separate account liabilities	27,733,261	27,733,261	—	—
Reserves at fair value	20,152,641	—	—	20,152,641

Total liabilities accounted for at fair value	$48,521,536	$27,760,606	$604,587	$20,156,343

2015:	Total	Level 1	Level 2	Level 3
Assets accounted for at fair value
Fixed-maturity - available-for-sale	$80,734,468	$1,755,324	$71,847,605	$7,131,539
Fixed-maturity - at fair value through income	37,111	37,111	—	—
Derivative assets	591,609	—	589,259	2,350
Equity securities, available-for-sale	68,611	68,611	—	—
Equity securities, trading	292,816	269,956	22,860	—
Corporate-owned life insurance	316,926	—	316,926	—
Separate account assets	28,243,123	28,243,123	—	—

Total assets accounted for at fair value	$110,284,664	$30,374,125	$72,776,650	$7,133,889

Liabilities accounted for at fair value
Derivative liabilities	$350,321	$—	$316,509	$33,812
Separate account liabilities	28,243,123	28,243,123	—	—
Reserves at fair value	18,096,009	—	—	18,096,009

Total liabilities accounted for at fair value	$46,689,453	$28,243,123	$316,509	$18,129,821

Selected Financial Data and Management’s Discussion and Analysis

Mortgage Loans on Real Estate

We evaluate the mortgage loan allowance for loan loss quarterly, which resulted in an increase of the provision of $11,000 and $2,400 for the years ended December 31, 2016 and 2015, respectively. The increase to the allowance for loan loss is a result of the growing asset base of the mortgage loan portfolio partially offset by improving quality indicators. The allowance for loan loss on mortgage loans on real estate is discussed further at note 4.

We analyze loan impairment quarterly when assessing the valuation allowance. We consider recent trends in the Company’s loan portfolio and information on current loans, such as loan-to-value ratios and debt service coverage, which could impact a loan’s credit quality. We also evaluate the valuation allowance to ensure that the estimate is based on the most recent available industry default and loss studies and historical default rates for the Company as compared with default rates for the industry group. We do not accrue interest on defaulted loans.

Loan-to-value (LTV) and debt service coverage (DSC) ratios are common measurements used to assess the risk and quality of mortgage loans. The LTV ratio, calculated at the time of origination, is the percentage of the loan amount relative to the value of the underlying property. The DSC ratio, based upon the most recently received financial statements from the debtor, is calculated as the amount of the property’s net income divided by the debt service payments.

See Note 7 of the Consolidated Financial Statements for additional information relating to LTV and DSC ratios.

Property collateralizing mortgage loans is geographically dispersed throughout the United States as follows at December 31:

	2016		2015
	Gross Carry Value	% of Total	Gross Carry Value	% of Total
Mortgage loans by region
East North Central	$1,465,654	14.1%	$1,366,778	15.5%
East South Central	56,310	0.5%	15,040	0.2%
Middle Atlantic	617,117	5.9%	529,458	6.0%
Mountain	663,095	6.4%	619,976	7.0%
New England	862,994	8.3%	709,760	8.0%
Pacific	3,250,895	31.3%	2,635,075	29.9%
South Atlantic	2,270,291	21.8%	1,784,590	20.2%
West North Central	589,021	5.7%	606,865	6.9%
West South Central	624,764	6.0%	557,876	6.3%

Total	$10,400,141	100.0%	$8,825,418	100.0%

Property collateralizing mortgage loans diversified by property type are as follows at December 31:

	2016		2015
	Gross Carry Value	% of Total	Gross Carry Value	% of Total
Mortgage loans by property type
Industrial	$2,274,055	21.9%	$2,026,199	23.0%
Retail	2,313,307	22.1%	1,701,088	19.2%
Office	3,370,449	32.5%	2,963,797	33.6%
Apartments	2,442,330	23.5%	2,134,334	24.2%

Total	$10,400,141	100.0%	$8,825,418	100.0%

Liquidity and Capital Resources

Overview

Liquidity and Capital Resources represent our overall financial strength and ability to generate cash flows from the business. The liquidity requirements are generally met through funds provided by investment income, receipt of

Selected Financial Data and Management’s Discussion and Analysis

insurance premiums, M&E fees and benefit rider income, maturities and sales of investments, reinsurance recoveries, and capital contributions from Allianz SE as needed.

We hold membership stock of the Federal Home Loan Bank (FHLB) of Des Moines which provides access to collateralized borrowings. Funding from the FHLB of Des Moines is collateralized with government securities, agency residential mortgage backed securities and commercial mortgage backed securities from our General Account investment portfolio. See Note 2 of the Notes to Consolidated Financial Statements for additional information regarding the funding agreement balances.

Reinsurance may play a key role in funding our continued growth, and is utilized for any new line of business for which there is significant uncertainty related to future claims experience. Moreover, we are generally risk adverse for our smaller lines of business, and predictability of future profitability takes precedence over retaining a large percentage of risk.

We do not utilize the capital markets as a source of capital. Should the need for capital arise, we may obtain capital contributions from our ultimate parent, Allianz SE, as an alternative source of funding. The primary uses of funds are policy benefits, commissions, other product-related acquisition and sales inducement costs, investment purchases, operating expenses, and dividends to AZOA. We routinely review our source and use of funds in order to meet our ongoing obligations.

Financial Ratings and Strength

We received the following financial strength ratings as of December 31, 2016:

• AM Best	A+ (Superior)
• S&P	AA (Very Strong)
• Moody’s	A2 (Good)

The financial strength ratings are influenced by many factors including the operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage, relationship to Allianz SE, and exposure to risks.

Cash Flows

The following table sets forth information from our Consolidated Statements of Cash Flows for the years ended December 31:

	Year Ended December 31,
Consolidated Cash Flows	2016	2015	2014
Net cash provided by operating activities	$2,644,667	$2,413,324	$3,164,605
Net cash used in investing activities	(6,926,348)	(7,144,829)	(9,915,481)
Net cash provided by financing activities	4,374,483	3,588,070	7,101,813

Net change in cash and cash equivalents	$92,802	$(1,143,435)	$350,937

We have the funds necessary to meet the capital requirements of all states in which we do business, and to support our operations.

The increase in net cash provided by operating activities in 2016 as compared to 2015 is a result of the increase in the sale of trading securities, lower realized investment gains offset by the purchase of trading securities. The decrease in net cash provided by operating activities in 2015 as compared to 2014 is a result of the increase in the sale of trading securities mostly offset by product option losses in 2015 compared to 2014.

The 2016 increase in cash flows used in investing activities was primarily related to higher sales of available-for-sale fixed-maturity securities partially offset by higher purchases of fixed-maturity securities. In 2015, the increase in cash flows used in investing activities was primarily related to higher sales of available-for-sale fixed-maturity securities partially offset by decreased sales of derivative securities.

Selected Financial Data and Management’s Discussion and Analysis

The 2016 increase in cash flows from financing activities was driven by higher deposits in our Individual Annuity segment offset by the payback of the FHLB advance and higher dividend payments in 2016 compared to 2015. The 2015 decrease in cash flows from financing activities was driven by lower deposits in our Individual Annuity segment, in addition to higher dividend payments made to our parent in 2015 compared to 2014.

Securities Lending and Repurchase Agreements

We account for our securities lending transactions as secured borrowings, in which the collateral received and the related obligation to return the collateral are recorded on the Consolidated Balance Sheets as Collateral held from securities lending agreements and Other liabilities, respectively. Noncash collateral received is not reflected on the Consolidated Balance Sheets. Securities on loan remain on the Consolidated Balance Sheets, and interest and dividend income earned on loaned securities is recognized in Interest and similar income, net on the Consolidated Statements of Operations.

We also participate in restricted securities lending arrangements whereby specific securities are loaned to other institutions. The collateral is defined by the agreement to be cash and cash equivalents. We began participating in unrestricted arrangements whereby we may use collateral for general purposes. For securities lending agreements, our policies require a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral. We had securities on loan of $2,798,597 and $2,392,657, in fixed maturities, at fair value on the Consolidated Balance Sheets, with associated collateral received in the amounts of $2,888,157 and $2,480,910, as of December 31, 2016 and 2015, respectively.

Risk-Based Capital

An insurance enterprise’s state of domicile imposes minimum risk based capital (RBC) requirements that were developed by the National Association of Insurance Commissioners (NAIC). The formulas for determining the amount of RBC specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level RBC, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2016 and 2015.

Capital Contributions and Dividends

We paid dividends of $894,165 to our parent, AZOA, which represented $861,000 cash and $33,165 related to an intercompany loan and accrued interest, during the year ended December 31, 2016 compared to dividends of $572,125 in the prior year.

Statutory accounting practices prescribed or permitted by our state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, furniture and fixtures, deferred taxes, accident and health premiums receivable which are more than 90 days past due, reinsurance, certain investments, and undeclared dividends to policyholders. Additionally, future policy benefit reserves and policy and contract account balances calculated for statutory reporting do not include provisions for withdrawals.

Our statutory capital and surplus reported in the statutory annual statement filed with the State of Minnesota as of December 31, 2016 and 2015, was $6,165,279 and $5,822,117, respectively.

We are also required to meet minimum statutory capital and surplus requirements. Our statutory capital and surplus as of December 31, 2016 and 2015, was in compliance with these requirements. The maximum amount of dividends that can be paid by Minnesota insurance companies to stockholders without prior approval of the Commissioner of Commerce is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its surplus cash dividends of no more than the greater of 10% of its beginning-of-the-year statutory surplus, or the net gain from operations of the

Selected Financial Data and Management’s Discussion and Analysis

insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Ordinary dividends of $1,497,192 can be paid in 2017 without prior approval of the Commissioner of Commerce.

Commitments

The following table summarizes certain contractual obligations and the Company’s commitments by period as of December 31, 2016:

		In 1 year	after 1 year	After 3 years	After
	Total	or less	up to 3 years	up to 5 years	5 Years
Payments due
Policyholder liabilities	$116,690,991	$7,707,162	$16,164,704	$17,121,915	$75,697,210
Mortgage notes payable	76,916	8,288	18,012	20,111	30,505
Operating leases	7,616	2,302	3,381	1,933	—

Total payments due	$116,775,523	$7,717,752	$16,186,097	$17,143,959	$75,727,715

Policyholder liabilities include estimated claim and benefit, policy surrender and commission obligations offset by expected future deposits and premiums on in-force insurance policies and investment contracts in the Individual Annuity and Life segments. We have excluded the separate account liabilities as these obligations are legally insulated from general account obligations and will be fully funded by cash flows from separate account assets. The obligations have not been discounted at present value. Estimated claim and benefit obligations are based upon mortality, morbidity and lapse assumptions comparable to historical experience. The results are based on assuming market growth and interest crediting consistent with other valuation assumptions. In contrast to this table, the majority of our obligations are recorded on the balance sheet at current account values or other GAAP prescribed measurements that are not directly related to liability cash flows. These obligations do not incorporate an expectation on future market growth, interest crediting, or future deposits. Therefore, due to the significance of the assumptions used, the amounts presented could materially differ from actual results.

Mortgage notes payable includes contractual principal and interest payments and therefore exceeds the amount shown in the Consolidated Balance Sheet. See Notes 16 and 17 of the Notes to Consolidated Financial Statements for additional information.

Operating leases include non-cancelable obligations on certain office space and equipment.

Contingencies

We are named as defendants in various pending or threatened legal proceedings on an ongoing basis, including three putative class action proceedings, arising from the conduct of business: Sanchez v. Allianz Life Ins. Co. of North America (Superior Court of California, L.A. County, BC594715) was filed in 2015, Berthiaume et al. v. Allianz Life Ins. Co. of North America et al (Minnesota District Court, Henn. County) was commenced in 2016, and Thompson v. Allianz Life Ins. Co. of North America (United Stated District Court, District of Minnesota, Case No. 0:17-cv00096) was filed in 2016. None of these putative class actions has been certified. We generally intend to vigorously contest the lawsuits, but is or may pursue settlement negotiations in some cases, if appropriate. The outcome of the cases is uncertain at this time, and there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company and/or its subsidiaries. We recognize legal defense costs as incurred.

We are also contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.

The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.

Selected Financial Data and Management’s Discussion and Analysis

Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority (FINRA) and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance laws and securities laws. We are subject to ongoing market conduct examinations and investigations by regulators which may have a material adverse effect on the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet transactions, arrangements or other relationships that we believe would be reasonably likely to have a material effect on our liquidity or the requirements for capital resources.

We utilize exchange-traded futures to economically hedge certain product liabilities. Under this kind of transaction, we agree to purchase a specified number of contracts and settle the variation margin with the counterparty on a daily basis in an amount equal to the change in the market value of the underlying contracts from the close of the previous trading day. The parties with whom we enter into the exchange-traded futures contracts are regulated futures commission’s merchants who are members of a trading exchange.

We are exposed to credit-related losses in the event of non-performance by counterparties under the terms of the futures contracts. We minimize counterparty credit risk by establishing relationships only with counterparties rated BBB+ and higher. Given the credit ratings of the counterparties with which we transact, we do not expect any counterparties to fail to meet their obligations. We also execute Credit Support Annexes (CSA) with all active and new counterparties which further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure. As our futures transactions are executed through a regulated exchange, positions are marked-to-market and settled on a daily basis, and collateral is posted prior to execution of a transaction, we have minimal exposure to credit-related losses in the event of non-performance.

As our futures transactions are executed through a regulated exchange, positions are marked-to-market and settled on a daily basis, and collateral is posted prior to execution of a transaction, we have minimal exposure to credit-related losses in the event of non-performance.

We are also required to post collateral for any futures and options contracts that are executed. The amount of collateral required is determined by the exchange on which the contract is traded. For 2016 and 2015, we posted U.S. Government and acceptable corporate securities to satisfy this collateral requirement.

Forward-looking Statements

This report reviews the Company’s financial condition and results of operations. Where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements made in this report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts, and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. Forward-looking statements are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update publicly or revise any forward-looking statements.

Item 11(j).

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk of the loss of fair value resulting from adverse changes in market rates and prices, such as interest rates and equity prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. The following is a discussion of our market risk exposures and our risk management practices.

Interest Rate Risk

Interest rate risk is the risk that movements in interest rates or interest rate volatility will change and cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins. We have an asset-liability management strategy to align cash flows and duration

Selected Financial Data and Management’s Discussion and Analysis

of the investment portfolio with policyholder liability cash flows and duration. We further limit interest rate risk on variable annuity guarantees through economic interest rate hedges.

Equity Market Risk

Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities. The policy value of the fixed-indexed annuity and fixed-indexed universal life products is linked to equity market indices. We economically hedge this exposure with derivatives. Variable annuity products may provide a minimum guaranteed level of benefits irrespective of market movements. We have adopted an economic hedging program to manage the equity risk of these products. We also monitor the economic and accounting impacts of equity stress scenarios on assets and liabilities regularly.

Basis risk is the risk that the variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying investment options of the variable annuity contracts. We mitigate this risk through regular review and synchronization of fund mappings, product design features, and hedge design.

Legal/Regulatory Risk

Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, we are exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contractholders.

We mitigate this risk by offering a broad range of products and by operating throughout the United States. We actively monitor all market related exposure and participate in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess our risk exposure to changes in regulation including monitoring by the Compliance and Legal departments and regular reporting to the BOD of all known compliance risks and the effectiveness of the approach used to mitigate such risks. In addition, we have implemented suitability standards to mitigate suitability risk.

On April 6, 2016, the Department of Labor (DOL) issued a final rule that will significantly expand the definition of “investment advice” and increase the circumstances in which companies and broker-dealers, insurance agencies, and other financial institutions that sell the Company’s products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 (ERISA) or individual retirement accounts (IRAs). It is not yet certain how, if at all, the implementation of this rule will change our business, results of operations, or financial condition. The DOL has extended the implementation of the rule until April 2017. The DOL also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that would increase fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and that would apply more onerous disclosure and contract requirements to such transactions. The DOL has introduced an additional transition period for these amendments until January 2018. It may be necessary to change sales representative and/or broker compensation, limit the assistance or advice provided to owners of our annuities, or otherwise change the manner of design and sales support of the annuities. These changes could have an adverse impact on the level and type of services provided and compliance with the rule could also increase the overall operational costs for the services currently provided.

Sensitivity Analysis

To assess the impact of changes in interest rate and equity markets, we perform sensitivity tests. Sensitivity tests measure the instantaeous impact of a single hypothetical interest rate or equity price change on our pre-tax income, or fair value of an asset or liability, while holding all other rates or prices constant. To assess interest rate risk we perform a sensitivity test which instantaneously shocks interest rates across all maturities by a hypothetical 50 basis points (bps). To assess equity risk, we perform a sensitivity test which instantaneously decreases all equity prices by a hypothetical 15%.

Interest Rate Risk

One means of assessing exposure to interest rate changes is to measure the potential change in fair value of an asset due to a hypothetical change in interest rates of 50 bps across all maturities. We noted that under this model, with all other

Selected Financial Data and Management’s Discussion and Analysis

factors remaining constant, a 50 bps increase in interest rates would result in the decrease in the fair value of our fixed income securities of $3,933,587 based on our securities positions as of December 31, 2016.

We also examined the impact on pre-tax income due to a hypothetical decrease in interest rates of 50 bps across all maturities. Note that all impacts referenced below reflect reserve changes net of economic hedge impact and DAC changes unless otherwise noted. Under this model, with all other factors being constant, we estimated that such a decline would cause our pre-tax income to decrease by $416,232 as of December 31, 2016.

Equity Market Risk

One means of assessing exposure to changes in equity market prices is to estimate the potential changes in pre-tax income from a hypothetical change in equity market prices of 15%. Under this model, with all other factors constant, we estimated that a decrease in equity market prices would cause our pre-tax income to increase by $37,095, while an increase in equity market prices would cause our pre-tax income to decrease by $131,445, based on our equity exposure as of December 31, 2016.

Adoption of New Financial Accounting Standards

See Note 2 – “Summary of Significant Accounting Policies” of the Company’s Consolidated Financial Statements in Item 8 – Financial Statements of this prospectus for information related to recent accounting pronouncements.

Selected Financial Data and Management’s Discussion and Analysis

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Financial Statements

and Supplemental Schedules

December 31, 2016 and 2015

(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG LLP 4200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

Allianz Life Insurance Company of North America:

We have audited the accompanying consolidated balance sheets of Allianz Life Insurance Company of North America and subsidiaries (the Company) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allianz Life Insurance Company of North America and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the three years then ended in conformity with U.S. generally accepted accounting principles.

The supplemental information contained in Schedules I, III, and IV has been subjected to audit procedures performed in conjunction with the audit of the Company’s consolidated financial statements. The supplemental information is the responsibility of the Company’s management. Our audit procedures included determining whether the supplemental information reconciles to financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with Regulation S-X Rule 7.05. In our opinion, the supplemental information contained in Schedules I, III, and IV is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ KPMG LLP

March 29, 2017

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2016 and 2015

(In thousands, except share data)

Assets	2016	2015
Investments:
Fixed-maturity securities:
Available-for-sale, at fair value (amortized cost of $84,029,645 and $79,180,533, respectively)	$87,546,971	80,734,468
At fair value through income (amortized cost of $36,504 and $36,474 respectively)	37,051	37,111
Held-to-maturity, at amortized cost (fair value of $3,630 and $5,279, respectively)	28	55
Mortgage loans on real estate (net of allowance for loan loss of $48,400 and $37,400, respectively)	10,351,741	8,788,018
Derivative assets	1,059,031	591,609
Loans to affiliates	39,120	33,005
Policy loans	171,012	163,129
Acquired loans	192,380	224,083
Equity securities:
Available-for-sale (cost of $316,541 and $71,005, respectively)	320,166	68,611
Trading (cost of $312,592 and $299,017, respectively)	317,493	292,816
Other invested assets	164,830	97,431

Total investments	100,199,823	91,030,336
Cash and cash equivalents	1,219,984	1,127,182
Accrued investment income	1,095,038	1,043,464
Receivables (net of allowance for uncollectible accounts of $4,959 and $5,560, respectively)	566,088	401,926
Reinsurance recoverables	4,687,918	4,433,499
Deferred acquisition costs	5,246,343	6,283,236
Net deferred tax asset	388,009	542,971
Collateral held from securities lending agreements	2,561,219	2,480,910
Other assets	1,891,717	2,131,148

Assets, exclusive of separate account assets	117,856,139	109,474,672
Separate account assets	27,733,261	28,243,123

Total assets	$145,589,400	137,717,795

Consolidated Financial Statements and Supplemental Schedules
Page 2 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2016 and 2015

(In thousands, except share data)

Liabilities and Stockholder’s Equity	2016	2015
Policyholder liabilities:
Account balances and future policy benefit reserves (includes $2,611,562 and $1,055,301 measured at fair value under the fair value option at December 31, 2016 and 2015)	$105,354,460	97,314,497
Policy and contract claims	620,743	517,925
Unearned premiums	145,335	154,116
Other policyholder funds	275,262	296,222

Total policyholder liabilities	106,395,800	98,282,760
Derivative liabilities	635,634	350,321
Mortgage notes payable	76,916	84,761
Other liabilities	3,673,122	4,240,504

Liabilities, exclusive of separate account liabilities	110,781,472	102,958,346
Separate account liabilities	27,733,261	28,243,123

Total liabilities	138,514,733	131,201,469

Stockholder’s equity:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding, 8,909,195 shares; liquidation preference of $2,084 and $1,560 at December 31, 2016 and 2015	8,909	8,909
Class A, Series B preferred stock, $1 par value. Authorized, 10,000,000 shares; issued and outstanding, 9,994,289 shares; liquidation preference of $4,283 and $1,750 at December 31, 2016 and 2015	9,994	9,994
Common stock, $1 par value. Authorized, 40,000,000 shares; issued and outstanding, 20,000,001 shares at December 31, 2016 and 2015	20,000	20,000
Additional paid-in capital	4,053,371	4,053,371
Retained earnings	1,829,115	1,935,102
Accumulated other comprehensive income, net of tax	1,153,278	488,950

Total stockholder’s equity	7,074,667	6,516,326

Total liabilities and stockholder’s equity	$145,589,400	137,717,795

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	2016	2015	2014
Revenue:
Premiums	$244,777	244,226	241,704
Policy fees	1,295,485	1,330,651	1,286,614
Premiums and policy fees, ceded	(132,983)	(125,286)	(120,221)

Net premiums and policy fees	1,407,279	1,449,591	1,408,097
Interest and similar income, net	4,325,737	4,175,469	3,955,659
Change in fair value of assets and liabilities	(178,238)	(532,720)	1,841,989
Realized investment (losses) gains, net	(49,325)	94,413	77,762
Fee and commission revenue	274,562	293,333	282,058
Other revenue	35,292	10,066	29,762

Total revenue	5,815,307	5,490,152	7,595,327

Benefits and expenses:
Policyholder benefits	1,000,589	1,031,440	689,319
Change in fair value of annuity and life embedded derivatives	275,808	588,595	4,955,984
Benefit recoveries	(527,978)	(499,825)	(371,608)
Net interest credited to account values	1,634,759	1,482,884	602,130

Net benefits and expenses	2,383,178	2,603,094	5,875,825
Commissions and other agent compensation	1,333,439	1,167,109	1,537,224
General and administrative expenses	695,949	637,328	675,176
Change in deferred acquisition costs, net	259,407	239,259	(673,086)

Total benefits and expenses	4,671,973	4,646,790	7,415,139

Income from operations before income taxes	1,143,334	843,362	180,188

Income tax expense (benefit):
Current	558,016	551,052	265,586
Deferred	(202,860)	(307,986)	(240,863)

Total income tax expense	355,156	243,066	24,723

Net income	$788,178	600,296	155,465

Supplemental disclosures:
Realized investment losses, net:
Total other-than-temporary impairment losses on securities	$(174,823)	(58,975)	(6,445)
Portion of loss recognized in other comprehensive income	—	—	—

Net impairment losses recognized in Realized investment losses, net	(174,823)	(58,975)	(6,445)
Other net realized gains	125,498	153,388	84,207

Realized investment (losses) gains, net	$(49,325)	94,413	77,762

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	2016	2015	2014
Net income	$788,178	600,296	155,465
Net unrealized gain (loss) on investments, net of shadow adjustments and deferred taxes	663,675	(1,284,297)	776,470
Unrealized (loss) gain on postretirement obligation, net of tax	(39)	111	(6)
Foreign currency translation adjustments, net of tax	692	(4,009)	(2,103)

Total other comprehensive income (loss)	664,328	(1,288,195)	774,361

Total comprehensive income (loss)	$1,452,506	(687,899)	929,826

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Stockholder’s Equity

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	Preferred stock	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total stockholder’s equity
2014:
Balance, beginning of year	$18,903	20,000	4,053,371	2,001,466	1,002,784	7,096,524
Comprehensive income:
Net income	—	—	—	155,465	—	155,465
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	—	776,470	776,470
Net unrealized loss on postretirement obligation, net of deferred taxes	—	—	—	—	(6)	(6)
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	(2,103)	(2,103)

Total comprehensive income						929,826
Dividend to parent	—	—	—	(250,000)	—	(250,000)

Balance, end of year	$18,903	20,000	4,053,371	1,906,931	1,777,145	7,776,350

2015:
Balance, beginning of year	$18,903	20,000	4,053,371	1,906,931	1,777,145	7,776,350
Comprehensive income:
Net income	—	—	—	600,296	—	600,296
Net unrealized loss on investments, net of shadow adjustments and deferred taxes	—	—	—	—	(1,284,297)	(1,284,297)
Net unrealized gain on postretirement obligation, net of deferred taxes	—	—	—	—	111	111
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	(4,009)	(4,009)

Total comprehensive loss						(687,899)
Dividend to parent	—	—	—	(572,125)	—	(572,125)

Balance, end of year	$18,903	20,000	4,053,371	1,935,102	488,950	6,516,326

2016:
Balance, beginning of year	$18,903	20,000	4,053,371	1,935,102	488,950	6,516,326
Comprehensive income:
Net income	—	—	—	788,178	—	788,178
Net unrealized gain on investments, net of shadow adjustments and deferred taxes	—	—	—	—	663,675	663,675
Net unrealized loss on postretirement obligation, net of deferred taxes	—	—	—	—	(39)	(39)
Foreign currency translation adjustment, net of deferred taxes	—	—	—	—	692	692

Total comprehensive income						1,452,506
Dividend to parent	—	—	—	(894,165)	—	(894,165)

Balance, end of year	$18,903	20,000	4,053,371	1,829,115	1,153,278	7,074,667

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	2016	2015	2014
Cash flows provided by operating activities:
Net income	$788,178	600,296	155,465
Adjustments to reconcile net income to net cash provided by operating activities:
Realized investment losses (gains)	47,558	(80,225)	(77,209)
Purchase of fixed-maturity securities at fair value through income	(150)	(4,819)	(9,156)
Sale, maturity, and other redemptions of fixed-maturity securities at fair value through income	—	8,700	8,500
Purchases of trading securities	(1,371,832)	(497,657)	(241,188)
Sale and other redemptions of trading securities	1,355,529	503,912	158,825
Change in annuity-related options, derivatives, and gross reserves	172,780	109,763	1,561,437
Deferred income tax benefit	(202,860)	(307,986)	(240,863)
Charges to policy account balances	(222,131)	(187,637)	(158,401)
Gross interest credited to account balances	1,760,900	1,618,376	829,932
Amortization and depreciation	115,328	60,857	(41,534)
Change in:
Accrued investment income	(51,730)	(124,230)	(87,428)
Receivables	(164,182)	(251,059)	(12,479)
Reinsurance recoverables	(254,419)	(227,639)	(100,782)
Deferred acquisition costs	259,407	239,259	(673,086)
Future policy benefit reserves	328,295	1,218,582	1,826,979
Policy and contract claims	102,818	74,481	27,335
Other policyholder funds	(20,960)	(35,142)	59,155
Unearned premiums	21,540	(20,157)	11,669
Other assets and liabilities	(19,822)	(278,427)	166,689
Other, net	420	(5,924)	745

Total adjustments	1,856,489	1,813,028	3,009,140

Net cash provided by operating activities	$2,644,667	2,413,324	3,164,605

Consolidated Financial Statements and Supplemental Schedules
Page 7 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2016, 2015 and 2014

(In thousands)

	2016	2015	2014
Cash flows used in investing activities:
Purchase of fixed-maturity securities	$(14,962,344)	(15,028,477)	(15,498,964)
Sale and other redemptions of fixed-maturity securities	8,405,110	7,224,211	4,264,652
Matured fixed-maturity securities	1,585,456	1,767,133	1,121,527
Funding of mortgage loans on real estate	(2,249,020)	(2,281,527)	(1,854,016)
Repayment/disposal of mortgage loans on real estate	674,296	673,278	811,372
Purchase of derivative securities	(423,397)	(512,523)	(397,943)
Sale of derivative securities	415,794	242,298	1,344,736
Purchase of equity securities	(376,145)	(143,684)	(6,163)
Sale of equity securities	152,821	58,858	29,209
Purchase of partnership investments	(53,952)	(19,777)	(2,992)
Sale of real estate	—	5,929	—
Net change in short-term securities	4,454	43,443	(40,350)
Purchase of home office property and equipment	(1,794)	(7,486)	(4,882)
Goodwill and intangible acquistion	(7,801)	—	—
Change in loan to affiliate	(39,115)	817,110	341,055
Change in loan to non-affiliate	(43,075)	19,343	(21,966)
Other, net	(7,636)	(2,958)	(756)

Net cash used in investing activities	(6,926,348)	(7,144,829)	(9,915,481)

Cash flows provided by financing activities:
Cash (paid to) received from FHLB advance	(500,000)	500,000	—
Policyholders’ deposits to account balances	12,299,879	10,035,234	13,666,314
Policyholders’ withdrawals from account balances	(6,601,844)	(6,485,558)	(6,207,879)
Policyholders’ net transfers between account balances	56,943	101,897	(98,712)
Change in amounts drawn in excess of bank balances	(11,650)	16,045	(884)
Dividend paid to parent company	(861,000)	(572,125)	(250,000)
Repayment of mortgage notes payable	(7,845)	(7,423)	(7,026)

Net cash provided by financing activities	4,374,483	3,588,070	7,101,813

Net change in cash and cash equivalents	92,802	(1,143,435)	350,937
Cash and cash equivalents at beginning of year	1,127,182	2,270,617	1,919,680

Cash and cash equivalents at end of year	$1,219,984	1,127,182	2,270,617

Note: Supplemental disclosure of cash flow information for non-cash distribution - non-cash dividend payment to affiliate (see note 19 for further discussion)	$33,165	—	—

See accompanying notes to consolidated financial statements.

Consolidated Financial Statements and Supplemental Schedules

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(1)	Organization

Allianz Life Insurance Company of North America (the Company) is a wholly owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE. Allianz SE is a European company registered in Munich, Germany, and is the Company’s ultimate parent.

The Company is a life insurance company licensed to sell annuity, group and individual life, and group and individual accident and health policies in the United States, Canada, and several U.S. territories. Based on 2016 statutory net premium written, 94%, 5%, and 1% of the Company’s business is annuity, life insurance, and accident and health, respectively. The annuity business comprises fixed-indexed, variable, variable-indexed, and fixed annuities. The fixed-indexed, variable-indexed, and variable business represents 83%, 12% and 5% of 2016 statutory annuity net premium written, respectively. Life business comprises both traditional and group life. Life business includes products with guaranteed premiums and benefits and consists principally of universal life policies, fixed-indexed universal life policies, term insurance policies, and limited payment contracts. Accident and health business is primarily comprised of closed blocks of long-term care (LTC) insurance. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), which vary in certain respects from accounting practices permitted or prescribed by state insurance regulatory authorities. The accounts of the Company’s primary subsidiary, Allianz Life Insurance Company of New York (AZNY), and all other subsidiaries have been consolidated. All intercompany balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date, and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Consolidated Financial Statements. Such changes in estimates are recorded in the period they are determined.

(c)	Investment Products and Universal Life Business

Investment products consist primarily of fixed and variable annuity products. Premium receipts are reported as deposits to the contractholders’ accounts. Policy fees in the Consolidated Statements of Operations represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products and universal life insurance. These fees have been earned and assessed against contractholders on a daily or monthly basis

Consolidated Financial Statements and Supplemental Schedules
Page 9 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

throughout the contract period and are recognized as revenue when assessed and earned. Amounts assessed that represent compensation to the Company for services to be provided in future periods are not earned in the period assessed. Such amounts are reported as unearned premiums, which include unearned revenue reserves (URR), and are recognized in operations over the period benefited using the same assumptions and factors used to amortize capitalized acquisition costs. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Derivatives embedded in fixed-indexed, variable, and certain life products are recorded at fair value and changes in value are included in Change in fair value of annuity and life embedded derivatives in the Consolidated Statements of Operations. Benefits consist of interest credited to contractholders’ accounts and claims incurred in excess of the contractholders’ account balance and are included in Net interest credited to account values and Policyholder benefits, respectively, within the Consolidated Statements of Operations.

The Company offers a variable-indexed annuity product that combines a separate account option with a general account option that is similar to a fixed-indexed annuity. The Company has elected the fair value option to account for the entire insurance contract liability and the variable investment option assets in the separate account. The insurance contracts’ reserves are reported in Account balances and future policy benefit reserves and the variable investment option assets within the separate account are reported in Equity securities, trading on the Consolidated Balance Sheets. Assets backing the general account are primarily reported in Fixed-maturity securities, Available-for-sale on the Consolidated Balance Sheets. Electing the fair value option for an insurance contract liability requires that the Company account for that liability as a financial instrument and also requires that acquisition costs be recognized immediately in expense.

(d)	Life and Accident and Health Insurance

Premiums on traditional life products are recognized as revenue over the premium-paying periods of the contracts when due from contractholders. Premium revenue generally exceeds expected policy benefits in the early years of the contracts and it is necessary to accrue, as premium is recognized, a liability for costs that are expected to be paid in the later years of the contracts.

Accident and health premiums are recognized as earned on a pro rata basis over the risk coverage periods. Benefits and expenses are recognized as incurred.

(e)	Investments

Fixed-Maturity Securities and Equity Securities

The Company has portfolios of certain fixed-maturity securities and equity securities classified as “available-for-sale.” Accordingly, these securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income (AOCI) in stockholder’s equity, net of tax and related shadow adjustments. The adjustments to deferred acquisition costs (DAC), deferred sale inducements (DSI), and value of business acquired (VOBA) represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized. The adjustment to reserves represents the

Consolidated Financial Statements and Supplemental Schedules
Page 10 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

increase or decrease in the reserve balance that would have been required as a charge or credit to operations had such unrealized amounts been realized.

The Company has portfolios of certain fixed-maturity securities classified as “at fair value through income” and equity securities classified as “trading”. These securities are carried at fair value, and their respective related unrealized gains and losses are reflected in Change in fair value of assets and liabilities, within the Consolidated Statements of Operations. Equity securities, trading includes, but is not limited to, a portfolio of mutual fund seed money investments and restricted stock units (RSU) for which the fair value option was elected. The fair value option was elected for these seed money investments because the portfolio is managed based on the fair values and ultimately sold to other investors at fair value. In addition, the Company has portfolios of certain fixed-maturity securities classified as “held-to-maturity”. Accordingly, these securities are carried at amortized cost on the Consolidated Balance Sheets. The Company has the intent and ability to hold such securities to maturity. Dividends are accrued on the date they are declared and interest is accrued as earned. Premiums or discounts on fixed-maturity securities are amortized using the constant yield method. Realized gains and losses are computed based on the average cost basis of all lots owned of each security.

Mortgage-backed securities and structured securities are amortized using, among other assumptions, anticipated prepayments. Prepayment assumptions for loan-backed securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. For all structured securities without expected credit deterioration, when actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments using the retrospective method. Any resulting adjustment is included in Interest and similar income, net in the Consolidated Statements of Operations. For structured securities with expected credit deterioration, when adjustments are anticipated for prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method.

The fair value of fixed-maturity securities and equity securities is obtained from third-party pricing sources whenever possible. Management completes its own Independent Price Verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the internal and external investment managers managing the investments held by the Company. The IPV process supports the reasonableness of price overrides and challenges by the internal and external investment managers and reviews pricing for appropriateness. Results of the IPV are reviewed by the Company’s Pricing Committee.

The Company reviews the available-for-sale and held-to-maturity investment portfolios to determine whether or not declines in fair value are other than temporary. The Company continues to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, changes in risk-free interest rates, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed-income securities are considered other-than-temporarily impaired. When the fair value

Consolidated Financial Statements and Supplemental Schedules
Page 11 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

of a fixed-maturity security is less than its amortized cost, the Company assesses whether or not (i) it has the intent to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. The Company evaluates these factors to determine whether the Company or any of its internal and external investment managers have the intent to sell a security or a group of securities. Additionally, the Company performs a cash flow projection for several years into the future to determine whether cash needs would require the sale of any securities in an unrealized loss position. If either of these conditions are met, the Company must recognize an other-than-temporary-impairment (OTTI) for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria and the Company does not expect to recover a security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these securities, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss is considered an OTTI and is recognized in Realized investment (losses) gains, net in the Consolidated Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income (OCI), net of impacts to DAC, DSI, VOBA, reserves, and deferred income taxes. For available-for-sale and held-to-maturity securities that have recognized an OTTI through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the discounted cash flows expected to be collected is accreted as interest income. Subsequent increases and decreases not related to additional credit losses in the fair value of available-for-sale securities are included in the Consolidated Statements of Comprehensive Income.

The Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security; (b) changes in the financial condition, credit rating, and near-term prospects of the issuer; (c) whether the issuer is current on contractually obligated interest and principal payments; (d) changes in the financial condition of the security’s underlying collateral, if any; and (e) the payment structure of the security. The Company uses a probability-weighted cash flow model for corporate bonds to determine the credit loss amount. This measurement is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and significant judgments regarding the future performance of the security. The Company’s probability-weighted cash flow model involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, and current delinquency rates. For structured securities, the Company selects a probability-weighted or best estimate cash flow model depending on the specifics of the individual security and the information available to measure the expected cash flows of the underlying collateral. In the event that sufficient information is not available to measure the expected cash flows of a structured security in a timely manner due to a lack of available information on the valuation date, the entire decline in fair value is considered to be related to credit loss.

The Company provides a supplemental disclosure within the Consolidated Statements of Operations that presents the total OTTI losses recognized during the period less the portion of OTTI losses recognized in OCI to equal the credit-related portion of OTTI that was recognized in earnings during the period. The portion of OTTI losses recognized in OCI includes the portion of OTTI losses related

Consolidated Financial Statements and Supplemental Schedules
Page 12 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

to factors other than credit recognized during the period, offset by reclassifications of OTTI losses previously determined to be related to factors other than credit that are determined to be credit related in the current period. The amount presented in the supplemental disclosure within the Consolidated Statements of Operations represents the portion of OTTI losses recognized in OCI and excludes subsequent increases and decreases in the fair value of these securities.

The Company evaluates whether equity securities are other-than-temporarily impaired through a review process which includes, but is not limited to, market analysis, analyzing current events, assessing recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time. All previously impaired equity securities will incur additional OTTI should the fair value fall below the book value.

Impairments in the value of securities held by the Company, considered to be other than temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized in the Consolidated Statements of Operations. The Company adjusts DAC, DSI, and VOBA for impairments on securities, as discussed in their respective sections of this note.

Mortgage Loans on Real Estate

Mortgage loans on real estate are reflected at unpaid principal balances adjusted for an allowance for uncollectible balances. Interest on mortgage loans is accrued on a monthly basis and recorded in Interest and similar income, net in the Consolidated Statements of Operations. The Company analyzes loan impairment quarterly when assessing the adequacy of the allowance for uncollectible balances. The Company considers recent trends in the Company’s loan portfolio and information on current loans, such as loan-to-value ratios and debt service coverage, which could impact a loan’s credit quality. The Company also evaluates the mortgage loan reserve to ensure that the estimate is based on appropriate market assumptions to reflect default and loss rates. The Company does not accrue interest on delinquent loans.

Loans to Affiliates

The Company has a note receivable from a related party and has recorded it in Loans to affiliates on the Consolidated Balance Sheets. Loans to affiliate are carried at amortized cost on the Consolidated Balance Sheets and interest is accrued on a monthly basis. Interest payments are received annually.

Policy Loans

Policy loans are supported by the underlying cash value of the policies. Policy loans are carried at unpaid principal balances, which approximate fair value, on the Consolidated Balance Sheets.

Acquired Loans

The Company has a portfolio of assets that have deteriorated credit quality and are recorded as Acquired loans on the Consolidated Balance Sheets. Acquired loans are initially recorded at fair value, and changes in expected cash flows are recorded as adjustments to accretable yield, to the carrying amount, or both. Fair values are obtained using a combination of third-party vendors and cash flow modeling, which is reviewed by the Company’s Pricing Committee. Accretable yield

Consolidated Financial Statements and Supplemental Schedules
Page 13 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

refers to the amount of undiscounted cash flows expected in excess of the carrying amount. This amount is converted into a rate and accreted into Interest and similar income, net in the Consolidated Statements of Operations. Interest is recorded as received on certain acquired loans that do not have reasonably estimable cash flows. Acquired loans are evaluated quarterly for impairment using updated cash flow models.

Other Invested Assets

Other investments include short-term securities, loans to non-affiliates, equity securities carried at cost, and partnership investments. Short-term securities are carried at amortized cost, which approximates fair value. Loans to non-affiliates are carried at amortized cost, and interest is accrued monthly. The Company invests in low income housing (LIH) partnerships for tax benefits. The LIH partnership investments are carried at cost and amortized in proportion to the total tax credits and other tax benefits to be received over the life of the investments. The investments in the LIH partnerships were $46,727 and $20,167 for the years ended December 31, 2016 and 2015, respectively. In addition, a liability and corresponding asset is recorded as commitment and decreases as the Company provides capital to fund. The tax benefit is recognized within the Current Income tax expense (benefit) in the Consolidated Statements of Operations. The Company has recognized tax credits related to the LIH partnership investments of $7,125, $2,793, and $1,235 for the years ended December 31, 2016, 2015, and 2014, respectively.

Investments in partnerships, other than LIH partnerships, are accounted for using the equity method of accounting. Partnership profits and losses are recorded in Interest and similar income, net in the Consolidated Statements of Operations. Distributions in excess of cost and impairments of investments in partnerships are recognized within Realized investment (losses) gains, net in the Consolidated Statements of Operations.

The Company is a member of the Federal Home Loan Bank of Des Moines (FHLB), primarily for the purpose of participating in the Bank’s mortgage collateralized loan advance program with short-term and long-term funding facilities. Members are required to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. The equity security investment is carried at cost, which approximates fair value, and is reported in Other invested assets on the Consolidated Balance Sheets. The Company held FHLB stock of $30,000 and $50,000 at December 31, 2016 and 2015, respectively. Advances received from FHLB are recorded in Other liabilities on the Consolidated Balance Sheets. The investment is evaluated for impairment based on the ultimate recoverability of its par value.

The Company has a funding agreement with a balance of $500,000 at December 31, 2016 and 2015. In 2015, the Company obtained an advance from FHLB which had a balance of $500,000 as of December 31, 2015. The FHLB advance was paid off in April 2016. Collateral posted on the FHLB funding agreement and FHLB advance at December 31, 2015 was $1,190,301. The previously issued 2015 financial statements improperly disclosed the pledged amount of collateral as $1,313,443 instead of $1,190,301, the fair value of the collateral related to the FHLB agreement. The December 31, 2015 amounts have been corrected to the proper amount. Collateral posted on the FHLB funding agreement at December 31, 2016 was $0.

Consolidated Financial Statements and Supplemental Schedules
Page 14 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Variable Interest Entities

In the normal course of business, the Company enters into relationships with various entities that are deemed to be a variable interest entity (VIE). A VIE is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses, and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE. The Company consolidates a VIE if it is determined to be the primary beneficiary. Those entities which do not meet the requirements to be a VIE are voting interest entities (VOEs). The Company consolidates a VOE if it holds a voting interest that is greater than 50%.

(f)	Derivatives

The Company utilizes derivatives within certain actively managed investment portfolios. Within these portfolios, derivatives can be used for hedging, replication, and income generation only. The financial instruments are valued and carried at fair value and the unrealized gains and losses on the derivatives are reflected in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

Hedge Accounting

The Company uses hedge accounting as a risk management strategy to hedge its exposure to various market risks associated with both its products and operations. To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in cash flow of the hedged item. The documentation process involves defining the Company’s risk management objective, strategy for undertaking each hedge transaction, linking specific derivatives to specific assets or liabilities on the Consolidated Balance Sheets, designating the relationship, and defining the effectiveness and ineffectiveness testing methods to be used. The Company also formally assesses, at inception and on a quarterly basis, whether the derivatives used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in cash flows of hedged items.

Hedge effectiveness is assessed using quantitative methods. Quantitative methods include analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge effectiveness is measured using the hypothetical derivative and dollar offset methods. The dollar offset method compares changes in cash flows of the hedging instrument with changes in the cash flows of the hedged item attributable to the hedged risk through the use of a hypothetical derivative. Related changes in the cash flows of the hedging instrument are expected to offset the changes in the cash flows of the hedged item as the notional/par amounts, reset dates, interest rate indices, and business day conventions are the same for both the bond and the swap. The cumulative amount of unrealized gains and losses of the hedging instrument is recognized in AOCI, net of tax on the Consolidated Balance Sheets. The ineffective portion of the change in the fair value of the hedging instrument is recognized in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

Consolidated Financial Statements and Supplemental Schedules
Page 15 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Interest Rate Swaps and Foreign Currency Swaps

The Company utilizes foreign currency swaps to hedge cash flows and applies hedge accounting treatment. Specifically, the Company uses foreign currency swaps to hedge foreign currency fluctuations on certain underlying foreign-denominated fixed-maturity securities. Until January 2015, the Company also utilized interest rate swaps (IRS) to hedge cash flows and applied hedge accounting treatment. The IRS and foreign currency swaps are reported at fair value in Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the OTC IRS and foreign currency swaps are derived using a third-party vendor software program and deemed by management to be reasonable.

The Company has a timing difference between the purchase of the derivative and settlement of the bond for foreign currency swaps. Any changes in value of the derivative between the purchase and settlement date are recorded in Change in fair value of assets and liabilities in the Consolidated Statements of Operations. After the bond is settled, the Company completes documentation and designates hedge accounting.

Nonqualifying hedging

Options and Futures Contracts

The Company provides additional benefits through certain life and annuity products, which are linked to the fluctuation of various United States and international stock and bond market indices. In addition, certain variable annuity contracts provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an appropriate underlying index with similar characteristics with the objective to economically hedge these risks. The Company uses exchange-traded futures contracts with the objective to increase the effectiveness of the economic hedge. Management monitors in-force amounts and option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If persistency assumptions were to deviate significantly from anticipated rates, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.

The OTC option contracts and ETO contracts are reported at fair value in Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the OTC options is derived internally and deemed by management to be reasonable via performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models to calculate fair value prices for the derivatives. The fair value of the ETOs is based on quoted market prices. Changes in unrealized gains and losses on the OTC option contracts and ETO contracts and incremental gains and losses from expiring contracts are recorded within Change in fair value of assets and liabilities in the Consolidated Statements of Operations. The liability for the benefits is reported in Account balances and future policy benefit reserves on the Consolidated Balance Sheets. Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index.

Consolidated Financial Statements and Supplemental Schedules
Page 16 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Therefore, no asset or liability is recorded on the Consolidated Balance Sheets. Gains and/or losses on futures contracts are included in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

Interest Rate Swaps, Credit Default Swaps, Total Return Swaps, and To Be Announced Securities

The Company utilizes IRS, credit default swaps (CDS), and total return swaps (TRS) to hedge market risks embedded in certain annuities. Beginning in 2015, the Company began transacting To Be Announced (TBA) securities, which do not meet the regular-way security trade scope exception, to economically hedge market risks embedded in certain life and annuity products. The IRS, CDS, TRS, and TBA securities are reported at fair value in Derivative assets and Derivative liabilities on the Consolidated Balance Sheets. The fair value of the OTC IRS, CDS, and TBA securities are derived using a third-party vendor software program and deemed by management to be reasonable. Centrally cleared IRS fair values are obtained from the exchange on which they are traded. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. The unrealized gains and losses on the swaps and TBA securities are recorded in Change in fair value of assets and liabilities in the Consolidated Statements of Operations.

(g)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand deposits, overnight commercial paper, and highly liquid debt instruments purchased with an original maturity of three months or less. During 2016, the Company began engaging in overnight reverse repurchase agreements, which is a form of short-term borrowing for dealers in government securities. These investments are classified as Cash and cash equivalents on the Consolidated Balance Sheets. Due to the short-term nature of these investments, the carrying value is deemed to approximate fair value.

(h)	Securities Lending and Tri-Party Repurchase Agreements

The Company participates in restricted securities lending arrangements whereby specific securities are loaned to other institutions. These loaned securities are reported on the Consolidated Balance Sheets as Available-for-sale fixed-maturity securities. The Company receives collateral from these arrangements including cash and cash equivalents, which is unrestricted and may be used for general purposes, and noncash collateral which may not be sold or re-pledged unless the counterparty is in default. The Company accounts for its securities lending transactions as secured borrowings, in which the cash collateral received and the related obligation to return the cash collateral are recorded on the Consolidated Balance Sheets as Collateral held from securities lending agreements and Other liabilities, respectively. Noncash collateral received is not reflected on the Consolidated Balance Sheets. Securities on loan remain on the Consolidated Balance Sheets, and interest and dividend income earned by the Company on loaned securities is recognized in Interest and similar income, net in the Consolidated Statements of Operations. Company policy requires a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral.

Consolidated Financial Statements and Supplemental Schedules
Page 17 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company has entered into a tri-party repurchase facility agreement with an unaffiliated bank, whereby the Company may sell securities with an agreement to repurchase at a later date for a specified price. The facility has not been used since the inception of the agreement.

(i)	Receivables

Receivable balances (contractual amount less allowance for doubtful accounts) are based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Receivable balances are monitored and allowances for doubtful accounts are maintained based on the nature of the receivable, and the Company’s assessment of the ability to collect. The allowance is estimated by aging the balances due from individual parties and generally setting up an allowance for any balances that are more than 90 days old.

(j)	Reinsurance

The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts and are included in Premiums and policy fees, ceded, and Benefit recoveries, respectively, in the Consolidated Statements of Operations. Insurance liabilities are reported before the effects of reinsurance. Account balances and future policy benefit reserves and policy and contract claims covered under reinsurance contracts are recorded in Reinsurance recoverables on the Consolidated Balance Sheets. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as Receivables on the Consolidated Balance Sheets. Reinsurance recoverables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Amounts due to other insurers on assumed business are recorded as a reinsurance payable, and are included in Other liabilities on the Consolidated Balance Sheets.

A gain recognized when the Company enters into a coinsurance agreement with a third-party reinsurer is deferred and recorded in Other liabilities on the Consolidated Balance Sheets. Such gains are amortized into operations over the revenue-producing period or the claims run-off period of the related reinsured policies. These amortized gains are recorded in Other revenue in the Consolidated Statements of Operations.

(k)	Deferred Acquisition Costs

Acquisition costs consist of commissions and other incremental costs that are directly related to the successful acquisition of insurance contracts. Acquisition costs are deferred to the extent recoverable from future policy revenues and gross profits. However, acquisition costs associated with insurance contracts recorded under the fair value option are not deferred as guidance related to the fair value option requires that transaction costs are recorded immediately as an expense. For interest-sensitive products (all issue years) and variable annuity contracts (issued in 2010 and after), acquisition costs are amortized in relation to the present value of expected future gross profits from investments and mortality, morbidity, and expense charges. For variable annuity contracts issued prior to 2010,

Consolidated Financial Statements and Supplemental Schedules
Page 18 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

acquisition costs are amortized in relation to the present value of estimated gross revenues from investments and mortality, morbidity, and expense charges.

Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves.

DAC are reviewed for recoverability and loss recognition, at least annually, and adjusted when necessary. The evaluation is a two-step process where current policy year issues are evaluated for recoverability, and then in-force policies are evaluated for loss recognition. Before assessing recoverability and loss recognition, DAC are capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense, which is referred to as DAC unlocking. In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may decrease the rate of DAC amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

The Company formally evaluates the appropriateness of the best-estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially, assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively in Change in DAC, net in the Consolidated Statements of Operations.

Adjustments to DAC are made to reflect the corresponding impact on the present value of expected future gross profits and revenues from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DAC). These adjustments are included in AOCI and are explained further in the Investments section of this note.

Adjustments may also be made to the estimated gross profits (EGP) or estimated gross revenues related to DAC that correspond to deferred annuities and universal life products for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and realized gains and losses. Management action may result in assumption changes in the DAC models, such as adjustments to expected future gross profits or revenues used, as well as in-force management action such as crediting rate changes or index rate cap adjustments. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment-grade items that were purchased with other yield considerations. See further discussion of DAC unlocking in note 9.

The Company assesses internal replacements on insurance contracts to determine whether such modifications significantly change the contract terms. An internal replacement represents a

Consolidated Financial Statements and Supplemental Schedules
Page 19 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

modification in product benefits, features, rights, or coverages that occurs by the exchange of an in-force insurance contract for a new insurance contract, or by amendment, endorsement, or rider to a contract. If the modification substantially changes the contract, the remaining DAC on the original contract is immediately expensed and any new DAC on the replacement contract are deferred. If the contract modification does not substantially change the contract, DAC amortization on the original contract continues and any new acquisition costs associated with the modification are immediately expensed.

(l)	Deferred Sales Inducements

Sales inducements are product features that enhance the investment yield to the contractholder on the contract. The Company offers two types of sales inducements on certain universal life and annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred when credited to contractholders and life sales inducements are deferred and recognized as part of the liability for policy benefits. DSI are reported in Other assets on the Consolidated Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization are recorded in Policyholder benefits within the Consolidated Statements of Operations.

Adjustments to DSI are made to reflect the estimated corresponding impact on the present value of expected future gross profits and revenues from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DSI). These adjustments are included in AOCI and are explained further in the Investments section of this note.

Adjustments may also be made to DSI related to deferred annuities for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities, and realized gains and losses. Management action may result in assumption changes in the DSI models, such as adjustments to expected future gross profits used, as well as policyholder changes, such as credited rate changes. This approach applies to fixed-maturity securities purchased at investment grade only and not noninvestment grade items that were purchased with other yield considerations.

(m)	Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return with AZOA and all of its wholly owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company, and its insurance subsidiaries generally will be paid for the tax benefit on their losses and any other tax attributes to the extent they could have obtained a benefit against their post-1990 separate return tax liability.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the

Consolidated Financial Statements and Supplemental Schedules
Page 20 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded on the Consolidated Balance Sheets. Any such change could significantly affect the amounts reported within the Consolidated Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service or the tax courts.

The Company utilizes the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences will not reverse over time (see further discussion in note 11).

(n)	Goodwill and Intangible Assets

Goodwill is the excess of the amount paid to acquire a company over the fair value of its tangible net assets, VOBA, other identifiable intangible assets, and valuation adjustments (such as impairments), if any. Goodwill is reported in Other assets on the Consolidated Balance Sheets.

Goodwill is evaluated annually for impairment at the reporting unit level, which is one level below an operating segment. Goodwill of a reporting unit is also tested for impairment on an interim basis if a triggering event occurs, such as a significant adverse change in the business climate or a decision to sell or dispose of a business unit.

Intangible assets are required to be recognized apart from goodwill when they arise from contractual or legal rights or are capable of being separated and valued when sold, transferred, licensed, rented, or exchanged. The Company determines the useful life and amortization period for each intangible asset identified at acquisition, and continually monitors these assumptions. An intangible asset with a determinable life is amortized over that period, while an intangible asset with an indefinite useful life is not amortized.

The Company’s intangible assets include trademarks, trade names, service marks, agent lists, noncompete agreements, and state insurance licenses, and are reported in Other assets on the Consolidated Balance Sheets. These intangible assets were assigned values using the present value of projected future cash flows and are generally amortized over five years using the straight-line method.

Consolidated Financial Statements and Supplemental Schedules
Page 21 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Recoverability of the value of the determinable life intangible assets is assessed whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Recoverability of the value of the indefinite life intangible assets is assessed annually or earlier if events or changes in circumstances indicate the carrying amount may not be recoverable.

(o)	Value of Business Acquired

The value of insurance in-force purchased is recorded as the VOBA and is reported in Other assets on the Consolidated Balance Sheets. The initial value was determined by an actuarial study using the present value of future profits in calculating the value of the insurance purchased. An accrual of interest is added to the unamortized balance using the rates credited to the policyholder accounts. The balance is amortized in relation to the present value of expected future gross profits in the same manner as DAC. The amortization period is expected to be approximately 20 years from the date the business was acquired; however, the Company continually monitors this assumption. If EGP differ from expectations, the amortization of VOBA is adjusted on a retrospective or prospective basis, as appropriate.

Adjustments to VOBA are made to reflect the estimated corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow VOBA). These adjustments are included in AOCI and are explained further in the Investments section of this note.

The recoverability of VOBA is evaluated annually, or earlier if factors warrant, based on estimates of future earnings related to the insurance in-force purchased. If the existing insurance liabilities, together with the present value of future net cash flows from the blocks of business acquired, are not sufficient to recover VOBA, the difference, if any, is charged to expense through General and administrative expenses in the Consolidated Statements of Operations.

(p)	Held-for-sale Assets and Liabilities

The Company has reported a subsidiary as held-for-sale. A buyer has been identified and a letter of intent has been signed. The Company reclassified assets of $13,615 and $12,436 as of December 31, 2016 and 2015, respectively, to held-for-sale and are recorded in Other assets on the Consolidated Balance Sheets. The Company reclassified liabilities of $2,754 and $3,223 as of December 31, 2016 and 2015, respectively, to held-for-sale and are recorded in Other liabilities on the Consolidated Balance Sheets. Income and expenses were reclassified as a result of the signed letter of intent and are recorded in Other revenue in the Consolidated Statements of Operations. See note 25 for further details regarding the sale of the subsidiary.

(q)	Home Office Property and Equipment

Home office property consists of buildings and land. Equipment consists of furniture, office equipment, leasehold improvements, and computer hardware and software. Both are reported at cost, net of accumulated depreciation, in Other assets on the Consolidated Balance Sheets. Major upgrades and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed over the estimated useful lives (3 – 7 years, depending on the asset) of depreciable assets using the straight-line method. The cost and accumulated depreciation for home

Consolidated Financial Statements and Supplemental Schedules
Page 22 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

office property and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in General and administrative expenses within the Consolidated Statements of Operations. The property and equipment balance was $180,328, net of accumulated depreciation of $94,395 as of December 31, 2016 and $189,065 net of accumulated depreciation of $85,899 as of December 31, 2015. During 2015, the Company disposed $80,289 of assets with an accumulated depreciation of $80,289 that were no longer in service. There was no gain or loss as a result of this transaction. Pre-operating and start-up costs incurred in connection with the construction of the Company’s headquarters were capitalized until the facility became operational. Interest was also capitalized in connection with the construction and recorded as part of the asset. These costs are being amortized, using the straight-line method, over a 39-year period. The amounts of capitalized costs amortized, including interest was $4,394, $4,393, and $4,390 during 2016, 2015, and 2014, respectively.

(r)	Corporate-Owned Life Insurance

Corporate-owned life insurance (COLI) is recognized as the amount that could be realized assuming the surrender of an individual-life policy (or certificate in a group policy), otherwise known as the cash surrender value. Subsequent measurement of the contract is also at the cash surrender value with changes in cash surrender value recognized in Other revenue in the Consolidated Statements of Operations. The COLI policies are reported in Other assets on the Consolidated Balance Sheets.

(s)	Separate Accounts and Annuity Product Guarantees

The Company issues variable annuity and life contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also issues variable-indexed annuity contracts to its customers. These products have investment options similar to fixed-indexed annuities, but allow contractholders to invest in a variety of variable separate account investment options. The Company recognizes gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contractholder interests in separate accounts, which are offset by changes in contractholder liabilities. The Company also issues variable annuity and life contracts through its separate accounts where the Company provides certain contractual guarantees to the contractholder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a guaranteed minimum accumulation benefit (GMAB), and a guaranteed minimum withdrawal benefit (GMWB). The investments backing the guarantees are held in the general account. These guarantees provide for benefits that are payable to the contractholder in the event of death, annuitization, exercise of the living withdrawal benefit, or at specified dates during the accumulation period.

Separate account assets supporting variable annuity contracts represent funds for which investment income and investment gains and losses accrue directly to contractholders. Each fund has specific investment objectives and the assets are carried at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. Separate account assets and liabilities are reported as summary totals on the Consolidated Balance Sheets. Amounts charged to the contractholders for mortality and contract maintenance are included in Policy fees in the Consolidated Statements of Operations. Administrative and other services are

Consolidated Financial Statements and Supplemental Schedules
Page 23 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

included in Fee and commission revenue in the Consolidated Statements of Operations. These fees have been earned and assessed against contractholders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Accounting Standards Codification (Codification) and are included in Policyholder benefits in the Consolidated Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these embedded derivatives are included in Change in fair value of annuity and life embedded derivatives in the Consolidated Statements of Operations.

The GMDB net amount at risk is defined as the guaranteed amount that would be paid upon death, less the current accumulated contractholder account value. The GMIB net amount at risk is defined as the current amount that would be needed to fund expected future guaranteed payments less the current contractholder account value, assuming that all benefit selections occur as of the valuation date. The GMAB net amount at risk is defined as the current guaranteed value amount that would be added to the contracts less the current contractholder account value. The GMWB net amount at risk is defined as the current accumulated benefit base amount less the current contractholder account value.

The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The Company’s GMDB options have the following features:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments.

•	Reset – Provides the greater of a return of premium death benefit or the most recent five-year anniversary account value (prior to age 81), adjusted for withdrawals.

•

Ratchet – Provides the greater of a return of premium death benefit or the highest specified anniversary account value (prior to age 81), adjusted for withdrawals. Currently, there are three versions of ratchet, with the difference based on the definition of anniversary: quarterly – evaluated quarterly, annual – evaluated annually, and six-year – evaluated every sixth year.

•

Rollup – Provides the greater of a return of premium death benefit or premiums adjusted for withdrawals accumulated with a compound interest rate. There are two variations of rollup interest rates: 5% with no cap and 3% with a cap of 150% of premium. This GMDB locks in at age 81.

•

Earnings Protection Rider – Provides the greater of a return of premium death benefit or a death benefit equal to the contract value plus a specified percentage of the earnings on the contract at the date of death.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The GMIB is a living benefit that provides the contractholder with a guaranteed annuitization value. The GMIB features are:

•	Return of Premium – Provides the greater of account value or total deposits made to the contract less any partial withdrawals and assessments.

•	Ratchet – Provides an annuitization value equal to the greater of account value, net premiums, or the highest one-year anniversary account value (prior to age 81), adjusted for withdrawals.

•

Rollup – Provides an annuitization value equal to the greater of account value and premiums adjusted for withdrawals accumulated with a compound interest rate, which is subject to a cap for certain interest rates and products.

The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to Policyholder benefits in the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised.

The GMAB is a living benefit that provides the contractholder with a guaranteed value that was established at least five years prior at each contract anniversary. This benefit is first available at the fifth contract anniversary, seventh contract anniversary, or tenth contract anniversary depending on the type of contract. Depending on the contractholder’s selection at issue, this value may be either a return of premium or may reflect market gains, adjusted at least proportionately for withdrawals. The contractholder also has the option to reset this benefit.

The GMWB is a living benefit that provides the contractholder with a guaranteed amount of income in the form of partial withdrawals. The benefit is payable provided the covered person is between the specified ages in the contract. The benefit is a fixed rate (depending on the age of the covered person) multiplied by the benefit base in the first year the benefit is taken and contract value in following years. The benefit does not decrease if the contract value decreases due to market losses. The benefit can decrease if the contract value is reduced by withdrawals. The benefit base used to calculate the initial benefit is the maximum of the contract value, the quarterly anniversary value, or the guaranteed annual increase of purchase payments (either simple or compound interest, depending on the contract). Additionally, there is a GMWB living benefit where the benefit is an initial payment percentage established at issue, based on issue age. For each year there is a year-over-year contract value increase, the payment percentage will increase by 1.0% (up to age 91). This payment percentage is applied against total purchase payments instead of a benefit base value.

The GMAB and GMWB liabilities are determined each period as the difference between expected future claims and the expected future profits. One result of this calculation is that these liabilities can be negative (contra liability). If the sum of the total embedded derivative balance is negative, the Company will reclassify the balance as an asset on the Consolidated Balance Sheets. The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to Change in fair value of annuity and life embedded derivatives in the Consolidated Statements of Operations, if actual experience or other evidence suggests that earlier assumptions

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

should be revised. In the calendar year that a product launches, the reserves are set to zero, until the policy’s first anniversary date.

GMAB cash flows are discounted using a rate equal to current month’s LIBOR plus a Company specific spread. The expected life-contingent GMWB payments are discounted using a blend of short and long term rates to the date the account value is expected to be exhausted. These obligations and all cash flows are then discounted to the current date using LIBOR plus a spread for the Company’s own nonperformance risk.

The Company issues fixed-indexed annuities with a GMWB as an optional rider. The GMWB has a roll-up feature. The net amount at risk is partially limited, because the contractholder account value has an annual credit that is floored at zero. Since the account value cannot decrease, in contrast to a variable annuity, the difference between the withdrawal value and the account value will not diverge to the degree that is possible in a variable annuity.

(t)	Account Balances and Future Policy Benefit Reserves

The Company establishes liabilities for amounts payable to policyholders associated with annuity, life insurance, and LTC policies sold. Policy and contract account balances for interest-sensitive products, which include universal life and fixed deferred annuities, are generally carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts – one part representing the value of the underlying base contract (host contract) and the second part representing the fair value of the expected index benefit over the life of the contract. The value of the host contract accrues to guaranteed minimum amounts of the base policy. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

Certain two-tier fixed annuity products provide additional benefits payable upon annuitization for period-certain and life-contingent payout options. An additional annuitization reserve is accrued using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC.

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued for using assumptions consistent with those used in estimating gross profits or gross revenues for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Future policy benefit reserves on traditional life products are computed by the net level premium method based upon estimated future investment yield, mortality and withdrawal assumptions, commensurate with the Company’s experience, modified as necessary to reflect anticipated trends, including possible unfavorable deviations. Most life reserve interest assumptions range from 2.3% to 6.0%.

Future policy benefit reserves on LTC products are computed using a net level reserve method. Reserves are determined as the excess of the present value of future benefits over the present value of future net premiums and are based on best estimate assumptions at the time of issue for morbidity, mortality, lapse, and interest with provisions for adverse deviation. Most LTC reserve interest assumptions range from 5.0% to 6.0%. An additional reserve has been established to provide for future expected losses that are anticipated to occur after a period of profits. The reserve accrual will be over the profit period and is based on best estimate assumptions as of the current accrual period without provisions for adverse deviation.

(u)	Policy and Contract Claims

Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.

(v)	Stockholder’s Equity, Accumulated Unrealized Foreign Currency

Foreign currency translation adjustments are related to the conversion of foreign currency upon the consolidation of a foreign branch (see further discussion in note 23). The net assets of the Company’s foreign operations are translated into U.S. dollars using exchange rates in effect at each year-end. Translation adjustments arising from differences in exchange rates from period to period are included in Foreign currency translation adjustments, net of tax, reported as a separate component of comprehensive income within the Consolidated Statements of Comprehensive Income.

(w)	Permitted and Prescribed Statutory Accounting Practices

The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis permitted or prescribed by such authorities. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). The Company and its subsidiaries did not have any permitted practices in effect for 2016.

Consolidated Financial Statements and Supplemental Schedules
Page 27 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company’s subsidiary, Allianz Life Insurance Company of Missouri, LLC (AZMO), has adopted an accounting practice that is prescribed by the Department of Insurance, Financial Institutions, and Professional Registration of the State of Missouri (the Missouri Department). The effect of the accounting practice allows a letter of credit to be carried as an admitted asset. Under NAIC statutory accounting principles (SAP), this letter of credit would not be allowed as an admitted asset. This prescribed practice does not impact the net income of AZMO and results in a $111,571 increase to statutory surplus as of December 31, 2016.

The Company, or its subsidiaries, does not have any other prescribed practices that had an impact on net income or statutory surplus as of December 31, 2016.

(x)	Recently Issued Accounting Pronouncements – Adopted

In December 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-19, Technical Corrections and Improvements, to make various minor changes and improvements to various sections of accounting guidance within the Codification. The FASB did not anticipate that these amendments would affect current accounting practice. The amendments on insurance are intended to simplify and improve the readability of select guidance and in particular result in clarification of glossary terms. The majority of the amendments in this update are effective immediately. The amendments in this update do not have an impact on the Consolidated Financial Statements.

In September 2015, the FASB released ASU 2015-16, Business Combinations, to require that an acquirer recognize changes to provisional amounts that are identified during the measurement period in the period in which the adjustment amounts are determined, rather than retrospectively adjusting with a corresponding adjustment to goodwill. The amendments are effective for fiscal years and interim periods beginning after December 15, 2015. The update does not impact the Consolidated Financial Statements.

In July 2015, the FASB issued ASU 2015-12, Plan Accounting, to reduce complexity in employee benefit plan accounting. Currently, employee benefit plan guidance requires fully benefit-responsive investment contracts to be measured at contract value. The guidance designates contract value as the only required measure for fully benefit-responsive investment contracts and is effective for fiscal years beginning after December 15, 2015. The Company is not an employee benefit plan; therefore, the guidance does not impact the Consolidated Financial Statements.

In May 2015, the FASB released ASU 2015-09, Disclosures about Short-Duration Contracts, to add disclosure requirements for the liability for unpaid claims and claim adjustment expenses on short-duration insurance contracts. The update is effective for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. The amount of short-duration contracts is not material and therefore no disclosures were included in the Consolidated Financial Statements.

In May 2015, the FASB issued ASU 2015-07, Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). The existing Topic 820, Fair Value Measurement, permits a practical expedient to measure the fair value of certain investments using the

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

net asset value per share of the investment. The investments valued using the practical expedient are categorized within the hierarchy on the basis of whether the investment is redeemable with the investee at net asset value on the measurement date, never redeemable with the investee at net asset value, or redeemable with the investee at net asset value at a future date. The amendments in this update remove the requirement to categorize within the fair value hierarchy all investments for which fair values are measured using the net asset value per share practical expedient. The amendments are effective for fiscal years beginning after December 15, 2015 and interim periods within those years. This guidance does not have an impact on the Consolidated Financial Statements as the Company does not currently value any investments using the net asset value per share practical expedient.

In April 2015, the FASB issued ASU 2015-05, Intangibles- Goodwill and Other- Internal-Use Software, to provide guidance on cloud computing arrangements. Existing GAAP does not include explicit guidance about a customer’s accounting for fees paid in a cloud computing arrangement. The amendments provide guidance to customers about whether a cloud computing arrangement includes a software license. If the arrangement contains a software license, it is accounted for like other software licenses. If no software license exists, then the arrangement is accounted for as a service contract. The amendments will be effective for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted. This update does not have a material impact on the Consolidated Financial Statements.

In April 2015, the FASB issued ASU 2015-03, Interest- Imputation of Interest, to simplify the presentation of debt issuance costs. The update requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The amendments are effective for fiscal years beginning after December 15, 2015. The update does not have an impact on the Consolidated Financial Statements.

In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis, to reduce the number of consolidation models and place more emphasis on risk of loss when determining a controlling financial interest. Specifically, the amendments: 1) modify the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities; 2) eliminate the presumption that a general partner should consolidate a limited partnership; 3) affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; and 4) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments are effective for fiscal years and interim periods beginning after December 15, 2015. The update does not have a material impact on the Consolidated Financial Statements.

In January 2015, the FASB issued ASU 2015-01, Extraordinary and Unusual Items, to simplify financial statements by eliminating the concept of extraordinary items. The amendments are effective for interim and fiscal years beginning after December 15, 2015. The Company does not currently report any extraordinary items; therefore, the amendment does not impact the Consolidated Financial Statements.

Consolidated Financial Statements and Supplemental Schedules
Page 29 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern, to provide guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in this update are intended to reduce diversity in the timing and content of footnote disclosures. Additional disclosures are required if the Company believes there is substantial doubt about the entity’s ability to continue as a going concern. The amendments in this update are effective for fiscal years ending after December 15, 2016 and for annual and interim periods, thereafter. The amendments in this update do not have an impact on the Consolidated Financial Statements as management believes there is not substantial doubt the entity’s ability to continue as a going concern.

In August 2014, the FASB issued ASU 2014-13, Measuring the Financial Liabilities of a Consolidated Collateralized Financing Entity, to release revised guidance related to consolidations of VIEs that are a collateralized financing entity, such as a collateralized debt obligation (CDO) or a collateralized loan obligation entity, when the reporting entity determines that it is the primary beneficiary. This revision will apply to reporting entities that are required to consolidate a collateralized financing entity under the VIE guidance when: 1) the reporting entity measures the financial assets and liabilities of that collateralized financing entity at fair value based on other Topics; and 2) the changes in the fair value are reflected in earnings. The amendments are effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The guidance does not have an impact on the Consolidated Financial Statements.

In June 2014, the FASB issued ASU 2014-12, Accounting for Share-based Payments when the Terms of an Award Allow a Performance Target to be Achieved after the Requisite Service Period. These revisions apply to entities that grant their employees share-based payments in which the terms of the award provide that a performance target affects vesting could be achieved after the requisite service period. The amendments are effective for fiscal years beginning after December 15, 2015. Early adoption is permitted. The guidance does not have a material impact on the Consolidated Financial Statements.

In January 2014, the FASB issued ASU 2014-01, Investments—Equity Method and Joint Ventures, that applies to investments in qualified affordable housing projects through limited liability entities that are flow-through entities for tax purposes. The amendments allow reporting entities to make an accounting policy election to account for investments in LIH tax credits using the proportional amortization method if certain conditions are met. For reporting entities that meet the conditions for and elect to use the proportional amortization method to account for LIH projects, all amendments apply. For reporting entities that do not meet the conditions or that do not elect the proportional amortization method, only the amendments related to disclosures apply. This guidance is effective for fiscal years beginning after December 15, 2014. The Company has elected to early adopt this guidance and has adopted it effective January 1, 2014. This update has been applied prospectively, as applying the guidance retrospectively would not result in materially different financial information.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(y)	Recently Issued Accounting Pronouncements – To Be Adopted

The FASB issued the following updates as part of their comprehensive new revenue recognition standard:

•

ASU 2014-09, Revenue from Contracts with Customers. This update defines the new standard for recognizing revenue from contracts when goods and services are transferred to a customer in exchange for payment. The model requires 1) identifying contracts with a customer; 2) identifying separate performance obligations; 3) determining the transaction price; 4) allocating the transaction price to the separate performance obligations; and 5) recognizing revenue when (or as) the entity satisfies a performance obligation. The revenue recognition standard does not apply to financial instruments or to insurance contracts. However, the standard will require significantly more disclosures about items that are recorded under the new revenue recognition model. The amendments in this update are effective for fiscal years beginning after December 15, 2017.

•

ASU 2016-08, Revenue Recognition – Principal versus Agent (reporting revenue gross versus net). This update adds clarifications to the principal versus agent guidance contained within ASU 2014-09 and provides guidance to aid in the assessment of control. Under the new guidance, an entity that controls the specified good or services before it is transferred to a customer is considered a principal and will recognize revenue on a gross basis. The amendments in this update are effective concurrently with ASU 2014-09.

•

ASU 2016-12, Revenue Recognition – Narrow-scope Improvements and Practical Expedients. This update provides clarifying guidance impacting several areas of the new standard, including noncash consideration and assessing collectability. The amendments in this update are effective concurrently with ASU 2014-09.

•

ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. This update makes various minor clarifications to the guidance issued in ASU 2014-09. The amendments in this update are effective concurrently with ASU 2014-09.

Currently, fee and commission income is recognized upon completion of the service and is recorded in Fee and commission revenue in the Consolidated Statements of Operations. Under the new standard, the Company will be required to recognize fee and commission income when the intermediary has satisfied its performance obligation (provision of placement services) and the customer has contractually agreed to the terms of the insurance policy so long as it is probable that the agreement will not be subject to reversal. The new standard will result in an acceleration in revenue recognition for certain commission and fees compared to the current method which requires revenue recognition when it is earned and realized/realizable including consideration of when it is fixed or determinable. These fees and commissions are not material to the Company’s overall revenue. In addition, management, advisory, and fund administrative fees are currently recognized periodically over the respective investment period for which the services are performed and are recorded in Other revenue on the Consolidated Statements of Operations. The new standard does not impose a change to the Company’s current recognition of management, advisory, and fund administrative fees. Further, revenue is currently recognized on a gross basis as earned as the

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Company maintains control of the good or service before it is transferred. The amendments related to principal versus agent considerations do not impose a change to this recognition.

The Company continues to evaluate the impact of the update and respective amendments, but does not expect a material impact on revenue.

In October 2016, the FASB issued ASU 2016-17, Consolidation: Interests Held Through related Parties That Are under Common Control, to require a reporting entity to include all of its direct variable interests in a VIE, and on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity when determining whether the reporting entity is the primary beneficiary of the VIE, and therefore required to consolidate the VIE. The amendments in this update are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments in this update do not have an impact on the Consolidated Financial Statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes: Intra-Entity Transfers of Assets Other than Inventory, to require entities to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs, rather than when it is sold externally. The amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently assessing the impact of the amendments in this update.

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, to clarify or provide additional guidance regarding eight specific cash flow issues. These issues address the following topics: 1) debt prepayment or debt extinguishment costs; 2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; 3) contingent consideration payments made after a business combination; 4) proceeds from the settlement of insurance claims; 5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; 6) distributions received from equity method investees; 7) beneficial interests in securitization transactions; and 8) separately identifiable cash flows and application of the predominance principle. The update is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently assessing the impact of this update.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, to replace the existing incurred loss impairment model with a new methodology that reflects expected credit losses and requires the entity to consider more information to develop credit loss estimates. The update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted after December 15, 2018. The Company is currently assessing the impact of this update.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation, to update share-based payment accounting for income tax consequences, and classification of awards on the balance sheet as well as the statement of cash flows. The amendments in this update are effective for

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

fiscal years beginning after December 15, 2016 and interim periods within those years. Early adoption is permitted. The Company does not anticipate the amendments in this update to have an impact on the Consolidated Financial Statements, other than disclosing the entity-wide election to continue estimating forfeitures for share-based payments.

In March 2016, the FASB issued ASU 2016-07, Simplifying the Transition to the Equity Method of Accounting, which eliminates the requirement that, upon equity method qualification due to an increase in ownership interest, an investor must adjust the investment, results of operations, and retained earnings retroactively. The entity must recognize the unrealized holding gain or loss currently in AOCI through earnings at the date of qualification. The amendments in this update are effective for all fiscal years and interim periods beginning after December 15, 2016. The Company does not anticipate the amendments in this update to have a material impact upon adoption.

In March 2016, the FASB issued ASU 2016-06, Contingent Put and Call Options in Debt Instruments, to provide clarifying guidance regarding the assessment of whether contingent call or put options on debt instruments are clearly related to their debt hosts. The amendments in this update eliminate diversity in practice in assessing embedded contingent call and put options in debt instruments by requiring an entity to make the assessment solely with the four-step decision process. The amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The amendments in this update do not have an impact on the Consolidated Financial Statements.

In March 2016, the FASB issued ASU 2016-05, Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships, which adds guidance to clarify that in the event of a change in counterparty to the derivative instrument designated as a hedging instrument, the change will not require de-designation unless other criteria are also present. The amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within those years. The Company does not anticipate the amendments in this update to have a material impact upon adoption.

In February 2016, the FASB issued ASU 2016-02, Leases, to require that the lessee recognize a right-of-use asset and a lease liability for all leases. There continues to be a distinction between finance leases and operating leases; however, operating leases will now require that the lease assets and liabilities be recognized in the statement of financial position. Lessor accounting remains largely unchanged. The amendments in this update are effective for fiscal years beginning after December 15, 2018, and interim periods within those years. The Company is currently assessing the impact of the amendments in this update. The Company does not anticipate a material impact as it does not hold material leases as a lessee; however, it does anticipate that currently held leases would require recognition of a right-of-use asset and lease liability in accordance with the update.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, to make various targeted improvements to the accounting for financial instruments, especially equity investments. In particular, the amendments in this update provide improvements to recognition, measurement, presentation and disclosure guidance. The amendments

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

in this update are effective for fiscal years beginning after December 15, 2017 and interim periods thereafter. The Company is currently assessing the impact of the amendments in this update.

(z)	Accounting Changes

On April 1, 2014, the Company applied a prospective change to its method of calculating DAC amortization for variable annuity policies issued prior to 2010. This was a change in estimate that is inseparable from the effect of a related change in accounting principle. For these annuities, acquisition costs are now amortized in relation to the present value of estimated gross revenues, whereas previously the amortization was based on estimated future gross profits. The implementation of the new DAC amortization will better reflect the revenue pattern of the pre-2010 variable block of business, which is currently in run-off. The implementation of this change resulted in a decrease in income from operations before income taxes of approximately $165,790 for the year ended December 31, 2014.

On December 1, 2014, the Company applied a prospective change to its method of calculating DAC amortization for variable annuity policies issued after 2010. The change in estimate will minimize accounting mismatches on interest and claim projections within the EGP calculation. The implementation of this change resulted in a decrease in income from operations before income taxes of approximately $45,623 for the year ended December 31, 2014.

In 2016, the Company elected one-line reporting to disclose reinvested collateral received from securities lending transactions due to the amendment of its securities lending agreement with an unaffiliated bank. Under the amended agreement, the Company can now receive collateral with maturities greater than 90 days. The Company has applied a retrospective change in which reinvested collateral received from securities lending transactions is now presented in a new caption named Collateral held from securities lending agreements on the Consolidated Balance Sheets. Historically, these balances were presented within Cash and cash equivalents on the Consolidated Balance Sheets. The implementation of one-line reporting provides a more meaningful presentation of its reinvested collateral received from securities lending transactions by increasing visibility of the amount reinvested at the end of each period.

Consolidated Financial Statements and Supplemental Schedules
Page 34 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The changes to the Consolidated Balance Sheets and Consolidated Statement of Cash Flows are as follows:

	As originally		Effect of
	reported	As adjusted	Change
Consolidated Balance Sheets as of December 31, 2015
Cash and cash equivalents	$3,608,092	1,127,182	(2,480,910)
Collateral held from securities lending agreements	—	2,480,910	2,480,910
Consolidated Statement of Cash Flows for the year ended December 31, 2015
Net cash provided by operating activities	$3,213,324	2,413,324	(800,000)
Net cash used in investing activities	(7,025,871)	(7,144,829)	(118,958)
Cash and cash equivalents at beginning of year	3,832,569	2,270,617	(1,561,952)
Cash and cash equivalents at end of year	3,608,092	1,127,182	(2,480,910)
Consolidated Statement of Cash Flows for the year ended December 31, 2014
Net cash used in investing activities	$(9,378,243)	(9,915,481)	(537,238)
Cash and cash equivalents at beginning of year	2,944,394	1,919,680	(1,024,714)
Cash and cash equivalents at end of year	3,832,569	2,270,617	(1,561,952)

(aa)	Reclassifications

The Company reclassified the earnings of the RSU hedge asset into compensation expense, which is included within General and administrative expenses on the Consolidated Statements of Operations, in accordance with the Stock Compensation Topic of the Codification. This resulted in netting the earnings of the RSU and those of the related RSU hedge asset, consistent with the principal/agent relationship with Allianz SE, the sponsor of the stock-based compensation plan. The reclassification represents a change in principle and did not change total assets, stockholders equity, or net income as previously reported. See further discussion of the stock-compensation plan in note 18.

Consolidated Financial Statements and Supplemental Schedules
Page 35 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The changes to the Consolidated Statement of Operations are as follows:

	As Reported		As Adjusted
	2015	Reclassification	2015
Revenue:
Interest and similar income, net	4,180,103	(4,634)	4,175,469

Total Revenue	5,494,786	(4,634)	5,490,152

Benefits and expenses:
General and administrative expenses	641,962	(4,634)	637,328

Total benefits and expenses	4,651,424	(4,634)	4,646,790

Net income	843,362	—	843,362

	As Reported		As Adjusted
	2014	Reclassification	2014
Revenue:
Interest and similar income, net	3,957,298	(1,639)	3,955,659

Total Revenue	7,596,966	(1,639)	7,595,327

Benefits and expenses:
General and administrative expenses	676,815	(1,639)	675,176

Total benefits and expenses	7,416,778	(1,639)	7,415,139

Net income	180,188	—	180,188

Prior year balances related to investments classified as ‘Public utilities’ have been reclassified and are now presented within ‘Corporate securities’. Additionally, the Company reclassified prior year balances previously shown in Short-term securities into Other invested assets on the Consolidated Balance Sheets. The reclassifications did not change total assets, stockholders equity, or net income as previously reported.

Consolidated Financial Statements and Supplemental Schedules
Page 36 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(3)	Risk Disclosures

The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:

(a)	Credit Risk

Credit risk is the risk that issuers of fixed-rate and variable-rate income securities, mortgages on commercial real estate, or other parties with whom the Company has transactions, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.

The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis; and by complying with investment limitations from applicable state insurance laws and regulations. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk is influenced management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.

For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated BBB+ and higher; and monitoring the CDS of each counterparty as an early warning signal to cease trading when CDS spreads imply severe impairment in credit quality.

The Company executes Credit Support Annexes (CSA) with all active and new counterparties which further limit credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure.

(b)	Credit Concentration Risk

Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.

The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD). The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the investment policy at least annually.

Consolidated Financial Statements and Supplemental Schedules
Page 37 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Any exceptions require Chief Risk Officer approval and monitoring by the Risk Committee. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with certain state insurance regulations.

(c)	Liquidity Risk

Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis refinancing is only possible at higher interest rates. Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources such as credit agreements are cancelable.

The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly. The Company also sets target levels for the liquid securities in its investment portfolio.

(d)	Interest Rate Risk

Interest rate risk is the risk that movements in interest rates or interest rate volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.

The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through interest rate hedges.

(e)	Equity Market Risk

Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.

The policy value of the fixed-indexed annuity and fixed-indexed universal life products is linked to equity market indices. The Company economically hedges this exposure with derivatives.

Variable annuity products may provide a minimum guaranteed level of benefits irrespective of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.

Consolidated Financial Statements and Supplemental Schedules
Page 38 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company monitors the economic and accounting impacts of equity stress scenarios on assets and liabilities regularly.

Basis risk is the risk that the variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying investment options of the variable annuity contracts. The Company mitigates this risk through regular review and synchronization of fund mappings, product design features, and hedge design.

(f)	Operational Risk

Operational risk is the risk of loss resulting from inadequate or failed internal processes and systems, from human misbehavior or error, or from external events. Operational risk is comprised of the following seven risk categories: (1) external fraud; (2) internal fraud; (3) employment practices and workplace safety; (4) clients/third party, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery, and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities.

The Operational Risk Management framework includes the following key activities: (1) loss data capture identifies historical operational events that meet a designated threshold to ensure transparency and remediation of each event; (2) risk-based integrated control system is performed to proactively manage significant operational risk scenarios throughout the organization; and (3) scenario analyses are conducted to quantify operational risk capital.

(g)	Legal/Regulatory Risk

Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contractholders.

The Company mitigates this risk by offering a broad range of products and by operating throughout the United States. The Company actively monitors all market-related exposure and participates in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation including monitoring by the Compliance and Legal departments and regular reporting to the BOD of all known compliance risks and the effectiveness of the approach used to mitigate such risks. In addition, the Company has implemented suitability standards to mitigate suitability risk.

On April 6, 2016, the Department of Labor (DOL) issued a final rule that will significantly expand the definition of “investment advice” and increase the circumstances in which companies and broker-dealers, insurance agencies, and other financial institutions that sell the Company’s products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 (ERISA) or individual retirement accounts (IRAs). It is not yet certain how, if at all, the implementation of this rule will change the Company’s business, results of operations, or financial condition. The DOL has extended the implementation of the rule until

Consolidated Financial Statements and Supplemental Schedules
Page 39 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

April 2017. The DOL also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that would increase fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and that would apply more onerous disclosure and contract requirements to such transactions. The DOL has introduced an additional transition period for these amendments until January 2018. It may be necessary to change sales representative and/or broker compensation, limit the assistance or advice provided to owners of Company annuities, or otherwise change the manner of design and sales support of the annuities. These changes could have an adverse impact on the level and type of services provided and compliance with the rule could also increase the overall operational costs for the services currently provided.

(h)	Ratings Risk

Ratings risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed regularly. Stress tests are performed regularly to assess how rating agency capital adequacy models would be impacted by severe economic events.

(i)	Mortality/Longevity Risk

Mortality/Longevity risk is the risk that mortality experience is different than the life expectancy assumptions used by the Company to price its products.

The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its mortality risk to third parties. The Company also manages mortality risk through the underwriting process. Both mortality and longevity risks are managed through the review of life expectancy assumptions and experience in conjunction with active product management.

(j)	Lapse Risk

Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.

The Company mitigates this risk by performing sensitivity analysis at the time of pricing to affect product design, regular ALM analysis, and exercising management levers at issue, as well as post-issue as experience evolves. The Company quantifies lapse risk regularly.

Consolidated Financial Statements and Supplemental Schedules
Page 40 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(k)	Cyber Security Risk

Cyber security risk is the risk of losses due to external and/or internal attacks impacting the confidentiality, integrity, and/or availability of key systems, data, and processes reliant on digital technology. The Company has implemented preventative, detective, response, and recovery measures including advanced malware detection, spyware and anti-virus software, phishing filters, email and laptop encryption, web content filtering, and regular scanning of all servers and network devices to identify vulnerabilities. Controls are implemented to prevent and review unauthorized access.

(l)	Reinsurance Risk

Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.

The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met by those counterparties, they are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their terms are being met. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies regularly.

Consolidated Financial Statements and Supplemental Schedules
Page 41 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(4)	Investments

(a)	Fixed-Maturity Securities and Equity Securities

At December 31, 2016 and 2015, the amortized cost or cost, gross unrealized gains, gross unrealized losses, and fair values of available-for-sale and held-to-maturity securities are as shown in the following tables:

	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value
2016:
Fixed-maturity securities,available-for-sale:
U.S. government	$1,712,400	41,003	16,880	1,736,523
Agencies not backed by the full faith and credit of the U.S. government	8,766	113	22	8,857
States and political subdivisions	9,379,273	612,248	36,908	9,954,613
Foreign government	426,724	21,006	8,803	438,927
Corporate securities	60,668,745	3,489,117	617,795	63,540,067
Mortgage-backed securities	11,615,711	188,528	153,975	11,650,264
Collateralized mortgage obligations	209,165	491	11,867	197,789
CDOs	8,861	11,070	—	19,931

Total fixed-maturity securities, available-for-sale	84,029,645	4,363,576	846,250	87,546,971

Fixed-maturity securities, held-to-maturity:
Corporate securities	28	5	—	33
CDOs	—	3,597	—	3,597

Total fixed-maturity securities held-to-maturity	28	3,602	—	3,630

Equity securities, available-for-sale:
Common stock	316,541	3,625	—	320,166

Total available-for-sale and held-to-maturity securities	$84,346,214	4,370,803	846,250	87,870,767

Consolidated Financial Statements and Supplemental Schedules
Page 42 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

	Amortized cost or cost	Gross unrealized gains	Gross unrealized losses	Fair value
2015:
Fixed-maturity securities, available-for-sale:
U.S. government	$1,682,642	78,089	5,407	1,755,324
Agencies not backed by the full faith and credit of the U.S. government	10,474	91	51	10,514
States and political subdivisions	8,533,503	514,459	49,428	8,998,534
Foreign government	269,608	9,675	7,116	272,167
Corporate securities	56,402,323	2,756,065	1,989,705	57,168,683
Mortgage-backed securities	12,263,037	296,408	61,646	12,497,799
Collateralized mortgage obligations	9,208	1,075	—	10,283
CDOs	9,738	11,573	147	21,164

Total fixed-maturity securities, available-for-sale	79,180,533	3,667,435	2,113,500	80,734,468

Fixed-maturity securities, held-to-maturity:
Corporate securities	55	10	—	65
CDOs	—	5,214	—	5,214

Total fixed-maturity securities held-to-maturity	55	5,224	—	5,279

Equity securities, available-for-sale:
Common stock	71,005	—	2,394	68,611

Total available-for-sale and held-to-maturity securities	$79,251,593	3,672,659	2,115,894	80,808,358

At December 31, 2016 and 2015, the Company did not have any OTTI losses in AOCI.

Consolidated Financial Statements and Supplemental Schedules
Page 43 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The net unrealized gains on available-for-sale securities, held-for-sale securities and effective portion of cash flow hedges consist of the following at December 31:

	2016	2015	2014
Available-for-sale securities:
Fixed maturity	$3,517,326	1,553,935	6,258,406
Equity	3,625	(2,394)	46
Held-for-sale securities	614	798	—
Cash flow hedges	(29,547)	16,013	2,269
Adjustments for:
Shadow adjustments	(1,728,234)	(825,607)	(3,542,160)
Deferred taxes	(617,324)	(259,961)	(951,480)

Net unrealized gains	$1,146,460	482,784	1,767,081

The unrealized gain on held-for-sale securities in 2016 and 2015 relates to fixed maturity securities that were transferred from available-for-sale due to the expected sale of a subsidiary. See note 2 for further details.

The amortized cost and fair value of available-for-sale and held-to-maturity fixed-maturity securities at December 31, 2016, by contractual maturity, are shown below:

	Amortized cost	Fair value
Available-for-sale fixed-maturity securities:
Due in one year or less	$1,546,150	1,578,807
Due after one year through five years	13,572,313	14,342,672
Due after five years through ten years	19,833,072	20,189,034
Due after ten years	36,284,633	38,581,463
Structured securities	12,793,477	12,854,995

Total available-for-sale fixed-maturity securities	$84,029,645	87,546,971

Held-to-maturity fixed-maturity securities:
Due after one year through five years	$28	33
Structured securities	—	3,597

Total held-to-maturity fixed-maturity securities	$28	3,630

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Fixed-maturity securities not due at a single maturity date have been presented in the year of final contractual maturity. Structured securities (which include mortgage-backed securities, collateralized mortgage obligations (CMOs), CDOs, and asset-backed securities) are shown separately, as they are not due at a single maturity.

Consolidated Financial Statements and Supplemental Schedules
Page 44 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

As of December 31, 2016 and 2015, investments with a fair value of $28,098 and $45,393, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.

The Company’s available-for-sale and trading fixed-maturity security portfolios include mortgage-backed securities and CMOs. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

(b)	Unrealized Investment Losses

The following table summarizes the fair value and related unrealized losses on available-for-sale securities that have been in a continuous loss position for the respective years ended December 31 are shown below:

	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
2016:
Fixed-maturity securities, available-for-sale:
U.S. government	$691,559	16,880	—	—	691,559	16,880
U.S. government agency	3,332	22	—	—	3,332	22
States and political subdivisions	1,587,063	30,524	103,316	6,384	1,690,379	36,908
Foreign government	99,527	6,634	10,383	2,169	109,910	8,803
Corporate securities	12,637,792	433,682	2,000,338	184,113	14,638,130	617,795
Mortgage-backed securities	4,811,364	152,501	31,040	1,474	4,842,404	153,975
CMOs	192,564	11,867	—	—	192,564	11,867

Total temporarily impaired securities	$20,023,201	652,110	2,145,077	194,140	22,168,278	846,250

	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
2015:
Fixed-maturity securities, available-for-sale:
U.S. government	$600,970	5,395	4,959	12	605,929	5,407
U.S. government agency	4,536	51	—	—	4,536	51
States and political subdivisions	1,873,125	48,306	28,015	1,122	1,901,140	49,428
Foreign government	42,338	1,787	32,219	5,329	74,557	7,116
Corporate securities	17,688,481	1,315,632	1,659,827	674,073	19,348,308	1,989,705
Mortgage-backed securities	3,066,569	61,030	15,433	616	3,082,002	61,646
CDOs	—	—	730	147	730	147

Total temporarily impaired securities	$23,276,019	1,432,201	1,741,183	681,299	25,017,202	2,113,500

Consolidated Financial Statements and Supplemental Schedules
Page 45 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

As of December 31, 2016 and 2015, there were 1,088 and 1,294 available-for-sale fixed-maturity security holdings that were in an unrealized loss position, respectively.

As of December 31, 2016 and 2015, of the total amount of unrealized losses, $763,051 or 90.2% and $1,773,647 or 83.9%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from Standards and Poor’s (S&P), or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received. As mentioned in note 2, the Company reviews these securities regularly to determine whether or not declines in fair value are other-than-temporary. Further, as the Company neither has an intention to sell, nor does it expect to be required to sell the securities outlined above, the Company does not consider these investments to be other-than-temporarily impaired.

(c)	OTTI Losses

The following table presents a rollforward of the Company’s cumulative credit impairments on fixed-maturity securities held at December 31:

	2016	2015
Balance as of January 1	$59,365	36,948
Additions for credit impariments recognized on:
Securities not previously impaired	174,823	57,889
Securities previously impaired	—	1,086
Reductions for credit impairments previously on:
Securities that matured, were sold, or were liquidated during the period	(118,758)	(36,558)

Balance as of December 31	$115,430	59,365

Consolidated Financial Statements and Supplemental Schedules
Page 46 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(d)	Realized Investment (Losses) Gains

Gross and net realized investment (losses) gains for the years ended December 31 are summarized as follows:

	2016	2015	2014
Available-for-sale:
Fixed-maturity securities:
Gross gains on sales and exchanges	$198,851	108,094	96,698
Gross losses on sales and exchanges	(71,002)	(15,272)	(11,114)
OTTI	(172,530)	(57,598)	(6,445)

Net (losses) gains on fixed-maturity securities	(44,681)	35,224	79,139

Equity securities:
Gross gains on sales	3,109	2	113
Gross losses on sales	(897)	(184)	(1)

Net gains (losses) on equity securities	2,212	(182)	112

Net (losses) gains on available-for-sale securities	(42,469)	35,042	79,251

Held-to-maturity:
Gross gains on exchanges	—	31,832	—
Gross losses on exchanges	(11)	(11)	(84)

Net (losses) gains on held-to-maturity securities	(11)	31,821	(84)

(Provision) benefit for mortgage loans on real estate	(11,000)	(2,400)	5,000
Investment in affiliates	—	—	(6,500)
Gain on real estate sales	—	5,929	—
Investment in limited partnerships	2,150	—	—
Net gains on sales of acquired loans	2,005	24,027	95
Other	—	(6)	—

Net realized investment (losses) gains	$(49,325)	94,413	77,762

The 2016 realized gain on investment in limited partnerships is related to distributions received from the various limited partnership investments held by the Company. The 2015 realized gain on real estate sales is related to the recognition of a contingent gain as part of the terms of the 2011 sale of the Company’s real estate portfolio. The gross gain in held-to-maturity securities relates primarily to the impact of consolidating a CDO investment in 2015, as discussed in note 4(h). The 2014 realized loss on investment in affiliates is related to the disposal of an investment in an affiliate, as discussed in note 19.

Proceeds from sales of available-for-sale securities for the years ended December 31 are presented in the following table:

	2016	2015	2014
Available-for-sale:
Fixed-maturity securities proceeds from sales	$2,177,408	996,801	1,479,188
Equity securities proceeds from sales	152,821	58,858	29,209

Consolidated Financial Statements and Supplemental Schedules
Page 47 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(e)	Interest and Similar Income

Major categories of Interest and similar income, net, for the respective years ended December 31 are shown below:

	2016	2015	2014
Interest and similar income:
Available-for-sale fixed-maturity securities	$3,847,272	3,752,867	3,552,896
Available-for-sale equity securities	11,314	1,416	26
Mortgage loans on real estate	470,547	413,103	377,917
Acquired loans	24,461	28,122	27,548
Trading securities	6,814	11,838	10,006
Policy loans	10,015	9,834	9,981
Short-term securities, includes cash and cash equivalents	13,896	8,761	7,864
Held-to-maturity fixed-maturity securities	1,012	5,746	15,894
Derivative assets	11,121	5,197	1,867
Other invested assets	5,898	1,870	2,057
Assets held by reinsurers	2,498	2,626	2,798
Loans to affiliates	384	516	980

Total	4,405,232	4,241,896	4,009,834
Less investment expenses	79,495	66,427	54,175

Total interest and similar income, net	$4,325,737	4,175,469	3,955,659

(f)	Mortgage Loans

At December 31, 2016, mortgage loans on real estate in California and Illinois exceeded the 10% concentration levels by state with a concentration of 28.1% or $2,925,356 and 10.4% or $1,085,445, respectively. At December 31, 2015, mortgage loans on real estate in California and Illinois exceeded the 10% concentration levels by state with a concentration of 27.7% or $2,448,008 and 11.6% or $1,025,605, respectively.

Interest rates on investments in new mortgage loans ranged from a minimum of 3.0% to a maximum of 4.6%.

Credit quality indicators and allowance for loan loss for mortgage loans on real estate is discussed further at note 7.

Consolidated Financial Statements and Supplemental Schedules
Page 48 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(g)	Securities Lending and Reverse Repurchase Agreements

The Company had fair value of securities on loan of $2,798,597 and $2,392,657 with associated collateral received of $2,888,157 and $2,480,910, as of December 31, 2016 and 2015, respectively.

Of the total collateral received from the respective counterparties, noncash collateral was $326,938 and $0 as of December 31, 2016 and 2015. The cash collateral liability by loaned security type was as follows:

	December 31, 2016	December 31, 2015
	Remaining	Remaining
	Contractual	Contractual
	Maturity of the	Maturity of the
	Agreements	Agreements
	Open (1)	Open (1)
U.S. government	—	2,038
Foreign government	9,429	13,984
Corporate securities	2,551,790	2,464,888

Total	2,561,219	2,480,910

(1)

There is no contractual maturity on the loan agreements. The related loaned security could be returned to the Company on the next business day with notice from the counterparty and the Company would be required to return the cash collateral immediately.

Liquidity risk exists in that the Company may be required to return significant amounts of cash collateral on short notice. The Company only reinvests cash collateral in cash and cash equivalents and short-term investments and has established reinvestment guidelines around approved investments, credit quality, concentration, maturity, and liquidity to mitigate risks. The Company’s reinvested collateral is recorded in Collateral held from securities lending agreements on the Consolidated Balance Sheets and held $1,445,249 and $2,480,910 in cash and cash equivalents and $1,115,970 and $0 in short-term investments as of December 31, 2016 and 2015.

In the normal course of business, the Company enters into overnight reverse repurchase agreements which are used to earn spread income. As part of the reverse repurchase agreements, the Company lends cash and receives U.S. Government securities as collateral. The Company had fair value of reverse repurchase agreements of $100,000 and $0 on the Consolidated Balance Sheets with associated collateral received of $100,000 and $0 as of December 31, 2016 and 2015, respectively.

(h)	Variable Interest Entities

The Company invests in structured securities and limited partnerships which represent interests in VIEs. The Company has carefully analyzed the VIEs to determine whether the Company is the primary beneficiary, taking into consideration whether the Company, or the Company together with its affiliates, has the power to direct the activities of the VIE, that most affect its economic performance and whether the Company has the right to benefits from the VIE. Based on that analysis, the Company has concluded that it is not the primary beneficiary for all but one of the

Consolidated Financial Statements and Supplemental Schedules
Page 49 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Company’s VIEs and, as such, only one VIE was consolidated in the Consolidated Financial Statements.

In 2015, the triggering event for consolidation occurred when the Company entered into an agreement with the collateral manager to liquidate some or all of the collateral underlying several classes of notes within one of the CDOs. Creditors of the consolidated VIE do not have any recourse on the Company. The Company does not have any implicit or explicit arrangements to provide financial support to the consolidated VIE. Upon initial consolidation, the Company recorded the underlying assets at fair value, generating a gain of $31,832 in Realized investment (losses) gains, net in the Consolidated Statements of Operations.

In October 2015, at the Company’s direction, the collateral manager liquidated $163,389 of assets at auction, of which $96,046 were purchased by the Company. The assets purchased at auction are reported at amortized cost as Acquired loans and at fair value as Fixed-maturity securities, Available-for-sale on the Consolidated Balance Sheets. As of December 31, 2016 and 2015, the Company held $43,640 and $44,527, respectively, as Acquired loans and $10,604 and $12,611, respectively, as Fixed-maturity securities, Available-for-sale. As of December 31, 2016 and 2015, the Company also held $19,833 and $26,941, respectively, of consolidated assets that are reported at fair value as Fixed-maturity securities, Available-for-sale on the Consolidated Balance Sheets. In addition, the Company has recorded liabilities of $565 and $2,789 as of December 31, 2016 and 2015, respectively, related to the consolidation of this entity. The liabilities are reported in Other liabilities on the Consolidated Balance Sheets.

The carrying amount and maximum exposure to loss relating to the VIEs which the Company holds a variable interest but is not the primary beneficiary and which have not been consolidated were as follows:

	December 31, 2016		December 31, 2015
		Maximum		Maximum
	Carrying	exposure	Carrying	exposure
	amount	to loss (1)	amount	to loss (1)
Fixed-maturity securities, available-for-sale:
Corporate securities	$981,066	981,066	913,857	913,857
Mortgage-backed securities	11,625,772	11,625,772	12,466,036	12,466,036
Collateralized mortgage obligations	197,789	197,789	10,283	10,283
CDOs	19,931	19,931	21,164	21,164

Total fixed-maturity securities, available-for-sale	$12,824,558	12,824,558	13,411,340	13,411,340

Other investments
Acquired loans	$148,740	148,740	179,556	179,556
Other invested assets	56,562	338,971	15,628	116,485

Total other investments	$205,302	487,711	195,184	296,041

Total investments	$13,029,860	13,312,269	13,606,524	13,707,381

(1)

The maximum exposure to loss is equal to the carrying amount for Fixed-maturity securities, Available-for-sale and Acquired loans. The maximum exposure to loss related to Other invested assets is equal to the carrying amount plus any unfunded commitments.

Consolidated Financial Statements and Supplemental Schedules
Page 50 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(i)	Redeemable Preferred Stock

AZL PF Investments, Inc. (AZLPF), a wholly owned subsidiary of the Company, issued redeemable preferred stock as a result of a prepaid forward agreement settled in 2012. The preferred stock liability of $32,195 was recorded at December 31, 2016 and 2015 and is reported in Other liabilities on the Consolidated Balance Sheets. The preferred stock is mandatorily redeemable on January 9, 2017. AZLPF’s BOD approved the redemption of the preferred stock in November 2016. See further discussion over the redemption of the preferred stock in note 25.

(5)	Derivatives and Hedging Instruments

Each derivative is designated by the Company as either a cash flow hedging instrument (cash flow hedge) or not qualified as a hedging instrument (nonqualifying strategies).

Cash Flow Hedges

IRS were used by the Company to hedge against the changes in cash flows associated with variable interest rates on certain underlying fixed-maturity securities until January 2015. The Company uses foreign currency swaps to hedge against foreign currency fluctuations on certain foreign denominated fixed-maturity securities. IRS and foreign currency swaps have notional amounts and maturity dates equal to the underlying fixed-maturity securities and are determined to be highly effective as of December 31, 2016 and 2015.

The following table presents the components of the unrealized gains or losses on the effective portion of the derivatives that qualify as cash flow hedges and are recorded as a component of Total other comprehensive income within the Consolidated Statements of Comprehensive Income:

Derivatives designated as	Amount of gains (losses) recognized at December 31
cash flow hedging instruments	2016	2015	2014
Interest rate swaps, net of tax benefit of $0, ($332), and ($217),at December 31, 2016, 2015, and 2014, respectively	$—	(617)	(403)
Foreign currency swaps, net of tax expense of $12,355, $15,550, and $4,683 at December 31, 2016, 2015, and 2014, respectively	22,945	28,879	8,698

Total	$22,945	28,262	8,295

At December 31, 2016, the Company does not expect to reclassify any pretax gains or losses on cash flow hedges into earnings during the next 12 months. Recurring interest income earned is recorded in Interest and similar income, net in the Consolidated Statements of Operations. In the event that cash flow hedge accounting is no longer applied, because the derivatives are no longer designated as a hedge, or the hedge is not considered to be highly effective, the reclassification from AOCI into earnings may be accelerated.

Consolidated Financial Statements and Supplemental Schedules
Page 51 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Nonqualifying Strategies

Option Contracts

The Company utilizes OTC options and ETOs with the objective to economically hedge certain fixed-indexed annuity and life products tied to certain indices as well as certain variable annuity guaranteed benefits. These OTC options and ETOs are not used for speculative or income generating purposes. The ETOs provide the Company flexibility to use instruments, which are exchange-cleared and allow the Company to mitigate counterparty credit risk. The ETOs are cleared through the Options Clearing Corporation (OCC), which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission. The credit rating on the OCC is currently AA+ from S&P. The fair values of the collateral posted for OTC options and ETOs are discussed in the derivative collateral management section below.

Futures

The Company utilizes exchange-traded futures to economically hedge fixed-indexed annuity, life, and variable annuity guarantees. The futures contracts do not require an initial investment except for the initial margin described below and the Company is required to settle cash daily based on movements of the representative index. Therefore, no asset or liability is recorded as of December 31, 2016 and 2015. Futures contracts are also utilized to hedge the investment risk associated with seed money. The fair value of the collateral posted for exchange-traded derivatives is discussed in the derivative collateral management section below.

Interest Rate Swaps

The Company utilizes OTC and exchange-traded IRS to economically hedge certain variable annuity and fixed-index annuity guarantees. The Company can receive the fixed or variable rate. The IRS are traded in varying maturities. The Company only enters into OTC IRS contracts with counterparties rated BBB+ or better.

IRS are centrally cleared through an exchange. The fair values of the collateral posted and variation margin for OTC and exchange-traded IRS are discussed in the derivative collateral management section below.

Total Return Swaps

The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month London Interbank Offered Rate (LIBOR) and the return of an underlying index. The Company uses the OTC TRS with the intent to economically hedge fixed-indexed annuity and variable annuity guarantees. The fair value of the collateral posted for OTC TRS is discussed in the derivative collateral management section below.

To Be Announced Securities

Beginning in 2015, the Company began transacting OTC TBA securities to economically hedge market risks embedded in certain life and annuity products. The Company uses the OTC TBA forward contracts to gain exposure to the investment risk and return of mortgage-backed securities. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date.

Consolidated Financial Statements and Supplemental Schedules
Page 52 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company is exposed to market risk to the extent the Company is over or under-hedged from an economic perspective. To mitigate counterparty credit risk, the Company establishes relationships with only counterparties rated BBB+ and higher. The fair value of the collateral posted for OTC TBA securities is discussed in the derivative collateral management section below.

Stock Appreciation Rights

The Company enters into contracts with Allianz SE with the objective to economically hedge risk associated with the Allianz SE stock-based compensation plan, which awards certain employees stock appreciation rights (SAR). The contracts are recorded at fair value within Derivative assets on the Consolidated Balance Sheets. The change in fair value for SAR are recorded in Change in fair value of assets and liabilities and General and administrative expenses within the Consolidated Statements of Operations, respectively. See further discussion of the stock-based compensation plan in note 18.

Credit Default Swaps

The Company utilizes exchange-traded CDS to economically hedge certain fixed-indexed annuity guarantees. The CDS within the investment portfolios assume credit risk from a single entity or referenced index for the purpose of synthetically replicating investment transactions. The Company can be required to pay or be the net receiver on the contract depending on the net position. Credit events include bankruptcy of the reference and failure to pay by the reference. The notional amount is equal to the maximum potential future loss amount. The fair value of the collateral posted for exchange-traded CDS is discussed in the derivative collateral management section below.

The following table presents the notional amount, fair value, weighted average years to maturity, underlying referenced credit obligation type, and average credit ratings for the credit derivatives in which the Company was assuming credit risk as of December 31, 2016 and 2015:

Credit Derivative type by derivative risk exposure and reference type	Notional Amount	Fair Value	Weighted Average Years to Maturity	Average Credit Rating
2016:
Basket credit default swaps
Investment grade risk exposure U.S. corporate credit	$331,400	367	6	BBB+

Total	$331,400	367

2015:
Basket credit default swaps
Investment grade risk exposure U.S. corporate credit	$150,900	1,569	7	BBB+

Total	$150,900	1,569

Consolidated Financial Statements and Supplemental Schedules
Page 53 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The following table presents a summary of the aggregate notional amounts and fair values of the Company’s freestanding derivative instruments as of December 31:

	2016				2015
			Gross Fair Value				Gross Fair Value
	Notional (1)		Assets	Liabilities	Notional (1)		Assets	Liabilities
Cash flow hedging instruments
Foreign currency swaps	$676,000		96,975	(11,731)	426,000		53,794	—

Total cash flow hedging instruments			$96,975	(11,731)			53,794	—

Nonqualifying hedging instruments
OTC options	$77,973,809		766,205	(514,758)	52,623,290		359,335	(226,761)
ETO	11,109,074		42,400	(27,345)	—		—	—
Futures	17,574,373		—	—	6,288,033		—	—
SAR	7,422	*	545	—	7,422	*	614	—
TRS	7,154,000		5,826	(3,702)	4,574,296		2,350	(33,812)
IRS	7,227,500		144,384	(77,799)	7,802,500		172,187	(89,482)
TBA securities	693,900		833	(299)	426,300		232	(266)

Total nonqualifying hedging instruments			$960,193	(623,903)			534,718	(350,321)

Total freestanding derivative instruments			1,057,168	(635,634)			588,512	(350,321)

(1)	Notional amounts are presented on a gross basis.
*	The notional amount for SAR is equal to the number of contracts outstanding.

Derivative Collateral Management

The Company manages separate collateral for exchange-traded and OTC derivatives. The total collateral posted for exchange-traded derivatives at December 31, 2016 and 2015, had a fair value of $1,447,970 and $1,019,112, respectively, and is included in Fixed-maturity securities on the Consolidated Balance Sheets. The Company retains ownership of the exchange-traded collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. The total collateral posted for OTC derivatives at December 31, 2016 and 2015, had a fair value of $49,133 and $13,939, respectively, and is included in Fixed-maturity securities on the Consolidated Balance Sheets. The Company posts collateral to OTC counterparties based upon exposure amounts. The Company retains ownership of the OTC collateral.

Embedded Derivatives

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB, which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in Change in fair value of annuity and life embedded derivatives within the Consolidated Statements of Operations. These embedded derivatives are classified within Account balances and future policy benefit reserves on the Consolidated Balance Sheets.

Consolidated Financial Statements and Supplemental Schedules
Page 54 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Certain fixed-indexed annuity products, variable annuity riders, and universal life policies include a market value liability option (MVLO), which is essentially an embedded derivative with equity-indexed features. This embedded derivative is reported within Account balances and future policy benefit reserves on the Consolidated Balance Sheets with changes in fair value reported in Change in fair value of annuity and life embedded derivatives within the Consolidated Statements of Operations.

The Company bifurcated and separately recorded an embedded derivative related to certain CDOs. The last of these CDOs has been consolidated since 2015. See note 4 for further detail relating to the consolidation of this CDO. The embedded derivative was recorded within Derivative assets on the Consolidated Balance Sheets, with changes in fair value reported in Change in fair value of assets and liabilities within the Consolidated Statements of Operations.

Additionally, the Company bifurcated and separately recorded an embedded derivative related to modified coinsurance reinsurance agreements. The embedded derivative was recorded within Derivative assets on the Consolidated Balance Sheets, with changes in fair value reported in Change in fair value of assets and liabilities within the Consolidated Statements of Operations.

The following table presents a summary of the fair values of the Company’s embedded derivative instruments as of December 31:

	2016	2015
GMWB	$(2,156,234)	(2,170,539)
GMAB	(243,363)	(374,857)
MVLO	(15,141,482)	(14,495,312)
Other embedded derivative	1,863	3,097

Total embedded derivative instruments	$(17,539,216)	(17,037,611)

Consolidated Financial Statements and Supplemental Schedules
Page 55 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The following table presents the gains or losses recognized in income on the various nonqualifying freestanding derivative instruments and embedded derivatives:

	Location in Consolidated	Amount of (losses) gains on derivatives recognized for the years ended December 31
	Statements of Operations	2016	2015	2014
MVLO	Policy fees	$(398,942)	79,951	194,229
MVLO	Policyholder benefits	139,481	115,737	2,159
MVLO	Change in fair value of annuity and life embedded derivatives	(386,709)	212,758	(3,344,049)
GMWB	Change in fair value of annuity and life embedded derivatives	14,235	(679,259)	(1,445,524)
GMAB	Change in fair value of annuity and life embedded derivatives	96,666	(122,094)	(166,411)

	Total change in fair value of annuity and life embedded derivatives	(275,808)	(588,595)	(4,955,984)

OTC options	Change in fair value of assets and liabilities	182,882	(361,419)	862,097
ETOs	Change in fair value of assets and liabilities	13,055	291	66,855
Futures	Change in fair value of assets and liabilities	(287,724)	(423,134)	(267,628)
SAR	Change in fair value of assets and liabilities	(54)	630	69
CDO embedded	Change in fair value of assets and liabilities	—	(188)	(150)
Other embedded	Change in fair value of assets and liabilities	(1,234)	1,423	(230)
TBA securities	Change in fair value of assets and liabilities	(2,837)	330	—
IRS	Change in fair value of assets and liabilities	87,380	279,158	1,085,355
TRS	Change in fair value of assets and liabilities	(37,143)	4,093	113,236
CDS	Change in fair value of assets and liabilities	4,689	(2,220)	(626)

	Total change in fair value of assets and liabilities	(40,986)	(501,036)	1,858,978

	Total derivative loss, net	$(576,255)	(893,943)	(2,900,618)

Offsetting Assets and Liabilities

Certain financial instruments and derivative instruments are eligible for offset on the Consolidated Balance Sheets under GAAP. The Company’s derivative instruments are subject to master netting arrangements and collateral arrangements. A master netting arrangement with a counterparty creates a right of offset for amounts due to and from that same counterparty that is enforceable in the event of a default or bankruptcy.

Consolidated Financial Statements and Supplemental Schedules
Page 56 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company’s policy is to recognize amounts subject to master netting arrangements on a gross basis on the Consolidated Balance Sheets.

The following tables present additional information about derivative assets and liabilities subject to an enforceable master netting arrangement as of the dates indicated:

	December 31, 2016
				Gross amounts not offset in the Balance Sheet
	Gross amounts recognized	Gross amounts offset in the Balance Sheet	Net amounts presented in the Balance Sheet	Financial instruments (1)	Collateral pledged/ received	Net amounts
Derivative assets	$1,056,623	—	1,056,623	(615,349)	(395,913)	45,361
Derivative liabilities	$(635,634)	—	(635,634)	615,349	37,092	16,807

Net derivatives	$420,989	—	420,989	—	(358,821)	62,168

	December 31, 2015
				Gross amounts not offset in the Balance Sheet
	Gross amounts recognized	Gross amounts offset in the Balance Sheet	Net amounts presented in the Balance Sheet	Financial instruments (1)	Collateral pledged/ received	Net amounts
Derivative assets	$587,898	—	587,898	(346,116)	(216,659)	25,123
Derivative liabilities	$(350,276)	—	(350,276)	346,116	4,160	—

Net derivatives	$237,622	—	237,622	—	(212,499)	25,123

(1)

Represents the amount of assets or liabilities that could be offset by liabilities or assets with the same counterparty under master netting or similar arrangements that management elects not to offset on the Consolidated Balance Sheets.

In the tables above, the gross amounts of assets or liabilities as presented on the Consolidated Balance Sheets are offset first by financial instruments that have the right of offset under master netting or similar arrangements, then any remaining amount is reduced by the amount of cash and securities collateral.

Consolidated Financial Statements and Supplemental Schedules
Page 57 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(6)	Fair Value Measurements

The Fair Value Measurements and Disclosures Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level  1 – Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.

Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	Quoted prices for similar assets or liabilities in active markets.

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active.

(c)	Inputs other than quoted prices that are observable.

(d)	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3.

Consolidated Financial Statements and Supplemental Schedules
Page 58 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The following tables present the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	Total	Level 1	Level 2	Level 3
2016:
Assets
Fixed-maturity securities, available-for-sale:
U.S. government	$1,736,523	1,736,523	—	—
Agencies not backed by the full faith and credit of the U.S. government	8,857	—	8,857	—
States and political subdivisions	9,954,613	—	9,925,338	29,275
Foreign government	438,927	—	404,687	34,240
Corporate securities	63,540,067	—	54,990,599	8,549,468
Mortgage-backed securities	11,650,264	—	11,609,060	41,204
CMOs	197,789	—	197,789	—
CDOs	19,931	—	—	19,931
Fixed-maturity securities, at fair value through income	37,051	36,901	—	150
Derivative assets	1,059,031	42,400	1,010,805	5,826
Equity securities, available-for-sale	320,166	320,166	—	—
Equity securities, trading	317,493	298,481	19,012	—
Corporate-owned life insurance	338,092	—	338,092	—
Separate account assets	27,733,261	27,733,261	—	—

Total assets	$117,352,065	30,167,732	78,504,239	8,680,094

Liabilities
Derivative liabilities	$635,634	27,345	604,587	3,702
Separate account liabilities	27,733,261	27,733,261	—	—
Reserves at fair value (1)	20,152,641	—	—	20,152,641

Total liabilities	$48,521,536	27,760,606	604,587	20,156,343

Consolidated Financial Statements and Supplemental Schedules
Page 59 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

	Total	Level 1	Level 2	Level 3
2015:
Assets
Fixed-maturity securities, available-for-sale:
U.S. government	$1,755,324	1,755,324	—	—
Agencies not backed by the full faith and credit of the U.S. government	10,514	—	10,514	—
States and political subdivisions	8,998,534	—	8,998,035	499
Foreign government	272,167	—	238,794	33,373
Corporate securities	57,168,683	—	50,147,086	7,021,597
Mortgage-backed securities	12,497,799	—	12,442,893	54,906
CMOs	10,283	—	10,283	—
CDOs	21,164	—	—	21,164
Fixed-maturity securities, at fair value through income	37,111	37,111	—	—
Derivative assets	591,609	—	589,259	2,350
Equity securities, available-for-sale	68,611	68,611	—	—
Equity securities, trading	292,816	269,956	22,860	—
Corporate-owned life insurance	316,926	—	316,926	—
Separate account assets	28,243,123	28,243,123	—	—

Total assets	$110,284,664	30,374,125	72,776,650	7,133,889

Liabilities
Derivative liabilities	$350,0321	—	316,509	33,812
Separate account liabilities	28,243,123	28,243,123	—	—
Reserves at fair value (1)	18,096,009	—	—	18,096,009

Total liabilities	$46,689,453	28,243,123	316,509	18,129,821

(1)	Reserves at fair value are reported in Account balances and future policy benefit reserves on the Consolidated Balance Sheets.

Consolidated Financial Statements and Supplemental Schedules
Page 60 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability).

(a)	Valuation of Fixed-Maturity Securities and Equity Securities

The fair value of fixed-maturity securities and equity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board reported trades, Nationally Recognized Municipal Securities Information Repository material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Generally, U.S. Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes, certain bonds without active trading markets and private placement securities that are internally priced are included in Level 3.

The Company is responsible for establishing and maintaining an adequate internal control structure to prevent or detect material misstatements related to fair value measurements and disclosures. This responsibility is especially important when using third parties to provide valuation services.

The Company’s control framework around third-party valuations begins with obtaining an understanding of the pricing vendor’s methodologies. A Pricing Committee is in place that meets quarterly to establish and review a pricing policy, which includes approving any changes to pricing sources, assessing reasonableness of pricing services, and addressing any ad hoc valuation issues that arise. The pricing methodologies used by the service providers and internal control reports provided by the service providers are reviewed by management.

In addition to monitoring the third-party vendor’s policies, the Company is also responsible for monitoring the valuation results. Controls are in place to monitor the reasonableness of the valuations received. These controls include price analytic reports that monitor significant fluctuations in price as well as an IPV process by which the Company obtains prices from vendors other than the primary source and compares them for reasonableness. Results of the independent price verification are also reviewed by the Pricing Committee.

There are limited instances in which the primary third-party vendor is not used to obtain prices for fixed-maturity securities. These instances include private placement securities and certain other immaterial portfolios priced by a secondary external vendor or internal models.

Consolidated Financial Statements and Supplemental Schedules
Page 61 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

At December 31, 2016 and 2015, private placement securities of $8,509,548 and $6,685,280, respectively, were included in Level 3. Internal pricing models based on market proxy spread and U.S. Treasury rates, which are monitored by the investment manager for reasonableness, are used to value these holdings. This includes ensuring the spreads used are still reasonable based on issuer specific credit development.

The portfolios of securities received as a result of liquidating or consolidating CDOs are priced using a combination of third-party vendors and cash flow modeling. The methodology used is dependent on the availability of observable inputs. Prices are reviewed for reasonableness by reviewing cash flow projections, related yields on similar securities, and comparison to auction prices and other expectations. The securities are reviewed by Management via the Pricing Committee.

(b)	Valuation of Derivatives

Active markets for OTC option assets and liabilities do not exist. The fair value of OTC option assets and liabilities is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator. The valuation results are reviewed by Management via the Pricing Committee. OTC options that are internally priced, foreign swaps, CDS, TBA securities, and IRS are included in Level 2, because they use market observable inputs. TRS are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of ETOs and futures are based on quoted market prices and are generally included in Level 1.

Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Using market observable inputs, IRS prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a monthly basis. TRS prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis.

(c)	Valuation of Corporate-Owned Life Insurance

The Company holds COLI policies with unrelated third parties. The cash surrender value of the policies is based on the value of the underlying assets, which are regularly priced. The cash surrender value approximates fair value for these policies and is considered Level 2 based on the use of observable inputs.

Consolidated Financial Statements and Supplemental Schedules
Page 62 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(d)	Valuation of Separate Account Assets and Liabilities

Separate account assets are carried at fair value, which is based on the fair value of the underlying assets. Separate account assets consist primarily of variable investment option funds with the following investment types: bond, domestic equity, international equity, or specialty. Variable investment option funds are included in Level 1 because their fair value is based on net asset values that are quoted as prices (unadjusted) in an active, observable market. Additionally, the separate account assets hold certain money market funds which are also included in Level 1 because their fair value is based on quoted prices (unadjusted) in an active, observable market. In accordance with the Financial Services – Insurance Topic of the Codification, the fair value of separate account liabilities is set to equal the fair value of separate account assets.

(e)	Valuation of Reserves at Fair Value

Reserves at fair value principally include the equity-indexed features contained in fixed-indexed annuity and life products, certain variable annuity riders and variable-indexed annuity products. Fair values of the embedded derivative liabilities are calculated based on internally developed models, because active, observable markets do not exist for these liabilities. The fair value is derived from techniques in which one or more significant inputs are unobservable and are included in Level 3. These fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

The fair value of the embedded derivative contained in the fixed-indexed annuity products is the sum of the current year’s option value projected stochastically, the projection of future index growth at the option budget, and the historical interest/equity-indexed credits. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined by taking into consideration publicly available information on industry default risk with considerations for the Company’s own credit profile. Risk margin is incorporated into the valuation model to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and future equity index caps or participation rates. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margin related to noncapital market inputs may result in significant fluctuations in the fair value of these embedded derivatives that could materially affect net income.

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB riders. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable overnight index swap rates (OIS) plus funding valuation adjustments, as approximated by LIBOR. These cash flows are then discounted using the current month’s LIBOR plus a company specific spread. The expected life-contingent

Consolidated Financial Statements and Supplemental Schedules
Page 63 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

GMWB payments are discounted using a blend of short and long term rates to the date the account value is expected to be exhausted. These obligations are then discounted to the current date using LIBOR plus a spread for the Company’s own nonperformance risk. The valuation of these riders includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s claims paying ability. Risk margin is established to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and premium persistency. The establishment of the risk margin requires the use of significant management judgment. These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding contractholder behavior and risk margins related to noncapital market inputs may result in significant fluctuations in the fair value of the riders that could materially affect net income.

The Company elected the fair value option for certain insurance contracts related to the variable-indexed annuity product. The fair value is calculated internally using the present value of future expected cash flows, floored at the current contract value. Future expected cash flows are generated using contractual features, actuarial assumptions, and market emergence over a complete set of market consistent scenarios. Cash flows are then averaged over the scenario set and discounted back to the valuation date using the appropriate discount factors adjusted for nonperformance risk on the noncollateralized portions of the contract.

The Company also has an embedded derivative asset related to a modified coinsurance agreement with an unrelated third party, which is reported within Derivative assets on the Consolidated Balance Sheets. This agreement results in a credit derivative, with a fair value based on the difference between the LIBOR and Corporate A- spread as of an average portfolio purchase date. The asset is included in Level 2 as the valuation uses market observable inputs. This derivative is on a closed block of business and is not significant to the ongoing results of the Company.

Consolidated Financial Statements and Supplemental Schedules
Page 64 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(f)	Level 3 Rollforward

The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

	Fixed-maturity securities
	Available-for-sale					Trading
	States and			Mortgage-
	political	Foreign	Corporate	backed		Corporate	Derivative	Derivative	Reserves at
	subdivisions	government	securities	securities	CDOs	securities	assets	liabilities	fair value
2016:
Balance, beginning of year	$499	33,373	7,021,597	54,906	21,164	—	2,350	(33,812)	(18,096,009)
Total realized/unrealized gains (losses) included in:
Net income	—	—	(86,539)	1,393	—	—	553,778	(583,731)	(649,516)
Other comprehensive income (loss)	790	867	272,556	302	(503)	—	—	—	—
Purchases and issuances	27,986	—	2,054,111	730	—	150	—	—	(2,805,725)
Sales and settlements	—	—	(428,407)	(16,127)	(730)	—	(550,302)	613,841	1,398,609
Transfer into Level 3	—	—	—	—	—	—	—	—	—
Transfer out of Level 3	—	—	(283,850)	—	—	—	—	—	—

Balance, end of year	29,275	34,240	8,549,468	41,204	19,931	150	5,826	(3,702)	(20,152,641)
(Losses) gains included in net income related to financial instruments still held at December 31, 2016 (1)	—	—	(80,134)	—	—	—	3,476	(30,111)	(649,516)

	Fixed-maturity securities
	Available-for-sale					Trading
	States and			Mortgage-
	political	Foreign	Corporate	backed		Corporate	Derivative	Derivative	Reserves at
	subdivisions	government	securities	securities	CDOs	securities	assets	liabilities	fair value
2015:
Balance, beginning of year	$—	34,147	5,733,760	1,332	45,229	—	11,583	(757)	(17,052,283)
Total realized/unrealized gains (losses) included in:
Net income	—	—	(20,453)	30	516	—	182,923	(179,854)	273,778
Other comprehensive income (loss)	(1)	(774)	(339,441)	(2)	(167)	—	—	—	—
Purchases and issuances	500	—	1,982,406	—	—	—	—	—	(2,687,078)
Sales and settlements	—	—	(335,492)	(1,314)	(24,414)	—	(192,156)	146,799	1,369,574
Transfer into Level 3	—	—	817	54,860	—	—	—	—	—
Transfer out of Level 3	—	—	—	—	—	—	—	—	—

Balance, end of year	499	33,373	7,021,597	54,906	21,164	—	2,350	(33,812)	(18,096,009)
(Losses) gains included in net income related to financial instruments still held at December 31, 2015 (1) (2)	—	—	(27,526)	—	36	—	2,917	(28,494)	273,778

(1)

The Company classifies realized and unrealized gains (losses) on Reserves at fair value as unrealized gains (losses) for purposes of disclosure in this table because it is impracticable to track the realized gains (losses) on a contract-by-contract basis.

(2)

The previously issued 2015 financial statements improperly disclosed losses included in net income related to Reserves at fair value still held at December 31, 2015 by including issuances of $2,687,078. The December 31, 2015 amount has been corrected to conform with current year presentation.

Consolidated Financial Statements and Supplemental Schedules
Page 65 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(g)	Transfers

The Company reviews its fair value hierarchy classifications annually. This review could reveal that previously observable inputs for specific assets or liabilities are no longer available or reliable. For example, the market for a Level 1 asset becomes inactive. In this case, the Company may need to adopt a valuation technique that relies on observable or unobservable components causing the asset to be transferred to Level 2 or Level 3. Alternatively, if the market for a Level 3 asset or liability becomes active, the Company will report a transfer out of Level 3. Transfers into and/or out of Levels 1, 2, and 3 are reported as of the end of the period in which the change occurs.

In 2016, transfers into Level 3 were $0 and transfers out of Level 3 were $283,850. All transfers out of Level 3 were recategorized as Level 2 as quoted market prices for similar securities became available, were considered reliable, and could be validated against an alternative source. In 2015, transfers into Level 3 were $55,677 and transfers out of Level 3 were $0. All transfers into Level 3 were a result of observable inputs no longer being considered reliable or could no longer be validated against an alternative source.

There were no transfers between Level 1 and Level 2 for the years ended December 31, 2016 and 2015.

Consolidated Financial Statements and Supplemental Schedules
Page 66 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(h)	Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs

The following table provides a summary of the significant unobservable inputs used in the fair value measurements developed by the Company or reasonably available to the Company of Level 3 assets and liabilities on a recurring basis at December 31, 2016:

	Fair value	Valuation Technique	Unobservable input	Range (weighted average)
Fixed-maturity securities:
Available-for-sale:
States and political subdivisions	$29,275	Discounted cash flow	Option adjusted spread*	166 (166)
Foreign government	34,240	Discounted cash flow	Option adjusted spread	62-75 (70)
Corporate securities	8,549,468	Discounted cash flow	Option adjusted spread	-214-2,112 (147)
CDOs	19,931	Third-Party Vendor	Default and discount rates	**
Mortgage-backed securities	41,204	Third-Party Vendor	Default and discount rates	**
Trading:
Corporate securities	150	Cost	N/A	N/A
Derivative assets:
TRS	$5,826	Third-Party Vendor	Spread and discount rates	**
Derivative liabilities:
TRS	$(3,702)	Third-Party Vendor	Spread and discount rates	**
Reserves at Fair Value:
MVLO	$(15,141,482)	Discounted cash flow	Annuitizations	0–25%
			Surrenders	0–25%
			Mortality***	0–100%
			Withdrawal Benefit Election	0–50%
GMWB and GMAB	(2,399,597)	Discounted cash flow	Surrenders	0.5–35%
			Mortality***	0–100%
Variable-indexed annuity	(2,611,562)	Contract value	N/A****	N/A****

*	No range is applicable due to only one security within classification.
**	Management does not have insight into the specific assumptions used. See narrative below for qualitative discussion.
***	Mortality assumptions are derived by applying management determined factors to the Annuity 2000 Mortality Table.
****	Unobservable inputs are not applicable as the fair value of the variable-indexed annuity reserve is held at contract value.

(i)	Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs

Fixed-maturity securities: The primary unobservable input used in the discounted cash flow models for states and political subdivisions, foreign government, and corporate fixed-maturity securities, available-for-sale is a corporate index option adjusted spread (OAS). The corporate index OAS used is based on a securities’ sector, rating, and average life. A significant increase of the corporate index OAS in isolation could result in a decreased fair value, while a significant yield decrease in the corporate index OAS could result in an increased fair value.

CDOs and mortgage-backed securities are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs

Consolidated Financial Statements and Supplemental Schedules
Page 67 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

used; however, the key unobservable inputs would generally include default rates. A significant decrease (increase) in default rates could result in an increase (decrease) in fair value.

Derivative assets and liabilities: The TRS are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable input would generally include the spread. For a long position, a significant increase (decrease) in the spread used in the fair value of the TRSs in isolation could result in higher (lower) fair value. For a short position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in lower (higher) fair value.

Reserves at fair value: A significant increase (decrease) in the utilization of annuitization benefits could result in a higher (lower) fair value. A significant decrease (increase) in mortality rates, surrender rates, or utilization of lifetime income benefits could result in a higher (lower) fair value.

(j)	Nonrecurring Fair Value Measurements

Occasionally, certain assets and liabilities are measured at fair value on a nonrecurring basis. There were no nonrecurring fair value adjustments recorded in 2016, 2015, or 2014.

Consolidated Financial Statements and Supplemental Schedules
Page 68 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(k)	Fair Value of Financial Assets and Liabilities

The following table presents the carrying amounts and fair values of financial assets and liabilities carried at book value at December 31:

	2016
	Carrying amount	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets:
Held-to-maturity fixed-maturity securities	$28	—	—	3,630	3,630
Mortgage loans on real estate	10,351,741	—	—	10,900,205	10,900,205
Loans to affiliates	39,120	—	—	39,120	39,120
Policy loans	171,012	—	171,012	—	171,012
Acquired loans	192,380	—	—	261,307	261,307
Other invested assets	164,830	—	—	164,830	164,830
Collateral held from securities lending agreements	2,561,219	—	2,561,985	—	2,561,985
Financial liabilities:
Investment contracts	$77,305,738	—	—	78,018,770	78,018,770
Mortgage notes payable	76,916	—	—	87,981	87,981

	2015
	Carrying amount	Fair value
		Level 1	Level 2	Level 3	Total
Financial assets:
Held-to-maturity fixed-maturity securities	$55	—	—	5,279	5,279
Mortgage loans on real estate	8,788,018	—	—	9,042,293	9,042,293
Loans to affiliates	33,005	—	—	32,733	32,733
Policy loans	163,129	—	163,129	—	163,129
Acquired loans	224,083	—	—	271,927	271,927
Other invested assets	92,977	—	—	92,977	92,977
Collateral held from securities lending agreements	2,480,910	—	2,480,911	—	2,480,911
Financial liabilities:
Investment contracts	$72,088,078	—	—	72,832,319	72,832,319
Other liabilities	500,000	—	—	499,079	499,079
Mortgage notes payable	84,761	—	—	98,890	98,890

The fair value of certain fixed-maturity securities classified as “held-to-maturity” is calculated internally with cash flow models using unobservable inputs and is categorized as Level 3.

Consolidated Financial Statements and Supplemental Schedules
Page 69 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The fair value of mortgage loans on real estate is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Default rates and loss severities are then applied to each loan and a fair value is determined based on these factors as well as the contractual cash flows of each loan and the current market interest rates for similar loans. The inputs used are unobservable and the fair value is classified as Level 3.

Loans to affiliates are carried at cost, which approximates fair value. Loans to affiliates are classified as Level 3 due to transfer restrictions and lack of liquidity.

Policy loans are supported by the underlying cash value of the policies and are carried at unpaid principal balances, which approximate fair value. Therefore, fair value is classified as Level 2.

Acquired loans are initially recorded at fair value, and changes in expected cash flows are recorded as adjustments to accretable yield, to the carrying amount, or both. Fair values are obtained using a combination of third-party vendors cash flow modeling and matrix pricing with unobservable inputs. Due to lack of an active market and uncertainty on receiving contractual cash flows, acquired loans are classified as Level 3.

Other invested assets relate to an investment in FHLB stock, loans to non-affiliates, and miscellaneous partnership investments. The investment in FHLB stock and loans to non-affiliates are carried at cost, which approximate fair value, and are classified as Level 3 due to transfer restrictions and lack of liquidity. The partnership investments are valued utilizing the equity method of accounting, and are classified as Level 3 because there is no active market and the fair value is determined by valuation techniques in which significant inputs are unobservable.

Collateral held from securities lending agreements is primarily comprised of short-term, highly liquid, fixed maturity securities. Fair values are determined and classified within the fair value hierarchy in a manner consistent with the method utilized to determine the fair value of similar securities (fixed-income securities, equity securities, cash and cash equivalents) held within the Company’s General Account investment portfolio. Therefore, the fair value is classified as Level 2.

Investment contracts include certain reserves related to annuity products. These reserves are included in the Account balances and future policy benefit reserves on the Consolidated Balance Sheets. The fair values of the investment contracts are determined by testing amounts payable on demand against discounted cash flows using market interest rates commensurate with the risks involved, including consideration of the Company’s own credit standing and a risk margin for noncapital market inputs. Therefore, fair value is classified as Level 3. The previously issued 2015 financial statements improperly disclosed the carrying amount and fair value of investment contracts as $89,282,957 and $90,027,198, respectively. Investment contracts previously included reserves that are held at fair value on a recurring basis and reserves that do not meet the definition of a financial liability with a total carrying amount and fair value of $17,194,879. The December 31, 2015 amounts have been corrected to conform with current year presentation.

The fair value of mortgage notes payable is the sum of the outstanding balance of the note payable plus the expected prepayment penalty due to the lender if the Company were to prepay the mortgage.

Consolidated Financial Statements and Supplemental Schedules
Page 70 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company believes this approximates fair value, as the calculation of the prepayment penalty is based on current market interest rates and represents lost interest to the lender and is an exit price. The penalty is based on specific provisions provided by the lender, which is an unobservable input. Therefore, the liability is classified as Level 3.

Changes in market conditions subsequent to year-end may cause fair values calculated subsequent to year-end to differ from the amounts presented herein.

(7)	Financing Receivables

The Company’s financing receivables are comprised of mortgage loans, nontrade receivables, loans to affiliates, and loans to non-affiliates. Mortgage loans consist of the unpaid balance of mortgage loans on real estate. Nontrade receivables are amounts for policy or contract premiums due from the agents and broker-dealers, or amounts due from reinsurers. Loans to affiliate include loans to related parties to fund certain companywide projects. Loans to non-affiliates are loans that are intended to meet certain financial objectives of the Company, AZOA, and Allianz SE. The mortgage loans and nontrade receivables are evaluated on a collective basis for impairment unless circumstances arise that warrant individual evaluation. The loans to affiliates and loans to non-affiliates are evaluated individually and do not require an allowance as of December 31, 2016 and 2015. For additional information, see note 2 for nontrade receivables, note 4 for mortgage loans, and note 19 for loans to affiliates.

Credit Quality Indicators

The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators.

The Company has determined the loan-to-value ratio and the debt service coverage ratio are the most reliable indicators in analyzing the credit risk of its mortgage loan portfolio. The loan-to-value ratio is based on the Company’s internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated. The debt service coverage ratio analysis is normalized to reflect a 25 year amortization schedule.

Consolidated Financial Statements and Supplemental Schedules
Page 71 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The credit quality as of December 31 is shown below:

	Debt Service Coverage Ratios
2016:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$3,694,757	133,289	53,761	—	3,881,807	37.3%
50% – 60%	3,740,956	173,453	23,378	18,930	3,956,717	38.0
60% – 70%	1,442,783	502,746	26,005	43,607	2,015,141	19.4
70% – 80%	198,103	153,481	24,086	—	375,670	3.6
80% – 90%	57,439	83,046	27,384	2,937	170,806	1.7
90% – 100%	—	—	—	—	—	—
Greater than 100%	—	—	—	—	—	—

Total	$9,134,038	1,046,015	154,614	65,474	10,400,141	100.0%

	Debt Service Coverage Ratios
2015:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	3,310,857	134,224	117,417	76	3,562,574	40.4%
50% – 60%	2,056,466	492,618	99,041	2,834	2,650,959	30.0
60% – 70%	1,347,641	633,125	51,113	66,702	2,098,581	23.8
70% – 80%	72,551	107,527	50,712	87,160	317,950	3.6
80% – 90%	96,548	51,230	27,874	6,460	182,112	2.0
90% – 100%	—	—	13,242	—	13,242	0.2
Greater than 100%	—	—	—	—	—	—

Total	6,884,063	1,418,724	359,399	163,232	8,825,418	100.0%

The Company’s nontrade receivables are analyzed for credit risk based upon the customer classification of agent or reinsurer. The nontrade receivable and allowance for credit losses by customer classification as of December 31 are shown below:

	2016			2015
	Agent	Reinsurer	Total	Agent	Reinsurer	Total
Nontrade receivables	$11,860	20,963	32,823	6,976	23,581	30,557
Allowance for credit losses	(4,876)	—	(4,876)	(5,525)	—	(5,525)

Net nontrade receivables	$6,984	20,963	27,947	1,451	23,581	25,032

Consolidated Financial Statements and Supplemental Schedules
Page 72 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Rollforward of Allowance for Credit Losses

The allowances for credit losses and recorded investment in financing receivables as of December 31 are shown below:

	Mortgage loans	Nontrade receivables	Loans to affiliates	Loans to non-affiliates	Total
2016:
Financing receivables, gross	$10,400,141	32,823	39,120	10,145	10,482,229

Allowance for credit losses:
Beginning balance	$37,400	5,525	—	—	42,925
Provision/(benefit)	11,000	(649)	—	—	10,351

Ending balance	48,400	4,876	—	—	53,276

Financing receivables ending balance net of valuation allowance	$10,351,741	27,947	39,120	10,145	10,428,953

	Mortgage loans	Nontrade receivables	Loans to affiliates	Loans to non-affiliates	Total
2015:
Financing receivables, gross	$8,825,418	30,557	33,000	11,341	8,900,316

Allowance for credit losses:
Beginning balance	$35,000	6,486	—	—	41,486
Provision/(benefit)	2,400	(961)	—	—	1,439

Ending balance	37,400	5,525	—	—	42,925

Financing receivables ending balance net of valuation allowance	$8,788,018	25,032	33,000	11,341	8,857,391

The Company evaluates the mortgage loan allowance for loan loss quarterly, which resulted in an increase of the provision of $11,000 and $2,400 for the years ended December 31, 2016 and 2015, respectively. The increase to the allowance for loan loss is a result of the growing asset base of the mortgage loan portfolio partially offset by improving quality indicators.

Consolidated Financial Statements and Supplemental Schedules
Page 73 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Past-Due Aging Analysis

Aging analysis of past-due financing receivables as of December 31 is shown below:

	31–60 days past due	61–90 days past due	Greater than 90 days past due	Total past due	Current	Total
2016:
Mortgage loans	$—	—	—	—	10,400,141	10,400,141
Nontrade receivables	7,590	1,662	6,712	15,964	16,859	32,823
Loans to affiliates	—	—	—	—	39,120	39,120
Loans to non-affiliates	109	10	71	190	9,955	10,145

Total	$7,699	1,672	6,783	16,154	10,466,075	10,482,229

	31–60 days past due	61–90 days past due	Greater than 90 days past due	Total past due	Current	Total
2015:
Mortgage loans	$—	—	—	—	8,825,418	8,825,418
Nontrade receivables	6,893	1,796	5,629	14,318	16,239	30,557
Loans to affiliates	—	—	—	—	33,000	33,000
Loans to non-affiliates	60	—	—	60	11,281	11,341

Total	$6,953	1,796	5,629	14,378	8,885,938	8,900,316

As of December 31, 2016 and 2015, the Company’s financing receivables did not include any balances which are on a nonaccrual status, classified as a troubled debt restructuring, or impaired without a corresponding allowance for credit loss.

(8)	Reinsurance

The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity, and accident and health businesses, as well as businesses the Company has chosen to exit.

In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks under excess yearly renewal term (YRT) coverage. The Company may also enter into coinsurance agreements for the purpose of preserving capital. The Company generally retained between $1,000 and $5,000 coverage per individual life depending on the type of policy for the years ended December 31, 2016 and 2015.

The Company monitors the financial exposure to the reinsurers, as well as evaluates the financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by arranging trust accounts or letters of credit with certain reinsurers. Reinsurance recoverables at December 31, 2016 and 2015 are covered by collateral of $3,419,252 and $3,485,810, respectively.

Consolidated Financial Statements and Supplemental Schedules
Page 74 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The effect of reinsurance on premiums is disclosed in Schedule IV in the Consolidated Financial Statements.

(9)	Deferred Acquisition Costs

DAC at December 31 and the changes in the balance for the years then ended are as follows:

	2016	2015	2014
Balance, beginning of year	$6,283,236	4,362,771	4,820,215
Capitalization	1,006,773	911,425	1,349,236
Interest	172,195	181,239	177,754
Amortization	(1,438,375)	(1,331,923)	(853,904)
Change in shadow DAC	(777,486)	2,159,724	(1,130,530)

Balance, end of year	$5,246,343	6,283,236	4,362,771

The Company reviews its best estimate assumptions each year and records “unlocking” as appropriate. These reviews are based on recent changes in the organization and businesses of the Company and actual and expected performance of in-force policies. The reviews include all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best estimate assumptions were applied to the current in-force policies to project future gross profits.

The pretax impact on the Company’s assets and liabilities as a result of the unlocking during the years ended December 31 is as follows:

	2016	2015	2014
Assets:
DAC	$(246,669)	(109,797)	(5,294)
DSI	(51,156)	(32,400)	(8,673)
VOBA	(212)	(180)	(120)
Reinsurance recoverables	2,934	5,471	117

Total decrease in assets	(295,103)	(136,906)	(13,970)
Liabilities:
Account balances and future policy benefit reserves	(412,959)	(154,064)	(38,177)
Unearned premiums	(1,787)	(48,369)	(1,968)

Total decrease in liabilities	(414,746)	(202,433)	(40,145)

Net increase before tax	119,643	65,527	26,175
Deferred income tax expense	41,875	22,934	9,161

Net increase after tax	$77,768	42,593	17,014

Consolidated Financial Statements and Supplemental Schedules
Page 75 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(10)	Deferred Sales Inducements

DSI at December 31 and the changes in the balance for years then ended are as follows:

	2016	2015	2014
Balance, beginning of year	$1,110,192	847,000	1,076,530
Capitalization	29,176	48,546	143,717
Amortization	(277,616)	(284,883)	(183,504)
Interest	28,569	33,927	35,528
Change in shadow DSI	(125,767)	465,602	(225,271)

Balance, end of year	$764,554	1,110,192	847,000

The change in shadow DSI balances are impacted by movements in unrealized gains and losses as a result of market conditions. See note 9 for impacts of unlocking relating to DSI.

(11)	Income Taxes

(a)	Income Tax Expense (Benefit)

Total income tax expense for the years ended December 31 is as follows:

	2016	2015	2014
Income tax expense attributable to operations:
Current tax expense	$558,016	551,052	265,586
Deferred tax (benefit)	(202,860)	(307,986)	(240,863)

Total income tax expense attributable to net income	355,156	243,066	24,723
Income tax effect on equity:
Income tax expense allocated to stockholder’s equity:
Attributable to unrealized gains (losses) on investments	357,363	(691,519)	418,073
Attributable to unrealized gains on postretirement obligations	36	—	—
Attributable to unrealized gains (losses) on foreign exchange	373	(2,159)	(1,132)

Total income tax effect on equity	$712,928	(450,612)	441,664

Consolidated Financial Statements and Supplemental Schedules
Page 76 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(b)	Components of Income Tax Expense

Income tax expense computed at the statutory rate of 35% varies from Income tax expense reported in the Consolidated Statements of Operations for the respective years ended December 31 as follows:

	2016	2015	2014
Income tax expense computed at the statutory rate	$400,167	295,177	63,066
Dividends-received deductions and tax-exempt interest	(40,326)	(40,687)	(27,849)
State income tax	11,266	4,642	4,106
(Release) accrual of LIH tax credits	(5,819)	(1,284)	321
Accrual (release) of tax contingency reserve	373	(10,701)	2,180
Foreign tax, net	(3,587)	(3,143)	(3,202)
Corporate-owned life insurance	(7,833)	(2,285)	(7,806)
Penalties	(47)	529	(6,174)
Other	962	818	81

Income tax expense as reported	$355,156	243,066	24,723

(c)	Components of Deferred Tax Assets and Liabilities on the Consolidated Balance Sheets

Tax effects of temporary differences giving rise to the significant components of the net deferred tax asset (liability). The net deferred tax asset (liability) on the Consolidated Balance Sheets at December 31 is as follows:

	2016	2015
Deferred tax assets:
Policy reserves	$3,326,409	3,219,849
Expense accruals	40,792	47,412
Other-than-temporarily impaired assets	40,821	20,961
Provision for postretirement benefits	49,437	34,072
Other	3,267	6,898

Total deferred tax assets	3,460,726	3,329,192

Deferred tax liabilities:
Deferred acquisition costs	(1,533,188)	(1,948,643)
Investment income	(253,987)	(230,228)
Depreciation and amortization	(59,822)	(55,351)
Net unrealized gains on investments and foreign exchange	(1,225,720)	(551,999)

Total deferred tax liabilities	(3,072,717)	(2,786,221)

Net deferred tax asset	$388,009	542,971

Consolidated Financial Statements and Supplemental Schedules
Page 77 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Although realization is not assured, the Company believes it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

Income taxes paid by the Company were $914,413, $329,563, and $250,127 in 2016, 2015, and 2014, respectively. At December 31, 2016 and 2015, respectively, the Company had a tax (receivable from)/payable to AZOA of ($89,111) and $291,948, reported in Other assets and Other liabilities, respectively, on the Consolidated Balance Sheets.

At December 31, 2016 and 2015, the Company had a tax payable separate from the agreement with AZOA in the amount of $18 and $119, respectively. These amounts are for foreign taxes.

The Company is included in the consolidated group for which AZOA files a federal income tax return on behalf of all group members. As a member of the AZOA consolidated group, the Company is no longer subject to U.S. federal and non-U.S. income tax examinations for years prior to 2013, though examinations of combined returns filed by AZOA, which include the Company by certain U.S. state and local tax authorities, may still be conducted for 2008 and subsequent years. The last Internal Revenue Service examination of AZOA involved amended returns filed by AZOA for the 2008 and 2009 tax years. These amended returns were accepted by the Internal Revenue Service as filed. The IRS has initiated an examination for AZOA’s 2011 tax return. While 2011 is closed to assessment, AZOA did file an amended tax return on which it claimed income tax refunds. Under federal tax law, the amount claimed is subject to offsetting assessments even though the statute of limitations for the year is closed.

In accordance with the Income Taxes Topic of the Codification, the Company recognizes liabilities for certain unrecognized tax benefits. Reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2016	2015
Balance at January 1	$1,367	59,103
Additions based on tax positions related to the current year	330	359
Amounts released related to tax positions taken in prior years	—	(58,095)

Balance at December 31	$1,697	1,367

The balance at December 31, 2016, consists of tax positions for which the deductibility is more likely than not. The disallowance would affect the annual effective tax rate.

Consolidated Financial Statements and Supplemental Schedules
Page 78 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2016, 2015, and 2014, the Company recognized expenses/(benefit) of $373, ($10,701), and $2,180, respectively, in interest and penalties. The Company had $1,805 and $1,431 for the payment of interest and penalties accrued at December 31, 2016 and 2015, respectively.

(12)	Goodwill and Intangible Assets

Goodwill at December 31, 2016 and 2015, and the changes in the balance for the years then ended are as follows:

	2016	2015
Balance, beginning of year	$482,905	482,905
Increase in goodwill due to acquisition (1)	4,929	—

Balance, end of year	$487,834	482,905

The goodwill balance at December 31, 2016 and 2015, relates to the Individual Annuity segment. See note 24 for further discussion regarding the operating segments.

Intangible assets at December 31, 2016 and 2015, and the changes in the balance for the years then ended are as follows:

	2016	2015
Balance, beginning of year	$—	2,050
Increase in intangibles due to acquisition (1)	2,872	—
Amortization	(376)	—
Transfer to held-for-sale	—	(2,050)

Balance, end of year	$2,496	—

(1)	The increase in goodwill and intangible assets relates to the acquisition of a Field Marketing Office (FMO). See note 19 for further details regarding the acquisition.

During 2015, intangible assets of $2,050 were transferred to held-for-sale assets, and recorded in Other assets on the Consolidated Balance Sheets. See note 2 for further details.

Consolidated Financial Statements and Supplemental Schedules
Page 79 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The net amortization of the intangible assets in each of the next five years is as follows:

2017	$410
2018	410
2019	410
2020	410
2021	410
2022 and beyond	446

Accumulated amortization of intangible assets is $14,869 and $14,493 as of December 31, 2016 and 2015, respectively.

Goodwill and intangible assets are reviewed on an annual basis and impairment considerations are made depending on economic market conditions. There were no impairments to goodwill or intangible assets in 2016 or 2015.

(13)	Value of Business Acquired

VOBA at December 31 and the changes in the balance for the years then ended are as follows:

	2016	2015	2014
Balance, beginning of year	$—	—	—
Interest	127	210	314
Amortization	(1,619)	(2,950)	(3,479)
Change in shadow VOBA	1,492	2,740	3,165

Balance, end of year	$—	—	—

The net amortization of the VOBA in each of the next five years is expected to be as follows:

2017	$2,059
2018	1,731
2019	711
2020 and beyond	—

Accumulated amortization of VOBA is $242,835 and $241,216 as of December 31, 2016 and 2015, respectively.

(14)	Separate Accounts and Annuity Product Guarantees

The following assumptions were used to determine the GMDB and GMIB liabilities as of December 31, 2016 and 2015:

•	100 stochastically generated investment performance scenarios.

•	Mean investment performance assumption of 6.5% in 2016 and 2015.

•	Volatility assumption of 13.4% in 2016 and 2015.

Consolidated Financial Statements and Supplemental Schedules
Page 80 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

•

For 2016 mortality assumption is based on the Annuity 2000 mortality table for all variable products. The 2016 past mortality improvement is based on gender distinct mortality loads varying by attained age, and future mortality improvement factors are based on gender distinct projection scales varying by attained age and subject to grading factors. The 2015 mortality assumption was 87% of the Annuity 2000 mortality table with a constant mortality improvement.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

•	Discount rates vary by contract type and equal an assumed long-term investment return (6.5%), less the applicable mortality and expense rate.

•	GMIB contracts contain a dynamic lapse assumption. For example, if the contract is projected to have a large additional benefit, then it becomes less likely to lapse.

The following assumptions were used to determine the GMAB and GMWB liabilities as of December 31, 2016 and 2015:

•	1000 stochastically generated investment performance scenarios.

•	Market volatility assumption varies by fund type and grades from a current volatility number to a long-term assumption over one year as shown below:

	2016
Fund index type	Current volatility	Long-term forward volatility
Large cap	16.3%	18.1%
Bond	3.4	3.9
International	16.8	21.4
Small cap	20.3	21.5

	2015
Fund index type	Current volatility	Long-term forward volatility
Large cap	17.6%	18.1%
Bond	3.4	3.9
International	17.9	23.1
Small cap	20.8	21.3

•

For 2016 mortality assumption is based on the Annuity 2000 mortality table for all variable products. The 2016 past mortality improvement is based on gender distinct mortality loads varying by attained age, and future mortality improvement factors are based on gender distinct projection scales varying by attained age and subject to grading factors. The 2015 mortality assumption was 87% of the Annuity 2000 mortality table with a constant mortality improvement.

Consolidated Financial Statements and Supplemental Schedules
Page 81 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

•	Lapse rates vary by contract type and duration. Spike rates could approach 40% with an ultimate rate around 15%.

Guaranteed minimums for the respective years ended December 31 are summarized as follows (note that the amounts listed are not mutually exclusive, as many products contain multiple guarantees):

	2016			2015
	Account value	Net amount at risk	Weighted age (years)	Account value	Net amount at risk	Weighted age (years)
GMDB:
Return of premium	$23,400,820	73,163	63.9	$22,106,973	144,789	63.4
Ratchet and return of premium	4,602,792	142,357	67.8	4,799,853	265,614	67.1
Ratchet and rollup	3,602,988	484,301	71.0	3,756,726	590,255	70.2
Ratchet and earnings protection rider	3,072	885	84.4	3,006	1,105	83.2
Reset	84,191	692	76.1	88,037	1,422	75.7
Earnings protection rider	235,360	22,383	68.8	244,262	21,146	68.1

Total	$31,929,223	723,781		$30,998,857	1,024,331

GMIB:
Return of premium	$92,121	325	72.9	$103,455	390	71.7
Ratchet and return of premium	1,885,185	4,526	70.3	2,128,810	39,990	69.4
Ratchet and rollup	4,653,568	723,893	67.5	4,921,715	894,936	66.7

Total	$6,630,874	728,744		$7,153,980	935,316

GMAB:
Five years	$2,738,307	10,160	69.9	$3,125,235	75,278	68.8
Ten years	3,212	1	82.2	3,144	1	81.2
Target date retirement-7 year	613,746	1,218	63.9	685,742	26,416	63.2
Target date retirement-10 year	250,033	4,559	60.5	271,947	17,557	59.8
Target date with management levers	3,332,790	73,070	61.9	3,361,471	189,196	61.3

Total	$6,938,088	89,008		$7,447,539	308,449

GMWB:
No living benefit	$707,212	—	69.0	$689,570	—	68.5
Life benefit with optional reset	921,876	171,135	68.7	951,084	182,920	68.1
Life benefit with automatic reset	1,471,419	194,438	65.2	1,498,005	205,492	64.4
Life benefit with 8% rollup	28,562	6,286	70.2	30,070	6,520	69.1
Life benefit with 10% rollup	1,109,985	348,423	64.6	1,138,409	338,886	63.8
Life benefit with management levers	11,579,110	2,307,239	61.3	11,283,267	2,054,036	60.7

Total	$15,818,164	3,027,521		$15,590,405	2,787,854

The growth in account values has outpaced the growth in the net amount at risk in 2016 due to the increased market performance of the separate accounts.

Consolidated Financial Statements and Supplemental Schedules
Page 82 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

At December 31, variable annuity account balances were invested in separate account funds with the following investment objectives. Balances are presented at fair value:

Investment type	2016	2015
Bond	$3,484,805	3,447,255
Domestic equity	13,959,524	14,225,576
International equity	1,308,840	1,473,393
Specialty	8,320,880	8,362,991
Money market	585,039	655,648
Other	74,173	78,260

Total	$27,733,261	28,243,123

The following table summarizes the liabilities for variable contract guarantees that are reflected in the general account and shown in Account balances and future policy benefit reserves on the Consolidated Balance Sheets:

	GMDB	GMIB	GMAB	GMWB	Totals
Balance as of December 31, 2014	$86,422	152,779	264,857	1,491,280	1,995,338
Incurred guaranteed benefits	24,238	34,835	122,095	679,259	860,427
Paid guaranteed benefits	(13,633)	(11,149)	(12,095)	—	(36,877)

Balance as of December 31, 2015	97,027	176,465	374,857	2,170,539	2,818,888
Incurred guaranteed benefits	9,845	(17,290)	(96,596)	(14,236)	(118,277)
Paid guaranteed benefits	(17,598)	(13,942)	(34,898)	(69)	(66,507)

Balance as of December 31, 2016	$89,274	145,233	243,363	2,156,234	2,634,104

(15)	Accident and Health Claim Reserves

Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2016, are appropriate, uncertainties in the reserving process could cause such reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

Consolidated Financial Statements and Supplemental Schedules
Page 83 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2016	2015	2014
Balance at January 1, net of reinsurance recoverables of $340,048, $283,252, and 259,829, respectively	$157,321	135,168	127,405
Adjustment primarily related to commutation and assumption reinsurance on blocks of business	34	323	(35)
Incurred related to:
Current year	93,844	71,378	60,474
Prior years	789	(4,275)	(11,243)

Total incurred	94,633	67,103	49,231

Paid related to:
Current year	5,829	4,331	3,677
Prior years	49,556	40,942	37,756

Total paid	55,385	45,273	41,433

Balance at December 31, net of reinsurance recoverables of $396,850, $340,048, and $283,252, respectively	$196,603	157,321	135,168

Prior year incurred claim reserves for 2016 were unfavorable as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on individual LTC and group health lines of business.

Prior year incurred claim reserves for 2015 and 2014 reflect favorable claim development primarily within the individual LTC line of business. This favorable development is partially due to an update to claim continuance assumptions.

(16)	Mortgage Notes Payable

In 2004, the Company obtained an $80,000 mortgage loan from an unrelated third party for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with the same counterparty in conjunction with the construction of an addition to the Company’s headquarters of $65,000. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2016 and 2015, the combined loan had a balance of $76,916 and $84,761, respectively. This 20 year, fully amortizing loan has an interest rate of 5.52%, with a maturity date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision. The proceeds of this mortgage were used to pay off a floating rate construction loan that the Company used to finance the acquisition of property for, and construction of, the Company’s headquarters.

Interest expense for all loans is $4,449, $4,871, and $5,271 in 2016, 2015, and 2014, respectively, and is presented in General and administrative expenses in the Consolidated Statements of Operations.

Consolidated Financial Statements and Supplemental Schedules
Page 84 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The future principal payments required under the loan are as follows:

2017	$8,288
2018	8,758
2019	9,254
2020	9,778
2021 and beyond	40,839

Total	$76,917

(17)	Commitments and Contingencies

The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings on an ongoing basis, including three putative class action proceedings, arising from the conduct of business: Sanchez v. Allianz Life Ins. Co. of North America (Superior Court of California, L.A. County, BC594715) was filed in 2015, Berthiaume et al. v. Allianz Life Ins. Co. of North America et al (Minnesota District Court, Henn. County) was commenced in 2016, and Thompson v. Allianz Life Ins. Co. of North America (United Stated District Court, District of Minnesota, Case No. 0:17-cv00096) was filed in 2016. None of these putative class actions has been certified. The Company generally intends to vigorously contest the lawsuits, but is or may pursue settlement negotiations in some cases, if appropriate. The outcome of the cases is uncertain at this time, and there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company and/or its subsidiaries. The Company recognizes legal costs for defending itself as incurred.

The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.

The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.

Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance laws and securities laws. The Company is subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.

It can be expected that annuity product design and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking. Similarly, private litigation regarding sales practices is ongoing against a number of insurance companies.

These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.

When evaluating litigation, claims, and assessments, management considers the nature of the litigation, progress of the case, opinions or views of legal counsel, as well as prior experience in similar cases. Management uses this information to assess whether a loss is probable and if the amount of loss can be reasonably estimated prior to making any accruals.

The Company has the following investments that require a commitment of capital for the years ended December 31, 2016 and 2015:

	2016	2015
Limited partnerships	$187,484	26,000
Private placement debt	127,438	103,200
Infrastructure debt	320,913	37,990
Mortgage loans	414,360	332,773

	$1,050,195	499,963

The Company has LIH limited partnership investments that require a commitment of Capital. The Company has open capital commitments of $153,887 and $93,180 at December 31, 2016 and 2015, respectively. The Company has recorded an unfunded commitment liability of $144,180 and $87,928, as of December 31, 2016 and 2015, respectively, within Other liabilities on the Consolidated Balance Sheets. The liability represents the discounted present value of the expected payments.

The Company leases office space and certain furniture and equipment pursuant to operating leases with some leases containing renewal options and escalation clauses. Expense for all operating leases was $3,729, $3,155, and $2,828 in 2016, 2015, and 2014, respectively. The future minimum lease payments required under operating leases are as follows:

2017	$2,302
2018	1,946
2019	1,435
2020	1,041
2021	892

2022 and beyond	$7,616

The Company had capital leases to finance furniture and equipment for the Company’s headquarters. The financed assets were fully depreciated as of December 31, 2015 with a cost and accumulated depreciation of $2,976 and $2,976 at December 31, 2015, respectively, and are included in Other assets on the Consolidated Balance Sheets. Depreciation on the financed assets was $619 and $744 in 2015 and 2014.

The Company has a service agreement (the agreement) with certain unrelated broker-dealers for a marketing support program related to the distribution of select variable insurance products. Under the agreement, the Company pays a base service fee of 0.10% on the amount of variable insurance products

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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

under management at the commencement of the agreement. An additional service fee of 0.15% is calculated on the total variable insurance products under management held in excess of this base amount. The fee is calculated on a monthly basis and is paid quarterly. Either party may terminate the agreement with a 90-day notice. Upon termination, the service fee continues to be paid from the date of termination for a period of ten years provided that the broker-dealer is not in material breach of the contract. In the event of termination, the Company has calculated its total commitment at December 31, 2016, to be $5,509 annually with a total commitment of $55,086. The calculation was based on the total variable insurance products under management as of December 31, 2016, due to the variability in estimating future assets under management (such as sales, lapse rate, and fund performance). Total expense under the agreement amounted to $6,641, $6,677, and $7,734 in 2016, 2015, and 2014, respectively.

(18)	Employee Benefit Plans

The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the Internal Revenue Service. The Company matches up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.

The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. Any legal fees are not paid from the trust fund, but are instead paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $15,044, $14,204, and $13,242, in 2016, 2015, and 2014, respectively, toward the AAAP matching contributions and administration expenses.

A defined group of highly compensated employees is eligible to participate in the AZOAC Deferred Compensation Plan. The purpose of the plan is to provide tax planning opportunities, as well as supplemental funds upon retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $26,358 and $20,108 as of December 31, 2016 and 2015, respectively, is recorded in Other liabilities on the Consolidated Balance Sheets.

The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company may decide to make discretionary contributions to the plan in the form and manner the Company determines. Discretionary contributions are currently determined based on production. The accrued liability of $64,738 and $45,171 as of December 31, 2016 and 2015, respectively, is recorded in Other liabilities on the Consolidated Balance Sheets.

The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees SAR and RSU that are tied to Allianz SE stock. Allianz SE determines the number of SAR and RSU granted to each participant. The Company records expense equal to the change in fair value

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

of the units during the reporting period. A change in value of $3,983, $9,820, and $8,429 was recorded in 2016, 2015, and 2014, respectively, and is included in General and administrative expenses in the Consolidated Statements of Operations. The related liability of $13,983 and $17,553 as of December 31, 2016 and 2015, respectively, is recorded in Other liabilities on the Consolidated Balance Sheets.

The Company participates in the Employee Stock Purchase Plan sponsored by AZOAC that is designed to provide eligible employees with an opportunity to purchase American Depository Shares of Allianz SE at a discounted price. An aggregate amount of 250,000 Ordinary Shares is reserved for this plan. Allianz SE determines the purchase price of the share-based on the closing price of an Ordinary Share of Allianz SE on the Frankfurt stock exchange on the date of each purchase. Employees are given the opportunity to purchase these shares quarterly on predetermined dates set by Allianz SE. Employees are not allowed to sell or transfer the shares for a one-year period following the purchase settlement date. The difference between the market price and the discount price, or the discount, is paid by the Company and amounted to $946, $754, and $654 in 2016, 2015, and 2014, respectively, and is recorded in General and administrative expenses in the Consolidated Statements of Operations. The discount is reflected as taxable income in the year of purchase to employees.

The Company participates in the AZOAC Severance Allowance Plan. Under the AZOAC Severance Allowance Plan, all employees who are involuntarily terminated due to job elimination or reduction in force are eligible to receive benefits. The Company expensed $983, $1,079, and $501 in 2016, 2015, and 2014, respectively, toward severance payments.

The Company offers a life insurance benefit to eligible employees hired prior to January 1, 1993, who retire under the Employer sponsored retirement program provided they are age 65 or age 55 with 10 or more years of service. The Company’s plan obligation at December 31, 2016 and 2015, was $1,105 and $1,057, respectively. This liability is included in Other liabilities on the Consolidated Balance Sheets.

The Company intends to close the Welfare Benefit Trust (Trust) in 2017. The Trust’s assets were used to prefund the Company’s self-insured medical plan. The balance was $0 and $160 at December 31, 2016 and 2015, respectively.

(19)	Related-Party Transactions

(a)	Loans to Affiliates

The Company held related-party Cash Pool investments of $0 and $5 at December 31, 2016 and 2015, respectively. The Company does not foresee a credit risk with these investments given the financial strength of Allianz SE, which currently has an A.M. Best rating of A+ and a S&P rating of AA.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

In 2015, the Company entered into an agreement to lend Allianz Managed Operations and Services of America (AMOSA) $33,000. The remaining loan balance was $33,000 as of December 31, 2015. In March 2016, the $33,000 loan and accrued interest of $165 was assigned to AZOA through a dividend and removed from the Company’s Loans to affiliates account on the Consolidated Balance Sheets. The interest rate is a fixed rate of 2.03%. Interest of $165 and $488 was earned during 2016 and 2015 and is included in Interest and similar income, net in the Consolidated Statements of Operations.

In 2016, the Company entered into an agreement to lend AZOA $39,120. The remaining loan balance was $39,120 as of December 31, 2016 and is included in Loans to affiliates on the Consolidated Balance Sheets. Repayment is due in August 2021 which is the maturity date of this loan. The interest rate is a fixed rate of 1.61%. Interest of $214 was earned during 2016 and is included in Interest and similar income, net in the Consolidated Statement of Operations.

(b)	Investments in Limited Partnerships

In 2016, the Company made an investment in a limited partnership that is managed by its affiliate Pacific Investment Management Company (PIMCO). The Company committed capital of $50,114 of which $44,000 is unfunded as of December 31, 2016. During 2016, the Company received distributions in excess of cost of $413 which is included in Realized investment (losses) gains, net in the Consolidated Statements of Operations. As of December 31, 2016, the fair value of the investment is $6,365 and is recorded in Other invested assets on the Consolidated Balance Sheets.

(c)	Real Estate

The Company has agreements to sublease office space to related parties, wholly owned by the same parent company, AZOA. The Company earned rental income of $909, $1,065, and $1,281 in 2016, 2015, and 2014, respectively, which is included in Other revenue on the Consolidated Statements of Operations. Related to this agreement, the Company had a receivable balance of $152 and $76 at December 31, 2016 and 2015, respectively. In addition, the Company leases office space from Allianz Global Corporate and Specialty pursuant to a sublease agreement. In connection with this subleasing arrangement, the Company has incurred rent expense of $27, $27, and $32, in 2016, 2015, and 2014, respectively, which is included in General and administrative expenses within the Consolidated Statements of Operations.

(d)	Service Fees

The Company incurred fees for services provided by affiliated companies of $100,689, $63,530, and $40,985 in 2016, 2015, and 2014, respectively. The Company’s liability for these expenses was $40,267 and $12,312 at December 31, 2016 and 2015, respectively, and is included in Other liabilities on the Consolidated Balance Sheets. On a quarterly basis, the Company pays the amount due through cash settlement.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company earned revenues for various services provided to affiliated companies of $21,568, $6,305, and $4,711, in 2016, 2015, and 2014, respectively. The receivable for these revenues was $8,260 and $1,400 at December 31, 2016 and 2015, respectively, and is included in Receivables on the Consolidated Balance Sheets. On a quarterly basis, the Company receives payment through cash settlement.

The Company has agreements with its affiliates PIMCO, Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company’s separate accounts to holders of the Company’s variable annuity products, (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $12,771, $14,102, and $16,260 during 2016, 2015, and 2014, respectively, which is included in Fee and commission revenue in the Consolidated Statements of Operations. At December 31, 2016 and 2015, $2,022 and $2,217, respectively, were included for these fees in Receivables on the Consolidated Balance Sheets. Expenses incurred to these affiliates for management of sub-advised investment options were $441, $732, and $848 during 2016, 2015, and 2014, respectively, which are included in General and administrative expenses in the Consolidated Statements of Operations. The related payable to these affiliates was $0 and $50 at December 31, 2016 and 2015, respectively, and is included in Other policyholder funds on the Consolidated Balance Sheets.

(e)	Dividends to parent

The Company paid dividends to AZOA of $894,165 in 2016, which represented $861,000 cash and $33,165 related to the AMOSA loan and accrued interest. The Company paid dividends to AZOA of $572,125 and $250,000 in 2015 and 2014, respectively.

(f)	Subsidiary Transactions

In July 2015, The Annuity Store (TAS), a wholly owned subsidiary of the Company, purchased a 100% interest in a FMO, from Fireman’s Fund Insurance Company (FFIC), a subsidiary of AZOA for $2,617. TAS recorded the assets and liabilities of the entity at the historical cost recorded by FFIC. An excess of $2,125 was paid over the basis and charged to equity as a dividend paid to AZOA. The dividend paid as the result of the sale is included in the dividend paid to parent listed above.

On February 1, 2016, Allegiance Marketing Group, LLC, a wholly-owned subsidiary of Allianz Individual Insurance Group LLC (AIIG), which is a wholly owned subsidiary of the Company, merged with and into GamePlan Financial Marketing (GamePlan), another wholly-owned subsidiary of AIIG. GamePlan was the surviving entity.

On February 2, 2016, GamePlan purchased a 100% interest in an independent FMO for a purchase price of $7,710. GamePlan recorded these assets and liabilities of the entity at fair value. As a result of the purchase, Goodwill in the amount of $4,929 and Intangible assets of $2,872 were recorded in Other assets on the Consolidated Balance Sheets. The intangible assets will be amortized over a

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

period of seven years. During 2016, the Company recorded amortization expense of $376 for the intangible assets acquired.

On November 1, 2016, Roster Financial LLC, a wholly owned subsidiary of AIIG, merged with and into GamePlan. GamePlan was the surviving entity.

The Company held a minority equity interest in a certain FMO. A put option within the stockholders agreement was exercised, which required the Company to purchase all of the remaining stock in the FMO. In lieu of purchasing the remaining stock, the Company purchased a put option for $6,500 on December 3, 2014, and subsequently cancelled it. Simultaneously, the FMO purchased the minority interest for $500. The Company recorded a loss of $6,500 related to the purchase of the put option. As part of the sale of the minority equity interest, goodwill of $1,496 was eliminated.

(g)	Reinsurance

On October 1, 2010, the Company created a subsidiary named Allianz Annuity Company of Missouri (AAMO), a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On December 22, 2010, an additional capital contribution was made for $288,234 to AAMO. Prior to December 1, 2015, the Company ceded to AAMO, and AAMO provided indemnity reinsurance on a combined funds withheld coinsurance and modified coinsurance basis, a 20% quota share of the Company’s net liability of variable annuity policies written directly by the Company starting with 2010 policies for a particular product. The impact of this reinsurance agreement is eliminated through consolidation.

On December 1, 2015, the Company recaptured all risks ceded to AAMO under the reinsurance agreement and terminated the reinsurance agreement. Following the recapture and termination, AAMO maintained its license to act as a Missouri Special Purpose Life Reinsurance Captive Insurance Company (SPLRC) under Missouri SPLRC Law. Upon recapture, the liabilities were incorporated into the Company’s general account liabilities and the modified coinsurance and funds withheld trust agreements were terminated. As part of the recapture, bonds and IRS were sold by AAMO which generated realized gains of $3,806. After intercompany balances were settled, AAMO paid a dividend to the Company in the amount of $455,843. The Company received approval from the Missouri Department for all transactions noted above.

On September 29, 2009, the Company created a subsidiary named AZMO, a captive reinsurance entity domiciled in Missouri with a $250 capital contribution. On December 31, 2009, the Company ceded to AZMO, on a coinsurance basis and modified coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. A letter of credit was issued under an existing letter of credit facility in which Allianz SE is the applicant and the face amount of the letter of credit is in a qualifying trust established by AZMO. On December 31, 2009, an additional capital contribution was made for $282,000 to AZMO. The impact of this reinsurance agreement is eliminated through consolidation.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

The Company has reinsurance recoverables and payables due to or from reinsurance agreements with other affiliated entities. Total affiliated net reinsurance payable was $79 as of December 31, 2016 and is included in Other Liabilities on the Consolidated Balance Sheets. Total affiliated net reinsurance recoverable was $128 as of December 31, 2015, and is included in Reinsurance recoverables on the Consolidated Balance Sheets.

(h)	Line of Credit Agreement

The Company has a line of credit agreement with its subsidiary, AZNY, to provide liquidity, as needed. The Company’s lending capacity under the agreement is limited to 5% of the General Account admitted assets of AZNY as of the preceding year-end. There are no amounts outstanding under the line of credit agreement as of December 31, 2016 and 2015. No amounts have been borrowed during the years ended December 31, 2016 and 2015.

(20)	Statutory Financial Data and Dividend Restrictions

Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, deferred taxes, receivables (which are more than 90 days past due), reinsurance, and certain investments. Additionally, account balances and future policy benefit reserves calculated for statutory reporting do not include provisions for withdrawals.

The Company’s statutory capital and surplus reported in the statutory annual statement filed with the State of Minnesota as of December 31, 2016 and 2015, was $6,165,279 and $5,822,117, respectively. The Company’s net gain from operations reported in the statutory annual statement filed with the State of Minnesota as of December 31, 2016 and 2015, was $1,497,192 and $2,103,975, respectively.

The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2016 and 2015, were in compliance with these requirements. The maximum amount of dividends that can be paid by Minnesota insurance companies to stockholders without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its surplus cash dividends of not more than the greater of 10% of its beginning-of-the-year statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $1,497,192 can be paid in 2017 without prior approval of the Commissioner of Commerce.

Regulatory Risk-Based Capital

An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2015 and 2016.

(21)	Capital Structure

The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized,			Voluntary or
	issued, and	Par value,		involuntary
	outstanding	per share	Redemption rights	liquidation rights
Common stock	40,000,000	$1.00	None	None
20,000,001
20,000,001
Preferred stock:
Class A	200,000,000	$1.00	Designated by Board	Designated by Board
	18,903,484		for each series issued	for each series issued
18,903,484
Class A, Series A	8,909,195	1.00	$35.02 per share plus	$35.02 per share plus
	8,909,195		an amount to yield a	an amount to yield a
	8,909,195		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class A, Series B	10,000,000	1.00	$35.02 per share plus	$35.02 per share plus
	9,994,289		an amount to yield a	an amount to yield a
	9,994,289		compounded annual	compounded annual
			return of 6%, after	return of 6%, after
			actual dividends paid	actual dividends paid
Class B	400,000,000	1.00	Designated by Board	Designated by Board
			for each series issued	for each series issued

Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See note 1 for further discussion.

Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.

As discussed in notes 2 and 19, the Company carried out various capital transactions with related parties during 2016, 2015, and 2014.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(22) Accumulated Other Comprehensive Income

Changes in AOCI, net of tax, by component consist of the following:

	Year ended December 31, 2016
	Net unrealized gain on securities	Net gain (loss) on cash flow hedging instruments	Foreign currency translation adjustments	Pension and postretirement plan adjustments	Total AOCI
Beginning balance	$472,376	10,408	6,231	(65)	488,950
OCI before reclassifications	667,048	(29,614)	692	(42)	638,084
Amounts reclassified from AOCI	26,241	—	—	3	26,244

Net OCI	693,289	(29,614)	692	(39)	664,328

Ending balance	$1,165,665	(19,206)	6,923	(104)	1,153,278

	Year ended December 31, 2015
	Net unrealized gain on securities	Net gain (loss) on cash flow hedging instruments	Foreign currency translation adjustments	Pension and postretirement plan adjustments	Total AOCI
Beginning balance	$1,765,606	1,475	10,240	(176)	1,777,145
OCI before reclassifications	(1,263,867)	8,933	(4,009)	95	(1,258,848)
Amounts reclassified from AOCI	(29,363)	—	—	16	(29,347)

Net OCI	(1,293,230)	8,933	(4,009)	111	(1,288,195)

Ending balance	$472,376	10,408	6,231	(65)	488,950

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Reclassifications from AOCI, net of tax, consist of the following:

	Amount Reclassified from AOCI		Affected line item
	December 31,		in the Consolidated
AOCI	2016	2015	Statements of Operations
Net unrealized (loss) gain on securities:
Available-for-sale securities	$(40,370)	45,174	Realized investment (loss) gains, net
Income tax (benefit) expense	(14,129)	15,811	Income tax expense (benefit)

Total	(26,241)	29,363

Pension and other postretirement plan adjustments:
Amortization of actuarial losses	(5)	(25)	General and administrative expenses
Income tax benefit	(2)	(9)	Income tax expense (benefit)

Total	(3)	(16)

Total amounts reclassified from AOCI	$(26,244)	29,347	Net income

(23) Foreign Currency Translation

An analysis of foreign currency translation, net of tax for the respective years ended December 31 is as follows:

	2016	2015	2014
Beginning amount of cumulative translation adjustments	$6,231	10,240	12,343
Aggregate adjustment for the period resulting from translation adjustments	1,065	(6,168)	(3,235)
Amount of income tax expense for the period related to aggregate adjustment	(373)	2,159	1,132

Net aggregate translation included in equity	692	(4,009)	(2,103)

Ending amount of cumulative translation adjustments	$6,923	6,231	10,240

Canadian foreign exchange rate at end of year	0.74568	0.71989	0.86337

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

(24)	Segment Information

The Company has organized its principal operations into the following segments: Individual Annuities, Life, Questar, and Legacy products.

The Individual Annuities segment consists of fixed, fixed-indexed, variable, and variable-indexed annuities that are provided through independent distribution channels made up of agents and registered representatives. Revenues for the Company’s fixed annuity products are primarily earned as net investment income on invested assets supporting fixed account balances, with profitability driven by the spread between net investment income earned and interest credited to account balances. Revenues for the Company’s variable annuity products are primarily earned as management and expense fees charged on underlying account balances.

The Life segment issues fixed-indexed universal life insurance products, as well as maintains term and whole life in-force blocks that the Company no longer sells or distributes. The primary sources for revenue for this segment are premiums, fees, and charges that the Company receives to assume insurance related risk, in addition to earning a spread on net investment income on invested assets.

The Questar segment consists of two wholly owned subsidiaries, Questar Capital Corporation (Questar Capital) and Questar Asset Management, Inc. (QAM). Questar Capital is registered as a broker-dealer under the Securities Exchange Act of 1934 and operates as a retail broker-dealer. Questar Capital distributes a full range of securities products, including mutual funds and variable life insurance and annuity contracts. Questar Capital also processes general securities transactions through a clearing arrangement with a third party provider. QAM provides portfolio management for clients and revenue is driven by fees received based on assets under management.

The Legacy business consists of closed blocks of LTC and Special Markets products. The Special Markets products include individual and group annuity and life products, including universal life and term life insurance. Although Legacy products are part of the consolidated results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers.

The Company does not maintain segregated investment portfolios for each segment. All Interest and similar income, net and Realized investment (losses) gains, net are allocated to the segments. Assets are only monitored at the individual company level, and as such, asset disclosures by segment are not included herein.

Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder reserve levels. The results of the Individual Annuity, Life, and Legacy segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment and are excluded from EGP used in reserve and DAC model projections.

Consolidated Financial Statements and Supplemental Schedules
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ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

Unconsolidated segment results are reconciled to the Consolidated Statements of Operations amounts in the tables below:

	Year ended December 31, 2016
	Individual			Legacy
	annuities	Life	Questar	products	Eliminations	Consolidated
Revenue:
Net premiums and policy fees	$1,117,580	147,013	—	142,686	—	1,407,279
Interest and similar income, net	4,133,359	113,465	32	78,881	—	4,325,737
Change in fair value of assets and liabilities	(218,922)	40,600	2	82	—	(178,238)
Realized investment (losses) gains, net	(49,126)	623	—	(822)	—	(49,325)
Fee, commission, and other revenue	243,789	747	101,432	1,191	(37,305)	309,854

Total revenue (loss)	5,226,680	302,448	101,466	222,018	(37,305)	5,815,307

Benefits and expenses:
Net benefits and expenses	1,982,879	194,667	—	205,632	—	2,383,178
General and administrative and commission	1,774,740	159,455	114,009	18,489	(37,305)	2,029,388
Change in deferred acquisition costs, net	315,760	(69,477)	—	13,124	—	259,407

Total benefits and expenses	4,073,379	284,645	114,009	237,245	(37,305)	4,671,973

Pretax income (loss)	$1,153,301	17,803	(12,543)	(15,227)	—	1,143,334

	Year ended December 31, 2015
	Individual			Legacy
	annuities	Life	Questar	products	Eliminations	Consolidated
Revenue:
Net premiums and policy fees	$1,133,285	172,660	—	143,646	—	1,449,591
Interest and similar income, net	3,999,693	103,326	3	72,447	—	4,175,469
Change in fair value of assets and liabilities	(492,479)	(38,553)	—	(1,688)	—	(532,720)
Realized investment gains, net	90,948	1,597	—	1,868	—	94,413
Fee, commission, and other revenue	236,454	186	105,830	253	(39,324)	303,399

Total revenue (loss)	4,967,901	239,216	105,833	216,526	(39,324)	5,490,152

Benefits and expenses:
Net benefits and expenses	2,296,057	114,377	—	192,660	—	2,603,094
General and administrative and commission	1,549,692	165,386	110,624	18,059	(39,324)	1,804,437
Change in deferred acquisition costs, net	279,582	(53,642)	—	13,319	—	239,259

Total benefits and expenses	4,125,331	226,121	110,624	224,038	(39,324)	4,646,790

Pretax income (loss)	$842,570	13,095	(4,791)	(7,512)	—	843,362

Consolidated Financial Statements and Supplemental Schedules
Page 97 of 101	(Continued)

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(In thousands, except share data and security holdings quantities)

	Year ended December 31, 2014
	Individual			Legacy
	annuities	Life	Questar	products	Eliminations	Consolidated
Revenue:
Net premiums and policy fees	$1,148,803	117,950	—	141,344	—	1,408,097
Interest and similar income, net	3,798,284	90,057	(17)	67,335	—	3,955,659
Change in fair value of assets and liabilities	1,805,611	41,292	—	(4,914)	—	1,841,989
Realized investment gains, net	74,926	1,579	1	1,256	—	77,762
Fee, commission, and other revenue	246,021	474	102,234	6,217	(43,126)	311,820

Total revenue (loss)	7,073,645	251,352	102,218	211,238	(43,126)	7,595,327

Benefits and expenses:
Net benefits and expenses	5,582,740	147,348	—	145,737	—	5,875,825
General and administrative and commission	1,963,032	162,942	111,967	17,585	(43,126)	2,212,400
Change in deferred acquisition costs, net	(615,902)	(72,109)	—	14,925	—	(673,086)

Total benefits and expenses	6,929,870	238,181	111,967	178,247	(43,126)	7,415,139

Pretax income (loss)	$143,775	13,171	(9,749)	32,991	—	180,188

(25)	Subsequent Events

No material subsequent events have occurred since December 31, 2016 through March 29, 2017, the date at which the financial statements were issued, that would require adjustment to the financial statements.

On January 9, 2017, the Company redeemed preferred stock and related accrued interest previously issued as part of a prepaid forward agreement by AZLPF in the amount of $32,244. See note 4 for further details.

On February 22, 2017, the Company declared a cash dividend payable to the parent company, AZOA. The dividend of $342,000 was paid on March 8, 2017.

On March 3, 2017, a stock purchase agreement was signed for the subsidiary recorded as held-for-sale. The sale of the subsidiary will be executed on or around March 31, 2017. In addition, the subsidiary entered into a modified coinsurance reinsurance agreement with the Company effective February 1, 2017. Under the reinsurance agreement, all liabilities and risk associated with subsidiary’s contract holders will be assumed by the Company.

Consolidated Financial Statements and Supplemental Schedules

Schedule I

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Summary of Investments – Other than Investments in Related Parties

December 31, 2016

(In thousands)

Type of investment	Cost (1)	Fair value	Amount at which shown in the consolidated balance sheets
Fixed-maturity securities:
Fixed-maturity securities, available-for-sale
U.S. government	$1,712,400	1,736,523	1,736,523
Agencies not backed by the full faith and credit of the U.S. government	8,766	8,857	8,857
States and political subdivisions	9,379,273	9,954,613	9,954,613
Foreign government	426,724	438,927	438,927
Corporate securities	60,668,745	63,540,067	63,540,067
Mortgage-backed securities	11,615,711	11,650,264	11,650,264
Collateralized mortgage obligations	209,165	197,789	197,789
Collateralized debt obligations	8,861	19,931	19,931

Total fixed-maturity securities, available-for-sale	84,029,645	87,546,971	87,546,971

Fixed-maturity securities, at fair value through income:
U.S. government	36,504	37,051	37,051

Total fixed-maturity securities, trading	36,504	37,051	37,051

Fixed-maturity securities, held-to-maturity:
Corporate securities	28	33	28
Collateralized debt obligations	—	3,597	—

Total fixed-maturity securities, held-to-maturity	28	3,630	28

Total fixed-maturity securities	84,066,177	87,587,652	87,584,050

Equity securities:
Equity securities, available-for-sale:
Common stocks:
Industrial and miscellaneous	316,541	320,166	320,166
Equity securities, trading:
Common stocks:
Industrial and miscellaneous	312,592	317,493	317,493

Total equity securities	629,133	637,659	637,659

Other investments:
Mortgage loans on real estate, net	10,351,741	10,900,205	10,351,741
Derivative assets	1,059,031	1,059,031	1,059,031
Loans to affiliates	39,120	39,120	39,120
Policy loans	171,012	171,012	171,012
Acquired loans	192,380	261,307	192,380
Other invested assets	164,830	164,830	164,830

Total other investments	11,978,114	12,595,505	11,978,114

Total investments	$96,673,424	100,820,816	100,199,823

(1)	Original cost of equity securities and, as to fixed-maturities, original cost reduced by repayments and adjusted for amortization of premiums, accrual discounts, or impairments.

See accompanying report of independent registered public accounting firm.

Consolidated Financial Statements and Supplemental Schedules

Schedule III

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Supplementary Insurance Information

As of and for the years ended December 31, 2016, 2015, and 2014

(In thousands)

	As of December 31					Year ended December 31
	Deferred acquisition costs	Deferred sales inducements (1)	Account balances and future policy benefit reserves	Unearned premiums	Policy and contract claims	Net premium and policy fees	Interest and similar income, net	Net benefits (2)	Net change in deferred sales inducements*	Net change in policy acquisition costs**	Other operating expenses
2016:
Annuities	$4,704,646	763,386	97,927,975	5,864	1,731	1,117,580	4,133,359	1,763,154	219,725	315,760	1,737,434
Life	523,701	1,168	3,172,139	77,790	4,438	147,013	113,465	194,521	146	(69,477)	159,455
Questar	—	—	—	—	—	—	32	—	—	—	114,009
Legacy	17,996	—	4,254,346	61,681	614,574	142,686	78,881	205,632	—	13,124	18,490

	$5,246,343	764,554	105,354,460	145,335	620,743	1,407,279	4,325,737	2,163,307	219,871	259,407	2,029,388

2015:
Annuities	$5,766,176	1,108,877	90,734,164	25,620	—	1,133,285	3,999,693	2,095,788	200,269	279,582	1,510,369
Life	486,195	1,315	2,678,431	70,621	3,335	172,660	103,326	112,236	2,141	(53,642)	165,385
Questar	—	—	—	—	—	—	3	—	—	—	110,624
Legacy	30,865	—	3,901,902	57,875	514,590	143,646	72,447	192,660	—	13,319	18,059

	$6,283,236	1,110,192	97,314,497	154,116	517,925	1,449,591	4,175,469	2,400,684	202,410	239,259	1,804,437

2014:
Annuities	$3,934,701	843,545	85,548,020	1,164	—	1,148,803	3,798,284	5,578,815	3,925	(615,902)	1,928,506
Life	384,073	3,455	2,255,751	74,207	4,187	117,950	90,057	147,014	334	(72,109)	154,952
Questar	—	—	—	—	—	—	(17)	—	—	—	111,967
Legacy	43,997	—	3,554,990	55,330	439,257	141,344	67,335	145,737	—	14,925	16,975

	$4,362,771	847,000	91,358,761	130,701	443,444	1,408,097	3,955,659	5,871,566	4,259	(673,086)	2,212,400

(1)	Deferred sales inducements is located in Other assets on the Consolidated Balance Sheets.
(2)	Excludes net change in deferred sales inducements.
*	See note 10 for aggregate gross amortization of deferred sales inducements.
**	See note 9 for aggregate gross amortization of deferred acquisition costs.

See accompanying report of independent registered public accounting firm.

Consolidated Financial Statements and Supplemental Schedules

Schedule IV

ALLIANZ LIFE INSURANCE COMPANY

OF NORTH AMERICA AND SUBSIDIARIES

Reinsurance

Years ended December 31, 2016, 2015, and 2014

(In thousands)

Years ended	Direct amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
December 31, 2016:
Life insurance in force	$33,748,978	23,377,514	23,086	10,394,550	0.2%

Premiums and policy fees:
Life	$207,771	59,071	746	149,446	0.5%
Annuities	1,111,894	(4,514)	(425)	1,115,983	—
Accident and health	184,915	78,426	35,361	141,850	24.9

Total premiums and policy fees	$1,504,580	132,983	35,682	1,407,279	2.5%

December 31, 2015:
Life insurance in force	$30,774,840	21,809,292	60,469	9,026,017	0.7%

Premiums and policy fees:
Life	$219,959	45,746	683	174,896	0.4%
Annuities	1,130,514	(1,447)	(442)	1,131,519	—
Accident and health	188,885	80,987	35,278	143,176	24.6

Total premiums and policy fees	$1,539,358	125,286	35,519	1,449,591	2.5%

December 31, 2014:
Life insurance in force	$28,518,136	19,851,269	67,484	8,734,351	0.8%

Premiums and policy fees:
Life	$162,098	41,659	779	121,218	0.6%
Annuities	1,145,637	(1,445)	(153)	1,146,929	—
Accident and health	189,981	80,007	29,976	139,950	21.4

Total premiums and policy fees	$1,497,716	120,221	30,602	1,408,097	2.2%

The Life and Annuities categories above are prescribed splits based on product and will differ from the results of the Life and Individual Annuity segments.

See accompanying report of independent registered public accounting firm.

Consolidated Financial Statements and Supplemental Schedules

FOR SERVICE OR MORE INFORMATION

You can review and copy information about us, the Separate Account, the prospectus and the SAI at the SEC's Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.
The SEC also maintains a website (www.sec.gov). The prospectus, the SAI and other information about the Contract are available on the EDGAR database on the SEC's website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:
Public Reference Section of the Commission
100 F Street, NE
Washington, DC 20549
OUR SERVICE CENTER
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
Send an application or additional Purchase Payment with a check:	Send an application or general customer service without a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
NW5989	P.O. Box 561
P.O. Box 1450	Minneapolis, MN 55440-0561
Minneapolis, MN 55485-5989

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
NW5989	5701 Golden Hills Drive
1801 Parkview Drive	Golden Valley, MN 55416-1297
Shoreview, MN 55126

NOTE: Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.

To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: www.allianzlife.com. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2018, all dealers that effect transactions in these securities may be required to deliver a prospectus.
Allianz Index Advantage NFSM Variable Annuity Prospectus – May 23, 2017